As filed with the Securities and Exchange Commission on April 3, 2024
Registration No. 333-264102

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2
to
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Athene Annuity and Life Company
(Exact name of registrant as specified in its charter)

Iowa	6311	42-0175020
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification Number)

7700 Mills Civic Parkway
West Des Moines, IA 50266-3862
(888) 266-8489

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Blaine Doerrfeld
Athene Annuity and Life Company
7700 Mills Civic Parkway
West Des Moines, IA 50266-3862
(888) 266-8489
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Roth, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, N.W.
Washington, DC
20001-3980

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the
Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,”
Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒		Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Athene® Amplify
Single Purchase Payment Index-Linked
Deferred Annuity Contract
Issued by:
Athene Annuity and Life Company
7700 Mills Civic Parkway
West Des Moines, IA 50266-3862
Tel. (888) 266-8489

    This prospectus describes the Athene® Amplify Single Purchase Payment Index-Linked Deferred Annuity Contract (the Contract) issued by Athene Annuity and Life Company (the Company, we or us) that is designed for retirement or other long-term investment purposes. Contracts under this prospectus are no longer available for sale.
    The Contract offers index-linked investment options (Index-Linked Segment Options) that provide returns (Segment Credits) based on the performance of a broad-based index or indices (the Reference Index). Segment Credits are paid by the Company and are subject to its claims paying ability. We calculate Segment Credits based on the changes in the value of the Reference Index of the Segment Option. Currently the Segment Options calculate Segment Credits based on the S&P 500® Price Return Index (S&P 500® Index), the Russell 2000® Price Return Index (Russell 2000® Index), the MSCI EAFE Price Return Index (MSCI EAFE Index) or a weighted combination of the return on the three indices (the Performance Blend Segment Option) that is available in a Buffer Segment Option with a 6-year Segment Term. Additionally, the Contract offers Fixed Segment Options that determine Segment Credits at a guaranteed interest rate.
    Index-Linked Segment Options offer different levels of protection. Floor Segment Options include a Floor, which establishes the maximum amount of negative Index Change that may be applied to determine Segment Credits for the Segment Option. Buffer Segment Options include a Buffer, which establishes the maximum amount of negative index performance on a Segment End Date that we will absorb before applying negative Segment Credits to the Segment Option. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate. Index-Linked Segment Options will also have a Cap Rate, which establishes the maximum positive Index performance that may be applied to the Segment Option, and a Participation Rate that is multiplied by positive Index performance after the application of the Cap to determine the amount of Segment Credits applied to the Segment Option. The Performance Blend Segment Option will also include Index Allocation Percentages to determine the Aggregate Index Change.
     Segment Credits applied to the Index-Linked Segment Options on the Segment End Date will fluctuate in value based on the performance of the Reference Index, and you may lose money, including your principal and previously credited Segment Credits. Depending on the performance of the Reference Index and the Segment Option you select, such losses may be significant. Segment Credits will reflect only the difference in the value of the Reference Index on the Segment Start Date and the Segment End Date, which will vary from and can be significantly lower than the difference on intermediate dates during the Segment Term Period. With a 20% Buffer Rate, the maximum negative Segment Credit percentage that may be applied on a Segment End Date is -80%. With a 10% Buffer Rate, the maximum negative Segment Credit percentage that may be applied on a Segment End Date is -90%. With a 10% Floor Rate, the maximum negative Segment Credit percentage that may be applied on a Segment End Date is -10%. In addition, the ongoing deduction of Segment Fees from Index-Linked Segment Option will reduce Segment Value.
    The risk of loss becomes greater if you take a Withdrawal or surrender the Contract. Withdrawal transactions include partial Withdrawals, Required Minimum Distributions, payment of the Death Benefit, and annuitization of the Contract. The Interest Adjustment, which applies to all Withdrawals and surrenders during the first six Contract Years, will be negative if interest rates have risen since your Contract Date. The Equity Adjustment, which applies to Withdrawals and surrenders from Index-Linked Segment Options before the Segment End Date, may be negative even when the value of the Reference Index has increased or has declined less than the Buffer Rate for a Buffer Segment Option. Similarly, the Equity Adjustment may reduce the Segment Interim Value of a Floor Segment Option by more than the applicable Floor Rate. If the applicable Interest Adjustment and Equity Adjustment together are negative at the time of a Withdrawal, the reduction in the Contract Value as a result of the Withdrawal will be greater than the net proceeds you receive. This will also reduce your future growth potential because any subsequent positive Segment Credits will be lower due to the reduction in the Contract Value. During the first six Contract Years, the Withdrawal Charge will further reduce proceeds payable on a Withdrawal greater than the Free Withdrawal amount or on a surrender of the Contract. Even if Segment Credits are positive, the deduction of fees and charges, including Segment Fee amounts, Withdrawal Charges, and any applicable Equity Adjustments or Interest Adjustments, may reduce your Cash Surrender Value below your Purchase Payment and previously credited Segment Credits, or below the protection provided by the applicable Buffer Rate or Floor Rate. Such losses of principal and previously credited Segment Credits may be significant. It is possible to lose your entire investment. Withdrawals or surrenders may be subject to income tax and to an additional 10% federal tax penalty if made before the Owner is age 591/2.
    The Company is not an investment advisor and does not provide any investment advice to you with respect to the Contract. Athene Securities LLC (Athene Securities) is the distributing underwriter for the Contract and does not provide any investment advice to you with respect to the Contract. Prospective purchasers may apply to purchase a Contract through broker-dealers or other financial institutions that have entered into a selling agreement with Athene Securities.
    The Contract is a complex insurance and investment vehicle. Before you invest, you should speak with your Financial Professional about the Contract’s features, benefits, risks, and fees and whether the Contract is appropriate for you based on your financial situation and objectives.
    The prospectus describes all material rights and obligations under the Contract. You should study this prospectus and retain it along with a copy of the Contract for future reference.
    All guarantees under the Contract are obligations of the Company and are subject to its creditworthiness and financial strength.
    For additional information on risks associated with owning the Contract see Section 4 “Contract Risk Factors” on page 13.
    Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
    This prospectus is not an offer to sell those securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
    This Contract is not a bank deposit and is not insured by the FDIC or NCUSIF.
    This Contract is a security. It involves investment risk and may lose value.
The date of this prospectus is April 30, 2024

i

ii

iii

1. Glossary
    Accumulation Phase: The period of time between the Contract Date and the Annuity Date, unless the Contract is terminated.

    Administrative Office: Mail Processing Center, P.O. Box 1555, Des Moines, IA 50306-1555; (888) 266-8489.

    Aggregate Index Change: Used in the calculation of the Segment Credit on the Performance Blend Segment Option. This Segment Option uses three indices in its calculation. On the Segment End Date, we calculate the Index Change for each of these indices. The Aggregate Index Change is the sum of the Index Change for the best performing index multiplied by Index Allocation Percentage 1 (50%) plus the Index Change for the second best performing index multiplied by Index Allocation Percentage 2 (30%) plus the Index Change for the third best performing index multiplied by Index Allocation Percentage 3 (20%).

    Annuitant, Joint Annuitant: The Annuitant is the natural person named on the Contract Schedule whose life determines the Annuity Payments made under your Contract. We will allow you to name two natural persons on the application as Joint Annuitants. If there is a Joint Annuitant, the Joint Annuitant must be the Annuitant’s spouse.

    Annuity Date: The Contract Anniversary on or first following the later of the Annuitant’s age 95, or the 10th Contract Anniversary. In the case of Joint Annuitants, the Annuity Date will be set based on the age of the older Joint Annuitant. You may select an earlier Annuity Date, which may be any time after the Contract Date, by Notice provided to us. The revised Annuity Date must be at least 10 days after our receipt of your Notice.

    Annual Interest Rate: The annual rate used to calculate Segment Credits on the Fixed Segment Option.

    Annuity Payments: Payments paid to you or your designated payee in accordance with the terms and conditions of the Settlement Option elected by the Owner. The payments are made by us and commence on the Annuity Date.

    Annuity Phase: The phase of the Contract when Annuity Payments are being made.

    Bailout Rate: The threshold rate(s) set for each Segment Option for use in the initial Segment Term Period bailout provision, provided at the time of application and printed in your Contract Schedule. Each Fixed Segment Option will have a Bailout Annual Interest Rate. Each Index-Linked Segment Option will have a Bailout Cap Rate and a Bailout Participation Rate. If the Annual Interest Rate, Cap Rate, or Participation Rate set at the first Segment Start Date is less than the corresponding Bailout Rate for a Segment Option to which you have allocated funds, you may cancel your Contract during the first sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals.

    Beneficiary: The person(s) or entity(ies) named by the Owner to receive the Death Benefit.

    Buffer Rate (“Buffer”): The amount of negative Index Change that we will absorb when calculating Segment Credits for a Buffer Segment Option. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate.

    Buffer Segment Option: An Index-Linked Segment Option that includes a Buffer Rate.

    Business Day: Any day of the week except for Saturday, Sunday, and U.S. Federal holidays where U.S. stock exchanges are closed. Our Business Day ends at 4:00 p.m. Eastern Time.

    Cap Rate: The maximum positive Index Change that will be used in the calculation of Segment Credits that may be applied to a Segment Option on the Segment End Date. There is one Cap Rate per Segment Term Period, which applies to the entire Segment Term Period.

    Cash Surrender Value: The Interim Value adjusted for any applicable Withdrawal Charge. You may surrender your Contract by making a request to our Administrative Office at any time before the Annuity Date and before the Death Benefit becomes payable.

    Company (“we”, “us”, “our”, “ours”): Athene Annuity and Life Company.

    Confinement Waiver of Withdrawal Charges: The waiver of Withdrawal Charges on a Withdrawal from your Contract upon meeting certain qualification requirements.

    Contract: The Single Purchase Payment Index-Linked Deferred Annuity Contract described by this prospectus.

    Contract Anniversary: Any twelve-month anniversary of the Contract Date. For example, if the Contract Date is January 10, 2018, then the first Contract Anniversary is January 10, 2019.

    Contract Date: The date your Contract is issued, as shown on the Contract Schedule.

    Contract Value: The Contract Value at any time is equal to the sum of the Segment Values.

    Contract Year: The twelve-month period that begins on the Contract Date and each Contract Anniversary. For example, if the Contract Date is January 17, 2018, then the first Contract Year is the twelve-month period between January 17, 2018 and January 16, 2019.

    Death Benefit: During the Withdrawal Charge Period, the Death Benefit will be equal to the greater of the Interim Value or the Purchase Payment less net proceeds from prior Withdrawals. After the Withdrawal Charge Period, the Death Benefit will be equal to the Interim Value. The Death Benefit will be calculated as of the date of death. If the Owner is changed or an additional Owner is added during the Withdrawal Charge Period, the Death Benefit will equal the Interim Value.

    Equity Adjustment: A positive or negative adjustment to Segment Value that is applied to any Withdrawal from an Index-Linked Segment Option on a day other than a Segment End Date. The Equity Adjustment is equal to zero on the Segment End Date. The Equity Adjustment does not apply to a Fixed Segment Option.

    Financial Professional: A registered representative of a broker-dealer that has a selling agreement with our principal underwriter, Athene Securities.

    Fixed Segment Option: A Segment Option that calculates Segment Credits daily based on a declared Annual Interest Rate. A Fixed Segment Option does not include a Reference Index.

    Free Withdrawal: A Withdrawal amount on which no Withdrawal Charge applies.

    Floor Rate (“Floor”): The maximum negative Index Change that may be applied in the calculation of Segment Credits to a Floor Segment Option on the Segment End Date.

    Floor Segment Option: An Index-Linked Segment Option that includes a Floor Rate.

    Good Order: A request, including an application, is in Good Order if it contains all the information we require to process the request. Good Order also includes delivering information on the correct form, with any required certifications, guarantees, and/or signatures to our Administrative Office.

    Holding Account: An account that holds the Purchase Payment until it is allocated to the Segment Options according to the Segment Allocation Percentages you select. Interest is credited daily to the Holding Account at the Holding Account Fixed Interest Rate.

    Holding Account Fixed Interest Rate: The annual rate used to calculate interest credited on amounts held in the Holding Account.

    Index Allocation Percentage: The percentage used to calculate the portion of Index Change from each index that will be used in the Aggregate Index Change for our Performance Blend Segment Option.

    Index Change: The percentage change in the Index Price of the Reference Index for the selected Segment Option, as measured from the Segment Start Date to the Segment End Date.

    Index-Linked Segment Option: Any Segment Option that is not the Fixed Segment Option. An Index-Linked Segment Option includes a Reference Index.

    Index Price: The Index Price for any date, including any Segment Start Date, Segment End Date, Annuity Date or date of death is the closing price of the Reference Index on that date. The closing price of the Reference Index is the price determined and published by the provider of the Reference Index at the end of each Business Day. Any change in price after the closing price has been published will not be reflected.

    Interim Value: The Interim Value at any time is equal to the sum of the Segment Interim Values.

    Interest Adjustment: A positive or negative adjustment to Segment Value that is applied to any Withdrawal during the first six years of the Contract, including Withdrawals taken on a Segment End Date. The Interest Adjustment approximates the change in value of debt instruments supporting the Contract, which we sell to fund the Withdrawal. The Interest Adjustment does not apply to any Withdrawal taken after the first six Contract Years.

    IRA Account: The traditional Roth or other Individual Retirement Account established for the Owner and the Owner’s beneficiaries, through which a Contract may be purchased.

    Non-Qualified Contract: A Contract that is not qualified for special tax treatment under sections of the Internal Revenue Code.

    Notice, Notify, Notifying: Requests and information that you sign and that we receive and accept at our Administrative Office in any form offered by and acceptable to us.

    Owner (“you”, “your”): The Contract Owner named in the application, or their successor or assignee if you provide Notice and the Company has acknowledged the assignment. If no Owner is named on the application, the Annuitant will be the Owner. If Joint Owners are named, all references to Owner shall mean the Joint Owners. The Joint Owner must be the Owner’s spouse.

    Participation Rate: A percentage that is multiplied by any positive Index Change, after the application of the Cap Rate, to calculate the Segment Credit. This percentage will not be less than 100%. There is one Participation Rate per Segment Term Period, which applies to the entire Segment Term Period.

    Performance Blend Segment Option: A sub-type of the Buffer Segment Option that calculates an Aggregate Index Change using three underlying indices, rather than an Index Change based on a single underlying index.

    Premium Tax: The amount of tax, if any, charged by the state or municipality in which your Contract is issued.

    Purchase Payment: The amount you pay to us under your Contract, as shown on the Contract Schedule. The Purchase Payment is due on the Contract Date. We may limit the amount of Purchase Payment that we will accept for your Contract.

    Qualified Contract: A Contract that qualifies for special tax benefits under the Internal Revenue Code, such as a Section 408(b) Individual Retirement Annuity.

    Qualified Care Facility: A facility licensed and operated as a Convalescent Care Facility, Hospice Facility or Hospital.

    Reference Index: The index or indices used in the calculation of the Segment Credit for a Segment Option.

    Right to Cancel Period: The period of time you may examine your Contract after you receive it. The Right to Cancel Period may vary according to state law.

    Securities Act: The Securities Act of 1933, as amended.

    Segment Credit: The amount we credit to each Segment Option according to the terms of the Segment Option. Segment Credits are credited to Fixed Segment Options daily based on the Annual Interest Rate. Segment Credits on Fixed Segment Options cannot be negative. Segment Credits are credited to Index-Linked Segment Options on the Segment End Date based on the performance of the Reference Index subject to the applicable Cap Rate, Participation Rate, and Floor Rate or Buffer Rate. Segment Credits on Index-Linked Segment Options may be negative amounts, which will reduce the Segment Value.

    Segment End Date: The last day of a Segment Term Period. The Segment Credit for Index-Linked Segment Options is calculated and applied to the Segment Value on the Segment End Date. The next Segment Start Date coincides with the Segment End Date.

    Segment Fee: An annualized rate that is assessed daily as a percentage of the Segment Fee Base on Index-Linked Segment Options. The Segment Fee amount for that Segment Option is then deducted daily from that Segment Option’s Segment Value during the Accumulation Phase. The Segment Fee will never reduce the Segment Value below zero. The Segment Fee does not apply to Fixed Segment Options.

    Segment Fee Base: The initial Segment Fee Base for each Segment Option during each Segment Term Period is the Segment Value on the Segment Start Date. The Segment Fee Base on any other day in the Segment Term Period is the Segment Value on the Segment Start Date less any Withdrawals deducted from the Segment Option through the prior Business Day. We use the Segment Fee Base to determine the Segment Fee amount we will deduct from that Segment Option’s Segment Value.

    Segment Options: Segment Options include Floor Segment Options, Buffer Segment Options and Fixed Segment Options available under your Contract. Each Segment Option will have a Segment Term Period. Each Floor or Buffer Segment Option (Index-Linked Segment Options) will also have a Reference Index, a Cap Rate, a Participation Rate, a Floor Rate or Buffer Rate, as applicable, and will be subject to a Segment Fee. The Performance Blend Segment Option will also have Index Allocation Percentages. The Segment Options available on the first Segment Start Date following your Contract Date will be shown on the Contract Schedule.

    Segment Interim Value: The Segment Value adjusted for any applicable Equity Adjustment and Interest Adjustment.

    Segment Start Date: The first date of a Segment Term Period.

    Segment Term Period: The Segment Term Period for each Segment Option will be shown on the Contract Schedule. The Segment Term Period ends on the Segment End Date. Upon expiration of each Segment Term Period, a new Segment Term Period will begin. Please see the section “Setting Your Segment Start and End Date” for further details.

    Segment Value: On the initial Segment Start Date, the Segment Value is equal to the portion of the Purchase Payment plus any Holding Account interest allocated to the Segment Option. On any other day, the Segment Value is equal to the Segment Value on the Segment Start Date decreased by any Segment Fee amounts applied to that Segment Option since the Segment Start Date, increased by Segment Credits applied to the Segment Option, increased by amounts transferred from another Segment Option, decreased by amounts transferred into another Segment Option, and decreased by Withdrawals from the Segment Option. Segment Credits are applied daily to the Fixed Segment Option and are applied to Index-Linked Segment Options only on the Segment End Date. Transfers between Segment Options will occur only on a Segment End Date.

    Separate Account: The segregated account, established by the Company under Iowa Law in which we hold reserves for our guarantees under the Contract and our other general obligations. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we may conduct. As owner of the Contract, you do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.

    Settlement Option: An option available under the Contract for receiving Annuity Payments, which we guarantee as to the dollar amount.

    Spouses: Individuals who are recognized as legally married under Federal law.

    Terminal Illness Waiver of Withdrawal Charges: The waiver of Withdrawal Charges on a Withdrawal from your Contract upon meeting certain qualification requirements.

    Underlying IRA Holder: The natural person who is treated under the Internal Revenue Code as having a beneficial interest in the assets of a custodial or trusteed IRA Account.

    Withdrawal: Unless otherwise specified, it is a Withdrawal of any type taken under your Contract, including a partial Withdrawal, a Required Minimum Distribution, a surrender of your Contract, payment of a Death Benefit or the application of Interim Value to a Settlement Option. Withdrawal refers to the amount of Contract Value withdrawn for such benefits prior to the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. We do not treat the deduction of the Segment Fee amount as a Withdrawal.

    Withdrawal Charge: The charge we assess when you surrender the Contract or make a partial withdrawal during the first six Contract Years. The Withdrawal Charge is assessed on the Contract Value on any amounts withdrawn. The Withdrawal Charge does not apply to the Free Withdrawal amount.

    Withdrawal Charge Period: The Contract years during which you pay a Withdrawal Charge on amounts withdrawn. The Withdrawal Charge Period ends when the Withdrawal Charge Rate declines to 0% in the Withdrawal Charge Rate schedule set forth in your Contract Schedule.

    Withdrawal Charge Rate: The percentage used to calculate the Withdrawal Charge.

2. At a Glance Product Summary
General Product Description and Purpose
    Athene® Amplify is a Single Purchase Payment Index-Linked Deferred Annuity Contract that may help you accumulate retirement savings. The Contract is intended for long term investment purposes and is designed for people who are looking for a level of protection for their principal while providing potentially higher returns than are available on traditional fixed annuities. This Contract is not intended for someone who is seeking complete protection from downside risk.
    The Contract can be owned in the following ways:
a.Sole Owner who is an individual or trust with a natural person as grantor.
b.Sole Owner who is an individual and his or her spouse as the Joint Owner or trust with a natural person and his or her spouse as grantors (available for Non-Qualified Contract only).

    The Contract has an Accumulation Phase and an Annuity Phase. During the Accumulation Phase, you may allocate your Contract Value to available Segment Options that offer different levels of protection against investment loss. The Annuity Phase begins when you apply the Interim Value to a Settlement Option. Please see the “Annuity Phase” section for more details on the Annuity Phase. The following is a brief description of the key features related to the Contract. See the Glossary in the preceding pages for more detailed explanations of the terms in this section.

    The Company is not an investment advisor and does not provide any investment advice to you in connection with the Contract.

    Premium Taxes may be applicable in certain states. Premium Tax applicability and rates vary by state and may change. We reserve the right to deduct such tax from the Purchase Payment when received or from the Contract Value of your Contract upon any Withdrawal from your Contract or upon the surrender of your Contract, the election of a Settlement Option, or the payment of a Death Benefit.

Purchase Payment
a.Minimum Purchase Payment: $10,000 (amounts less than this threshold may be accepted at the sole discretion of the Company)
b.Maximum Purchase Payment: $1,000,000 (amounts exceeding this threshold may be accepted at the sole discretion of the Company)

Issue Ages
a.Minimum Issue Age: 0
b.Maximum Issue Age: 84
c.These issue age limitations apply to Owners (if natural persons) and Annuitants

Segment Options
    The Contract offers Floor Segment Options, Buffer Segment Options and Fixed Segment Options, which provide different levels of protection against investment losses. Each Segment Option will have a Segment Term Period. In addition, each Index-Linked Segment Option will have a Reference Index, a Cap Rate, a Participation Rate, and a Floor Rate or Buffer Rate. The Performance Blend Segment Option will also have Index Allocation Percentages. In addition, Index-Linked Segment Options will be subject to an annual fee rate, called the Segment Fee, equal to 0.95%. Segment Fees are set at issue and are guaranteed not to change for the life of the Contract. Each Fixed Segment Option will have an Annual Interest Rate. Segment Credits for Fixed Segment Options may not be negative. Segment Credits applied to the Index-Linked Segment Options on Segment End Dates may be negative if the value of the Reference Index declines.
a.Floor Segment Options -
The Floor Rate establishes the maximum amount of negative Index Change that will be used in the determination of the Segment Credit for a Floor Segment Option on a Segment End Date. For a Segment Option with a 10% Floor Rate, this means that any negative Segment Credit percentage will not be more than 10% in a Segment Term Period. Over multiple Floor Segment Term Periods, cumulative negative Segment Credits may exceed the Floor Rate established by the Segment Option because a negative Segment Credit up to the amount of the Floor Rate may be applied on each Segment End Date.
b.Buffer Segment Options -
The Buffer Rate establishes the amount of loss attributable to negative index performance that we will absorb before we apply a negative Segment Credit to the Buffer Segment Option on a Segment End Date. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate. For example, if a Segment Option has a 10% Buffer Rate and the Index Change or Aggregate Index Change is -15%, the excess decline of 5% (-15% minus -10%) will be used to determine the Segment Credit. Theoretically, for a Segment Option with a 10% Buffer Rate, the negative Index Change or Aggregate Index Change that is used to calculate the Segment Credit percentage may be as high as 90%, which could lead to a substantial loss of principal and previously credited Segment Credits. Consequently, selecting a Segment Option with a Buffer, rather than a Floor, will result in a larger negative Segment Credit during periods of steep declines in the stock market.
c.Fixed Segment Options -
A Fixed Segment Option credits interest daily at a declared Annual Interest Rate. The daily rate is calculated as [(1+Annual Interest Rate) ^ (1/365)-1].

The following Segment Options are currently available:

Segment Option	Index	Segment Term Period	Protection Level (Buffer or Floor Rate)
Buffer Segment Options:
1	S&P 500®	1-year	10%
2	Russell 2000®	1-year	10%
3	MSCI EAFE	1-year	10%
4	S&P 500®	2-year	10%
5	Russell 2000®	2-year	10%
6	MSCI EAFE	2-year	10%
7	S&P 500®	6-year	20%
8	Performance Blend (S&P 500®, Russell 2000®, MSCI EAFE)	6-year	10%
Floor Segment Options:
9	S&P 500®	1-year	10%
10	Russell 2000®	1-year	10%
11	MSCI EAFE	1-year	10%
12	S&P 500®	2-year	10%
13	Russell 2000®	2-year	10%
14	MSCI EAFE	2-year	10%
Fixed Segment Options:
15	N/A	1-year	N/A

In the table above, “N/A” denotes Not Applicable.

You may elect a Segment Option with a six-year Segment Term Period only during the first Contract Year. The Performance Blend Segment Option is available only as a Buffer Segment Option with a six-year Segment Term Period. After the first six Contract Years, you will be limited to One-Year Segment Options upon renewal. Six-Year Segment Options are not available for renewal. Two-Year Segment Options are not available for renewal after the first six Contract Years.

•Declaration of Rates
Each Index-Linked Segment Option will have a Cap Rate and Participation Rate. The Cap Rate is the maximum positive Index Change we will use to calculate the Segment Credit on a Segment End Date. If the Index Change is positive, we will multiply the lesser of the Index Change and the Cap Rate by the Participation Rate. Each Fixed Segment Option will have an Annual Interest Rate. For the initial Segment Term Period, we will determine the Cap Rate, Participation Rate, and Annual Interest Rate for each Segment Option on the Segment Start Date. You will not know the applicable rates at the time you purchase your Contract. But if the declared Cap Rate, Participation Rate or Annual Interest Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract Schedule, you may cancel your Contract during the first sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals. See the section “Initial Segment Term Period Bailout Provision” for additional information. After the initial Segment Term Period has ended, we will notify you of the Cap Rate, Participation Rate, and Annual Interest Rate for each available Segment Option at least fifteen calendar days prior to the new Segment Start Date. The Cap Rate, Participation Rate, and Annual Interest Rate may be higher, lower, or the same as the Cap

Rate, Participation Rate, and Annual Interest Rate offered during the previous Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will not be less than the Minimum Cap Rate, the Minimum Participation Rate, or the Minimum Annual Interest Rate shown for each Segment Option in the Contract Schedule and in section 8 of this prospectus.
•Transfers -
On each Segment End Date, you will have the option of transferring all or part of your Segment Value among the available Segment Options. We will send you a letter at least fifteen calendar days prior to the Segment End Date advising you that your Segment Option is expiring and stating the new Cap Rate, Participation Rate, and Annual Interest Rate, as applicable, that will be available for the next Segment Term Period. You will have the choice of continuing in the Segment Option with the new Cap Rate, Participation Rate, and Annual Interest Rate or transferring your Segment Value to another Segment Option with the same Segment Start Date. See the section “Transfers Between Segment Options by Request” for additional information. If you do not inform us that you want to move all or part of your Segment Value to another Segment Option at least two Business Days prior to the next Segment Start Date, you will stay in the current Segment Option, subject to the new Cap Rate, Participation Rate, and Annual Interest Rate, as applicable. If you do not wish to allocate your Segment Value to any available Segment Option, you may surrender the Contract for the Cash Surrender Value on any date. Such surrender would be subject to any applicable Withdrawal Charge, Interest Adjustment, and Equity Adjustment.
•Initial Segment Term Period Bailout Provision -
For the initial Segment Term Period, if the declared Cap Rate, Participation Rate, or Annual Interest Rate for a Segment Option to which you have allocated Contract Value is less than the Bailout Rate we specified in your Contract Schedule for the Segment Option, you may cancel the Contract during the first 60 days after your Contract Date and receive your Purchase Payment less any Withdrawals. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply if you exercise this provision.

Setting Your Segment Start and End Date
    There are two dates each month when a new Segment Term Period may start. Your initial Segment Term Period will start on the 8th or 22nd day of the month, at which time your Purchase Payment plus any Holding Account interest will be allocated to the Segment Option(s) you have selected. Contracts which have been issued through the end of the Business Day prior to a scheduled Segment Start Date will participate in that Segment Start Date. Contracts which have been issued on or after a scheduled Segment Start Date will participate in the following Segment Start Date.

    If the intended date for the initial Segment Start Date is not a Business Day, the Index Price from the prior Business Day will be used. If the date for the Segment End Date is not a Business Day, the Index Price from the prior Business Day will be used. The Segment End Date for maturing Segments will coincide with the next Segment Start Date. Below are some examples showing the effect holidays and weekends have on selecting the Segment Start and End Date Index Prices.

If Segment End Date is scheduled on a holiday:	Segment End Date Index Price will be from:	Next Segment Start Date Index Price will be from:
Wednesday the 8th	Tuesday, the 7th	Tuesday, the 7th
If Segment End Date is scheduled on a weekend:	Segment End Date Index Price will be from:	Next Segment Start Date Index Price will be from:
Saturday the 22nd	Friday, the 21st	Friday, the 21st

If initial Segment Start Date is scheduled on a holiday:	Initial Segment Start Date Index Price will be from:
Friday the 22nd	Thursday, the 21st
If initial Segment Start Date is scheduled on a weekend:	Initial Segment Start Date Index Price will be from:
Sunday, the 8th	Friday, the 6th

Accessing Your Contract Value
    During the Accumulation Phase before any Death Benefit becomes payable, you may access your Contract Value by surrendering the Contract or taking a partial Withdrawal. Proceeds payable on a partial Withdrawal or surrender may be reduced by any applicable Interest Adjustment, Equity Adjustment or Withdrawal Charge.If you surrender your Contract or if you take a partial Withdrawal in excess of the Free Withdrawal amount during the first six Contract Years, a maximum Withdrawal Charge of 8% will apply. Your Contract Value will be reduced by the amount of the Withdrawal and this reduction will reduce the potential positive Segment Credits you may receive. If the applicable Interest Adjustment and Equity Adjustment together are negative at the time of the Withdrawal, the reduction in the Contract Value as a result of the Withdrawal will be greater than the net proceeds your receive. You may request a partial Withdrawal or surrender up to 60 days in advance of the day that the partial Withdrawal or surrender will occur.

Interim Value Calculation
    Any Withdrawal, including any Free Withdrawal amount, will also be subject to an Interim Value calculation comprised of two components: an Interest Adjustment and an Equity Adjustment, each of which may increase or decrease your Withdrawal proceeds. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including Withdrawals taken on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date. See the “Contract Values” section for additional information about how Interim Values are calculated. Even if Segment Credits are positive, the deduction of fees and charges, including Segment Fee amounts, Withdrawal Charges, and any applicable Equity Adjustments or Interest Adjustments, may reduce your Cash Surrender Value below your Purchase Payment and previously credited Segment Credits.

Death Benefit
    If an Owner dies before the Annuity Phase of the Contract, we will pay the Death Benefit. During the Withdrawal Charge Period, the Death Benefit is equal to the greater of:
1.The Purchase Payment less net proceeds from prior Withdrawals; or
2.The Interim Value on the date of death.

    Withdrawal Charges will not be applied in determining the Death Benefit payable to your Beneficiary. After the Withdrawal Charge Period, the Death Benefit will be equal to the Interim Value on the date of death. Net proceeds from prior Withdrawals are equal to the Contract Value withdrawn after the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. Withdrawals do not include any Segment Fee amounts.

    If the Owner is changed or a new Owner is added during the Withdrawal Charge Period, the Death Benefit will be equal to the Interim Value on the date of death.

    See the “Death Benefit” section for more information.

Settlement Options Description
    The Annuity Phase commences when you or your designated payee begin receiving Annuity Payments under the Contract on the Annuity Date, according to the Settlement Option you select. You may select Annuity Payments based on the life of the Annuitant or Joint Annuitant, on the life subject to period certain or any other option acceptable to the Company. See the “Annuity Phase” section for information on available Settlement Options. The Annuity Phase ends when we make the last payment under your selected Settlement Option.

Right to Cancel
    After you receive your Contract, you may examine it for 20 days (the “Right to Cancel Period”), or longer if required by state law (in some states, up to 30 days, or longer for replacement annuity Contracts), during which time you may cancel your Contract for any reason by Notifying us at our Administrative Office. Please see Appendix B to examine any applicable variations in your state.

    If you exercise your right to cancel, the Contract will terminate and we will refund your Purchase Payment less any Withdrawals, unless applicable state or federal law requires otherwise. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply if you exercise your right to cancel your Contract during this period.

3. Contract Fees and Charges
    You will pay the following fees and expenses when purchasing, owning, and taking a Withdrawal from the Contract. The deduction of fees and charges, and any applicable Equity Adjustments or Interest Adjustments may reduce the Cash Surrender Value below your Purchase Payment and previously credited Segment Credits, or below the protection provided by the applicable Buffer Rate or Floor Rate. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date. Any resulting losses of principal and previously credited Segment Credits may be significant. It is possible to lose your entire investment.

Segment Fees
    Indexed-Linked Segment Options include a Segment Fee equal to 0.95%. We deduct a Segment Fee amount daily from each Index-Linked Segment Option, starting on the Segment Start Date. The Segment Fee for a Segment Option is an annualized rate that is calculated on a daily basis as a percentage of that Segment Option’s Segment Fee Base.

    On the Segment Start Date, the Segment Fee Base for a Segment Option is equal to the Segment Value of that Segment Option. For any other day during the Segment Term Period, the Segment Fee Base is equal to A-B, where:
A. is the Segment Value on the Segment Start Date; and
B. is any Withdrawals deducted from the Segment Option from the Segment Start Date through the prior
Business Day;

    The Segment Fee amount deducted on any day is equal to the annualized Segment Fee rate divided by the number of calendar days in the current year of the Segment Term Period and multiplied by the Segment Fee Base on that day. For example, if you have elected a 2-Year Segment Option with a Segment Start date of February 8, 2019, the annualized rate will be divided by 365 during the first year of the Segment Term Period (from February 8, 2019 to February 8, 2020) and will be divided by 366 during the second year of the Segment Term Period (From February 8, 2020 to February 8, 2021) due to the leap year.

    We begin calculating the daily Segment Fee amount on the Segment Start Date. Changes to the Segment Fee Base change the Segment Fee amount. For example, if you make a Withdrawal from a Segment Option, the Segment Fee Base and resulting Segment Fee amount for that Segment Option will decrease. We do not treat the deduction of the Segment Fee from a Segment Option as a Withdrawal in the determination of the Segment Fee Base or in the determination of the Death Benefit.

    The deduction of the Segment Fee will never reduce Segment Value below zero. If the Segment Value is reduced to zero due to a Withdrawal, Transfer, or Segment Fee, we will cease the deduction of the Segment Fee from that Segment Option and no Segment Fees will accrue while the Segment Value is zero. If you chose to transfer or allocate funds to the Segment Option for a future Segment Term Period, Segment Fees will begin being deducted based on the Segment Value on the new Segment Start Date.

    The Segment Fee amount is deducted daily before any other activity is processed on the Segment Value, including the calculation of Segment Credits. If you take a Withdrawal from a Segment Option, we deduct the Segment Fee amount for that Segment Option before processing the Withdrawal. On the Annuity Date, we deduct the Segment Fee amounts for all Segment Options before determining the Interim Value that will be used to calculate the Annuity Payments. Upon the death of any Owner (or, if the Owner is a non-natural person, any Annuitant), we deduct the Segment Fee amounts for all Segment Options before calculating the Death Benefit.

    The Segment Fee compensates us for all of your Contract’s benefits and certain expenses and risks associated with the Contract, including the risk that current charges are less than future contract administration costs. If the Segment Fee is less than these costs and risks, we will bear the loss. If the Segment Fee covers these benefits and risks, any excess amount is profit to us. We anticipate making a profit from this fee.

Withdrawal Charges
    If, during the first six Contract Years, you surrender your Contract or make a partial Withdrawal from your Contract in excess of the Free Withdrawal amount, we will assess a Withdrawal Charge. The Withdrawal Charge offsets promotion and distribution expenses and investment risks born by the Company.

    The amount of the Withdrawal Charge depends on the length of time you have owned your Contract and the amount you withdraw. The Contract provides a Free Withdrawal privilege that allows you to withdraw 10% of your Contract Value as of the previous Contract Anniversary annually without incurring a Withdrawal Charge.

Contract Year	1	2	3	4	5	6	7+
Withdrawal Charge Rate	8%	8%	7%	6%	5%	4%	0%

    Withdrawal Charges may vary by state, please see Appendix B.

    For purposes of calculating the Withdrawal Charge, we treat the Contract Year in which we receive your Purchase Payment as “Contract Year 1”.

    We will deduct the Withdrawal Charge as a percentage of the Contract Value being withdrawn, excluding the Free Withdrawal amount, as applicable. The Withdrawal Charge will be calculated as the Contract Value associated with the Withdrawal multiplied by the applicable Withdrawal Charge Rate.

    On surrender, you will receive the Interim Value reduced by any applicable Withdrawal Charges. Free Withdrawal amounts do not apply to surrenders. If you surrender your Contract, a Withdrawal Charge will be applied to any Free Withdrawal amounts previously taken in the same Contract Year.

    We will not assess the Withdrawal Charge on:
•Free Withdrawal amounts;
•Death Benefit proceeds;
•Partial Withdrawals taken as Required Minimum Distributions under the Internal Revenue Code (see the “Required Minimum Distribution” section below);
•Withdrawals taken after the sixth Contract Year;
•A qualifying Withdrawal under the Confinement Waiver (see the “Confinement Waiver” section below);
•A qualifying Withdrawal under the Terminal Illness Waiver (see the “Terminal Illness Waiver” section below);
•The application of the Interim Value to a Settlement Option;
•Payments during the Annuity Phase; or
•Withdrawals taken under the initial Segment Term Period bailout provision (See the “Initial Segment Term Period Bailout Provision” section below).

    During the Accumulation Phase, you are entitled to a Free Withdrawal amount each year. We also reserve the right to waive the Withdrawal Charge in certain circumstances. For information on Free Withdrawal amounts and Withdrawal Charge waivers, see the “Contract Values” section. Any Free Withdrawal amount not used in a Contract Year may not be carried forward to a future Contract Year.

Premium Tax
Premium Tax………………………………………..3.5%
(as a percentage of the Purchase Payment)

    We may be required to pay state Premium Taxes, currently ranging from 0% to 3.5%, in connection with a Purchase Payment or values under the Contract. Depending upon applicable state law, we may deduct charges for the Premium Taxes we incur with respect to your Purchase Payments, from amounts withdrawn or from the amount applied under a Settlement Option. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Purchase Payment, depending on applicable state law. Premium Tax is not currently deducted, but we reserve the right to do so in the future. The maximum charge we may deduct if we exercise the right in accordance with state law is currently 3.5%.

4. Contract Risk Factors
    Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Risk of Loss
    Amounts allocated to the Index-Linked Segment Options will fluctuate in value based on the performance of the Reference Index. You may lose money, including your principal and previously credited Segment Credits. Such losses may be substantial, depending on the performance of the Reference Index and the Index-Linked Segment Options to which you allocate your Purchase Payment. Due to negative index performance, Segment Credits on Index-Linked Segment Options may be negative after application of the Buffer Rate or negative down to the amount of the Floor Rate, and you bear the portion of the loss that exceeds the Buffer Rate or a loss up to the amount of the Floor Rate, as applicable. The deduction of the Segment Fee will also reduce your Segment Value. Such losses of principal and previously credited Segment Credits may be significant. It is possible to lose your entire investment.

Risk of Loss May be Greater on a Buffer Segment Option
     If there is a steep decline in the Reference Index, the risk of loss due to negative Segment Credits is substantially higher on a Buffer Segment Option than a Floor Segment Option where the Buffer Rate and the Floor Rate are identical. For example, if two otherwise identical Segment Options have a Buffer Rate of 10% and a Floor Rate of 10%, respectively, and the Reference Index declines by 30% during the Segment Term Period, the Segment Credit for the Buffer Segment Option will use a Segment Credit percentage of -20% (the excess of the 30% decline over the 10% Buffer Rate), while the Segment Credit percentage used for the Floor Segment Option will be limited to -10% (the actual decline, up to the 10% Floor Rate). The risk of loss on the Performance Blend Segment Option may differ from Buffer Segment Options based on a single Reference Index because the Segment Credit applied on the Performance Blend Segment Option is based on the ranked and weighted performance of three indices, which may have different returns.

Segment Credit Does Not Reflect Index Performance at Intermediate Points During the Segment Term Period
    The Index Change or Aggregate Index Change used in the determination of Segment Credits for the Index-Linked Segment Options reflects only the difference in the value of the Reference Index on the Segment Start Date and the Segment End Date. Therefore, the Segment Credit will be different than and could be significantly lower than the performance of the Reference Index at intermediate points during or through most of the Segment Term Period.

Withdrawal Increases Risk of Loss
    The risk of loss becomes greater if you take a Withdrawal or surrender the Contract. The Interest Adjustment, which applies to all Withdrawals and surrenders during the first six Contract Years, will be negative if interest rates have risen since your Contract Date. The Equity Adjustment, which applies to Withdrawals and surrenders from Index-Linked Segment Options before the Segment End Date, may be negative even when the value of the Reference Index has increased or has declined less than the Buffer Rate for a Buffer Segment Option. Similarly, the Equity Adjustment may reduce the Segment Interim Value of a Floor Segment Option by more than the applicable Floor Rate. If the applicable Interest Adjustment and Equity Adjustment together are negative at the time of a Withdrawal, the reduction in the Contract Value as a result of the Withdrawal will be greater than the net proceeds you receive. If you request a specific amount as the net proceeds of a Withdrawal, we will determine the proportionate reduction in the Contract Value needed to achieve this result. This will also reduce your future growth potential because any subsequent positive Segment Credits will be lower due to the reduction in the Contract Value. During the first six Contract Years, the Withdrawal Charge will further reduce proceeds payable on a Withdrawal greater than the Free Withdrawal amount or on a surrender of the Contract.

Liquidity Risk
    We designed the Contract to be a long-term investment, which you can use to help build and provide income for retirement. As such, it is not suitable as a short-term investment vehicle. You may withdraw up to 10% of your Contract Value annually without incurring a Withdrawal Charge; however, this amount may still be subject to an Interest Adjustment and Equity Adjustment. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date.

    Segment Credits for Index-Linked Segment Options are credited to the Segment Value on the Segment End Date. The method we use to calculate Interim Value on Withdrawals taken from an Index-Linked Segment Option on any day other than a Segment End Date may result in an amount that is less than the amount you would receive if you waited until the Segment End Date to withdraw funds. Even if the performance of the Reference Index has been positive during the Segment Term Period, or losses are within the Buffer Rate for a Buffer Segment Option, the Interim Value adjustment may be negative until the Segment End Date. Similarly, if the Index Change is less than the Floor Rate for the Floor Segment Options, the Interim Value adjustment may be below the Floor Rate prior to the Segment End Date.

Changes to Cap Rates, Participation Rates, Buffer Rates, Floor Rates, and Annual Interest Rates
    The Buffer and Floor Rates offered and the Segment Fee imposed on available Index-Linked Segment Options are stated in your Contract Schedule and will not change after the Issue Date. Cap Rates, Participation Rates, and Annual Interest Rates may vary from one Segment Term Period to another. The Cap Rate may limit your participation in any increases in the underlying Reference Index associated with a Segment Option and could cause your returns to be lower than if you had invested in a mutual fund or exchange-traded fund designed to track the performance of the applicable Reference Index.

    We declare a Cap Rate for each new Segment Term Period for Index-Linked Segment Options. The Cap Rate for a new Segment Term Period may be higher, lower, or equal to the Cap Rate for the current Segment Term Period. If it is lower, it will reduce the amount of positive Segment Credit you may receive. You risk the possibility that the Cap Rate declared for a new Segment Term Period will be lower than you would find acceptable.

    We declare a Participation Rate for each new Segment Term Period for Index-Linked Segment Options. The Participation Rate for a new Segment Term Period may be higher, lower, or equal to the Participation Rate for the current Segment Term Period. If it is lower, it will reduce the amount of positive Segment Credit you may receive. You risk the possibility that the Participation Rate declared for a new Segment Term Period will be lower than you would find acceptable.

    We declare an Annual Interest Rate for each new Segment Term Period for the Fixed Segment Options. The Annual Interest Rate for a new Segment Term Period may be higher, lower, or equal to the Annual Interest Rate for the current Segment Term Period. If it is lower, it will reduce the amount of Segment Credit you will receive. You risk the possibility that the Annual Interest Rate declared for a new Segment Term Period will be lower than you would find acceptable.

Risks Associated with Indices
    Index-Linked Segment Options do not directly participate in the returns of the underlying securities of any Reference Index and do not receive any dividends that may become payable on the underlying securities. The Index Change would be higher if the dividends from the underlying securities were included.

    The historical performance of the indices does not guarantee future results. The S&P 500® Index, the Russell 2000® Index, and the MSCI EAFE Price Return Index are each comprised of a collection of equity securities. For each index, the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. During periods of market stress, the component securities may move in the same direction, causing the index to go up or down rapidly and unpredictably. In addition, the value of the component securities may decline for reasons directly related to the issuers of the securities.

S&P 500® Price Return Index.
    The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges and may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion.

Russell 2000® Price Return Index.
    The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies.

MSCI EAFE Price Return Index.
    MSCI EAFE Index is an equity index that captures large and mid-cap representation across developed markets around the world. The securities comprising the MSCI EAFE Price Return Index are subject to the risks related to investments in foreign markets (e.g. increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). In general, foreign markets may be less liquid, more volatile, and subject to less government supervision than domestic markets.

Discontinuation or Substitution of an Index
    We have the right to discontinue or substitute an existing Reference Index for a comparable index prior to the Segment End Date if:
•Any Reference Index is discontinued,
•We are engaged in a contractual dispute with the Reference Index provider,
•We determine that our use of the Reference Index should be discontinued because, for example, changes to the Reference Index make it impractical or expensive to purchase securities or derivatives to hedge the Reference Index, or
•There is a substantial change in the calculation of the Reference Index, resulting in significantly different values and performance.

    Although we will attempt to choose a new index that has a similar investment objective and risk profile to the existing Reference Index, there is risk that the performance of the new index may not be as good as the performance of the existing Reference Index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. The substituted index will also be incorporated within the Performance Blend Segment Option. If we substitute a Reference Index, we will Notify you at your last known address that we have on file, at least 30 days in advance of the substitution date.

    If a Reference Index is discontinued and a similar Reference Index cannot be found, funds allocated to the discontinued Reference Index will not participate in any index performance during the period from the discontinuation until the Segment End Date.

Elimination of Segment Options After the Withdrawal Charge Period
    Segment Options beyond the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer the Segment Value to the Segment Option’s one-year counterpart at the end of the Segment Term Period, unless you instruct otherwise. Segment Options with a six-year Segment Term Period are available only during the first Contract Year. If you do not request a Transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period or withdraw the Segment Value, we will allocate the Segment Value to the Fixed Segment Option with the shortest Segment Term Period.

Our Financial Strength and Claims-Paying Ability
    As an insurance company, we are required by state law to hold a specified amount of reserves in order to meet all contractual obligations of our General Account to Contract Owners. We monitor our reserves so that we hold sufficient amounts to meet actual or expected Contract or claims payments. It is important to note, however, that there is no guarantee that we will always be able to meet our claims paying obligations and that there are risks to purchasing any insurance product. We encourage both existing and future Contract Owners to read and understand our financial statements, prepared in accordance with accounting practices prescribed and permitted by the Iowa Insurance Division, which are included in this Prospectus.
    No company other than Athene Annuity and Life Company has any legal responsibility to pay amounts owed under the Contract. You should look to the financial strength of the Company for its claims-paying ability. See “Company Related Risk Factors”.

Regulatory Protection
    The Company is not an investment company and is not registered as an investment company under the Investment Company Act of 1940. The protections provided to investors by that Act are not applicable to the Contract.

No Ownership of Underlying Securities
    Purchasing the Contract is not equivalent to purchasing shares in a mutual fund that invests in securities comprising the indices, nor is it equivalent to directly investing in such securities. Hence, you will not be investing in the Reference Index, in any stock included in the Reference Index, in a mutual fund or exchange-traded fund that tracks the Reference Index, or any underlying securities.

The Separate Account
    The Separate Account, in which we hold reserves for guarantees we provide under the Contract, is established under Iowa law. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the separate account will not be chargeable with liabilities arising out of any other business we conduct. Contract Owners do not participate in the performance of assets held in the Separate Account and do not have any claim on such assets. The Separate Account is not registered under the Investment Company Act of 1940.

    We own the assets of the Separate Account, as well as any favorable investment performance on those assets. We are obligated to pay all money we owe under the Contract. If the assets in the Separate Account are insufficient to pay when due amounts guaranteed under the Contracts, the General Account may fund shortfalls in the Separate Account or guarantee the performance of such obligations by making such payments. Any excess in assets in the Separate Account over the amount which qualifies to be applied against the reserves and other liabilities under the Contract may be transferred to the General Account.

    General Account assets support guarantees under the Contract as well as our other general obligations. General Account assets are not segregated for the benefit of any particular Contract or obligation. We guarantee all benefits relating to your value in the Contract, regardless of whether assets supporting it are held in the Separate Account or our General Account. You should look to the financial strength of the Company for its claims-paying ability.

Cybersecurity and Business Continuity Risk
    Because our business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages and susceptible to operational and information security risks resulting from information systems failure (e.g. hardware and software malfunctions) and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service on our website, attacks on websites and other operational disruption and unauthorized release of confidential customer information. Such systems failures and cyberattacks affecting us, the indices, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, systems failures and cyberattacks may interfere with our processing of Contract transactions, including the processing of Transfer Requests, impact our ability to calculate Segment Values or Segment Interim Values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines, litigation, and financial losses and/or cause reputational damage. Cybersecurity risks may also impact the underlying securities in which the indices invest, which may cause the indices in your Contract to lose value. There can be no assurance that we, the indices, or our service providers will avoid losses affecting your Contract due to cyberattacks or information security breaches in the future.

    Other disruptive events, including but not limited to natural disasters and public health crises may adversely affect our ability to conduct business, including if our employees or employees of service providers are unable to perform their responsibilities as a result of such event. Cybersecurity breaches and other disruptions to our business can interfere with our processing Contract transactions, such as the processing of transfers between Segment Options on the Segment End Date, impact our ability to calculate the various components of Contract Value, cause the release of confidential information, or other operational issues.

5. About the Indices
S&P 500® Price Return Index
    The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 leading companies in leading industries of the US economy, capturing 75% coverage of U.S. Equities. The S&P 500® Price Return Index does not include dividends declared by any of the companies included in this Index.

    S&P Dow Jones Indices LLC requires that the following disclaimer be included in this Prospectus:

     The S&P 500 ® Index (the “Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“S&P DJI”) and has been licensed for use by Athene Annuity and Life Company (“Athene”). S&P ®, S&P 500 ® , US 500, The 500, iBoxx ® , iTraxx ® and CDX ® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones ® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). It is not possible to invest directly in an index. Athene’s products are not regulated, sponsored, operated, issued, endorsed, sold, guaranteed or promoted by S&P DJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Athene’s products or any member of the public regarding the advisability of investing in securities generally or in Athene’s products particularly or the ability of the Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Athene with respect to the Index is the licensing of the Index and/or sub-licensing certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Athene or Athene’s products. S&P Dow Jones Indices has no obligation to take the needs of Athene or the owners of Athene’s products into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Athene’s products. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisor, commodity pool operator, broker dealer, fiduciary, “promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

    S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ATHENE, OWNERS OF ATHENE’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT

LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE ATHENE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ATHENE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Russell 2000® Price Return Index
    The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the US equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this index.

    The LSE Group requires that the following disclosure be included in this Prospectus:

    Athene annuity products (the “Products”) have been developed solely by Athene Annuity and Life Company. The Products are not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

     All rights in the Russell 2000 Index (the “Index”) vest in the relevant LSE Group company which owns the Index. “Russell ® ” and “Russell 2000 ® ” are trademarks of the relevant LSE Group company and are used by any other LSE Group company under license.

    The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Products. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Products or the suitability of the Index for the purpose to which it is being put by Athene Annuity and Life Company.

MSCI EAFE Price Return Index
    The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity performance of developed markets, excluding the US and Canada. As of the date of this prospectus, the MSCI EAFE consists of securities from the following 21 developed countries: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index.

    MSCI Inc. requires that the following disclosure be included in this Prospectus:

    THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY ATHENE ANNUITY AND LIFE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK

MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

    ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

    No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

The Performance Blend Segment Option
    The Contract also offers a 6-year Buffer Segment Option that bases Segment Credits on a weighted average return of the S&P 500®, Russell 2000®, and MSCI EAFE indices. The return is calculated based on the relative performance of the underlying indices, with 50% of the Segment Credit being based on the index with the best performance (i.e. the largest positive or least negative Index Change) on the Segment End Date, 30% of the Segment Credit being based on the index with the next best performance (i.e. next best positive or negative Index Change) on the segment End Date and 20% of the Segment Credit being based on the index with worst performance (i.e. the largest negative Index Change on the Segment End Date, or, if no index had a negative Index Change, the index with the smallest positive Index Change) on the Segment End Date.

Discontinuation or Substitution of an Index
    There is no guarantee that a Reference Index will be available for the entire term of your Contract.

    We have the right to discontinue or substitute an existing Reference Index for a comparable index prior to the Segment End Date if:

•Any Reference Index is discontinued,
•We are engaged in a contractual dispute with the Reference Index provider,
•We determine that our use of the Reference Index should be discontinued because, for example, changes to the Reference Index make it impractical or expensive to purchase securities or derivatives to hedge the Reference Index, or
•There is a substantial change in the calculation of the Reference Index, resulting in significantly different values and performance.

    We would attempt to choose a new Reference Index that has a similar investment objective and risk profile to the original Reference Index. The selection criteria for a suitable alternative Reference Index include the following:
1.There is a sufficiently large market in exchange traded and/or over-the-counter options, futures, and similar derivative instruments based on the index to allow the Company to hedge Segment Credits;
2.The index is recognized as a broad-based index for the relevant market; and
3.The publisher of the index allows the Company to use the index in the Contract and other materials for a reasonable fee.
    If a Reference Index is discontinued or substituted, we will Notify you of the change, at your last known address on file with us, at least 30 days in advance of the substitution date. Any substituted index will also be incorporated within the Performance Blend Segment Option. Any substituted index will be submitted for prior approval to the insurance regulatory authority of the state in which your Contract is issued.

    Any change in Reference Index may affect the Segment Credit you earn. If we discontinue any Reference Index during a Segment Term Period and a similar Reference Index can be found, we will determine the Index Change for the Segment Term Period by adding together the percentage change in the original Reference Index from the Segment Start Date until the date of the substitution and the percentage change in the substituted Reference Index from the date of the substitution until the Segment End Date. The Cap Rate, Participation Rate, and Floor Rate or Buffer Rate that were established on the Segment Start Date will be applied to this sum. The resulting Segment Credit will be added to your Segment Value on the scheduled Segment End Date.

    Although we will attempt to choose a new index that has a similar investment objective and risk profile to the existing Reference Index, there is risk that the performance of the new index may not be as good as the performance of the existing Reference Index. As a result, funds allocated to the substituted index may earn a return that is lower than the return they would have earned if the index were not substituted. The substituted index will also be incorporated within the Performance Blend Segment Option.

    If we discontinue any Reference Index during a Segment Term Period and a similar Reference Index cannot be found, we will end the affected Segment Options prematurely by calculating the Segment Credit as of the date the Reference Index is discontinued based on the Index Price and Cap Rate, Participation Rate, and Floor or Buffer Rate that were established on the applicable Segment Start Date. The Performance Blend Segment Option will calculate the Segment Credit based on the Index Prices (for all three underlying indices) as of the date the Reference Index is discontinued and on the Cap Rate, Participation Rate, and Buffer Rate established on the Segment Start Date. The resulting Segment Credit will be added to your Segment Value on the scheduled Segment End Date, which will be later than the date when the Reference Index is discontinued unless the Reference Index is discontinued on the Segment End Date. If a Reference Index is discontinued and a similar Reference Index cannot be found, funds allocated to the discontinued Reference Index will not participate in any index performance from the discontinuation until the Segment End Date, and the Company will not have any exposure to index performance during this period. You may elect to have the Segment Value transferred to one or more of the available Segment Options on the scheduled Segment End Date by providing us Notice no later than two Business Days prior to your scheduled Segment End Date. If you do not provide us Notice of such election, the Segment Value will be automatically transferred to the Fixed Segment Option with the shortest Segment Term Period on the scheduled Segment End Date.

    The Segment Term Period and all applicable rates for the affected Segment Option, including the Cap Rate, Participation Rate, Floor Rate or Buffer Rate, Segment Fee, and Index Allocation Percentages (for the Performance Blend Segment Option) will not change due to the substitution of a Reference Index during the Segment Term Period. As described in Section 8 (“The Segment Options”), we may change the Cap Rate and Participation Rate for any subsequent Segment Term Period, which would be communicated to you in advance.

    If we discontinue any Reference Index during a Segment Term Period and a similar Reference Index cannot be found, the Segment Value will be automatically transferred to the Fixed Segment Option with the shortest Segment Term Period on the scheduled Segment End Date. Alternatively, you may elect to have the Segment Value transferred to one or more of the available Segment Options on the scheduled Segment End Date by providing us Notice.

    If we discontinue any Reference Index during a Segment Term Period and a similar Reference Index can be found, the Segment Value will remain in the Segment Option with the substituted Reference Index on the Segment End Date unless you provide Notice of your election to transfer the Segment Value to a different Segment Option.

    If you are not satisfied with the available Reference Index options, following a discontinued or substituted Reference Index, you make take a partial Withdrawal or surrender the Contract subject to any applicable Withdrawal Charges, Equity Adjustments, and Interest Adjustments. Transfers from the affected Segment Option to other available Segment Options on the Contract are not permitted until the scheduled Segment End Date.

6. Ownership, Annuitants, Determining Life and Beneficiaries
Owner, Joint Owners
    Owner means the person entitled to the ownership rights under the Contract, as named in the application. The Owner names the Annuitant or Joint Annuitant. If Joint Owners are named, as permitted for Non-Qualified Contracts only, all references to Owner shall mean Joint Owners. Joint Owners must be one another’s Spouse as of the Contract Date and must both be natural persons. All rights described in your Contract may be exercised by you, subject to the rights of any assignee on record with us and any irrevocably named Beneficiary. You may request to change an Owner by Notifying us. We will not be bound by an assignment until we acknowledge it. If your Contract is assigned, the assignment will take effect as of the date you signed the Notice, unless you specify otherwise, subject to any payments made or actions taken by us prior to receipt of this Notice. We have no liability under any assignment for our actions or omissions done in good faith. We shall not be liable for any tax consequences you may incur due to a change of Owner designation.

Annuitant, Joint Annuitants
    The Annuitant is the natural person named on the Contract Schedule. The Annuitant is the person whose life determines the Annuity Payments made under your Contract. We will allow you to name two natural persons on the application to serve as Joint Annuitants. If there is a Joint Annuitant, the Joint Annuitant must be the Annuitant’s spouse.

Death Benefit
    If any Owner (or, if the Owner is a non-natural person, any Annuitant) dies prior to the Annuity Date, we will pay the Death Benefit to the Beneficiary. During the Withdrawal Charge Period, the Death Benefit is the greater of:
1.The Purchase Payment less net proceeds from prior Withdrawals; and
2.The Interim Value on the date of death (See the “Contract Values” section for more information).

    Net proceeds from prior Withdrawals are equal to the Contract Value withdrawn after the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. Withdrawals do not include any amount deducted for the payment of Segment Fees. Withdrawal Charges will not be applied in determining the Death Benefit payable to your Beneficiary.

    After the Withdrawal Charge Period, the Death Benefit will be the Interim Value on the date of death (See the “Contract Values” section for information on determining the Interim Value). If the Owner is a natural person and the Owner is changed or an additional Owner is added (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through the continuation of the Contract as a surviving spouse as described below, the Death Benefit will be the Interim Value on the date of death.

    We will pay the Death Benefit within five (5) years of the death of the Owner. If the Contract is a Non-Qualified Contract, and if the Beneficiary is a natural person, such Beneficiary may elect for the Death Benefit to be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, provided we are Notified of that election within 60 days of the Death Benefit being payable and such distributions begin no later than one year after the Owner’s death.

    Upon the death of any Joint Owner, where the surviving spouse is the surviving Joint Owner, the surviving Joint Owner will become the Beneficiary to whom the Death Benefit will be paid, and any other Beneficiary designation on record at the time of the death will be treated as a contingent Beneficiary.

    If the Beneficiary is the deceased Owner’s surviving spouse, the surviving spouse may elect to continue the Contract as the sole Owner in lieu of receiving the Death Benefit. The Death Benefit payable upon the death of a spouse who has continued the Contract will be based on the greater of the Purchase Payments less net proceeds from prior Withdrawals and the Interim Value on the continuing spouse’s date of death during the remainder of the Withdrawal Charge Period and will be based on the Interim Value on the continuing spouse’s date of death thereafter. This provision relating to the surviving spouse can only apply once, it cannot apply a second time if the surviving spouse elects to continue the Contract, remarries, and then dies.

    All elections must be made by submitting the appropriate paperwork to us in Good Order.

    If the Annuitant is not an Owner and dies prior to the Annuity Date, you may designate a new Annuitant, subject to our underwriting rules then in effect. If no designation is made within 30 days of death of the Annuitant, the younger of you or any Joint Owner will become the Annuitant.

    If the Owner is a non-natural person, then the death of the Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated.

    Before we will pay the Death Benefit, we must receive proof of death at our Administrative Office in a form and manner satisfactory to us, which includes:
•Copy of death certificate while the Contract was in effect;
•Our claim form properly completed from each Beneficiary, as applicable; and
•Any other documents required by law.

Beneficiary
    The following rules apply unless otherwise permitted by us in accordance with applicable law:
•No Beneficiary has any rights in your Contract until the Beneficiary is entitled to the Death Benefit. If the Beneficiary, including an irrevocable Beneficiary, dies before that time, all rights of that Beneficiary will end at their death.
•If no Beneficiary has been named or if no Beneficiary is alive at the time of death of the Owner or Annuitant whose death caused the Death Benefit to be payable, then the Beneficiary is the estate of the deceased Owner or Annuitant whose death caused the Death Benefit to be payable. If the death of both Joint Annuitants or Joint Owners, as applicable, occurs simultaneously, the estates of both will be the Beneficiary in equal shares. This paragraph does not apply if there is a named Beneficiary and such Beneficiary is an entity.
•If you have not designated how the Death Benefit is to be distributed and two or more Beneficiaries are entitled to the Death Benefit, the surviving Beneficiaries and any Beneficiaries that are entities will share the Death Benefit equally.
•Unless you Notify us otherwise, if you have designated how the Death Benefit is to be distributed and a Beneficiary dies prior to the time such Beneficiary is entitled to the Death Benefit, the portion of the Death Benefit designated to the deceased Beneficiary will be divided among the surviving Beneficiaries and Beneficiaries that are entities on a pro rata basis. In other words, each surviving Beneficiary’s or each entity Beneficiary’s interest in the Death Benefit will be divided by the sum of the interests of all such surviving or entity Beneficiaries to determine the percentage each Beneficiary will receive of the deceased Beneficiary’s original interest in the Death Benefit.

Change of Annuitant
    Prior to the Annuity Date, you may change the Annuitant by Notifying us. A change will take effect as of the date you signed the Notice. The Annuitant may not be changed in a Contract which is owned by a non-natural person, unless the Contract is being continued by a surviving spouse as sole Beneficiary.

    The Annuitant cannot be changed on or after the Annuity Date.

Change of Beneficiary
    Prior to the date the Death Benefit becomes payable, you may change a Beneficiary by Notifying us. You may name one or more contingent Beneficiaries. The interest of any named irrevocable Beneficiary cannot be changed without the consent of such Beneficiary. A change will take effect as of the date you signed the Notice. Any change is subject to payment or other action taken by us before the Notice was received by us.

Misstatement of Age or Gender
    If the age of an Owner or Annuitant has been misstated and your Contract was issued after the maximum issue age, we will refund the Purchase Payment paid less any prior Withdrawals or distributions and we will void your Contract. The maximum issue age is shown on the Contract Schedule.

    If the age or gender of an Annuitant has been misstated, the amount we will pay in the Annuity Phase will be that which the Purchase Payment paid would have purchased if the correct age and gender had been stated. Age will be calculated as the age at the last birthday of that Annuitant. Any underpayments made by us will be immediately paid in one sum with interest compounded at the rate of 1.00% per year. Any overpayments made by us will be charged against the next succeeding Annuity Payment or payments with interest compounded at the rate of 1.00% per year.

7. Purchasing the Contract
    You are required to purchase the Contract through a registered representative of a broker-dealer that has a selling agreement with our principal underwriter, Athene Securities.

    The Contract is a Single Purchase Payment Index-Linked Deferred Annuity. The Contract may be individually or jointly owned. The Contract issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. These differences may include rights to cancel, issue age limitations, and the general availability of certain features. This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all Contract features and benefits. All material state variations to the Contract, as well as state variations to the Right to

Cancel, are disclosed in the attached “Appendix B - State Variation Chart”. You should read and retain your Contract, amendments, and or/endorsements along with a copy of this Prospectus.

    The Contract has two periods: an Accumulation Phase and an Annuity Phase. During the Accumulation Phase, the Contract Value accrues Segment Credits on a tax-deferred basis based on the Segment Options that you select. If you select Index-Linked Segment Options, the Segment Credits may be positive or negative based on the performance of the Reference Index. The Contract Value may also grow on a tax-deferred basis based on a declared Annual Interest Rate associated with a Fixed Segment Option. You will be taxed on Contract gains when you make a Withdrawal or receive an Annuity Payment. An Interest Adjustment will apply if you take a Withdrawal at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date. Contract Withdrawals taken during the first six years of the Contract are subject to a Withdrawal Charge of up to 8%.

    The Annuity Phase commences when you or a designated payee begin receiving Annuity Payments under the Contract. At the start of the Annuity Phase, you can choose a Settlement Option offered under the Contract. Annuity Payments will start on the Annuity Date and continue based on the Settlement Option you elect. The Contract offers Annuity Payments based on the life of the Annuitant or Joint Annuitant or on any other basis acceptable to the Company. The Annuity Phase ends when we make the last Annuity Payment under your selected Settlement Option.

Purchase Payment
    The Purchase Payment is the amount you pay to us under your Contract. The minimum Purchase Payment without prior approval by the Company is $10,000. The Purchase Payment cannot exceed $1,000,000 without prior approval by the Company. We do not accept additional Purchase Payments.

    Once we receive your Purchase Payment and all necessary information in Good Order at our Administrative Office, we issue the Contract and allocate your payment to the Holding Account. A request is in Good Order if it contains all the information we require to process the request. If you do not give us all the information we need, we will contact you or your Financial Professional.

    If you have questions about the information we require, or whether you can submit certain information by fax, email, or over the web, please contact our Administrative Office.

    We do not begin processing your application or Purchase Payment until we receive it at our Administrative Office. A Purchase Payment is “received” when it arrives at our Administrative Office at the address listed in the Glossary regardless of how or when you submitted the payment. If we receive a Purchase Payment at the wrong address, we will send it to the address listed in the Glossary, which may delay processing.

    We are not liable for applications that we do not receive. A manually signed application sent by fax, email or over the web is considered the same as an application delivered by mail. Our electronic systems (fax, email or website) may not always be available; any electronic system can experience outages or slowdowns which may delay application processing. Although we have taken precautions to help our system handle heavy use, we cannot promise complete reliability. If you experience problems, please submit your application by mail to our Administrative Office. We reserve the right to discontinue or modify our electronic application policy at any time and for any reason.

Allocation of Purchase Payment
    You may allocate your Purchase Payment to any available Segment Option based on the Segment Allocation Percentages you select. Your Segment Allocation Percentages must be whole percentages ranging from 0% to 100%, and the sum of the Segment Allocation Percentages must equal 100% at all times. You must submit your Segment Allocation Percentages on the Segment Allocation Form with your application, which will establish your Segment Allocation Percentages on the Contract Date. After the Contract Date, you may change your Segment Allocation Percentages by transferring all or part of your Segment Value to another Segment Option on any Segment End Date. Please see the “Transfers” section for details on how to transfer among available Segment Options after the initial Segment Term Period.

    On the Contract Date, the Purchase Payment will be placed in the Holding Account where it will earn daily interest at a rate equal to the daily Holding Account Fixed Interest Rate. The Purchase Payment will be held in the Holding Account and accrue interest from the Contract Date to the day before the Segment Start Date. Contracts which have been issued through the end of the Business Day prior to a scheduled Segment Start Date will participate in that Segment Start Date. Contracts which have been issued on or after a scheduled Segment Start Date will participate in the following Segment Start Date. Please see Section 2 “Setting Your Segment Start and End Date” for details on how Segment Start Dates are determined. On the Segment Start Date, your Contract Value in the Holding Account will be transferred to the Segment Options based on the Segment Allocation Percentages you select. Interest accrued in the Holding Account will not be refunded if the Initial Segment Term Period Bailout provision is exercised.

Example 1
    The Contract is issued (in Good Order) when funds equal to $100,000 are received on the 2nd of the month. The next available Segment Start Date is on the 8th of that month. The funds will be immediately allocated to the Holding Account and accumulate at a Holding Account Fixed Interest Rate of 2%. $100,000 accumulated with six days of interest (from the 2nd through the 7th) equates to $100,032.56 = $100,000 x (1 + 2%)^6/365. On the 8th of the month, $100,032.56 will be allocated to the Segment Options in accordance with the Segment Allocation Percentages specified in the Segment Allocation Form. The table below shows an example allocation.

Segment Option Method	Floor or Buffer Rate	Segment Term Period	Index	Allocation %	Value on Segment Start Date
Fixed	-	-	-	10%	$10,003.26
Floor	10%	1-Year	S&P 500®	20%	$20,006.51
Buffer	10%	1-Year	Russell 2000®	20%	$20,006.51
Buffer	10%	2-Year	S&P 500®	40%	$40,013.02
Buffer	20%	6-Year	S&P 500®	10%	$10,003.26
Total				100%	$100,032.56

Right to Cancel
    You will have 20 days to review your Contract after you receive it (the “Right to Cancel Period”). State variations may apply and may require that you have more than 20 days to review the Contract (See the “State Specific Contract Considerations” section for more information). No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply if you exercise your right to cancel your Contract during this period. Surrendering the Contract during the Right to Cancel Period could have tax consequences. Please consult with your Financial Professional and/or tax advisor for more information.

8. The Segment Options
    The following Segment Options are currently available for allocation during the Accumulation Phase:

Segment Option	Index	Segment Term Period	Protection Level (Buffer or Floor Rate)
Buffer Segment Options:
1	S&P 500®	1-year	10%
2	Russell 2000®	1-year	10%
3	MSCI EAFE	1-year	10%
4	S&P 500®	2-year	10%
5	Russell 2000®	2-year	10%
6	MSCI EAFE	2-year	10%
7	S&P 500®	6-year	20%
8	Performance Blend (S&P 500®, Russell 2000®, MSCI EAFE)	6-year	10%
Floor Segment Options:
9	S&P 500®	1-year	10%
10	Russell 2000®	1-year	10%
11	MSCI EAFE	1-year	10%
12	S&P 500®	2-year	10%
13	Russell 2000®	2-year	10%
14	MSCI EAFE	2-year	10%
Fixed Segment Options:
15	N/A	1-year	N/A

    In the above table, “N/A” denotes Not Applicable.
You may elect a Segment Option with a six-year Segment Term Period only during the first Contract Year. The Performance Blend Segment Option is available only as a Buffer Segment Option with a six-year Term Period. Six-year Segment Options are not available for renewal. Two-Year Segment Options are not available for renewal after the first six Contract Years.

Fundamentals of a Buffer Segment Option
     A Buffer Rate establishes the amount of negative index performance that we will absorb before we apply a negative Segment Credit to the Segment Value on a Segment End Date. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate. For example, if a Segment Option has a 10% Buffer Rate and the Index Change or Aggregate Index Change is -15%, the excess decline of 5% (-15% minus -10%) will be used to determine the Segment Credit. Theoretically, for a Segment Option with a 10% Buffer Rate, the negative Index Change or Aggregate Index Change that is used to calculate the Segment Credit percentage may be as high as 90%, which could lead to substantial loss of principal and previously credited Segment Credits. Consequently, selecting a Segment Option that offers a Buffer Rate, rather than one of the Segment Options with a Floor Rate, may result in a larger negative Segment Credit during periods of steep declines in the stock market.

    Segment Credits for a Buffer Segment Option are calculated as a percentage change in the value of the Reference Index from the Segment Start Date to the Segment End Date using the point-to-point method. A Buffer Segment Option will have the following crediting factors that determine the Segment Credit:
•Cap Rate - Maximum positive Index Change we will use in the calculation of the Segment Credit;
•Participation Rate - Percentage multiplied by a positive Index Change or Aggregate Index Change, subject to the Cap Rate, to calculate the Segment Credit;
•Index Allocation Percentages - The percentages used to calculate the portion of Index Change from each index that will be used in the Aggregate Index Change for our Performance Blend Segment Option;
•Segment Term Period - Period of time over which the change in the Reference Index is calculated;
•Buffer Rate - Maximum negative Index Change the Company will absorb before applying a negative Segment Credit to your Segment Value. A negative Segment Credit will apply for any negative Index Change or Aggregate Index Change in excess of the Buffer Rate; and
•Index Price - Closing price of the Reference Index on a Segment Start Date and Segment End Date, used to calculate the Index Change or Aggregate Index Change.

    There is one Cap Rate and one Participation Rate per Segment Term Period, which apply to the entire Segment Term Period. For Segment Term Periods greater than one year, the Cap Rate and Participation Rate apply to the entire multi-year Segment Term Period, not to each year during the Segment Term Period.

    The following grid describes how the Cap Rate, Participation Rate and Buffer Rate will impact the Segment Credit, depending on index performance:

Index Change	Segment Credit percentage (payoff profile)
Index Change or Aggregate Index Change over the Segment Term Period is greater than or equal to the Cap Rate	Cap Rate multiplied by the Participation Rate
Index Change or Aggregate Index Change over the Segment Term Period is less than the Cap Rate but greater than zero	Index Change or Aggregate Index Change multiplied by the Participation Rate
Index Change or Aggregate Index Change over the Segment Term Period is less than zero by an amount that is less than the Buffer Rate(1)	Zero
Index Change or Aggregate Index Change over the Segment Term Period is less than zero by an amount that is more than the Buffer Rate(1)	Buffer Rate minus Index Change or Aggregate Index Change

(1) Buffer Rate is expressed as an Absolute (Positive) Amount

    The following examples illustrate how we calculate Segment Credits based on different levels of Index Change. All the examples assume no Withdrawals.

Example 2
For the four scenarios below, assume the following:
◦Cap Rate = 15%
◦Participation Rate = 100%
◦Segment Term Period = 1-Year
◦Buffer Rate = 10%

Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Index Change	Segment Credit percentage
Scenario 1	2,000	2,500	25%	15% (= 15% x 100%)
Scenario 2	2,000	2,100	5%	5% (= 5% x 100%)
Scenario 3	2,000	1,900	-5%	0%
Scenario 4	2,000	1,500	-25%	-15% (= -25% + 10%)

Example 3
    For the four scenarios below, assume the following:
◦Cap Rate = 50%
◦Participation Rate = 120%
◦Segment Term Period = 6-Year
◦Buffer Rate = 20%

Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Index Change	Segment Credit percentage
Scenario 1	2,000	3,500	75%	60% (= 50% x 120%)
Scenario 2	2,000	2,100	5%	6% (= 5% x 120%)
Scenario 3	2,000	1,900	-5%	0%
Scenario 4	2,000	1,500	-25%	-5% (= -25% + 20%)

Example 4
    For the four Performance Blend Segment scenarios below, assume the following:
•Cap Rate = 60%
•Participation Rate = 100%
•Index Allocation Percentage1 = 50%
•Index Allocation Percentage 2 = 30%
•Index Allocation Percentage 3 = 20%
•Segment Term Period = 6-Year
•Buffer Rate = 10%

	Index X		Index Y		Index Z
Scenario	Index Price on Segment Start Date	Index Price on Segment End Date	Index Price on Segment Start Date	Index Price on Segment End Date	Index Price on Segment Start Date	Index Price on Segment End Date	Aggregate Index Change	Segment Credit percentage
1	70	105	1,500	2,475	2,000	3,500	67%(1)	60% (=60% x 100%)(2)
2	70	77	1,500	1,575	2,000	1,850	5%	5% (= 5% x 100%)
3	70	65.8	1,500	1,372.5	2,000	1,940	-5%	0%
4	70	58.8	1,500	1,050	2,000	1,600	-20%	-10% (= -20% + 10%)

(1)Index X had an individual Index Change of (105/70)-1 = 50%, Index Y had an individual Index Change of (2475/1500) - 1 = 65%, and Index Z had an individual Index Change of (3500/2000) - 1 = 75%. Therefore, Index Z was the best performing index and uses Index Allocation Percentage 1. Index Y was the second best performing index and uses Index Allocation Percentage 2. Index X was the third best performing index and uses Index Allocation Percentage 3. The Aggregate Index Change is equal to (75% x 50%) + (65% x 30%) + (50% x 20%) = 67%
(2)Because the Aggregate Index Change is positive and above the Cap Rate, the Segment Credit percentage is equal to the Cap Rate times the Participation Rate

    The portion of a Purchase Payment allocated to a Buffer Segment Option is placed in the Separate Account, where it may be invested in debt securities and derivative instruments that hedge market risks associated with the Company’s contractual obligation to pay Segment Credits on the Segment End Date. You do not participate in the investment performance of the Separate Account; nor do you have any claim on the assets held in the Separate Account.

Fundamentals of a Floor Segment Option
    A Floor Rate establishes the maximum amount of negative Index Change that may be applied in the calculation of Segment Credits to the Segment Value. The Segment Credit on a Segment End Date will be negative if the value of the Reference Index on which the Segment Option is based declines.

    Segment Credits for a Floor Segment Option are calculated as a percentage change in the value of the Reference Index from the Segment Start Date to the Segment End Date using the point-to-point method. A Floor Segment Option will have the following crediting factors that determine the Segment Credit:
a.Cap Rate - Maximum positive Index Change we will use in the calculation of the Segment Credit;
b.Participation Rate - Percentage multiplied by a positive Index Change, subject to the Cap Rate, to calculate the Segment Credit;
c.Segment Term Period - Period of time over which the change in the Reference Index is calculated;
d.Floor Rate - Maximum negative Index Change we will use in the calculation of the Segment Credit; and
e.Index Price - Closing price of the Reference Index on a Segment Start Date and Segment End Date, used in calculating the Index Change.

    There is one Cap Rate and one Participation Rate per Segment Term Period, which apply to the entire Segment Term Period. For Segment Term Periods greater than one year, the Cap Rate and Participation Rate apply to the entire multi-year Segment Term Period, not to each year during the Segment Term Period.

    The following grid describes how the Cap Rate, Participation Rate and Floor Rate will impact the Segment Credit, depending on index performance:

Index Change	Segment Credit percentage (payoff profile)
Index Change over the Segment Term Period is greater than or equal to the Cap Rate	Cap Rate multiplied by Participation Rate
Index Change over the Segment Term Period is less than the Cap Rate but greater than zero	Index Change multiplied by Participation Rate
Index Change over the Segment Term Period is less than zero by an amount that is less than the Floor Rate(1)	Index Change
Index Change over the Segment Term Period is less than zero by an amount that is greater than the Floor Rate(1)	Negative value of Floor Rate(1)

(1) Floor Rate is expressed as an Absolute (Positive) Amount

    The following examples illustrate how we calculate Segment Credits based on different levels of Index Change. All the examples assume no Withdrawals.

Example 5
    For the four scenarios below, assume the following:
◦Cap Rate = 15%
◦Participation Rate = 100%
◦Segment Term Period = 1-Year
◦Floor Rate = 10%

Scenario	Index Price on Segment Start Date	Index Pricing on Segment End Date	Index Change	Segment Credit percentage
Scenario 1	2,000	2,500	25%	15% (= 15% x 100%)
Scenario 2	2,000	2,100	5%	5% (= 5% x 100%)
Scenario 3	2,000	1,900	-5%	-5%
Scenario 4	2,000	1,500	-25%	-10%

Example 6
    For the four scenarios below, assume the following:
◦Cap Rate = 15%
◦Participation Rate = 110%
◦Segment Term Period = 2-Year
◦Floor Rate = 10%

Scenario	Index Price on Segment Start Date	Index Pricing on Segment End Date	Index Change	Segment Credit percentage
Scenario 1	2,000	2,500	25%	16.5% (= 15% x 110%)
Scenario 2	2,000	2,100	5%	5.5% (= 5% x 110%)
Scenario 3	2,000	1,900	-5%	-5%
Scenario 4	2,000	1,500	-25%	-10%

    The portion of a Purchase Payment allocated to a Floor Segment Option is placed in the Separate Account, where it may be invested in debt securities and derivative instruments that hedge market risks associated with the Company’s obligation to pay Segment Credits on the Segment End Date. You do not participate in the investment performance of the Separate Account; nor do you have any claim on the assets held in the Separate Account.

Fundamentals of a Fixed Segment Option
    A Fixed Segment Option guarantees the rate of interest that will be credited to the Segment Value daily within each Segment Term Period. The Annual Interest Rate is applied in a compounding fashion, based on a 365-day year. The Segment Credit to a Fixed Segment Option cannot be negative. A Fixed Segment Option will have the following Crediting Factors that determine the Segment Credit:
a.Segment Term Period - Period of time over which the declared Annual Interest Rate is applicable; and
b.Annual Interest Rate - Annualized rate of interest that will be credited daily to a Fixed Segment Option.

Example 7
    Assume the Annual Interest Rate for a 1-year Segment Term Period is 2%.
c.The Segment Value on the Segment Start Date = $100,000; and
d.The Segment Value halfway through the Segment Term Period = $100,000 x (1 + 0.02) ^ 0.5 = $100,995.05.
e.The Segment Value at the end of the Segment Term Period = $100,000 x (1 + 0.02) ^1 = $102,000.00.

    The portion of a Purchase Payment allocated to a Fixed Segment Option is placed in the Separate Account, where it is invested in debt securities. You do not participate in the investment performance of the Separate Account; nor do you have any claim on the assets held in the Separate Account.

Cap Rate
    The Cap Rate establishes the maximum positive Index Change or Aggregate Index Change used to calculate Segment Credits for Index-Linked Segment Options before the Participation Rate is applied. The initial Cap Rate is guaranteed for the first Segment Term Period only. New Cap Rates will become effective on each Segment Start Date. The Cap Rate for each Buffer Segment Option and Floor Segment Option is guaranteed never to be less than the Minimum Cap Rate of 2% for 1-year Segment Term Periods and 4% for 2-year Segment Term Periods. 6-year Segment Options are not renewable.

    You will not know the Cap Rate for any Index-Linked Segment Option on the date the Contract is issued. But through our Initial Segment Term Period Bailout Provision, we will provide you a Bailout Cap Rate that will be specified in your Contract Schedule. If the declared Cap Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract Schedule, you may cancel your Contract for sixty (60) days after your Contract Date and received your Purchase Payment less any Withdrawals (see “Initial Segment Term Period Bailout Provision” for more information).

    The Company determines daily indicative Cap Rates at the end of each Business Day for Segment Options. These indicative rates provide an estimate of how the Cap Rates may be set on the initial Segment Start Date, but they should not be construed as any guarantee of or limitation on how the Company may set the Cap Rates used for your Contract. We reserve the right not to publish daily indicative rates for any reason we choose.

    At least fifteen calendar days before each Segment End Date, we will Notify you of the Cap Rate for each available Segment Option for the new Segment Term Period. The Cap Rate for a new Segment Term Period may be higher, lower or equal to the Cap Rate for the current Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will not be less than the Minimum Cap Rate. If the new Cap Rate is lower than your current Cap Rate, it will reduce your opportunity to receive a positive Segment Credit. You risk the possibility that the Cap Rate declared for a new Segment Term Period will be lower than you would find acceptable. You will have the choice of continuing in the Segment Option with the new Cap Rate or transferring your Segment Value to another available Segment Option. If the new Cap Rate is less than you find acceptable, you must give us Notice of any Transfer request no later than two Business Days prior to your next Segment Start Date. You may also request a Withdrawal of the Segment Value, subject to any applicable Interest Adjustment, Equity Adjustment and Withdrawal Charge (please see the section “Access to your Contract Value” beginning on page 39 for information on requesting a Withdrawal). If you do not provide us a Transfer request or withdraw the Segment Value, you will stay in your current Segment Option, subject to the new Cap Rate, for the next Segment Term Period.

Participation Rate
    The Participation Rate is a percentage that is multiplied by any positive Index Change or Aggregate Index Change, after the application of the Cap Rate, to calculate the Segment Credit for Index-Linked Segment Options. If the Participation Rate is higher than 100%, this may result in a Segment Credit that exceeds the Cap Rate. The Participation Rate is never applied to a negative Index Change. The initial Participation Rate is guaranteed for the first Segment Term Period only. A new Participation Rate will become effective on each Segment Start Date. The Participation Rate for each Buffer Segment Option and Floor Segment Option is guaranteed to never be less than the Minimum Participation Rate of 100%.

    You will not know the Participation Rate for any Index-Linked Segment Option on the date the Contract is issued. But through our initial Segment Term Period Bailout Provision, we will provide you a Bailout Participation Rate that will be specified in your Contract Schedule. If the declared Participation Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract Schedule, you may cancel your Contract for sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals (see “Initial Segment Term Period Bailout Provision” for more information).

    The Company determines daily indicative Participation Rates at the end of each Business Day for Segment Options. These indicative rates provide an estimate of how the Participation Rates may be set on the Initial Segment Start Date, but they should not be construed as any guarantee of or limitation on how the Company may set the Participation Rates used for your Contract. We reserve the right not to publish daily indicative rates for any reason we choose.

    At least fifteen calendar days before each Segment End Date, we will Notify you of the Participation Rate for each available Segment Option for the new Segment Term Period. The Participation Rate for a new Segment Term Period may be higher, lower or equal to the Participation Rate for the current Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will not be less than the Minimum Participation Rate of 100%. If the new Participation Rate is lower than your current Participation Rate, it will reduce your opportunity to receive a positive Segment Credit. You risk the possibility that the Participation Rate declared for a new Segment Term Period will be lower than you would find acceptable. You will have the choice of continuing in the Segment Option with the new Participation Rate or transferring your Segment Value to another available Segment Option. If the new Participation Rate is less than you find acceptable, you must give us Notice of your requested Transfer no later than two Business Days prior to your Segment Start Date. You may also request a Withdrawal of the Segment Value, subject to any applicable Interest Adjustment, Equity Adjustment and

Withdrawal Charge (please see the section “Access to your Contract Value” beginning on page 39 for information on requesting a Withdrawal). If you do not provide us a Transfer request or withdraw the Segment Value you will stay in your current Segment Option, subject to the new Participation Rate, for the next Segment Term Period.

Annual Interest Rate
    The Annual Interest Rate is used in the calculation of Segment Credits for Fixed Segment Options. It is the rate of interest that is credited to the Segment Value over the Segment Term Period. The initial Annual Interest Rate is guaranteed for the first Segment Term Period only. If the Annual Interest Rate declared for the first Segment Term Period for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract Schedule, you may cancel your Contract for sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals (see “Initial Segment Term Period Bailout Provision” for more information). A new Annual Interest Rate will become effective on each Segment Start Date. The Annual Interest Rate for each Fixed Segment Option is guaranteed to never be less than the Minimum Annual Interest Rate shown on your Contract Schedule. The Minimum Annual Interest Rate will not be less than 1.00%.

    At least fifteen calendar days before each Segment End Date, we will Notify you of the Annual Interest Rate for each available Segment Option for the new Segment Term Period. The Annual Interest Rate for a new Segment Term Period may be higher, lower, or equal to the Annual Interest Rate for the current Segment Term Period and may be significantly lower than the Bailout Rate provided for the first Segment Term Period, but will never be less than the Minimum Annual Interest Rate. You risk the possibility that the Annual Interest Rate declared for a new Segment Term Period will be lower than you would find acceptable. You will have the choice of continuing in the Segment Option with the new Annual Interest Rate, transferring your Segment Value to another available Segment Option, or withdrawing the Segment Value. Withdrawals will be subject to any applicable Interest Adjustment and Withdrawal Charge (please see the section “Access to your Contract Value” beginning on page 39 for information on requesting a Withdrawal). If the new Annual Interest Rate is less than you find acceptable, you must give us Notice of a Transfer request no later than two Business Days prior to your Segment Start Date. If you do not inform us that you want to Transfer your Segment Value to another Segment Option or withdraw the Segment Value, you will stay in your current Segment Option, subject to the new Annual Interest Rate, for the next Segment Term Period.

Segment Term Period
    The Segment Term Period for each Segment Option will be shown on the Contract Schedule. Segment Term Periods are one, two, or six years. Segment Options with six-year Segment Term Periods are not renewable. Upon expiration of each Segment Option with one and two-year Segment Term Periods, a new Segment Term Period will begin. Segment Options beyond the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Please see the “Setting Your Segment Start and End Date” section for further details.

Setting the Cap Rates, Participation Rates, Segment Fee, and Annual Interest Rates
    The Company retains the right to change the current Cap Rate, Participation Rate, and Annual Interest Rate for each applicable Segment Option for each Segment Term Period at its discretion, subject to the Minimum Cap Rate, Minimum Participation Rate, and Minimum Annual Interest Rate for each Segment Option. The Company considers a number of factors when determining whether to make such a change, including, but not limited to, the following:
a.Changes in derivative, equity, and/or fixed income instrument valuations;
b.Increases in hedging costs that have an impact on the Company’s ability to offer the Contract;
c.Derivative market changes that impact availability and structure of derivative instruments used to hedge market risk associated with the reference indices;
d.Negative fixed income instrument default experience realized by the Company;
e.Changes in Company and/or Contract cost structure due to regulatory or other business management concerns; and
f.Unanticipated experience that varies from our actuarial assumptions.

    We manage the market risk associated with our obligation to provide Segment Credits for Index-Linked Segment Options in part by trading call and put options and other derivative instruments on the available indices. The costs of the call and put options and other derivative instruments vary based on market conditions, and we may adjust future Cap Rates and Participation Rates based on these changes. You bear the risk that we may reduce the Cap Rate and Participation Rates for future Segment Term Periods, which will reduce the amount of positive Segment Credit that you may receive. We determine the applicable Cap Rates and Participation Rate for each Segment Option at our sole discretion. Rates offered on Segment Option renewals may be different from those offered to new investors.

    We also consider various factors in determining the Floor Rates, Buffer Rates, Segment Fees, and Annual Interest Rates at the time we issue the Contract, including available investment returns, the cost of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Floor Rates, Buffer Rates, Segment Fees, and Annual Interest Rates at our sole discretion.

Initial Segment Term Period Bailout Provision
    We declare the Cap Rate, Participation Rate and Annual Interest Rate for the initial Segment Term Period on the Segment Start Date. You will not know the applicable rates at the time you purchase your Contract. But if the declared Cap Rate, Participation Rate or Annual Interest Rate for a Segment Option to which you have allocated Contract Value is lower than the Bailout Rate specified in your Contract Schedule, you may cancel the Contract during the first sixty (60) days after your Contract Date and receive your Purchase Payment less any Withdrawals. No Withdrawal Charge, Interest Adjustment, or Equity Adjustment will apply if you exercise this provision. Interest accrued in the Holding Account will not be refunded if this provision is exercised. The Bailout Rate will be available to you when you submit your application.

    Taking advantage of this provision may have tax consequences. You should consult your Financial Professional and/or tax advisor for more information.

9. Transfers on Segment End Dates
Transfers Between Segment Options by Request
    At least fifteen calendar days prior to the Segment End Date, we will Notify you of the Cap Rates, Participation Rates, and Annual Interest Rates applicable to available Segment Options for the next Segment Term Period. Cap Rates, Participation Rates, and Annual Interest Rates offered at renewal may be different from the Cap Rates, Participation Rates, and Annual Interest Rates offered to new investors. If you want to transfer Segment Value to one or more Segment Option(s), you must Notify us at least two Business Days prior to the next Segment Start Date. Each Segment Option from which you transfer Contract Value must be at the end of a Segment Term Period. If you do not provide us Notice requesting a transfer or Withdraw Segment Value on the Segment End Date, your Segment Value will remain in the same Segment Option(s), subject to the new Cap Rates, Participation Rates, and Annual Interest Rates, as applicable. Cap Rates, Participation Rates, and Annual Interest Rates for the new Segment Term Period will not change from the date you receive the renewal letter to the next Segment Start Date.

    Segment Options with a six-year Segment Term Period are not renewable. If you do not request a transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period or withdraw the Segment Value, we will allocate the Segment Value to the Fixed Segment Option with the shortest Segment Term Period. Segment Options beyond the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer their Segment Value to their one-year counterparts at the end of the Segment Term Period, unless you instruct otherwise. For example, if you were allocated to the 2-year Floor Segment Option with MSCI EAFE as the Reference Index at the end of the Withdrawal Charge Period, your Segment Value would be automatically transferred on the Segment End Date to the 1-year Floor Segment Option with MSCI EAFE as the Reference Index, unless you instruct otherwise.

10. Contract Values
    Withdrawals from Contract Value will be subject to an Interim Value calculation and the deduction of any applicable Withdrawal Charge. The proceeds you receive from the Withdrawal in the form of a partial Withdrawal, a surrender of the Contract, or the payment of the Death Benefit will be calculated by applying the Interim Value calculation to the Contract Value, as described below, and deducting any applicable Withdrawal Charge from the Interim Value.

    We will calculate your Interim Value at the end of each Business Day and will publish the value on our customer portal (www.athene.com/MyAthene) on the following Business Day. We reserve the right to not publish the Interim Value for any reason we choose. You may determine the Interim Value as of the previous Business Day by calling our Administrative Office. The Interim Value is equal to the sum of the Segment Interim Values.

Contract Value
Contract Value at any time is equal to the sum of the Segment Values.

Segment Value
The Segment Value for any Segment Option on the initial Segment Start Date is the amount of the Purchase Payment and Holding Account interest allocated to the Segment Option. On any other day, your Segment Value for a Segment Option is equal to A - B + C + D - E - F, where:
A is the Segment Value as of the previous day;
B is the Segment Fee amount deducted from the Segment Option on this date;
C is the amount of any Segment Credit applied to the Segment Option on this date;
D is any amount transferred from your Contract’s other Segment Options to this Segment Option on this date;
E is any amount transferred from this Segment Option to your Contract’s other Segment Options on this date; and
F is any Withdrawals deducted from the Segment Option on this date.

    Index-Linked Segment Option Segment Credits will be applied and transfers to and from a Segment Option will occur only on a Segment End Date.

    Segment Credit applied to your Segment Value and any transfer request will be reflected on your next account statement. You may determine the amount of any Segment Credit that has accrued to any Fixed Segment Option by calling our Administrative Office. Unless you have requested transfers, your Segment Value at the beginning of the new Segment Term Period will equal your Segment Value as of the Segment End Date after the application of the Segment Credit.

Segment Interim Value
    The Interim Value calculation consists of two parts: an Interest Adjustment and an Equity Adjustment, which are calculated separately for each Segment Option to which you allocate Contract Value. An Interest Adjustment will apply if you take a Withdrawal from a Fixed Segment Option or an Index-Linked Segment Option at any time during the first six Contract Years, including on a Segment End Date. An Equity Adjustment will apply if you take a Withdrawal from an Index-Linked Segment Option on any date other than a Segment End Date. The Segment Interim Value is equal to the Segment Value adjusted for any applicable Interest Adjustment and Equity Adjustment.

    The purpose of the Interim Value calculation is to approximate changes in the market value of debt securities and derivative instruments supporting your Contract, which we sell to fund the Withdrawal. The Interest

Adjustment, which may be positive or negative, reflects changes in the value of debt instruments based on changes in market interest rates. The Equity Adjustment, which also may be positive or negative, reflects the changes in the value of derivative instruments that hedge market risks associated with our contractual obligation to apply Segment Credits to Index-Linked Segment Options, based on the performance of the Reference Index on the Segment End Date. The Withdrawal proceeds you receive will reflect positive or negative adjustments assessed by way of any applicable Interest Adjustment and Equity Adjustment as well as the deduction of any applicable Withdrawal Charge.

    On any day, the Segment Interim Value for an Index-Linked Segment Option is equal to A + B + C, where:
A.is the Segment Value on this date;
B.is any applicable Interest Adjustment on this date; and
C.is any applicable Equity Adjustment on this date.

    The Equity Adjustment is equal to zero on any Segment End Date.

    On any day, the Segment Interim Value for any Fixed Segment Option is equal to A + B, where:
A.is the Segment Value on this date; and
B.is any applicable Interest Adjustment on this date.

    For examples of how we calculate the Segment Interim Value, please see Appendix A.

Interest Adjustment
    The Company invests in fixed income assets to support the value of the Segment Options. Upon any Withdrawal, including annuitization, death, partial Withdrawal, or surrender, the Company must sell a portion of these assets. The Interest Adjustment is a positive or negative adjustment that approximates the change in value of the fixed income assets that are sold to fund any distribution from the Contract. It is applied consistently across all Segment Options available in the Contract and does not relate specifically to any particular fixed income assets supporting the Contract. The Interest Adjustment applies only during the first six Contract Years (when a Withdrawal Charge may apply). The Interest Adjustment is equal to zero after the expiration of the Withdrawal Charge Period.

    On any day, the total Interest Adjustment for any Segment Option equals (A x B) where:
A.is the Segment Value on this date, immediately prior to any Withdrawal; and
B.is the Interest Adjustment Factor.

    The Interest Adjustment Factor for any Segment Option equals (RN/12 -1), where:
N is the number of complete months remaining before the Withdrawal Charge Period expires; and
R is equal to (1 + A) / (1 + B), where:
A.is the Beginning Interest Adjustment index value; and
B.is the Closing Interest Adjustment index value.

    The Interest Adjustment index is the 7 Year Point on the A Rated US Bloomberg Fair Value Curve, a bond index published by Bloomberg. The Beginning Interest Adjustment index value is equal to the closing price of the Interest Adjustment index on the Contract Date. The Closing Interest Adjustment index value is equal to the closing price of the Interest Adjustment index on the day we calculate the Segment Interim Value.

    If the closing price of the Interest Adjustment index on the day the Interest Adjustment is calculated is greater than the closing price of the index on the Contract Date, the Interest Adjustment will be negative and will decrease the Segment Interim Value. If the closing price of the Interest Adjustment index on the day the Interest Adjustment is calculated is less than the than the closing pricing of this index on the Contract Date, the Interest Adjustment will be positive and will increase the Segment Interim Value.

    You may obtain the daily price of the Interest Adjustment index by contacting us. If a closing price of the Interest Adjustment index is not available on any day for which a closing price is needed, then the closing price as of the first preceding Business Day for which a closing price is available will be used.

    If the Interest Adjustment index is discontinued, we are unable for any reason to utilize it, or the calculation of these values are substantially changed, we may substitute another method of determining the values that will be used in the above calculation and will inform you of such change at your last known address on file with us.

Equity Adjustment
    The Equity Adjustment is a positive or negative adjustment designed to approximate the change in market value of the derivative instruments that hedge risks associated with our obligation to apply Segment Credits to Index-Linked Segment Options. It does not relate to any particular derivative instrument(s) supporting the Contract. The adjustment accounts for the applicable Cap Rate, Participation Rate, Index Allocation Percentages, Buffer Rate or Floor Rate by using the Black-Scholes pricing model to track the value of a hypothetical set of derivatives on days other than a Segment End Date. The inputs used in the Black-Scholes method are consistent with market prices that reflect the estimated cost of exiting the hypothetical derivatives before the Segment End Date. The Equity Adjustment Factor represents the difference between the value of the hypothetical derivatives on a given date before the Segment End Date and the value of the hypothetical derivatives on the Segment Start Date, adjusted for the number of whole years elapsed in the Segment Term Period. The Equity Adjustment may be negative even when the value of the Reference Index has increased or has declined less than the Buffer Rate for a Buffer Segment Option. Similarly, the Equity Adjustment may reduce the Segment Interim Value of a Floor Segment Option by more than the applicable Floor Rate.

    On any Segment End Date, the Equity Adjustment will be equal to zero and will not result in any adjustment to a Withdrawal. You may avoid an Equity Adjustment by taking Withdrawals on a Segment End Date.

The total Equity Adjustment for any Index-Linked Segment Option equals (A x B) where:
A.is the Segment Value on this date, immediately prior to any Withdrawal; and
B.is the Equity Adjustment Factor applicable to that Segment Option.

    The following hypothetical derivatives are utilized in the calculation of the Equity Adjustment Factor for the Buffer Segment Options and/or Floor Segment Options:
a.At-the-money call (ATM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date;
b.Out-of-the-money call (OTM Call): This is an option to buy a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date x (1 + Cap Rate);
c.Out-of-the-money put (OTM Put): This is an option to sell a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date x (1-Buffer Rate) or with a strike price equal to the price of the index on the Segment Start Date x (1 - Floor Rate), depending on which Segment Option is being evaluated; and
d.At-the-money put (ATM Put): This is an option to sell a position in the Reference Index on the next Segment End Date at a strike price equal to the price of the index on the Segment Start Date.

    For Buffer Segment Options, the value of the derivative instruments is equal to (ATM Call - OTM Call) x Participation Rate - OTM Put. For Floor Segment Options, the value of the derivative instruments is equal to (ATM Call - OTM Call) x Participation Rate - ATM Put + OTM Put.

    The hypothetical call options (ATM Call and OTM Call) are intended to value the potential for increases in the Reference Index up to the applicable Cap Rate. As shown in the formulas above, the resulting difference is multiplied by the applicable Participation Rate. For Buffer Segment Options, the hypothetical out-of-the-money put option (OTM Put) is intended to value the potential for decreases in the Reference Index in excess of the applicable Buffer Rate. For Floor Segment Options, the hypothetical at-the-money put option (ATM Put) is intended to value the potential for decreases in the Reference Index, and the hypothetical out-of-the-money put option (OTM Put) is intended to value the protection provided by the applicable Floor Rate.

    The Equity Adjustment Factor for any Segment Option is equal to A - B x (1 - Y), where:
    A is the value of the derivative instruments on the day we calculate the Segment Interim Value;
B is the value of the derivative instruments on the Segment Start Date; and
    Y is the number of whole years elapsed from the Segment Start Date to the day we calculate the Segment
     Interim Value, divided by the Segment Term Period.

    The Performance Blend Segment Option requires additional steps to determine the Equity Adjustment Factor:
e.For A and B defined above, the value of the derivative instruments for each of the underlying indices is calculated independently using the Black-Scholes Method.
f.Weights are assigned based on the relative value of the derivative instruments across the underlying indices to produce an aggregate derivative instrument value for the Performance Blend Segment Option.
i.50% weight is assigned to the index with the highest value of derivative instruments on the date in question;
ii.30% weight is assigned to the index with the second highest value of derivative instruments on the date in question; and
iii.20% weight is assigned to the index with the lowest value of derivative instruments on the date in question.
    For an example of how we calculate Equity Adjustment Factor for a Performance Blend Segment Option, please see Appendix A.
    The following Black-Scholes Method inputs are used in the calculation of the Equity Adjustment:
•Volatility - This input varies with the amount of time remaining in the Segment Term Period and the ratio of the strike price to the current price (referred to as the moneyness of the option) at the time of the calculation.
To derive a volatility input for each hypothetical option, we use daily quotes of implied volatility that we receive from independent third-parties. Implied volatility quotes are obtained for two at-the-money options with the closest maturity before and after the Segment End Date of your Segment Option, as well as for the two options with the same maturity as your Segment Option and with the closest moneyness value above and below the moneyness of each hypothetical option.

    We calculate the implied volatility input of each hypothetical option as follows:
1.Calculate the implied volatility of an option with the same moneyness as each hypothetical option, but with the closest maturity before the Segment End Date by linearly interpolating between:

a.An option with the closest maturity before the Segment End Date, but with the closest moneyness above the moneyness of each hypothetical option; and
b.An option with the closest maturity before the Segment End Date, but with the closest moneyness below the moneyness of each hypothetical option.
2.Calculate the implied volatility of an option with the same moneyness as each hypothetical option, but with the closest maturity after the Segment End Date by linearly interpolating between
a.An option with the closest maturity after the Segment End Date, but with the closest moneyness above the moneyness of each hypothetical option; and
b.An option with the closest maturity after the Segment End Date, but with the closest moneyness below the moneyness of each hypothetical option.
3.Calculate the implied volatility input for each hypothetical option by linearly interpolating between (1) and (2) above.

•Index Dividend Yield - On a daily basis we will receive the average annual dividend yield across the Reference Index for each Segment Option, as provided by an independent third-party.
•Swap Rate - We use key derivative swap rates provided by an independent third-party. Swap rates are obtained for maturities adjacent to the actual time remaining in the Segment Term Period at the time of the calculation. We use linear interpolation to derive the exact remaining duration rate needed as the input.

    The Company has selected service providers from which it obtains the implied volatility, dividend yield and swap rate inputs used in the Equity Adjustment calculation. If any of these inputs becomes unavailable, the Company, in its sole discretion, will select a new input for use in the calculation. In making this selection, the Company will endeavor to prevent any material impact on the calculation of the Equity Adjustment.

Access to your Contract Value
    During the Accumulation Phase before the Death Benefit becomes payable under the Contract, you may request a partial Withdrawal or surrender your Contract. The minimum Withdrawal you may request from your Contract at any time is $500. Any partial Withdrawal or surrender will be subject to any applicable Interest Adjustment and an Equity Adjustment, and any partial Withdrawals in excess of the Free Withdrawal amount or any surrender during the first six Contract Years will also be subject to a Withdrawal Charge. If you request a partial Withdrawal that causes your Contract Value to be less than $2,000, we will treat the request as a surrender of the Contract for the entire Contract Value.

    Proceeds payable on a partial Withdrawal or surrender may be reduced by any applicable Interest Adjustment, Equity Adjustment or Withdrawal Charge. The Interest Adjustment, which applies to all Withdrawals and surrenders during the first six Contract Years, will be negative if the Interest Adjustment index has risen since your Contract Date. The Equity Adjustment, which applies to partial Withdrawals and surrenders from Index-Linked Segment Options before the Segment End Date, may be negative even when the value of the Reference Index has increased or declined less than the Buffer Rate for a Buffer Segment Option. Similarly, the Equity Adjustment may reduce the Segment Interim Value of a Floor Segment Option by more than the applicable Floor Rate. If the applicable Interest Adjustment and Equity Adjustment together are negative at the time of a Withdrawal, the reduction in the Contract Value as a result of the Withdrawal will be greater than the net proceeds you receive. During the first six Contract Years, the Withdrawal Charge will further reduce proceeds payable on a partial Withdrawal greater than the Free Withdrawal amount or on a surrender of the Contract.

    The calculation of the Interest Adjustment will be identical for each Segment Option. The calculation of the Equity Adjustment will differ between Segment Options depending on whether the Segment Option is a Floor

Segment Option or Buffer Segment Option, the length of the Segment Term Period, and the time remaining in the Segment Term Period. These differences depend on current market conditions and cannot be known in advance. If you have allocated funds to multiple Segment Options, you should discuss with your Financial Professional before taking a Withdrawal to evaluate whether to take a Withdrawal from a particular Segment Option. Withdrawals or surrenders may also be subject to income tax and to an additional 10% federal penalty tax (see the “Tax Information” section for additional information). You should consult your tax advisor before taking a Withdrawal.

    To request a partial Withdrawal or surrender, you must submit Notice in Good Order to our Administrative Office. You must provide the consent of all Owners and irrevocable Beneficiaries before we will process the Withdrawal request. Your Notice must specify the amount that is to be withdrawn, either as a total dollar amount or as a percentage of the Contract Value. Unless you direct otherwise, we will take the Withdrawal first from the Fixed Segment Options, beginning with the Fixed Segment Option with the shortest Segment Term Period. To the extent there are not enough funds in the Fixed Segment Options to cover a partial Withdrawal, we will deduct the remaining balance from other Segment Options, beginning with Segment Options that have the shortest Segment Term Period. If you have multiple Segment Options with the same Segment Term Period, we will deduct the remaining balance pro rata across those Segment Options.

    Values are determined at the end of each Business Day. If we receive a Notice in Good Order by 4:00 p.m. Eastern Time on a Business Day, the request will use the values calculated at the end of that Business Day. If we receive a Notice in Good Order after 4:00 p.m. Eastern Time, the request will use the values calculated at the end of the next Business Day. You may request a partial Withdrawal or surrender up to 60 days in advance. For example, you may submit a request for a partial Withdrawal or Surrender on a Segment End Date up to 60 days before the Segment End Date. The value of any partial Withdrawal or surrender that is requested in advance will be calculated on the Business Day that the partial Withdrawal or Surrender occurs. All partial Withdrawals and surrenders that occur on the same Business Day will be combined for the purpose of calculating Segment Interim Values.

    We may defer payments we make under your Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. We will apply interest to the deferred payments, if required by state law.

    The Example below shows the effect of a Withdrawal, the Equity Adjustment and the Interest Adjustment on the remaining Segment Value and the proceeds paid to the Contract Owner. This Example assumes a gross Withdrawal of $20,000 is requested.

Example 8 - Effect of a Withdrawal on the Segment Interim Value
Equity Adjustment Factor	-16.89%
Interest Adjustment Factor	2.77%
Contract Value on the previous Contract Anniversary	$100,000.00
Immediately Before Withdrawal
Segment Value	$99,525.00
Total Equity Adjustment	$(16,809.77)	[1]
Total Interest Adjustment	$2,756.84	[2]
Segment Interim Value	$85,472.07
Withdrawal
Withdrawal Amount	$20,000.00
Equity Adjustment attributable to the Withdrawal	$(3,378.00)	[3]
Interest Adjustment attributable to the Withdrawal	$554.00	[4]
Withdrawal Charge	$(800.00)	[5]
Net Withdrawal Amount paid to Contract Owner	$16,376.00
Immediately After Withdrawal
Resulting Segment Value	$79,525.00
    (1) Total Equity Adjustment = 99,525 x -16.89% = (16,809.77)
    (2) Total Interest Adjustment = 99,525 x 2.77% = 2,756.84
(3) Equity Adjustment attributable to Withdrawal = 20,000 x -16.89% = (3,378.00)
(4) Interest Adjustment attributable to Withdrawal = 20,000 x 2.77% = 554.00
(5) Assumes 8% Withdrawal Charge applies and that no other Withdrawals have occurred since the last Contract Anniversary. 10% of the 100,000 may be taken without a Withdrawal Charge under the Free Withdrawal provision, so only the remaining 20,000 - 10,000 = 10,000 is charged

Free Withdrawals
    A Free Withdrawal is a Withdrawal amount on which no Withdrawal Charges apply. However, an Interest Adjustment and Equity Adjustment will still apply. The Free Withdrawal amount available in any Contract Year is equal to 10% of the Contract Value as of the previous Contract Anniversary. Any unused portion of the Free Withdrawal amount for a Contract Year cannot be carried over to the following Contract Year.

    If the amount of a partial Withdrawal in any Contract Year exceeds the Free Withdrawal amount for that Contract Year, the excess Withdrawal will be subject to any applicable Withdrawal Charge. If the Owner surrenders the Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year.

    The Example below shows the effect of the Free Withdrawal amount on the remaining Segment Value and the proceeds paid to the Contract Owner. This Example assumes a gross Withdrawal of $10,000 (the maximum Free Withdrawal amount) is requested.

Example 9 - Effect of a Free Withdrawal on the Segment Interim Value
Equity Adjustment Factor	-16.89%
Interest Adjustment Factor	2.77%
Contract Value on the previous Contract Anniversary	$100,000.00
Immediately Before Withdrawal
Segment Value	$99,525.00
Total Equity Adjustment	$(16,809.77)	[1]
Total Interest Adjustment	$2,756.84	[2]
Segment Interim Value	$85,472.07
Withdrawal
Withdrawal Amount	$10,000.00
Equity Adjustment attributable to the Withdrawal	$(1,689.00)	[3]
Interest Adjustment attributable to the Withdrawal	$277.00	[4]
Withdrawal Charge	$—
Net Withdrawal Amount paid to Contract Owner	$8,588.00
Immediately After Withdrawal
Resulting Segment Value	$89,525.00
    (1) Total Equity Adjustment = 99,525 x -16.89% = (16,809.77)
(2) Total Interest Adjustment = 99,525 x 2.77% = 2,756.84
(3) Equity Adjustment attributable to Withdrawal = 10,000 x -16.89% = (1,689.00)
(4) Interest Adjustment attributable to Withdrawal = 10,000 x 2.77% = 277.00

Required Minimum Distribution
    If your Contract is subject to minimum distribution requirements under Internal Revenue Code Section 401(a)(9), any Withdrawal of a minimum distribution required under Section 401(a)(9) with respect to the Contract (a “Required Minimum Distribution”), as calculated by us, will not be subject to Withdrawal Charges. Any Withdrawal made to satisfy required minimum distribution requirements will count towards your Free Withdrawal Amount and will be subject to an Equity Adjustment and Interest Adjustment. If you surrender the Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year, including any Required Minimum Distribution Withdrawals. Required Minimum Distributions will incur a Withdrawal Charge if you previously took a Withdrawal in the same Contract Year to satisfy the required minimum distribution requirement under your Contract. In this circumstance, you must wait until the next Contract Anniversary to take your Required Minimum Distribution without incurring a Withdrawal Charge. Because all Required Minimum Distribution Withdrawals are subject to an Equity Adjustment and Interest Adjustment, you may wish to take distributions from other assets to satisfy the Required Minimum Distribution associated with this Contract.

Confinement Waiver
    During the Accumulation Phase, after the first Contract Year and before the Death Benefit becomes payable under the Contract, we will waive the Withdrawal Charge on a requested Withdrawal (including a partial Withdrawal or full surrender) if the following requirements are met:
a.any Owner (or, if the Owner is a non-natural person, any Annuitant), is confined to a Qualified Care Facility;
b.confinement continues for at least sixty (60) consecutive days;

c.confinement begins at least one year after the Contract Date;
d.confinement is recommended in writing by a Physician; and
e.we receive the Withdrawal request and the Physician’s recommendation no later than ninety (90) days following the date the confinement has ceased.

    Any applicable Interest Adjustment and Equity Adjustment will still apply.

    A “Qualified Care Facility” means a Convalescent Care Facility, Hospice Facility or Hospital as described below:
f.Convalescent Care Facility means an institution which: (i) is licensed by the State as a convalescent nursing facility, a qualified nursing facility, a convalescent hospital, a convalescent unit of a Hospital, an intermediate care facility, or a custodial care facility; and (ii) is primarily engaged in providing, in addition to room and board accommodations, continuous nursing service by or under the supervision of a Physician or a licensed registered nurse (R.N.); and (iii) maintains a daily record of each patient which is available for our review; and (iv) administers a planned program of observation and treatment by a Physician (which for purposes of this provision also cannot be the proprietor or an employee of such facility) which is in accordance with existing standards of medical practice for the confinement.
i.Convalescent Care Facility does not include any facility, or any part of a facility, used primarily for: rest care, training or education of the Contract Owner, or the treatment of alcoholism or chemical dependency. Examples of such excluded facilities include (but are not limited to): spas, retreats, and alcohol and drug rehabilitation clinics.
g.Hospice Facility means an institution which provides a formal program of care for terminally ill patients whose life expectancy is less than 6 months, provided on an inpatient basis and directed by a Physician. It must be licensed, certified or registered in accordance with State law.
h.Hospital means an institution which: (i) is licensed as a hospital and operated pursuant to law; and (ii) is primarily engaged in providing or operating (either on its premises or in facilities available to the hospital on a prearranged contractual basis and under the supervision of a staff of one or more duly licensed Physicians) diagnostic and surgery facilities for the medical care and treatment of injured and sick persons on an inpatient basis for which a charge is made; and (iii) provides 24-hour nursing service by or under the supervision of a licensed registered nurse (R.N.).
i.Hospital does not include any facility, or any part of a facility, used primarily for: rest care, training or education, or the treatment of alcoholism or chemical dependency. Examples of such excluded facilities include (but are not limited to): spas, retreats, and alcohol and drug rehabilitation clinics.

    Physician for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be you, an Annuitant, a Beneficiary, or a member of your, an Annuitant’s, a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their Spouses, domestic partners or civil union partners. State for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam, and American Samoa.

    We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that we designate at our expense. Should this opinion differ from that of the Owner’s Physician, the opinion of our Physician will prevail.

    The Confinement Waiver terminates upon the change or addition of an Owner (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract as a surviving spouse.

    This provision may vary by state, please see Appendix B (“State Variation Chart”).

Terminal Illness Waiver
    During the Accumulation Phase, after the first Contract Year and before the Death Benefit becomes payable, we will waive the Withdrawal Charge on a requested Withdrawal (including a partial Withdrawal or full surrender) if the following requirements are met:
a.any Owner (or, if the Owner is a non-natural person, any Annuitant), is diagnosed with a Terminal Illness;
b.the initial diagnosis occurs at least one year after the Contract Date; and
c.the Withdrawal request is accompanied by a certification of Terminal Illness prepared by a Physician who has examined the ill Owner and is qualified to provide the certification.

    Any applicable Interest Adjustment or Equity Adjustment will still apply.

    Terminal Illness means an illness that is expected to cause death within twelve (12) months.

    Physician for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be you, an Annuitant, a Beneficiary, or a member of your, an Annuitant’s, a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their Spouses, domestic partners or civil union partners. State for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam and American Samoa.

    We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that we designate at our expense. Should this opinion differ from that of the ill Owner’s Physician, the opinion of our Physician will prevail.

    The Terminal Illness waiver terminates upon the change or addition of an Owner (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract as a surviving spouse.

    This provision may vary by state, please see Appendix B (“State Variation Chart”).

The Separate Account
    The Separate Account, in which we hold reserves for guarantees we provide under the Contract, is established under Iowa law. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we conduct. Contract Owners do not participate in the performance of assets held in the Separate Account and do not have any claim on such assets. The Separate Account is not registered under the Investment Company Act of 1940.

    We own the assets of the Separate Account, as well as any favorable investment performance on those assets. We are obligated to pay all money we owe under the Contract. If the obligation exceeds the assets of the Separate Account, funds will be transferred to the Separate Account from our General Account. We may, as permitted by applicable State law, transfer all assets allocated to the Separate Account to our General Account. We guarantee all benefits relating to your value in the Contract, regardless of whether assets supporting it are held in the Separate Account or our General Account. A Contract Owner should look to the financial strength of the Company for its claims-paying ability. Our current plans are to invest assets held in the Separate Account in debt securities, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues and derivative instruments. We may also invest in interest rate swaps. We, however, are not obligated to invest the assets according to any particular plan, except as we may be required to by applicable State insurance laws.

The General Account
    The General Account holds all our assets other than assets in our Separate Accounts. The General Account assets support the guarantees under the Contract as well as our other general obligations. The General Account is not registered under the Investment Company Act of 1940. The guarantees in your Contract are subject to the Company’s financial strength and claims-paying ability. The General Account is subject to the regulation and supervision by the Iowa Insurance Department and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

    Assets in the General Account are not segregated for the exclusive benefit of any particular Contract or obligation. General Account assets are also available to the insurer’s general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company’s financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the Segment Options to which you may allocate your Contract Value.

11. Statements
    Account Statements will be provided to you periodically, but not less frequently than annually by us, your IRA custodian, or a designated third party.

12. Annuity Phase
    When you purchase the Contract, we will set the Annuity Date as the Contract Anniversary on or first following the later of the Annuitant attaining age 95 or the 10th Contract Anniversary. In the case of Joint Annuitants, the Annuity Date will be set based on the age of the older Joint Annuitant. You may select an earlier Annuity Date, which may be any time after the Contract Date, by Notice provided to us. The revised Annuity Date must be at least 10 days after our receipt of your Notice.

    Annuity Payments will commence on the Annuity Date if:
a.All Owners are natural persons and all the Owners and at least one Annuitant are alive on the Annuity Date; or
b.If any Owner is a non-natural person and all Annuitants are alive on the Annuity Date.

Election of Option
    On the Annuity Date, the Interim Value will be applied to provide Annuity Payments to you or a payee you designate in accordance with the applicable Settlement Option elected by the Owner. If no Settlement Option was elected, one of the following two payment provisions will apply:
a.If there is one living Annuitant on the Annuity Date, the Interim Value will be applied to provide Annuity Payments for the longer of the lifetime of the Annuitant or five years; or
b.If there are two living Joint Annuitants on the Annuity Date, the Interim Value will be applied to provide Annuity Payments in the same monthly amount for the longer of the lifetimes of both Joint Annuitants or five years.

    An election of a Settlement Option must be made in writing by the Owner prior to the Annuity Date and is irrevocable on or after the Annuity Date.

    Additionally, the Beneficiary of a Non-Qualified Contract may elect to receive the Death Benefit under one of the Settlement Options described below, subject to the satisfaction of section 72(s) of the Internal Revenue Code, as amended. Any election of a Settlement Option by a Beneficiary must be made in writing and is irrevocable on or after the date payments begin. For purposes of the Settlement Options below, the Beneficiary will be the Annuitant.

    The Interim Value on the Annuity Date is the basis for determining the amount of your Annuity Payments. You will not incur an Interest Adjustment if your Annuity Date is after the Withdrawal Charge Period, which is the case for the Annuity Date established when you purchase the Contract. You will not incur an Equity Adjustment if your Annuity Date is on a Segment End Date that is shared by all Segment Options to which you have allocated funds. You will incur an Equity Adjustment if your Annuity Date occurs when not all Segment Options to which you have allocated funds have reached a Segment End Date.

    A lump sum along with a Settlement Option may be elected. The amount applied under the Settlement Option must be at least $5,000.

    Payments made quarterly, semiannually or annually may be elected in lieu of monthly payments. Payments less than $100 will only be made annually.

Settlement Options
    No future payments under any option, except as provided by law, may be assigned or transferred.

Option 1: Life Annuity

    Monthly payments will be made during the lifetime of the Annuitant. The monthly payments will cease on the death of the Annuitant. No payments will be due after the death of the Annuitant. If the Annuitant dies shortly after the Annuity Date, you or the payee you designate may receive less than your investment in the Contract. This means you or the payee you designate will receive no payments if the Annuitant dies before the first scheduled payment, will receive only one payment if the Annuitant dies before the second scheduled payment, and so on.

    Option 2: Life Annuity with Guaranteed Period

    Monthly payments will be made for the longer of the guaranteed period elected and the lifetime of the Annuitant. The guaranteed periods are 5, 10, 15 or 20 years, or any other period agreed upon in writing by us. After the guaranteed period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the guaranteed period, payments will continue to be made to you or a payee you designate until the end of the guaranteed period.

    Option 3: Installment Refund Life Annuity

    Monthly payments will be made for the installment refund period and thereafter for the lifetime of the Annuitant. The installment refund period is the period required for the sum of the monthly payments to equal the total amount applied under this option. After the installment refund period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the installment refund period, no payments will be due after the installment refund period.

    Option 4: Joint and Last Survivor Annuity

    Monthly payments will be made for the joint lifetime of two Annuitants and in an equal amount during the remaining lifetime of the survivor. Payments will cease on the death of the last survivor. No payments will be due after the death of the last survivor. Payments may also be made during the lifetime of the survivor in an amount equal to two-thirds or one-half of the payment made during the joint lifetime of the two persons. If both Annuitants die shortly after the Annuity Date, you or the payee you designate may receive less than your investment in the Contract. This means you or the payee you designate will receive no payments if the Annuitants die before the first scheduled payment, will receive only one payment if the Annuitants die before the second scheduled payment, and so on.

    Option 5: Fixed Period Annuity

    Monthly payments will be made for the fixed period elected. Payments will cease at the end of the fixed period and no further payments will be due. The fixed period that may be elected is any period from 5 to 30 years.

    The options described above may not be offered in all states. We may offer other Settlement Options. If your Contract is a Qualified IRA annuity Contract or you purchase the Contract through an IRA Account, not all options may satisfy Required Minimum Distribution rules. Consult your tax advisor for more information.

    Annuity Payments will start on the Annuity Date and continue based on the Settlement Option you elect. If the Annuitant is not an Owner and dies prior to the Annuity Date, you may modify your Selected Settlement Option and designate a new Annuitant prior to the Annuity Date, subject to our underwriting rules then in effect. If no designation is made within 30 days of death of the Annuitant, the younger of you or any Joint Owner will become the Annuitant. The substituted Annuitant will be used to determine the payments for Option 1, Option 3, and Option 4, if selected.

Death of Owner on or after the Annuity Date
    If any Owner dies on or after the Annuity Date and before the entire interest in the Contract has been distributed, any remaining interest in the Contract will be distributed under the method of distribution being used on the date of death and in the following order based on whomever is still alive: any payee you have named, a surviving Joint Owner, the last surviving Owner’s Beneficiaries, or to the last surviving Owner’s estate if no Beneficiaries have been named or if there are no surviving Beneficiaries. If the death of both Joint Owners occurs simultaneously and no Beneficiaries have been named or if there are no surviving Beneficiaries, the estates of both Joint Owners will be the Beneficiary in equal shares.

13. State Specific Contract Considerations
    The Contract and its Endorsements will be issued in accordance with the laws of the state in which it was issued. Contracts issued in your state may provide different features and benefits from, and impose different costs than, those described in this prospectus because of state law variations. State specific legal requirements, among other things, may impact the following features:
a.Right to Cancel Period;
b.Issue Age Limitations;
c.Withdrawal Charge Schedule;
d.Annuity Date Provisions;
e.Terminal Illness and Confinement Waivers; and
f.Availability of Certain Features.

    This prospectus describes the material rights and obligations of an Owner. It also sets forth the maximum fees and charges for all Contract features and benefits. See Section 3 (“Contract Fees and Charges”) for additional information. Material state variations are disclosed in the attached “Appendix B - State Variation Chart”. You should read and retain your Contract, amendments, and/or endorsements along with a copy of this prospectus.

14. Tax Information
    This section provides a summary explanation of the tax ramifications of purchasing a Contract. More detailed information about product taxation can be obtained in a document, which is available by calling the toll-free telephone number at the back of this prospectus. We do not provide individual tax advice. You should contact your tax advisor to discuss your Contract’s effects on your personal tax situation.

Tax Status of the Contracts
    When you invest in an annuity Contract, you usually do not pay taxes on your investment gains until you withdraw the money - generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your Contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan.

    Required Distributions. In order to be treated as an annuity Contract for Federal income tax purposes, Section 72(s) of the Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, section 72(s) requires that (a) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (b) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death. These requirements will be considered satisfied as to any portion of an Owner’s interest which is payable to or for the benefit of a designated Beneficiary and which is distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, provided that such distributions begin within one year of the Owner’s death. The designated Beneficiary refers to a natural person designated by the Owner as a Beneficiary and to whom ownership of the Contract passes by reason of death. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

    The Non-Qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

    Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts
    Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non- Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the premiums or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

    Natural Persons. The following discussion generally applies to Contracts owned by natural persons.

    Withdrawals. When a Withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the account value immediately before the distribution over the Owner’s investment in the Contract (generally, the premiums or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The account value immediately before a Withdrawal may have to be increased by any positive Interest and/or Equity Adjustments that result from a Withdrawal. There is, however, no definitive guidance on the proper tax treatment of Interest and/or Equity Adjustments, and you may want to discuss the potential tax consequences of an Interest and Equity Adjustments with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

    Penalty Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract, there may be imposed a federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions:
a.made on or after the taxpayer reaches age 59 1⁄2;
b.made on or after the death of an Owner;
c.attributable to the taxpayer’s becoming disabled; or
d.made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

    Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a tax adviser with regard to exceptions from the penalty tax.

    Annuity Payments. Although tax consequences may vary depending on the payout option elected under an annuity Contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of Annuity Payments, as determined when Annuity Payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

    Partial Annuitization. Under a new tax provision enacted in 2010, if part of an annuity Contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as Annuity Payments instead of Withdrawals. None of the payment options under the Contract is intended to qualify for this “partial annuitization” treatment and, if you apply only part of the value of the Contract to a payment option, we will treat those payments as Withdrawals for tax purposes.

    Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant (if the Owner is a non-natural person). Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as Annuity Payments.

    Transfers, Assignments or Exchanges of a Contract. A transfer or assignment of ownership of a Contract, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

    Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

    Multiple Contracts. All non-qualified deferred annuity Contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity Contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

    Further Information. We believe that the Contracts will qualify as annuity Contracts for Federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts
    The tax rules applicable to Qualified Contracts vary according to the type of Qualified Contract and its terms and conditions. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

    The Contract is available for purchase as an Individual Retirement Annuity or it may be purchased by an Individual Retirement Account for the benefit of the Underlying IRA Holder.

    Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code (the “Code"”, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59 1⁄2, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

    Roth IRAs, as described in Code section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1⁄2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

    Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your Contract, IRA Account or consult a tax advisor for more information about these distribution rules.

    Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

    In the case of a Withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the Contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the Contract” generally equals the amount of any non-deductible Purchase Payments paid by or on behalf of any individual. In many cases, the “investment in the Contract” under a Qualified Contract can be zero.

Federal Estate, Gift and Generation-Skipping Transfer Taxes
    While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity Contract owned by a decedent and payable to a Beneficiary who survives the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity Contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning advisor for more information.

    Under certain circumstances, the Code may impose a generation-skipping (“GST”) tax when all or part of an annuity Contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

    The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax
    Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Definition of Spouse under Federal Law
    The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity purchases by nonresident aliens and foreign corporations
    The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity Contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships, and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity Contract purchase.

1035 Exchanges
    Under Section 1035 of the Internal Revenue Code, you are permitted in most circumstances to directly transfer amongst annuities. If the transfer does not qualify as a 1035 exchange, you may be subject to federal income tax which does not preclude the potential for penalties. Both annuities and other tax qualified accounts, including this annuity Contract, may contain early Withdrawals provisions and therefore should be examined carefully. Please consult with your Financial Professional to discuss the costs and benefits. Please note that your Financial Professional will receive a commission if you replace your existing annuity with this annuity Contract.

Possible Tax Law Changes
    Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

    We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity Contract Owners currently receive. We make no guarantee regarding the tax status of any contact and do not intend the above discussion as tax advice.

15. Other Information
Assignment
    To the extent allowed by applicable State law, we reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. Unless otherwise restricted by Endorsement, you may request to assign or transfer your rights under the Contract by Notifying us. We will not be bound by an assignment until we acknowledge it. If your Contract is assigned, the assignment will take effect on the date the Notice was signed, subject to any action taken by us before receipt of the Notice. We have no liability under any assignment for our actions or omissions done in good faith. In addition, we shall not be liable for any tax consequences you may incur due to the assignment of your Contract.

Distribution

    Athene Securities, a wholly owned subsidiary of Athene Holding Ltd. (Athene), serves as distributing underwriter for the Contracts. Athene Securities is registered as a broker-dealer with the SEC under the 1934 Act, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (FINRA). Athene Securities is a member of the Securities Investors Protection Corporation. You may contact FINRA by calling 1-800-289-9999 or online at www.finra.org for information about Athene Securities or your broker-dealer and their respective registered persons. An investor brochure that includes information describing FINRA is available both online and through the telephone number.

    We have entered into an underwriting agreement with Athene Securities for the distribution of the Contracts. Athene Securities also may perform various administrative services on our behalf.

    We may fund Athene Securities’ operating and other expenses, including overhead, legal and accounting fees, Financial Professional training, compensation for the Athene Securities management team, and other expenses associated with the Contracts. Financial Professionals associated with Athene Securities and their managers are also eligible for various benefits, such as production incentive bonuses, insurance benefits, and non-cash compensation items that we may provide jointly with Athene Securities. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, awards, merchandise and other similar items.

    We offer Contracts on a continuous basis. Contracts are sold only by licensed Financial Professionals in those states where the Contracts may be lawfully sold. Athene Securities does not itself sell the Contracts on a retail basis. Rather, Athene Securities enters into selling agreements with unaffiliated broker-dealer firms (the “selling broker-dealers”) for the sale of the Contracts through those firms and their Financial Professionals. The Financial Professionals will be registered representatives of the selling broker-dealers that are registered as broker-dealers under the 1934 Act and members of FINRA.

    Under the distribution agreement we pay selling commissions to Athene Securities, which Athene Securities re-allows to the selling broker-dealers. The amount and timing of commissions paid to selling broker-dealers may vary depending on the selling agreements and the Contract sold but will not be more than 7% of the Purchase Payment. Some selling broker-dealers may elect to receive a smaller amount of commission at the time of the sale and an ongoing trail commission for as long as the Contract remains in effect or as agreed in the selling agreement. We may pay or allow other promotional incentives or payments to selling broker-dealers in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

    The Financial Professionals who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the selling broker-dealers in the form of commissions or other compensation, depending on the agreement between the selling broker-dealer and the Financial Professional. The Financial Professionals are also eligible for various cash benefits, such as bonuses, insurance benefits, and financing arrangements, and non-cash items. Non-cash items include conferences seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise, priority operations support, preferred programs, and other similar items. Sales of the Contracts may help Financial Professionals qualify for such benefits.

    We may also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Financial Professionals of the selling broker-dealers. These allowances may be based on a percentage of the Purchase Payment.

    In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensation, or reimbursements to selling broker-dealers and wholesaling broker-dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all broker-dealers, and the terms of any particular agreement governing the payments may vary among broker-dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the broker-dealers’ preferred or recommended list, increased access to the selling broker-dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Financial Professionals, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular broker-dealer’s actual or expected aggregate sales of our index-linked annuity Contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Financial Professional.

    A portion of the payments made to selling firms may be passed to their Financial Professionals. Financial Professionals may receive cash and non-cash compensation and other benefits. Ask your Financial Professional for further information about what they and their firm may receive in connection with your purchase of a Contract.

    Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup commission and other expenses through fees and charges deducted under the Contract.

Amendments to the Contract
    The Contract may be amended to conform to changes in applicable law or interpretations of applicable law. Changes in the Contract may need to be approved by the state insurance departments. The consent of the Owner to an amendment will be obtained to the extent required by applicable law.

Misstatements
    If payments made were too large because of a misstatement of age, we may deduct the difference from the next payment or payments with interest. If payments were too small, we may add the difference to the next payment with interest. Any interest payable will be made at the rate equal to 1.00% or as required by applicable law.

Owner Questions
    The obligations to the Owner under the Contracts are ours. Please direct your questions and concerns to us at our Administrative Office.

State Regulation
    As a life insurance company organized and operated under the laws of the State of Iowa, we are subject to provisions governing life insurers and to regulation by the Iowa Commissioner of Insurance. Our books and accounts are subject to review and examination by the Iowa Division of Insurance.

Evidence of Death, Age, Gender, or Survival
    We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision.

Independent Auditors

    The financial statements of the Company as of December 31, 2023, and December 31, 2022 and for the years then ended, included in this Registration Statement, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report appearing herein.

The financial statement for the year ended December 31, 2021 included in this Registration Statement has been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal Matters
    Eversheds Sutherland (US) LLP has provided advice on certain matters relating to the application of federal securities law to the Contracts.

16. Information about the Company
Reliance on Rule 12h-7
    The Company relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

Information on the Company’s Business and Property
Overview
    The Company is a life insurance company organized under the laws of Iowa. The Company was founded in 1896 as Central Life Assurance Company. Effective October 2, 2013, Athene acquired 100% of the issued and outstanding capital stock of Athene USA Corporation (“AUSA,” formerly known as Aviva USA Corporation), an Iowa corporation, and thereby acquired control of certain of AUSA’s insurance company subsidiaries, including, but not limited to, the Company. On December 20, 2023, Athene Annuity & Life Assurance Company (“AADE”) and the Company executed an agreement and plan of merger pursuant to which, subject to the receipt of all regulatory approvals required in respect thereof, AADE will merge with and into the Company, with the Company as the surviving company. Currently, both the Company and AADE are indirect wholly owned subsidiaries of AHL, and the Company is a wholly owned subsidiary of AADE. The merger is being effected to streamline operations, including financial reporting simplification and to reduce expenses. As of December 31, 2023, AADE’s capital and surplus was equal to $3.1 billion inclusive of the $2.9 billion of capital and surplus attributable to the Company. The Company is licensed to conduct life insurance business in 49 states (excluding New York), the District of Columbia and Puerto Rico. Effective January 1, 2022, as a result of the closing of the merger involving Athene and Apollo Global Management, Inc. (AGM, and together with its subsidiaries other than Athene or its subsidiaries, Apollo), AGM (NYSE:APO) became the beneficial owner of 100% of Athene’s Class A common shares and controls all of the voting power to elect Athene’s board of directors.
    The Company is a leading financial services company that specializes in issuing, reinsuring, and acquiring retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. By focusing on the retirement services market, the Company believes it will benefit from several demographic and economic trends, including the increasing number of retirees in the U.S. and the lack of tax advantaged alternatives for people trying to save for retirement. Currently, the Company focuses primarily on: (i) the sale of retail fixed annuities, including fixed indexed annuities (“FIAs”) and fixed rate annuities, through its network of approximately 51 independent marketing organizations, and its growing network of 18 banks and 144 broker-dealers, collectively representing approximately 128,000 independent agents, as of December 31, 2023; (ii) pension group annuities (“PGAs”) issued in connection with PGA transactions; and (iii) the opportunistic issuance of funding agreements, including through its participation in the funding agreement backed note (“FABN”) program. The Company invests the proceeds received from these activities into a high quality asset portfolio to generate attractive financial results for its shareholder, while concurrently focusing on downside risk to preserve the capital of and meet its obligations to its policyholders. Subsidiary operations are not included in the Company’s unconsolidated statutory results. The Company is currently rated A+ (stable outlook) by S&P, A (positive outlook) by A.M. Best, A+ (stable outlook) by Fitch and A1 (stable outlook) by Moody's.

The Company owns all the outstanding capital stock of Athene Annuity & Life Assurance Company of New York (“AANY”), which in turn owns all the outstanding capital stock of Athene Life Insurance Company of New York (“ALICNY”). The Company also owns all the outstanding capital stock of Structured Annuity Reinsurance Company (“STAR”), Athene Re USA IV, Inc. (“Athene Re IV”), Centralife Annuities Services, Inc. and AAIA RML, LLC.

The U.S. federal employer identification number of the Company is 42-0175020. The statutory home office of the Company is 7700 Mills Civic Parkway, West Des Moines, Iowa 50266. The telephone number of the Company is +1 (888) 266-8489.

Products
    The following summarizes the Company’s products by the amount of premiums and deposits for the periods presented below:

	Year ended December 31,
	2023	2022	2021
Premiums and Deposits	($ In thousands)
Annuities
Indexed	$11,849,186	$11,114,486	$8,371,268
Fixed rate	24,796,530	9,454,223	524,622
Payout	131,696	120,906	99,304
Group annuities - PGA	10,132,931	10,831,843	13,531,046
Gross annuities products	46,910,343	31,521,458	22,526,240
Funding agreements	6,592,841	7,749,825	11,481,545
Life and other(1)	97,731	102,153	122,969
Gross premiums and deposits	$53,600,915	$39,373,436	$34,130,754
Ceded premiums and deposits	(44,311,425)	(33,618,744)	(30,469,034)
Net Premiums and Deposits	$9,289,490	$5,754,692	$3,661,720

(1) Life and Other includes products associated with the following business lines: life, accident and health, variable annuity and any other product not specifically identified. Substantially all Life and Other products are ceded to third party or affiliate reinsurers.

    The following summarizes the Company’s general and separate accounts U.S. Statutory Accounting Principles (“SAP”) reserves by product as of the dates presented below:

	December 31,
	2023	2022
Products (1)	($ In thousands)
Annuities
Indexed	$56,238,925	$49,569,898
Fixed rate	38,238,610	13,771,011
Payout	1,824,564	1,887,450
Group annuities - PGA	45,348,805	37,016,619
Total annuities products	141,650,904	102,244,978
Funding agreements	27,572,772	21,426,234
Life and other (2)	60,004	64,706
Total reserves	$169,283,680	$123,735,918

(1) Reserves are net of assumed and ceded coinsurance transactions.
(2) Life and Other includes products associated with the following business lines: life, accident and health, variable annuity and any other product not specifically identified.

Indexed Annuities

Fixed Indexed Annuities. Fixed-indexed annuities (“FIAs”) are the largest percentage of the Company’s net reserve liabilities. FIAs are a type of insurance contract in which the policyholder makes one or more premium deposits that earn interest, on a tax deferred basis, at a crediting rate based on a specified market index, subject to a specified cap, spread or participation rate. FIAs allow policyholders the possibility of earning interest without significant risk to principal, unless the contract is surrendered during a surrender charge period. A market index tracks the performance of a specific group of stocks or other assets representing a particular segment of the market, or in some cases, an entire market. The Company generally buys options on the indices to which the FIAs are tied to hedge the associated market risk. The cost of the option is priced into the overall economics of the product as an option budget.

Registered Index-Linked Annuities. Registered index-linked annuities (“RILAs”) are similar to FIAs in offering the policyholder the opportunity for tax-deferred growth based in part on the performance of a market index. Compared to an FIA, RILAs have the potential for higher returns but also have the potential for risk of loss to principal and related earnings. RILAs provide the ability for the policyholder to participate in the positive performance of certain market indices during a term, limited by a cap or adjusted for a participation rate. Negative performance of the market indices during a term can result in negative policyholder returns, with downside protection typically provided in the form of either a “buffer” or a “floor” to limit the policyholder’s exposure to market loss. A “buffer” is protection from negative exposure up to a certain percentage, typically 10 or 20 percent. A “floor” is protection from negative exposure less than a stated percentage (i.e., the policyholder risks exposure of loss up to the “floor,” but is protected against any loss in excess of this amount).

Fixed Rate Annuities

Fixed rate annuities include annual reset annuities and multi-year guarantee annuities (“MYGAs”). Unlike FIAs, fixed rate annuities earn interest at a set rate (or declared crediting rate), rather than a rate that may vary based on an index. Fixed rate annual reset annuities have a crediting rate that is typically guaranteed for one year. After such period, the Company has the ability to change the crediting rate at the Company’s discretion, generally once annually, to any rate at or above a guaranteed minimum rate. MYGAs are similar to annual reset annuities except that the initial crediting rate is guaranteed for a specified number of years, rather than just one year, before it may be changed at the Company’s discretion.

Payout Annuities

Payout annuities primarily consist of single premium immediate annuities (“SPIAs”), supplemental contracts and structured settlements. Payout annuities provide a series of periodic payments for a fixed period of time or for the life of the policyholder, based upon the policyholder’s election at the time of issuance. The amounts, frequency and length of time of the payments are fixed at the outset of the annuity contract. SPIAs are often purchased by persons at or near retirement age who desire a steady stream of payments over a future period of years. Supplemental contracts are typically created upon the conversion of a death claim or the annuitization of a deferred annuity. Structured settlements generally relate to legal settlements.

Group Annuities

Group annuities issued in connection with pension group annuity transactions usually involve a single premium group annuity contract issued to discharge certain pension plan liabilities. The group annuities that the Company issues are nonparticipating contracts. The assets supporting the guaranteed benefits for each contract may be held in a separate account. Group annuity benefits may be purchased for current, retired and/or terminated employees and their beneficiaries covered under terminating or continuing pension plans. Both immediate and deferred annuity certificates may be issued pursuant to a single group annuity contract. Immediate annuity certificates cover those retirees and beneficiaries currently receiving payments, whereas deferred annuity certificates cover those participants who have not yet begun receiving benefit payments. Immediate annuity certificates have no cash surrender rights, whereas deferred annuity certificates may include an election to receive a lump sum payment, exercisable by the participant upon either the participant achieving a specified age or the occurrence of a specified event, such as termination of the participant’s employment.

Funding Agreements

The Company issues funding agreements, opportunistically to institutional investors, including in connection with the FABN program, at attractive risk-adjusted funding costs. Funding agreements are negotiated privately between an investor and an insurance company. They are designed to provide an agreement holder with a guaranteed return of principal and periodic interest payments, while offering competitive yields and predictable returns. The interest rate can be fixed or floating. If the interest rate is a floating rate, it may be linked to the Secured Overnight Financing Rate, the federal funds rate or other major index. As of December 31, 2023, the Company had $16.4 billion in aggregate funding agreement deposits outstanding under the FABN program, $5.9 billion in aggregate funding agreement deposits outstanding to the Federal Home Loan Bank of Des Moines and $5.5 billion in aggregate funding agreement deposits outstanding under the Company’s secured funding agreement backed repurchase agreement program, pursuant to which a special-purpose, unaffiliated entity entered into repurchase agreements with a bank and the proceeds of the repurchase agreements were used by the special-purpose entity to purchase funding agreements from the Company.

Private Placement Variable Annuities (“PPVA”)

PPVAs are not registered with the SEC and currently are only offered by private placement to purchasers meeting both the requirements as a qualified purchaser and an accredited investor under applicable federal securities laws. Variable annuities allow policyholders to participate directly in the investment experience of the underlying investment vehicles offered through the product. In a variable annuity, the policyholder assumes the full investment risk of the investment options chosen. The product allows the policyholder to allocate their money to a variety of variable separate account divisions that invest in a suite of underlying investment options and the potential to accumulate cash value on a tax-deferred basis. The Company's PPVA product provides access to a suite of Apollo managed funds and other product offerings with no surrender charges and no guaranteed lifetime withdrawal benefit or guaranteed death benefit features. The Company generates income on its PPVA product by collecting a management fee that is a function of the policyholder’s account value.

Life and Other
    Life and other products include life insurance policies assumed through reinsurance transactions, other retail products, including legacy run-off or ceded business, and statutory closed blocks. In connection with Athene’s acquisition of AUSA, the Company entered into a series of reinsurance agreements to cede the acquired, non-core business, to third parties and affiliates. A description of the reinsurance arrangements entered into in connection with the acquisition and certain reinsurance arrangements pre-dating the acquisition, in each case, pursuant to which certain life and other products are ceded, is below.

    The Company entered into a reinsurance agreement on August 30, 2013 with STAR, an affiliated reinsurer domiciled in Iowa. The agreement ceded, through coinsurance, all annuity contracts issued by the Company (and its predecessor by merger, Aviva Life Insurance Company) to Aviva London Assignment Corporation, an affiliated entity. As of December 31, 2023, there were $1.0 billion outstanding obligations ceded pursuant to the coinsurance agreement.

    In connection with Athene’s acquisition of AUSA, Athene acquired Athene Re IV, a subsidiary of AUSA and a captive reinsurer domiciled in Vermont. Prior to Athene’s acquisition of AUSA, the Company’s predecessor had entered into a coinsurance agreement with Athene Re IV dated December 15, 2011, pursuant to which the Company’s predecessor ceded, on a 100% quota share basis, all life insurance policies that had been issued or assumed by the Company’s predecessor prior to its reorganization from an Iowa mutual life insurance company to a mutual holding company and were, as of the date of the coinsurance agreement, being operated as a closed block of business for dividend purposes only. As of December 31, 2023, there were $1.3 billion of outstanding obligations ceded pursuant to the funds withheld coinsurance agreement.

Reinsurance
    The Company is party to reinsurance arrangements, pursuant to which it cedes certain risks associated with its core business to its affiliates, Athene Annuity Re Ltd. (“AARe”) and AADE. The Company has entered into a modified coinsurance agreement (“Modco Agreement”) with AARe, pursuant to which it cedes to AARe a quota share, as specified by the Company, of its obligations to repay the principal upon maturity or termination and to make periodic interest payments under funding agreements issued by the Company. All cessions to date have been on a 100% quota share basis. The Company has a coinsurance agreement with AADE, pursuant to which it ceded to AADE a 50% quota share of all of the Company’s retail annuity business issued between January 1, 2018 and December 31, 2021 (excluding the Contracts). The Company has entered into Modco Agreements with AARe with respect to substantially all of its other core business, pursuant to which it generally cedes to AARe an 80% quota share of all such business.

    Under the various Modco Agreements, the Company retains the reserves and the assets supporting the reserves, with the assets held in a segregated account (“Modco Account”). Although AARe is not required to establish any reserves in connection with modified coinsurance transactions, it is required to hold capital related to the modified coinsurance reserves that are retained by the Company as if the reserves were explicitly recorded on the balance sheets of AARe. The profit and loss with respect to the reserve liabilities and the assets supporting the reserves flow from the Company to AARe through periodic net settlements. The Company is authorized under the Modco Agreements to make payments on the ceded liabilities directly from the Modco Account. The assets maintained in the Modco Account are valued at statutory carrying value for purposes of determining settlement amounts. Under the Modco Agreements, the Company has an obligation to make payments to AARe to the extent that the statutory carrying value of the assets maintained in the applicable Modco Account exceeds 100% of the applicable reserves, and AARe has an obligation to make a payment to the Company to the extent that the statutory carrying value of the assets maintained in the Modco Account is less than 100% of the applicable reserves.

    Under the coinsurance agreement with AADE, the Company pays reinsurance premiums to AADE equal to 50% of the sum of (i) gross premiums generated through the Company’s retail operations, (ii) fees with respect to any riders issued in connection with the Company’s retail operations and (iii) any other payments, collections or recoveries relating to the Company’s retail operations. AADE pays the Company’s obligations relating to partial surrenders, full surrenders, death claims, annuitizations and other contractual benefits under the policies being reinsured and also pays the Company for certain policy expenses, including administrative expenses and issuance and renewal expenses, incurred by the Company relating to the policies being reinsured. Amounts owing to or from AADE pursuant to the coinsurance agreement are determined and paid upon settlement, which may occur on either a monthly or quarterly basis. Effective January 1, 2022, the Company and AADE agreed to terminate that coinsurance agreement for new business, with the intention that new policies issued on and after that date will be reinsured to AARe pursuant to various Modco Agreements.

The following summarizes the Company’s general and separate accounts statutory reserves, as of the dates presented below, that have been ceded to AARe:

	December 31,
	2023	2022
Reserves	($ In thousands)
Annuities
Indexed	$45,188,083	$39,853,034
Fixed rate	30,955,916	11,391,680
Payout	1,459,651	1,509,960
Group annuities - PGA	36,279,044	29,613,296
Total annuities products	113,882,694	82,367,970
Funding agreements	27,572,772	21,426,234
Life	43,278	45,800
Total reserves	$141,498,744	$103,840,004

Investment Management

    Investment activities are an integral part of the Company’s business and net investment income is a significant component of the Company’s total revenues. The Company’s investment philosophy is to invest a portion of its assets in securities that earn an incremental yield by taking measured liquidity risk and complexity risk and capitalizing on its long-dated, persistent liability profile to prudently achieve higher net investment earned rates, rather than assuming incremental credit risk.

The Company has executed an investment management agreement (“IMA”) with Apollo Insurance Solutions Group LP (“ISG”), pursuant to which ISG and certain of its affiliates, including AGM manage substantially all of the Company’s portfolio. Apollo's investment team and credit portfolio managers employ their deep experience to assist Athene and its subsidiaries (collectively, the “Athene Group”), including the Company, in sourcing and underwriting complex asset classes. Apollo has selected a diverse array of corporate bonds and more structured, but highly rated asset classes. The Athene Group also maintains holdings in floating rate and less interest rate-sensitive investments, including collateralized loan obligations (“CLOs”), commercial mortgage loans (“CMLs”), residential mortgage loans (“RMLs”), non-agency residential mortgage-backed securities (“RMBS”) and various other types of structured products. These asset classes permit the Athene Group to earn incremental yield by assuming liquidity and complexity risk, rather than assuming incremental credit risk. In addition to its core fixed income portfolio, the Athene Group opportunistically allocates approximately 5% of its overall portfolio to alternative investments where it primarily focuses on fixed income-like, cash flow-based investments. The Athene Group's alternative investment strategy is inherently opportunistic rather than being derived from allocating a fixed percentage of assets to the asset class and the strategy is subject to internal concentration limits.

    The investments by asset class held in the Company’s general and separate accounts, based on statutory carrying value as of the dates presented below, are as follows:

	December 31, 2023			December 31, 2022
	Carrying Value	% of Total		Carrying Value	% of Total
	($ In thousands)
Asset Class:
Corporate Bonds	$58,243,982	32%		$49,213,981	37%
Municipal and Other Government Bonds	6,437,152	3%		3,454,600	3%
ABS (non-MBS, CLO)	19,840,859	11%		13,871,880	10%
CMBS	6,446,355	4%		3,833,189	3%
RMBS	4,632,328	3%		3,758,220	3%
Mortgage Loans	43,001,248	23%		26,175,153	19%
Real Estate	226,847	—%		156,473	—%
CLO	18,828,971	10%		14,517,558	11%
Partnership Interests and Surplus Notes	11,098,178	6%		9,085,811	7%
Investments in Subsidiaries	424,922	—%		410,965	—%
Short-term Investments	1,187,585	1%		3,143,673	2%
Other	13,420,240	7%		7,285,834	5%
Total	$183,788,667	100%	1	$134,907,337	100%

Competition
    The Company operates in highly competitive markets. The Company faces a variety of large and small industry participants, including diversified financial institutions and insurance and reinsurance companies. These companies compete in one form or another for the growing pool of retirement assets driven by a number of external factors such as the continued aging of the U.S. population and the reduction in safety nets provided by governments and private employers. In the markets the Company operates in, scale and the ability to provide value-added services and build long-term relationships are important factors to compete effectively. The Company believes that its leading presence in the retirement market, diverse range of capabilities and broad distribution network uniquely positions it to effectively serve consumers' increasing demand for retirement solutions.

    The Company faces competition in the FIA market from traditional insurance carriers. Principal competitive factors for FIAs are initial crediting rates, reputation for renewal crediting action, product features, brand recognition, customer service, distribution capabilities and financial strength ratings of the provider. Competition may affect, among other matters, both business growth and the pricing of the Company’s products and services.

The Company faces strong competition within the institutional channel. With respect to funding agreements, namely those issued in connection with the Company’s FABN program, pursuant to which a third party trust issues medium term notes under a global debt issuance program and uses the proceeds of such issuances to purchase funding agreements from the Company, the Company competes with other insurers that have active FABN programs. Within the funding agreement market, the Company competes primarily on the basis of perceived financial strength, interest rates and term. With respect to group annuities, the Company competes with other insurers that offer such annuities. Within the PGA market, the Company competes primarily on the basis of price, underwriting, investment capabilities and the ability to provide quality service to the corporate sponsor's pension participants.

Human Capital Management

    As of December 31, 2023, the Company had 873 employees, all of whom were located at the Company's headquarters in West Des Moines, Iowa. In addition, the Company receives services from employees of other members of the Athene Group under the terms of a shared services agreement. The Company believes that employee relations are good. None of its employees are subject to collective bargaining agreements, nor is the Company aware of any efforts to implement such agreements.

Human capital resources are managed at the broader Athene Group level. The Athene Group is committed to a culture that prioritizes teamwork, engagement, inclusivity and pride of ownership. Engagement is driven by many facets of the Athene Group's employee experience. The Athene Group's core values – Believe in your Co-workers, Engage Actively, Act like Owners, and Make it Happen (“BEAM”) – provide the foundation for employee engagement. BEAM was created by a team of employees tasked with articulating the Athene Group's core beliefs. BEAM is core to the Athene Group's culture and helps inspire employees to take positive action in the Athene Group's workplace and in the communities in which the Athene Group operates.

Talent

Recruiting, developing and retaining high-performing employees in the workplace is very important to the Athene Group. The Athene Group values each employee’s individual talents and skills, and promotes career growth and development for all employees. As the Athene Group invests in the growth and development of its employees, the value of its workforce increases. The continued success of the Athene Group's business depends upon its ability to retain the employees in whom it has invested. The Athene Group monitors turnover rates by function and actively defends against key talent losses to competitors. The Athene Group also conducts annual succession planning to ensure that as the organization expands, is subject to turnover and/or provides promotional opportunities, it is in a position to fill key open positions.

To measure employee satisfaction and engagement, the Athene Group administers an annual employee engagement survey. The scores and feedback are reviewed by management in addition to being communicated to all Athene Group employees. The Athene Group adjusts to its business practices based on feedback received. To achieve meaningful feedback, the Athene Group strives to achieve high employee completion rates.

The Athene Group’s performance-based compensation strategy is designed to recognize and reward employees for their contribution to its success, and strives to provide strong, equitable incentives for performance. Compensation may be comprised of up to three elements: base compensation, which is determined based upon a number of factors, including size, scope and impact of the employee’s role, the market value associated with the employee’s role, leadership skills, length of service and individual performance; an annual incentive award, which if applicable, is a cash incentive award determined based on a combination of individual and company performance during the period to which the incentive award relates; and a long-term incentive award, which if applicable, is a stock-based award intended to compensate an employee for her or his contribution to the Athene Group’s success and to align the interest of the award recipient with its interest during the vesting period of the award. The Athene Group seeks to determine compensation on the basis of merit and without regard to demographic characteristics.

Diversity, Equity and Inclusion

The Athene Group is committed to ensuring diversity, equity and inclusion (“DEI”) are woven into its organizational values. The Athene Group's DEI efforts are led by its Senior Vice President, Diversity, Equity and Inclusion, who reports to Athene's Executive Vice President and Chief Human Resources Officer, with additional reporting responsibilities to the legal & regulatory Committee of Athene's board of directors, the committee charged with oversight of the Athene Group's DEI efforts and the Athene Group's corporate and social responsibility efforts more broadly. The Athene Group has established a Diversity & Inclusion Council and ten Employee Resource Groups (“ERGs”) that work to elevate diversity efforts by fostering a workplace that cultivates employees' differences, where employees feel celebrated, engaged, and connected. The Athene Group seeks to build a diverse workforce that delivers on its business objectives and embodies its values. The Athene Group engages actively with its communities to make a difference in the places in which its employees live and work.

In addition to the Athene Group's human resources and DEI leadership, the Athene Group currently has a DEI Analyst and ten advisors supporting its ten ERGs, which are comprised of: Advancing Abilities Partnership; African American Athene Connection; Athene Asian Alliance; Athene Military Veterans Organization; Bermuda Diversity and Inclusion Committee; Comunidad; Lesbian, Gay, Bisexual, Transgender, Queer/Questioning; LiveWell; Volunteer Committee; and Women’s Inclusion Network. Each ERG is paired with a member of Athene's Executive Committee to provide a direct link between the group and Athene's executive leadership.

Employee Well-being

The Athene Group continues to devote significant attention to the importance of employee well-being. The Athene Group has comprehensive programs and initiatives focused on professional development, DEI, physical health, financial wellness and emotional well-being, with a goal of creating a supportive and inclusive environment for all. Through the Athene Group’s annual employee engagement, the Athene Group gathers insights and feedback from employees on satisfaction, engagement, leadership and policies. This feedback is vital to shaping the Athene Group’s strategies to enhance overall employee satisfaction and foster a workplace that aligns with its core values.

Regulation

The Company is licensed to transact its insurance business in, and is subject to, regulation and supervision by all states other than the State of New York (in which the Company’s direct and indirect subsidiaries, AANY and ALICNY, are licensed to transact insurance business), Puerto Rico and the District of Columbia. The Company’s business is also subject to certain international regulations and frameworks as well as the laws and regulations of various other jurisdictions. A summary of certain of the laws, regulations and frameworks to which the Company is subject is set forth below.

From time to time, in the ordinary course of business and like others in the insurance and financial services industries, the Company receives requests for information from government agencies in connection with such agencies’ regulatory or investigatory authority. Such requests can include market conduct examinations, subpoenas or demand letters for documents to assist the government in audits or investigations. The Company reviews such requests and notices and takes appropriate action. The Company has been subject to certain requests for information and investigations in the past and could be subject to them in the future.

General

The Company is organized and domiciled in Iowa (the “Domiciliary State”) and is also licensed as an insurer in the Domiciliary State. The Company is regulated by the insurance department of the Domiciliary State as well as each of the insurance regulators in the other states where the Company is authorized to transact insurance business. The primary purpose of such regulatory supervision is to protect policyholders rather than holders of any securities. Generally, insurance products underwritten by the Company must be approved by the insurance regulators in each state in which they are sold.

State insurance authorities have broad administrative powers over the Company with respect to all aspects of its insurance business including: (1) licensing to transact business; (2) licensing of producers who sell our products; (3) prescribing which assets and liabilities are to be considered in determining statutory surplus; (4) regulating premium rates for certain insurance products; (5) approving policy forms and certain related materials; (6) determining whether a reasonable basis exists as to the suitability of the annuity purchase recommendations producers make and, in certain states, that such recommendations are in the best interest of the consumer; (7) regulating unfair trade and claims practices; (8) establishing reserve requirements, solvency standards and minimum capital requirements; (9) regulating the amount of dividends that may be paid in any year; (10) regulating the availability of reinsurance, the terms thereof and the ability of an insurer to take credit on its financial statements for insurance ceded to reinsurers; (11) fixing maximum interest rates on life insurance policy loans, minimum crediting rates on accumulation products and minimum allowable surrender values; (12) regulating the type, amounts and valuations of investments permitted; (13) setting parameters for transactions with affiliates; and (14) regulating other matters.

The rates, forms, terms and conditions of the Company’s reinsurance agreements with unaffiliated third parties generally are not directly subject to regulation by any state insurance department in the United States. This contrasts with primary insurance where, as discussed above, the policy forms and premium rates are generally regulated by state insurance departments.

From time to time, increased scrutiny has been placed upon the U.S. insurance regulatory framework, and a number of state legislatures have considered or enacted legislative measures that alter, and in many cases increase, regulation of insurers and reinsurers. Additionally, state insurance regulators are regularly involved in a process of reexamining existing laws and regulations and their application to insurance and reinsurance companies.

Furthermore, while the federal government in most contexts currently does not directly regulate the insurance business, federal legislation and administrative policies in a number of areas, such as employee benefits and pension regulation, age, sex and disability-based discrimination, financial services regulation, securities regulation, derivatives regulation, privacy regulation and federal taxation, can significantly affect the insurance business. It is not possible to predict the future impact of changing regulation on the Company’s operations. See Company Related Risk Factors—Risks Relating to Insurance and Other Regulatory Matters.

In addition, as part of Athene’s acquisition of AUSA, Athene acquired a special purpose insurance company, Athene Re IV, which is a subsidiary of the Company. Athene Re IV is domiciled in Vermont and provides reinsurance to the Company in order to facilitate the financing of the current deficit on a closed block of policies resulting from the demutualization of a prior insurance company currently part of the Company. As part of the acquisition of the Company, the liabilities associated with such closed block of insurance policies, including any exposure to payments due from such special purpose insurance company subsidiary, were reinsured to Accordia Life and Annuity Company. The Company does not actively write business that requires the use of captive reinsurers. The substantial majority of all policyholder obligations written or held by the Company are ultimately reinsured to AARe.

NAIC

The NAIC is an organization, the mandate of which is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC also provides standardized insurance industry accounting and reporting guidance through the NAIC Accounting Manual. However, model insurance laws and regulations are only effective when adopted by the states, and statutory accounting and reporting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the NAIC Accounting Manual or modifications by the various state insurance departments may affect the statutory capital and surplus of the Company.

Some of the NAIC pronouncements, particularly as they affect accounting issues, take effect automatically in the various states without affirmative action by the states. Statutes, regulations and interpretations may be applied with retroactive impact, particularly in areas such as accounting and reserve requirements. Also, regulatory actions with prospective impact can potentially have a significant impact on products that the Company currently sells. The NAIC continues to work to reform state regulation in various areas, including reporting requirements for investment transactions with related parties that are not “affiliated” under the NAIC's Insurance Holding Company System Regulatory Act and Model Regulation.

Internationally Active Insurance Groups and the Common Framework for the Supervision of Internationally Active Insurance Groups

The Common Framework for the Supervision of Internationally Active Insurance Groups (“ComFrame”), as adopted by the International Association of Insurance Supervisors (“IAIS”), will be applicable to entities that meet the IAIS’s criteria for internationally active insurance groups (“IAIGs”) and that are so designated by their group-wide supervisor. Under ComFrame, an IAIG is defined as an insurance group which has (1) premiums written in three or more jurisdictions, with the percentage of gross premiums written outside the home jurisdiction comprising at least 10% of the group’s total gross written premiums, and (2) based on a rolling three-year average, total assets of at least $50 billion, or gross written premiums of at least $10 billion. A group-wide supervisor has discretion to determine that a group is not an IAIG even if it meets the criteria or that a group is an IAIG even if it does not meet the criteria. ComFrame establishes international standards for the designation of a group-wide supervisor for each IAIG and IAIS intends to include a group capital requirement (the global insurance capital standard (“ICS”)) applicable to an IAIG in addition to the current legal entity capital requirements and any group capital requirements imposed by relevant insurance laws and regulations. The ICS is still being finalized by the IAIS, with a planned adoption date of November 2024. Assuming IAIS members vote to adopt the ICS, the IAIS will encourage jurisdictions to implement the ICS as a prescribed capital requirement (“PCR”) beginning in 2025. In addition, the US members of the IAIS are developing an alternative approach to the ICS, called the Aggregation Method (“AM”), which would be adopted in the US. Like the GCC (as defined below), the AM is a risk-based capital (“RBC”) aggregation-based approach. The IAIS plans to assess whether the AM provides comparable outcomes to the ICS in 2024.

ComFrame also includes uniform standards for insurer corporate governance, enterprise risk management and other control functions and resolution planning. Relatedly, in the US, the NAIC has promulgated amendments to the NAIC Model Insurance Holding Company System Regulatory Act, adopted by the Domiciliary State, that address “group-wide” supervision of IAIGs to allow state insurance regulators in the US to be a group-wide supervisors for US-based IAIGs and acknowledge another regulatory official acting as the group-wide supervisor of an IAIG. On February 6, 2024, the Iowa Insurance Division (“IID”) identified AGM as meeting the criteria as an IAIG and further identified Athene as the Head of the IAIG. The Head of the IAIG is a legal entity identified by the group-wide supervisor as controlling all of the insurance legal entities within the group and non-insurance legal entities which pose a risk to the insurance operations. In general, the Head of the IAIG is the uppermost entity to which obligations associated with being an IAIG designation attach. As a result of these identifications, the Company expects Athene to be subject to the relevant capital standard that the US applies to IAIGs. At this time, the Company does not expect a significant impact on Athene’s capital position or capital structure; however, the Company cannot fully predict with certainty the impact (if any) on Athene’s capital position or capital structure and any other burdens being named an IAIG may impose on AHL or its insurance affiliates, including the Company. The IID further identified itself as the Group-Wide Supervisor for AGM (in a distinct capacity from its role as supervisor for Athene). The IID has been effectively serving in this role for a significant period of time; this identification is a formalization of AGM and the IID’s existing relationships and processes.

Own Risk and Solvency Assessment (“ORSA”) Model Act

The Company is subject to the ORSA Model Act, which has been enacted by the Domiciliary State and requires insurance companies to assess the adequacy of their and their group’s risk management and current and future solvency position. Under the ORSA Model Act, certain insurers must undertake an internal risk management review at least annually (but also at any time when there are significant changes to the risk profile of the insurer or its insurance group), in accordance with the NAIC’s ORSA Guidance Manual, and prepare an ORSA Summary Report (“ORSA Report”) assessing the adequacy of the insurer’s risk management and capital in light of its current and future business plans. The ORSA Report is required to be filed annually with a company’s lead state regulator and made available to other domiciliary regulators within the holding company system. The Company files the ORSA Report with the IID as its lead state regulator and concurrently provides the ORSA Report to the Delaware Department of Insurance (“DE DOI”) and the New York State Department of Financial Services (“NYSDFS”).

Corporate Governance Annual Disclosure Model Act and Model Regulation (together, the “Corporate Governance Model Act”)

The Company is subject to the Corporate Governance Model Act, which has been enacted by the Domiciliary State and requires an insurer to provide an annual disclosure regarding its corporate governance practices to its lead state and/or domestic regulator. The Company is in compliance with the Corporate Governance Model Act as adopted by Iowa.

Insurance Holding Company Regulation

Each direct and indirect parent of the Company (including AHL and Apollo) is subject to the insurance holding company laws of the Domiciliary State. These laws generally require an insurance holding company and insurers that are members of such holding company system to register with their domestic insurance regulators and to file certain reports with those authorities, including information concerning their capital structure, ownership, financial condition, certain intercompany transactions and general business operations. Generally, under these laws, transactions between the Company and its affiliates, including any reinsurance transactions and affiliated investment, must be fair and reasonable and, if material or included within a specified category, require prior notice and approval or non-disapproval by the insurance department of their respective domiciliary state.

Most states, including the Domiciliary State, have insurance laws that require regulatory approval of a direct or indirect change of control of an insurer, which would include a change of control of its holding company. Such laws as these prevent any person from acquiring direct or indirect control of the Company unless that person has filed a statement with specified information with the commissioner, superintendent or director of the Domiciliary State (each, a “Commissioner”) and has obtained the Commissioner’s prior approval. Under most states’ statutes, including those of the Domiciliary State, acquiring 10% or more of a voting interest in an insurance company or its parent company is presumptively considered a change of control, although such presumption may be rebutted. Accordingly, any person who acquires 10% or more of a voting interest in a direct or indirect parent of the Company (including Athene or Apollo) without the prior approval of the Commissioner of the Domiciliary State will be in violation of the Domiciliary State’s law and may be subject to injunctive action requiring the disposition or seizure of those securities by the Commissioner or prohibiting the voting of those securities and/or to other actions determined by the Commissioner. Further, a willful violation of these laws is punishable in the Domiciliary State as a criminal offense.

In addition, state insurance holding company laws require any controlling person of a U.S. insurer seeking to divest its controlling interest in the insurance company to file with the relevant insurance Commissioner a confidential notice of the proposed divestiture at least thirty days prior to the cessation of control (unless a person acquiring control from the divesting party has filed notice of the proposed acquisition of control with the Commissioner). After receipt of the notice, the Commissioner must determine whether the parties seeking to divest or to acquire a controlling interest will be required to file for or obtain approval of the transaction. These laws may discourage potential acquisition proposals and may delay, deter or prevent an acquisition of control of a direct or indirect parent of the Company (including Athene or Apollo) (in particular through an unsolicited transaction), even if the stockholders of such parent consider such transaction to be desirable.

Holding company system regulations currently in effect in New York require prospective acquirers of New York domiciled insurers to provide detailed disclosure with respect to intended changes to the business operations of the insurer, and expressly authorize the NYSDFS to impose additional conditions on such acquisitions. The NAIC has also published in its Financial Analysis Handbook specific narrative guidance for state insurance examiners to consider in reviewing applications for an acquisition of insurers and reinsurers by a private equity firm. The NAIC also is undertaking a review of regulatory considerations applicable to insurers and reinsurers owned by a private equity firm has appointed the Macroprudential (E) Working Group to coordinate this workstream and has adopted a list of “Regulatory Considerations Applicable (But Not Exclusive) to Private Equity (PE) Owned Insurers.” The Macroprudential (E) Working Group has referred requests to various NAIC working groups for further assessments of the considerations described in the list. Accordingly, the Company is currently unable to predict the impact of such NAIC activities on its business, including its investment activities.

In addition, many state insurance laws require prior notification to state insurance departments of a change in control of a non-domiciliary insurance company doing business in that state. While these pre-acquisition notification statutes do not authorize the state insurance departments to disapprove the change in control, they authorize regulatory action in the affected state if particular conditions exist such as undue market concentration. Any future transactions that would constitute a change in control of the Company may require prior notification in those states that have adopted pre-acquisition notification laws.

The insurance holding company laws of the Domiciliary State also require the ultimate controlling party to file an annual enterprise risk report identifying the material risks within the insurance holding company system that could pose enterprise risk to the licensed companies. An enterprise risk is generally defined as an activity or event involving affiliates of an insurer that could have a material and adverse effect on the insurer or the insurer’s holding company system.

Group Capital

The Iowa Insurance Holding Company Act (“Iowa HCA”) requires, subject to certain exceptions, the ultimate controlling person of every insurer subject to the holding company registration requirement to file an annual group capital calculation (“GCC”) with its lead state on a confidential basis. The GCC is a tool developed by the NAIC to provide US insurance regulators with a method to aggregate the available capital and the minimum capital of each entity in a group in a manner that applies to groups meeting certain criteria regardless of their structure. The Iowa HCA also requires the ultimate controlling person for certain large US life insurers and insurance groups to file the results of a liquidity stress test (“LST”) annually with the lead state regulator of the insurance group. The LST utilizes a company cash-flow projection approach incorporating liquidity sources and uses over various time horizons under a baseline assumption and stress scenarios that may vary from year to year. The NAIC has stated that the GCC will be a regulatory tool and will not constitute a requirement or standard; however, these regulatory requirements may over time increase the amount of capital that we are required to hold and could result in our being subject to increased regulatory requirements.

Restrictions on Dividends and Other Distributions

Current law of the Domiciliary State permits the payment of ordinary dividends or distributions which, together with dividends or distributions paid during the preceding twelve months, do not exceed the greater of (1) 10% of the insurer’s surplus as regards policyholders as of the immediately preceding year end or (2) the net gain from operations of the insurer for the preceding twelve-month period ending as of the immediately preceding year end. Current law of New York permits the payment of dividends or distributions which, together with dividends or distributions paid during any calendar year, (1) is out of earned surplus and does not exceed the greater of (a) 10% of the insurer’s surplus as regards policyholders as of the end of the immediately preceding calendar year or (b) the net gain from operations of the insurer for the immediately preceding calendar year, not including realized capital gains, not to exceed 30% of the insurer’s surplus as regards policyholders as of the end of the immediately preceding calendar year; or (2) do not exceed the lesser of (a) 10% of the insurer’s surplus as regards policyholders as of the end of the immediately preceding calendar year or (b) the net gain from operations of the insurer for the immediately preceding calendar year, not including realized capital gains. Any proposed dividend in excess of these amounts is considered an extraordinary dividend or extraordinary distribution and may not be paid until it has been approved, or a 30-day waiting period has passed during which it has not been disapproved, by a Commissioner. Additionally, under the current law of the Domiciliary State, the Company may only pay ordinary dividends from the insurer's earned surplus on its business, which shall not include contributed capital or contributed surplus, AADE may only pay ordinary dividends from that part of its available and accumulated surplus funds which is derived from realized net operating profits on its business and realized capital gains, and ALICNY may only pay ordinary dividends pursuant to the “greater of” standard described above from that part of its positive unassigned funds, excluding 85% of the change in net unrealized capital gains or losses less capital gains tax, for the immediately preceding year. The insurance laws and regulations of the Domiciliary State and New York also require that an insurer’s surplus as regards policyholders following any dividend or distribution be reasonable in relation to such insurer’s outstanding liabilities and adequate to meet its financial needs.

Based on the Company’s statutory basis financial results as of December 31, 2023, the Company may not declare or pay dividends without approval in 2024. Any payment of dividends by the Company in 2024 will require the prior approval or non-disapproval of the Commissioner of the Domiciliary State. As of March 15, 2024, the Company had not paid any dividends in 2024.

Credit for Coinsurance Ceded by a US Cedant

The ability of a ceding insurer to take reserve credit for the business ceded to reinsurers through coinsurance is a significant component of reinsurance regulation and is often a determining factor in establishing a reinsurance relationship. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act), only the state in which a ceding insurer is domiciled may regulate the financial statement credit for reinsurance taken by that ceding insurer. With respect to U.S.-domiciled ceding companies, credit is typically granted when (1) the reinsurer is licensed or accredited in the state where the ceding company is domiciled; (2) the reinsurer is domiciled in a state with credit for reinsurance laws and regulations that are substantively similar to the credit for reinsurance laws and regulations in the ceding insurer’s state of domicile and the reinsurer meets certain financial requirements; or (3) other conditions are satisfied, such as the reinsurer securing its obligations to the cedant with qualified collateral.

Athene’s Bermuda reinsurance subsidiaries have provided, and may in the future provide, reinsurance to the Company in the normal course of business. As none of Athene’s Bermuda reinsurance subsidiaries are licensed, accredited or approved in any U.S. state or jurisdiction, unless certain conditions are satisfied (see below), when engaging in coinsurance transactions, each of Athene's Bermuda reinsurance subsidiaries must collateralize its obligations to the Company in order for the Company to obtain credit against its reserves on its statutory basis financial statements.

Credit for reinsurance laws and regulations adopted by the various states are based on the NAIC’s Credit for Reinsurance Model Law and Regulation (the “Credit for Reinsurance Model Law”) and provide that collateral requirements may be reduced for reinsurance ceded to certain unauthorized or non-accredited non-U.S.-based reinsurers that satisfy certain criteria to qualify as a certified reinsurer.

All states, the District of Columbia and Puerto Rico have adopted the NAIC’s 2019 revisions to the Credit for Reinsurance Model Law (“NAIC 2019”) to allow a ceding insurer to take credit for reinsurance ceded to a qualifying unauthorized reinsurer without collateral if the reinsurer satisfies certain conditions, including being domiciled in a reciprocal jurisdiction. The NAIC has approved Bermuda as a reciprocal jurisdiction. Athene’s Bermuda reinsurance subsidiaries are eligible to apply to the adopting states for a determination that they have satisfied the conditions specified in NAIC 2019 and, to the extent any such determinations are made, will not be required by law on a prospective basis to post collateral, as a condition to the cedant receiving credit for reinsurance, with respect to reinsurance entered into amended or renewed on or after the effective date of NAIC 2019 and ceded by insurers domiciled in such states. Athene’s Bermuda reinsurance subsidiaries, Athene Life Re Ltd., (“ALRe”) and Athene Annuity Re Ltd., (“AARe”), have received a determination that they satisfy the conditions to forgo the collateral posting requirements in Iowa pursuant to any coinsurance agreement entered into, amended or renewed on or after the effective date of NAIC 2019 as adopted by Iowa, and only with respect to losses incurred and reserves reported on or after the later of the (1) date on which ALRe or AARe has met all eligibility requirements to be designated a Reciprocal Jurisdiction Reinsurer, and (2) effective date of the new reinsurance agreement, amendment or renewal pursuant to the provisions of the Credit for Reinsurance Model Law as adopted by Iowa.

Statutory Investment Valuation Reserves

Life insurance companies domiciled in the U.S. are required to establish an asset valuation reserve (“AVR”) to stabilize statutory contract holder surplus from fluctuations in the market value of investments. The

AVR consists of two components: (1) a “default component” for possible credit-related losses on fixed maturity investments and (2) an “equity component” for possible market-value losses on all types of equity investments, including real estate-related investments. Although future additions to the AVR will reduce the future statutory capital and surplus of the Company, the Company does not believe that the impact under current regulations of such reserve requirements will materially affect the Company. Insurers domiciled in the U.S. also are required to establish an interest maintenance reserve (“IMR”) for net realized capital gains and losses, net of tax, on fixed maturity investments where such gains and losses are attributable to changes in interest rates, as opposed to credit-related causes. The IMR provides a buffer to the Company’s statutory capital and surplus in the event the Company has to sell securities in an unrealized loss position. The IMR is required to be amortized into statutory earnings on a basis reflecting the remaining period to maturity of the fixed maturity securities. These reserves are required by state insurance regulatory authorities to be established as liabilities on a life insurer’s statutory financial statements and may also be included in the liabilities assumed by the Company pursuant to its reinsurance agreements with U.S.-based life insurer ceding companies.

Policy and Contract Reserve Adequacy Analysis

The Domiciliary State and other states have adopted laws and regulations with respect to policy and contract reserve sufficiency. Under applicable insurance laws, the Company is required to annually conduct an analysis of the adequacy of all life insurance and annuity statutory reserves. A qualified actuary appointed by the Company’s board must submit an opinion annually for the Company which states that the statutory reserves make adequate provision, according to accepted actuarial standards of practice, for the anticipated cash flows resulting from the contractual obligations and related expenses of the Company. The adequacy of the statutory reserves is considered in light of the assets held by the Company with respect to such reserves and related actuarial items, including, but not limited to, the investment earnings on such assets and the consideration anticipated to be received and retained under the related policies and contracts. At a minimum, such testing is done over a number of economic scenarios prescribed by the states, with the scenarios designed to stress anticipated cash flows for higher and/or lower future levels of interest rates. The Company may find it necessary to increase reserves, which may decrease its statutory surplus, in order to pass additional cash flow testing requirements.

U.S. Statutory Reporting and Regulatory Examinations

The Company is required to file detailed annual reports, including financial statements, in accordance with prescribed statutory accounting rules, with regulatory officials in the jurisdictions in which it conducts business. In addition, the Company is required to file quarterly reports prepared on the same basis, though with considerably less detail.

As part of their routine regulatory oversight process, state insurance departments conduct periodic detailed examinations, generally once every three to five years, of the books, records, accounts and operations of insurers that are domiciled in their states. Examinations are generally carried out in cooperation with the insurance departments of other, non-domiciliary states under guidelines promulgated by the NAIC. AADE is currently under examination by the DE DOI. Previous exams with the IID, NYSDFS and Vermont were completed with no material findings.

Market Conduct Regulation

State insurance laws and regulations include numerous provisions governing the marketplace activities of insurers, including provisions governing claims settlement practices, the form and content of disclosure to consumers, illustrations, advertising, sales and complaint process practices. State regulatory authorities generally enforce these provisions through periodic market conduct examinations. In addition, the Company must file, and in many jurisdictions and for some lines of business obtain regulatory approval for, rates and forms relating to the insurance written in the jurisdictions in which it operates. The following market conduct exams are currently ongoing: (1) the California Department of Insurance is conducting a routine claims exam of AADE and AANY; (2) the IID is conducting a routine examination of AAIA’s policies and procedures to revisions to the NAIC Model

Regulation #275 – Suitability in Annuity Transactions; and (3) the DE DOI is conducting a routine financial exam of AADE. In 2023, the following exams were concluded: (1) the Pennsylvania Insurance Department concluded a market conduct examination of AAIA; and (2) the Pennsylvania Insurance Department concluded a market conduct examination of AADE. The exams resulted in no significant findings.

Capital Requirements

The Company is subject to regulatory capital requirements based upon the laws and regulations of the State of Iowa. Regulators of each jurisdiction in which the Company operates has discretionary authority in connection with the Company's continued licensing to limit or prohibit sales to policyholders within their respective states jurisdictions or to restrict continued operation of the Company in their respective jurisdictions, if in their judgment, the regulators determine that the Company has not maintained the required level of minimum surplus or capital or that the further transaction of business would be hazardous to policyholders or reinsurance counterparties.

In order to enhance the regulation of insurers’ solvency, all the states have adopted the NAIC's RBC requirements for life, health and property and casualty insurers and reinsurers or a substantively similar law. The NAIC Risk-Based Capital for Insurers Model Act requires life insurers to submit an annual report (the “Risk-Based Capital Report”), which compares an insurer’s total adjusted capital (“TAC”) to its authorized control level RBC (“ACL”), each such term, as defined pursuant to applicable state law. A company’s RBC is calculated by using a specified formula that applies factors to various risks inherent in the insurer’s operations, including risks attributable to its assets, underwriting experience, interest rates and other business expenses. The factors are higher for those items deemed to have greater underlying risk and lower for items deemed to have less underlying risk. Statutory RBC is measured on two bases: ACL and company action level RBC (“CAL”), with ACL calculated as one-half of CAL.

The Risk-Based Capital Report is used by regulators to set in motion appropriate regulatory actions relating to insurers that show indications of weak or deteriorating status.

The four action levels include:

•CAL: The insurer is required to submit a plan for corrective action when its TAC is equal to or less than 200% of ACL;
•Regulatory Action Level: The insurer is required to submit a plan for corrective action and is subject to examination, analysis and specific corrective action when its TAC is equal to or less than 150% of ACL;
•ACL: Regulators may place the insurer under regulatory control when its TAC is equal to or less than 100% of ACL; and
•Mandatory Control Level: Regulators are required to place the insurer under regulatory control when its TAC is equal to or less than 70% of ACL.

TAC and RBC are calculated annually by insurers, as of December 31 of each year. As of December 31, 2023, the Company’s TAC was significantly in excess of the levels that would prompt regulatory action under the laws of the Domiciliary State. The Company’s RBC was 386% and 388% as of December 31, 2023 and 2022, respectively. The calculation of RBC requires certain judgments to be made, and, accordingly, the Company’s current RBC may be greater or less than the RBC calculated as of any date of determination.

Insurance Regulatory Information System Ratios
The NAIC has established the Insurance Regulatory Information System (“IRIS”) to assist state insurance departments in their oversight of the financial condition of insurance companies operating in their respective states. IRIS is a series of financial ratios calculated by the NAIC based on financial information submitted by insurers on an annual basis. Each ratio has an established “usual range” of results. The NAIC shares the IRIS ratios calculated for each insurer with the interested state insurance departments. Generally, an insurance company will be required to explain ratios that fall outside the usual range, and may be subject to regulatory scrutiny and action if one or more of its ratios fall outside the specified ranges. The Company is not currently subject to non-ordinary course regulatory scrutiny based on its IRIS ratios.

Regulation of Investments

The Company is subject to laws and regulations in its Domiciliary State that require diversification of its investment portfolio and limit the amounts of investments in certain asset categories, such as below-investment grade fixed income securities, real estate-related equity, partnerships, other equity investments, derivatives and alternative investments. Failure to comply with these laws and regulations would cause investments exceeding regulatory limitations to be treated as non-admitted assets for purposes of measuring statutory surplus and, in some instances, could require the divestiture of such non-qualifying investments. The NAIC is considering actions that may be required to actively manage and oversee the use of private credit rating provider (“CRP”) ratings in light of the extensive reliance on CRP ratings to assess investment risk for regulatory purposes, including possible changes to the NAIC Securities Valuation Office's (“SVO”) “filing exempt” process, which grants an exemption from filing with the SVO for bonds and preferred stock that have been assigned a current, monitored rating by a nationally recognized statistical rating organization. Additionally, the NAIC is in the process of reviewing the definition, scope and capital charges related to residual tranches of asset backed securities held by life insurance companies. As part of that review, in August 2023, the NAIC adopted an “Interim” Factor for determining capital charges for residual tranches. The RBC base factor for residual tranches will continue to be 30% (with the addition of a sensitivity test for year-end 2023 reporting, rising to 45% in 2024, unless data is presented establishing a different factor is appropriate). The NAIC also has expressed possible RBC arbitrage concerns regarding certain structured securities including CLOs. In March 2023, the NAIC adopted an amendment to the Purposes and Procedures Manual of the NAIC Investment Analysis Office to assign risk weights to CLOs based on its own modeling as opposed to credit ratings. Under the amendment, the NAIC’s Structured Securities Group will model CLO investments and evaluate tranche level losses across all debt and equity tranches under a series of calibrated and weighted collateral stress scenarios to assign NAIC designations that eliminate RBC arbitrage. The NAIC’s goal is to ensure that the aggregate RBC factor for owning all tranches of a CLO is the same as that required for owning all of the underlying loan collateral, in order to avoid RBC arbitrage. This amendment became effective on January 1, 2024, although this has been delayed as SVO has not completed development of the modeling, and with insurers first reporting the financial modeling NAIC designations for CLOs with their year-end 2024 financial statement filings. It is possible that the NAIC or the Domiciliary State may propose new regulations or changes to statutory accounting principles regarding CLOs. Accordingly, the investment laws in the Domiciliary State and the NAIC investment-related activities could prevent the Company from pursuing investment opportunities which it believes are beneficial, which could in turn preclude the Company from realizing its investment objectives.

Guaranty Associations

All 50 states, Puerto Rico and the District of Columbia have insurance guaranty fund laws requiring insurance companies doing business within those jurisdictions to participate in guaranty associations. Guaranty associations are organized to cover, subject to limits, contractual obligations under insurance policies issued by life insurance companies which later become impaired or insolvent. These associations levy assessments, up to prescribed limits, on each member insurer doing business in a particular state on the basis of their proportionate share of the premiums written by all member insurers in the lines of business in which the impaired or insolvent insurer previously engaged. Most states limit assessments in any year to 2% of the insurer’s average annual premium for the three years preceding the calendar year in which the impaired insurer became impaired or insolvent. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets, usually over a period of years.

For purposes of guaranty association assessments, long-term care insurance is typically classified as a health insurance product. However, in 2017 the NAIC adopted amendments to the Life and Health Insurance Guaranty Association Model Act to provide a fifty-fifty split between life insurers and health insurers (including health maintenance organizations) for future long-term care insolvencies. Most states, have adopted legislation to codify the NAIC changes into law, including Iowa, New York and Delaware.These changes may result in an increase in future assessments against life insurers such as the Company.

Assessments levied against Athene’s US insurance subsidiaries, including the Company, by guaranty associations during the year ended December 31, 2023 were not material. While the Company cannot accurately predict the amount of future assessments or past or future insolvencies of competitors which would lead to such assessments, it is possible that any such assessments with respect to pending insurers' impairments and insolvencies may have a material adverse effect on its financial condition, results of operations, liquidity or cash flows, and any reserves we have previously established for these potential assessments may not be adequate.

U.S. Federal Oversight

Although the insurance business in the United States is primarily regulated by the states, federal initiatives can affect the business of the Company in a variety of ways. From time to time, federal measures are proposed which may significantly affect the insurance business. These areas include financial services regulation, securities regulation, derivatives regulation, pension regulation, money laundering, privacy regulation, taxation and the economic and trade sanctions implemented by the Office of Foreign Assets Control (“OFAC”). OFAC maintains and enforces economic sanctions against certain foreign countries and groups and prohibits U.S. persons from engaging in certain transactions with certain persons or entities. OFAC has imposed civil penalties on persons, including insurers and reinsurers, arising from violations of its economic sanctions program. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies.

Title I of the Dodd-Frank Act established the Financial Stability Oversight Council (“FSOC”) and authorized the FSOC to designate non-bank financial companies as systemically important financial institutions (“SIFIs”), thereby subjecting them to enhanced prudential standards and supervision by the Board of Governors of the Federal Reserve System. The prudential standards for non-bank SIFIs include enhanced RBC requirements, leverage limits, liquidity requirements, single counterparty exposure limits, governance requirements for risk management, stress test requirements, special debt-to-equity limits for certain companies, early remediation procedures and recovery and resolution planning. There are currently no such non-bank financial companies designated by FSOC as “systemically significant.” In 2019, the FSOC released final interpretive guidance regarding a revised process for designating non-bank SIFIs that incorporated an activities-based approach to risk assessment. Pursuant to such guidance, the FSOC would pursue entity-specific determinations only if a potential risk or threat could not be addressed through the activities-based approach. In November 2023, the FSOC voted to adopt new guidance regarding the designation of non-bank SIFIs, that replaced the 2019 interpretive guidance, effective January 16, 2024. The changes include a revised approach to SIFI designation based on risk factors contained in a proposed analytic framework, including leverage, liquidity risk and maturity mismatch, interconnections, operational risks, complexity, or opacity, inadequate risk management, concentration, and destabilizing activities, regardless of whether those risks arise from activities, firms, or otherwise. The FSOC’s changes could have the effect of simplifying and shortening its procedures for designating non-bank financial companies as SIFIs, which would subject them to additional supervision, examination, and regulation. There is considerable uncertainty as to the FSOC’s future determination of non-bank SIFIs and/or systemically important activities.

The Dodd-Frank Act, which effected the most far-reaching overhaul of financial regulation in the U.S. in decades, also established the Federal Insurance Office within the U.S. Treasury Department. While the Director of the Federal Insurance Office does not currently have general supervisory or regulatory authority over the business of insurance, he or she performs various functions with respect to insurance, including serving as a non-voting member of the FSOC and making recommendations to the FSOC regarding non-bank financial companies to be designated as SIFIs. The Director of the Federal Insurance Office has also submitted reports to Congress that could ultimately lead to changes in the regulation of insurers and reinsurers in the U.S.

The Dodd-Frank Act also authorizes the Federal Insurance Office to assist the Secretary of the Treasury Department in negotiating covered agreements. A covered agreement is an agreement between the U.S. and one or more foreign governments, authorities or regulatory entities, regarding prudential measures with respect to insurance or reinsurance. In 2017, the U.S. and the EU signed a covered agreement to address, among other things, reinsurance collateral requirements (“EU Covered Agreement”), and the U.S. released a “Statement of the United States on the

Covered Agreement with the European Union” (the “Policy Statement”), providing the U.S.’ interpretation of certain provisions in the EU Covered Agreement. The Policy Statement provides that the U.S. expects that the GCC (group capital calculation) developed by the NAIC will satisfy the EU Covered Agreement’s group capital assessment requirement. In addition, in 2018, the Bilateral Agreement between the U.S. and the UK on Prudential Measures Regarding Insurance and Reinsurance (the “UK Covered Agreement”) was signed in anticipation of the UK’s exit from the EU. U.S. state regulators had until September 1, 2022 to adopt reinsurance reforms removing reinsurance collateral requirements for EU and UK reinsurers that meet the prescribed minimum conditions set forth in the applicable EU Covered Agreement or UK Covered Agreement or else face potential federal preemption by the Federal Insurance Office. All states, the District of Columbia and Puerto Rico have adopted the NAIC’s amendments to the Credit for Reinsurance Model Law that are intended to implement the reinsurance collateral provisions of the Covered Agreement and UK Covered Agreement. The reinsurance collateral provisions of the EU Covered Agreement and the UK Covered Agreement may increase competition, in particular with respect to pricing for reinsurance to transactions, by lowering the cost at which competitors of ALRe are able to provide reinsurance to U.S. insurers.

Regulation of FIAs, RILAs, and other Annuity Products

In the past, the SEC and state securities regulators have questioned whether FIAs, such as those sold by the Company, should be treated as securities under the federal and state securities laws rather than as insurance products exempted from such laws. Under the Dodd-Frank Act, annuities that meet specific requirements are specifically exempted from being treated as securities by the SEC. The Company’s RILA product is not exempted from being treated as a security by the SEC and state securities regulators, but it expects that the types of FIAs that the Company currently sells will meet applicable requirements for exemption from treatment as securities and therefore will remain exempt from being treated as securities by the SEC and state securities regulators. However, there can be no assurance that federal or state securities laws or state insurance laws and regulations will not be amended or interpreted to impose further requirements on FIAs. Treatment of these products as securities would require additional registration and licensing of these products and the agents selling them, as well as cause the Company to seek new or additional marketing relationships for these products, any of which may impose significant restrictions on its ability to conduct business as currently operated.

NYSDFS Insurance Regulation 210: Life Insurance and Annuity Non-Guaranteed Elements establishes standards for the determination and readjustment of non-guaranteed elements (“NGEs”) that may vary at the insurer's discretion for life insurance policies and annuity contracts delivered or issued in New York. In addition, the regulation establishes guidelines for related disclosure to NYSDFS and policy owners prior to any adverse change in NGEs. The regulation applies to all individual life insurance policies, individual annuity contracts and certain group life insurance and group annuity certificates that contain NGEs. NGEs include premiums, expense charges, cost of insurance rates and interest credits.

Unclaimed Property Laws

The Company is subject to the laws and regulations of states and other jurisdictions concerning the identification, reporting and escheatment of abandoned or unclaimed money or property. State treasurers, controllers and revenue departments have been scrutinizing escheatment practices of life insurers with regard to unclaimed life insurance and annuity death benefits. As with state insurance regulators, state revenue authorities have been looking at how life insurers handle unreported deaths, maturity of life insurance and annuity contracts and contracts that have exceeded limiting age to determine if the companies are appropriately determining when death benefits or other payments under the contracts should be treated as unclaimed property. State treasurers, controllers and revenue departments have audited life insurers, required escheatment and imposed interest penalties on amounts escheated for failure to escheat death benefits or other contract benefits, when beneficiaries could not be found at the expiration of statutory dormancy periods.

Several states have enacted new laws or adopted new regulations mandating the use by insurance companies of the U.S. Social Security Administration’s Social Security Death Index (the “Death Master File”) or

other similar databases to identify deceased persons and to implement more rigorous processes to find beneficiaries. The Company could be subject to risks related to unpaid benefits and the Death Master File.

Consumer Protection Laws and Privacy and Data Security Regulation

Federal and state consumer protection laws affect the Company’s operations. As part of the Dodd-Frank Act, Congress established the Consumer Financial Protection Bureau (“CFPB”) to supervise and regulate institutions that provide certain financial products and services to consumers. Although the consumer financial services subject to the CFPB’s jurisdiction generally exclude insurance business of the kind in which the Company engages, the CFPB does have authority to regulate non-insurance consumer services which are offered by issuers of securities in the Company’s investment portfolio. Moreover, the CFPB as a regulator may seek to assert jurisdiction over predominantly insurance-related products or services in instances where such products or services are related to or intertwined with the offering of consumer financial products or services more clearly within the CFPB's remit.

The Gramm-Leach-Bliley Act of 1999 (“GLBA”), which implemented fundamental changes in the regulation of the financial services industry in the United States, includes privacy requirements for financial institutions, including obligations to protect and safeguard consumers’ nonpublic personal information and records, and limitations on the re-disclosure and re-use of such information. The GLBA and other federal and state laws and regulations require financial institutions, including insurers, to protect the security and confidentiality of nonpublic personal information, including certain health-related and customer information, regulate the use and disclosure of certain personal information, and require financial institutions to notify customers and other individuals about their policies and practices relating to their collection and disclosure of health-related and customer information and their practices relating to protecting the security and confidentiality of that information. Federal and state laws require notice to affected individuals, regulators and others if there is a breach of the security of certain sensitive personal information, including Social Security numbers. In addition, privacy laws regulate the use and disclosure of personal information, including rules on the disclosure of the medical record and health status information obtained by insurers.

Federal and state lawmakers and regulatory bodies may be expected to consider additional or more detailed regulation regarding these subjects and the privacy and security of nonpublic personal information. Furthermore, the issues surrounding data security and the safeguarding of consumers’ protected information are under increasing regulatory scrutiny by state and federal regulators. The Federal Trade Commission, the Federal Bureau of Investigation, the Federal Communications Commission, the NYSDFS, and the NAIC have undertaken various studies, reports and actions regarding data security for entities under their respective supervision. Additionally, several states have enacted insurance laws, often based on the NAIC model law, that require certain regulated entities to implement and maintain comprehensive information security programs to safeguard the personal information of insureds and enrollees.

In October 2017, the NAIC adopted a new Insurance Data Security Model Law, which is intended to establish the standards for data security and standards for the investigation and notification of data breaches applicable to insurance licensees in states adopting such law, with provisions that are generally consistent with the NYSDFS cybersecurity regulation discussed below. Under the model law, it is intended that companies that are compliant with the NYSDFS cybersecurity regulation are, in general, in compliance with the model law. As with all NAIC model laws, this model law must be adopted by a state before becoming law in such state, and several states, although it is not yet an accreditation standard. As of November 27, 2023, a version of the model law has been adopted in 23 jurisdictions, including Delaware and Iowa, and is pending adoption in four states. The Company anticipates that more states will begin adopting the model law in the future. The NAIC has also adopted a guidance document that sets forth twelve principles for effective insurance regulation of cybersecurity risks based on similar regulatory guidance adopted by the Securities Industry and Financial Markets Association and the “Roadmap for Cybersecurity Consumer Protections,” which describes the protections to which the NAIC believes consumers should be entitled from their insurers, agents and other businesses concerning the collection and maintenance of consumers’ personal information, as well as what consumers should expect when such information has been involved in a data breach. The Company expects cybersecurity risk management, prioritization and reporting to continue to be an area of significant regulatory focus by such regulatory bodies and self-regulatory organizations.

For example, on March 1, 2017, the NYSDFS enacted 23 NYCRR 500, a cybersecurity regulation governing financial companies (“Cybersecurity Regulation”). The Cybersecurity Regulation requires banks, insurers, and other financial services institutions regulated by the NYSDFS, including the Company, to establish and maintain a cybersecurity program “designed to protect consumers and ensure the safety and soundness of New York State’s financial services industry.” Specifically, the Cybersecurity Regulation imposes a number of obligations, including to take measures to protect data accessible to third party service providers, adopt multi-factor authentication procedures, designate a chief information security officer who annually reports to the NYSDFS, conduct annual audits, and notify the regulator of any material cybersecurity incident during a specified time period. Since the Cybersecurity Regulation’s effective date, the Company has committed significant time and resources to comply with the rule’s requirements. Moreover, the NYSDFS has increased enforcement of the Cybersecurity Regulation in recent years, and, on June 28, 2023, released a revised draft of proposed amendments to expand the Cybersecurity Regulation (signaling the regulator’s intent to increase obligations under such regulation). The NYSDFS finalized the amendments to the Cybersecurity Regulation on November 1, 2023, with the majority of the new requirements taking effect on April 29, 2024. The amended Cybersecurity Regulation imposes heightened governance and cybersecurity requirements, such as annual audits, vulnerability assessments, and password controls and monitoring. We anticipate that the NYSDFS will continue to examine the cybersecurity programs of financial institutions in the future and such examinations may result in additional regulatory scrutiny, expenditure of resources and possible regulatory actions and reputational harm.

In addition to insurance and other financial institution-specific privacy laws and regulations, an increasing number of states are considering and passing comprehensive privacy legislation. For example, the California Consumer Privacy Act of 2018 (“CCPA”) was signed in June 2018 and became effective on January 1, 2020 and was amended by the California Privacy Rights Act (“CPRA”), which went into effect on January 1, 2023. The CPRA also established the California Privacy Protection Agency (“CPPA”) to implement and enforce the law, which may result in additional regulatory scrutiny and risk. To date, the CPPA has issued updated CCPA regulations, which took effect on March 29, 2023; the CPPA has initiated, but not yet completed, further rulemaking activities. The CCPA and accompanying regulations (as amended) imposes stringent data privacy and data protection requirements for the data of California residents, including providing the right to request that a business provide access to or delete any personal information about the consumer under certain circumstances, and the right to opt out of the sale of personal information. The Company has committed significant time and resources to comply with the CCPA’s requirements. The amendments to the CCPA under the CPRA also expanded consumer rights and disclosure obligations. For example, the CPRA gives California residents the ability to opt out of sharing any personal information and limits the use of their sensitive information. Virginia also passed the Virginia Consumer Data Privacy Act which went into effect on January 1, 2023 and affords consumers similar rights to the CCPA, along with additional rights such as the right to opt-out of processing for profiling and targeted advertising purposes.Additional states, such as Colorado, Connecticut and Utah, have passed similar comprehensive privacy legislation that went into effect or will go into effect, in 2023, and impose obligations similar to, but not exactly the same as California and Virginia laws; specifically, the Colorado Privacy Act and Connecticut Personal Data Privacy and Online Monitoring Act went into effect on July 1, 2023 and the Utah Consumer Privacy Act went into effect on December 31, 2023. Likewise, in 2024, several states have similar laws that will go into effect, including laws in Montana, Oregon and Texas. Although most of these state laws have certain exemptions for entities subject to certain other federal laws, including the Gramm-Leach Bliley Act, these state laws are changing the legal regime and industry standards for privacy, and more states are considering similar comprehensive privacy legislation that may add additional regulatory complexity and other legal risks. The Company anticipates that additional expenditure of resources will be necessary to respond to the evolving regulatory regimes, and possibly respond to regulatory actions and mitigate reputational harm. The Company expects that data privacy and cybersecurity will continue to be an area of significant regulatory focus, and it is possible that other jurisdictions consider or enact data privacy regulations.

Employee Retirement Income Security Act of 1974, as amended (“ERISA”)

The Company may also be subject to regulation by the U.S. Department of Labor (the “DOL”) when providing a variety of products and services to employee benefit plans governed by ERISA. ERISA is a comprehensive federal statute that applies to U.S. employee benefit plans sponsored by private employers and labor unions. Plans subject to ERISA include pension and profit-sharing plans and welfare plans, including health, life and disability plans. Among other things, ERISA imposes reporting and disclosure obligations, prescribes standards of conduct that apply to plan fiduciaries and prohibits transactions known as “prohibited transactions,” such as conflict-of-interest transactions, self-dealing and certain transactions between a benefit plan and a “party in interest.” ERISA also provides for a scheme of civil and criminal penalties and enforcement. The Company is also subject to ERISA’s prohibited transaction rules for transactions with ERISA plans, which may affect its ability to, or the terms upon which it may, enter into transactions with those plans, even in businesses unrelated to those giving rise to party in interest status. The applicable provisions of ERISA and the U.S. Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) are subject to enforcement by the DOL, the Internal Revenue Service (“IRS”) and the U.S. Pension Benefit Guaranty Corporation. Severe penalties are imposed for breach of duties under ERISA.

In April 2016, the DOL issued regulations, which were later vacated effective June 2018, expanding the definition of “investment advice” and broadening the circumstances under which distributors and manufacturers of insurance and annuity products could be considered “fiduciaries” under ERISA. Thereafter, the DOL issued proposed regulatory action to address the vacated definition and issued final regulatory action on December 15, 2020, which confirmed the reinstatement of the definition of “investment advice” that applied prior to 2016 but broadens the circumstances under which financial institutions, including insurers, could be considered fiduciaries under ERISA in connection with recommendations to “rollover” assets from a qualified retirement plan to an IRA. This guidance reverses an earlier DOL interpretation suggesting that rollover advice did not constitute investment advice giving rise to a fiduciary relationship. In connection with the final regulatory action, the DOL issued a prohibited transaction class exemption that allows fiduciaries to receive compensation in connection with providing investment advice, including advice about rollovers, that would otherwise be prohibited as a result of their fiduciary relationship to the ERISA Plan. In order to be eligible for the exemption, the investment advice fiduciary would be required, among other conditions, to acknowledge its fiduciary status, refrain from putting its own interests ahead of the plan beneficiaries' interests or making material misleading statements, act in accordance with ERISA's "prudent person" standard of care, and receive no more than reasonable compensation for the advice. In April 2021, the DOL issued additional guidance relating to the definition of investment advice under ERISA, in which it stated that it anticipates taking further regulatory and sub-regulatory action on the topic of fiduciary investment advice. On October 31, 2023, the DOL released a proposed rule to replace the existing definition that, if adopted as written, would expand the circumstances under which certain financial institutions could be considered to be fiduciaries under ERISA. The DOL also released amendments to certain prohibited transaction exemptions, including one that applies to the sale of annuity contracts by insurance companies, that could change the ability of advice fiduciaries to use those exemptions for certain transactions. The public comment period for the proposed rule expired on January 2, 2024, and the Company expects a final rule to be published in the near future.

SEC and State Fiduciary Standards

The SEC adopted a rule under the Exchange Act that establishes a standard of conduct for broker-dealers and associated persons of a broker-dealer when they make a recommendation to a retail customer of any securities transaction or investment strategy involving securities. This rule, called “Regulation Best Interest,” requires broker-dealers, among other things, to: act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker-dealer ahead of the interests of the retail customer; and address conflicts of interest by establishing, maintaining, and enforcing policies and procedures reasonably designed to identify and fully and fairly disclose material facts about conflicts of interest, and in certain identified areas where the SEC has determined that disclosure is insufficient to reasonably address the conflict, to mitigate or, in certain instances, eliminate the conflict. The standard of conduct established by Regulation Best Interest cannot always be satisfied through disclosure alone. Regulation Best Interest became effective on June 30, 2020. Though Regulation

Best Interest does not directly impact the sale of the Company’s annuity products, with the exception of its RILA product, it will impact how some of its retail distribution partners monitor insurance sales.

In addition, certain states, for example Massachusetts, Nevada, and New Jersey, have proposed measures that would make broker-dealers and sales agents subject to a fiduciary duty when providing products and services to customers. The Massachusetts Securities Division adopted a fiduciary duty rule applicable to broker-dealers when making recommendations concerning securities or investment strategies, effective September 1, 2020; however, consistent with the Massachusetts Uniform Securities Act, this rule does not apply to advice concerning commodities or insurance products, including life insurance and annuities. On September 5, 2023, the North American Securities Administrators Association (NASAA), the association of state securities administrators in the United States and Canada, proposed revisions to its Model Rule on Dishonest and Unethical Business Practices of Broker-Dealers and Agents; these revisions purport to incorporate the standards of Regulation Best Interest but in fact would expand those requirements in ways that would increase costs to broker-dealers. The SEC did not indicate an intent to preempt state regulation in this area, and some of the state proposals would allow for a private right of action. As a result of these changes, it may become more costly for the Company to provide products and services in the states subject to these rules.

The NAIC has adopted the Suitability in Annuity Transactions Model Regulation (“SAT”), which places responsibilities upon insurers with respect to the suitability of annuity sales, including responsibilities for training agents. Many states, including the Domiciliary State, have already enacted laws and/or regulations based on SAT, thus imposing suitability standards with respect to sales of FIAs. The NYSDFS issued (1) a circular letter emphasizing insurers' obligations under laws and regulations based on SAT when replacing a deferred annuity contract with an immediate annuity contract. and (2) amendments to its regulation based on SAT to incorporate a “best interest” standard with respect to the suitability of life insurance and annuity sales, which amendments took effect on August l, 2019 with respect to annuity contracts and February 1, 2020, with respect to life insurance policies. Future changes in such laws and regulations, including those that impose a “best interest” standard could adversely impact the way the Company markets and sells its annuity products. The NAIC adopted amendments to the SAT to incorporate a “best interest” or similar standard with respect to the suitability of annuity sales. The amendments include a requirement for producers to act in the best interest of a retail customer when making a recommendation of an annuity. A producer is considered to have acted in the “best interest” of the customer if they have satisfied certain prescribed obligations regarding care, disclosure, conflict of interest and documentation. State adoption of these amendments, and any future changes in such laws and regulations, could adversely affect the way the Company markets and sells its annuity products. As of November 27, 2023, 40 states, including Iowa and Delaware, have adopted a version of the revised SAT that includes a best interest concept, and six states have pending legislation to adopt a version of the revised SAT that includes a best interest concept.

Policyholder Priority

In the event of the impairment or insolvency of the Company, the Commissioner will be authorized and directed to commence delinquency proceedings for the purpose of liquidating, rehabilitating, reorganizing or conserving the Company pursuant to applicable state insurance laws and regulations. In conducting delinquency proceedings, claims are prioritized and an order of distribution is specified pursuant to applicable state insurance laws and regulations. In the Domiciliary State, claims of general unsecured creditors would be subordinated to claims of the insurer’s policyholders and other claimants with priority in accordance with the priority-of-distribution scheme prescribed by applicable state insurance law.

Properties
    The Company’s headquarters is located in West Des Moines, Iowa and is owned by a non-insurance company subsidiary of AUSA, the Company’s indirect parent. The Company believes that this space will be sufficient for it to conduct its operations for the foreseeable future.

Legal Proceedings
    The Company and its insurance subsidiaries are subject to litigation arising in the ordinary course of their business, including litigation principally relating to their FIA business. The Company cannot provide any assurance that its insurance coverage or that of its insurance subsidiaries will be adequate to cover all liabilities arising out of such claims. The outcomes of legal proceedings and claims brought against the Company or its insurance subsidiaries are subject to significant uncertainty. There is significant judgment required in assessing both the probability of an adverse outcome and the determination as to whether an exposure can be reasonably estimated. In management’s opinion, the ultimate disposition of any current legal proceedings or claims brought against the Company or its insurance subsidiaries will not have a material effect on the Company’s financial condition, results of operations or cash flows. Litigation is, however, inherently uncertain and an adverse outcome from such litigation could have a material effect on the operating results of a particular reporting period. In addition, from time to time, in the ordinary course of business and like others in the insurance and financial services industries, the Company and its insurance subsidiaries receive requests for information from government agencies in connection with such agencies’ regulatory or investigatory authority. Such requests can include financial or market conduct examinations, subpoenas or demand letters for documents to assist the government in audits or investigations. The Company and its insurance subsidiaries review such requests and notices and take appropriate action. The Company and its insurance subsidiaries have been subject to certain requests for information and investigations in the past and could be subject to them in the future.

Directors and Executive Officers
    Below is a list of the names and ages, as of March 31, 2024, of the directors and executive officers of the Company and a description of the business experience of each of the respective individuals.

Name	Age	Position
Grant Kvalheim	67	Chief Executive Officer and Director of the Company; President of Athene
Michael S. Downing	54	President and Chief Operating Officer of the Company; Chief Operating Officer and Executive Vice President of Athene
Martin P. Klein	64	Executive Vice President and Chief Financial Officer of Athene; Director of the Company
Douglas Niemann	54	Executive Vice President and Chief Risk Officer of the Company and Athene
Aaron Prieksat*	41	Senior Vice President, US Controller of the Company
Christopher R. Welp	63	Executive Vice President, Insurance Operations and Director of the Company
Mitra Hormozi	54	Director
Lawrence Ruisi	75	Director
Francis P. Sabatini	77	Director
Hope Schefler Taitz	59	Director

* Effective January 1, 2024, Mr. Prieksat assumed the role of Senior Vice President, US Controller of the Company. Tyler Goode served as the Vice President, Controller and Treasurer of the Company during 2023 until December 31, 2023.

The Company does not employ any of its executive officers, all of whom are employed by an affiliated service company and whose services are provided to the Company pursuant to a shared services agreement. Consequently, other than the principal executive officer and principal financial officer of the Company, the determination of whether an officer of the Company is an executive officer is based on whether such officer is an executive officer of Athene, as determined by Athene's board of directors.

Executive Officers

    Grant Kvalheim has served as Chief Executive Officer of the Company since December 2018, director of the Company since October 2013 and Chief Executive Officer of Athene USA since June 2015. Mr. Kvalheim has also served as President of Athene since April 2022. Mr. Kvalheim previously served as President of the Company until November 2022. Prior to his recent roles at the Company and Athene, he served as Athene's President from January 2011 until September 2015, as Athene’s Chief Financial Officer from January 2011 until April 2013, and a director from January 2012 until February 2014. Mr. Kvalheim is responsible for Athene’s overall strategic direction. He leads Athene’s U.S. operating companies with a focus on its retail annuity, flow reinsurance, and funding agreements business. Along with Vishal Sheth of Apollo, he oversees Athene’s pension group annuity and corporate development activities. Prior to joining the Company and Athene, Mr. Kvalheim was a senior executive of Barclays Capital (Barclays) from early 2001 to the end of 2007, becoming Co-President in September 2005. During his time at Barclays, he converted a European cash investment grade credit business into a leading global credit franchise business across both securitized and non-securitized credit products, and significantly expanded Barclays’ investment banking platform. Prior to joining Barclays, Mr. Kvalheim held senior executive positions in the investment banks of Deutsche Bank and Merrill Lynch. Mr. Kvalheim has a Bachelor of Arts degree in economics from Claremont McKenna College and a Master of Business Administration in finance from the University of Chicago. He currently serves on the board of directors of Great Outdoors Foundation, Solhealth Corp, and Mottahedeh & Co., Inc. He served on the board of directors of the Permal Silk Road Fund from June 2008 to November 2012, LL Global (LIMRA/LOMA) from 2019 to 2021, the Greater Des Moines Partnership in 2021, and

the United Way of Central Iowa from 2017 to 2023.

Michael S. Downing has served as the Company’s President and Chief Operating Officer since November 2022. Mr. Downing has also served as Athene’s Executive Vice President and Chief Operating Officer since January 2022. He is responsible for the day to-day operations of the Company and Athene, including information technology, operations, product management, marketing, and Athene’s Bermuda operations. Prior to assuming his current role, Mr. Downing served as Athene’s Executive Vice President and Chief Actuary from 2015 to October 2022, and was responsible for global actuarial valuation, modeling, pricing, product development, and product go-to-market. Prior to joining Athene, Mr. Downing spent seven years at The Allstate Corporation, with increasing responsibility over time. His final role included responsibility for product, actuarial, asset liability management, marketing, and finance. Prior to Allstate, Mr. Downing was a Managing Principal at Aon Hewitt, leading the International Consulting practice following overseas assignments in the UK and Switzerland. Mr. Downing holds a Bachelor of Arts degree in mathematics from Gustavus Adolphus College in St. Peter, Minnesota. He is a Fellow of the Society of Actuaries (FSA). Mr. Downing serves on the board of directors of the Greater Des Moines Partnership.

Martin P. Klein has served as a director of the Company since December 2015. Mr. Klein has also served as Athene’s Executive Vice President and Chief Financial Officer since November 2015 and serves as a director of several of Athene’s insurance subsidiaries. Mr. Klein is responsible for overseeing Athene’s financial management, including its enterprise finance, reporting, tax, actuarial, internal audit, and risk functions. He also helps develop and execute strategic operating decisions across Athene. Prior to joining the Company and Athene, Mr. Klein was employed by Genworth Financial, Inc. (Genworth), joining in 2011 as Executive Vice President & Chief Financial Officer, and also served as Genworth’s Acting President & Chief Executive Officer during most of 2012. Prior to Genworth, Mr. Klein served as a Managing Director at Barclays, after its acquisition of the US operations of Lehman Brothers Holdings, Inc., where he served as a Managing Director and head of the Insurance & Pension Solutions Group. Previously, Mr. Klein had been with Zurich Insurance Group from 1994 to 1998 as Managing Director of Zurich Investment Management, and worked in finance and actuarial roles in other insurance organizations earlier in his career. Mr. Klein is a director of several of its insurance subsidiaries, as well as Athora. He also serves on the board of Caritas, a non-profit organization in Richmond, Virginia. Mr. Klein is a Fellow of the Society of Actuaries and a Chartered Financial Analyst. He received his Bachelor of Arts in mathematics and business administration from Hope College and a Master of Science in statistics and actuarial science from the University of Iowa, where he now serves on the College of Liberal Arts & Science’s Dean’s Advisory Council.

Douglas Niemann has served as Executive Vice President and Chief Risk Officer of both the Company and Athene since May 2020. Mr. Niemann is responsible for overseeing Athene’s enterprise risk management functions, as well as providing key support in connection with strategic operating decisions across Athene. Mr. Niemann brings over 25 years of experience and expertise in risk management related to insurance. Prior to joining Athene, Mr. Niemann was the Senior Managing Director of Investment Management and Chief Investment Risk Officer for Guardian Life Insurance Company. Before joining Guardian Life Insurance Company, he was the Managing Director and Chief Investment Strategist of Global Insurance Solutions at JP Morgan Asset Management and served as the Managing Director and Head of Asset Liability Management at AIG Asset Management. He also held the positions of Head of Investment and Financial Risk and Head of Group Risk Modeling at Zurich Financial Services. Mr. Niemann has an Master of Business Administration in risk management and insurance as well as finance, investments and banking from the University of Wisconsin Madison School of Business and a Bachelor of Arts degree in economics from Northwestern University in Evanston, Illinois.

Aaron Prieksat has served as Senior Vice President, US Controller of the Company since January 2024. Mr. Prieksat joined Athene in December of 2011 and has held roles within Actuarial and Finance. Most recently, Mr. Prieksat served as Athene’s Vice President, Investment Finance & Transaction Solutions between April 2022 and December 2023 and Athene’s Vice President, Financial Planning & Analysis from January 2015 until April 2022. Prior to joining the Company and Athene, Mr. Prieksat was employed by Wells Fargo and Ernst & Young in audit-related roles. Mr. Prieksat has been certified as a public accountant by the State of Iowa Department of Commerce since August 2007. He graduated Summa Cum Laude with Bachelor of Arts and Master’s degrees in accounting from the University of Northern Iowa.

Christopher R. Welp has served as Executive Vice President, Insurance Operations of the Company since
December 2014 and a Director of the Company since December 2016. Mr. Welp is also the Executive Vice
President, Insurance Operations and a director of AUSA. Prior to joining the Company and its affiliates, Mr. Welp served as the Executive Vice President, Insurance Operations of Aviva USA. Prior to Aviva USA, Mr. Welp held progressive roles in tax, finance and operations at ING (now known as Voya Financial), culminating with him being named chief operating officer of ING’s retail annuity business. Prior to that, Mr. Welp spent seven years with Ernst
& Young. Mr. Welp is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr.Welp has a Bachelor of Arts degree in business administration and accounting from the University of Iowa.

Directors

    Mitra Hormozi has served as a director of the Company since December 2018. Ms. Hormozi has also served as a director of Athene since December 2018 and is the chair of its legal and regulatory committee. Ms. Hormozi is also a director of a number of Athene’s other U.S. subsidiaries. Ms. Hormozi was Executive Vice President and General Counsel of Revlon, Inc. from April 2015 to July 2019, where she was responsible for overseeing Revlon’s legal affairs worldwide. Ms. Hormozi has extensive experience in both the public and private sectors of the legal field. Prior to joining Revlon in April 2015, she was a litigation partner at two major law firms from 2011 to 2015 and served as Deputy Chief of Staff to then New York State Attorney General, Andrew Cuomo. She also served as an Assistant United States Attorney prosecuting high-profile complex racketeering cases in the Eastern District of New York. Ms. Hormozi currently serves on the board of directors of AGM. She has also previously served on the board of directors of Revlon. Ms. Hormozi received a Bachelor of Arts degree in history from the University of Michigan and a Juris Doctor from the New York University School of Law. Ms. Hormozi was selected to serve on the Company’s board of directors as a result of her extensive legal counsel experience.

    Lawrence J. Ruisi has served as a director of the Company since 2017. Mr. Ruisi has also served as director of Athene since 2013 and is the chair of Athene’s audit committee and a member of Athene’s risk committee. Mr. Ruisi is also a director of a number of Athene’s other US subsidiaries. As an operating executive, Mr. Ruisi held various senior level positions in the entertainment business, including President & Chief Executive Officer of Loews Cineplex Entertainment Corporation, a movie theatre operator with 400 locations worldwide, and as Executive Vice President and Chief Financial Officer of Columbia Pictures Entertainment. As a non-executive, Mr. Ruisi served on numerous boards including Hughes Communications Inc., UST Inc., InnKeepers USA Trust, Wyndham International, Inc. and Adaptec, Inc. During his tenure on these boards, Mr. Ruisi was Chairman of various audit committees, named designated financial expert and served on both compensation and nominating and corporate governance committees. Mr. Ruisi was Chairman of the Independent Committee of the board of InnKeepers, which oversaw its restructuring, and was Chairman of Special Committees at both Wyndham and Adaptec. Mr. Ruisi began his career at Price Waterhouse & Co., where he was a Senior Manager. He is a Certified Public Accountant and received a Bachelor of Science degree in accounting and a Master of Business Administration in finance from St. John’s University. Mr. Ruisi was selected to serve on the Company’s board of directors as a result of his extensive leadership experience in various sectors, his expertise in accounting and financial reporting matters and his experience serving on the boards of numerous public and private companies.

    Francis P. Sabatini has served as a director of the Company since October 2013. Mr. Sabatini has over 40 years of industry and advisory experience in insurance and actuarial services. He specialized in fixed, variable and indexed annuity product development, pricing and management. Mr. Sabatini’s previous employers include Ernst & Young, Connecticut Mutual Life, and Equitable Life Assurance. He has served on numerous boards and councils including CERA Global Association and Society of Actuaries. Mr. Sabatini has been a frequent speaker at industry meetings, and is a published author of trade articles. He graduated Summa Cum Laude from the Pratt Institute with a B.S. in Mathematics.

    Hope Schefler Taitz has served as a director of the Company since 2013. Ms. Taitz has also served a director of Athene and its subsidiary, ALRe, since 2011, and is a member of Athene’s audit, risk, legal and regulatory, and conflicts committees. Ms. Taitz is also a director of a number of Athene’s other US subsidiaries. Ms. Taitz has served as the CEO of ELY Capital since 2004. Now acting as an investor and advisor with expertise in media, technology and the consumer, she helps innovative enterprises grow through financial leadership and connections to established corporations. Ms. Taitz, a strong advocate of women on boards, also currently serves on the board of MidCap Finco Holdings Limited and Summit Hotel Properties, Inc. She has previously served on the boards of Apollo Residential Mortgage, Inc., Greenlight Capital Re, Ltd., Diamond International Resorts, Inc., as well as Lumenis Ltd. From 1995 to 2003, Ms. Taitz was Managing Partner of Catalyst Partners, L.P., a money management firm. From 1990 to 1992, Ms. Taitz was a Vice President at The Argosy Group (now part of the Canadian Imperial Bank of Commerce (NYSE: CM)), specializing in financial restructuring before becoming a Managing Director at Crystal Asset Management, from 1992 to 1995. From 1986 to 1990, Ms. Taitz was at Drexel Burnham Lambert, first as a mergers and acquisitions analyst and then as an associate in the leveraged buyout group. On the not for profit side, Ms. Taitz focuses on education and is an advocate for STEM. She is a founding executive member of YRF Darca, an emeritus board member of Pencils of Promise, and a member of the undergraduate executive board of The Wharton School at the University of Pennsylvania. Ms. Taitz is a former board member of Girls Who Code. Ms. Taitz graduated with honors from the University of Pennsylvania with a Bachelor of Arts degree in economics. Ms. Taitz was selected to serve on the Company’s board of directors as a result of her extensive experience in the financial services sector as well as her experience serving on the governance committees of other public companies.

Executive Compensation

As of December 31, 2023, the Company did not employ any executive officers, but rather was provided such personnel by Athene’s indirect wholly-owned subsidiary AES pursuant to the Shared Services and Cost Sharing Agreement, dated January 1, 2020, among the Company and various other subsidiaries of Athene (the “Shared Services Agreement”). See “Transactions with Related Persons, Promoters and Certain Control Persons” for more information about the Shared Services Agreement. As a result, for the year ended December 31, 2023, the Company did not determine or directly pay any compensation to its executive officers or additional personnel provided to the Company by Athene through the Shared Services Agreement for the Company’s operations. Athene, acting directly or through a subsidiary other than the Company, determined and paid the salaries, bonuses and other compensation earned by the Company’s executive officers and by additional personnel provided to the Company by Athene. Athene also determined whether and to what extent the Company’s executive officers and additional personnel were provided with benefits pursuant to employee benefit plans. The Company did not have employment agreements with its executive officers and did not provide pension or retirement benefits, perquisites or other personal benefits to its executive officers.

Consequently, other than the principal executive officer and principal financial officer of the Company, the determination of whether an officer of the Company is an executive officer is based on whether such officer is an executive officer of Athene, as determined by Athene's board of directors.
Compensation Discussion and Analysis (“CD&A”)
Named Executive Officers (“NEOs”)

The Company's NEOs, comprised of its principal executive and financial officers, its three highest paid executive officers serving as executive officers as of December 31, 2023 other than its principal executive and financial officers, and one former executive officer, are as follows:

Executive	Title
Grant Kvalheim	Chief Executive Officer and Director of the Company; President of Athene
Michael S. Downing	President and Chief Operating Officer of the Company; Chief Operating Officer and Executive Vice President of Athene
Martin P. Klein	Executive Vice President and Chief Financial Officer of Athene; Director of the Company
Douglas Niemann	Executive Vice President and Chief Risk Officer of the Company and Athene
Tyler Goode*	Vice President, Controller and Treasurer of the Company
John L. Golden**	Executive Vice President and Global Head of Insurance Regulation of the Company and Athene

* Tyler Goode served as the Vice President, Controller and Treasurer of the Company during 2023 until December 31, 2023. Effective January 1, 2024, Aaron Prieksat assumed the role of Senior Vice President, US Controller of the Company.

** Effective February 16, 2023, Mr. Golden transitioned from his previous role at the Company and Athene as General Counsel into the role of Global Head of Insurance Regulation.
Compensation Framework
Goals, Principles and Process
Athene's 2023 executive compensation program was designed to

•attract, retain and motivate high-performing talent;
•reward outstanding performance;
•align executive compensation elements with company performance; and
•align the interests of executives with those of Athene's stakeholders.

Following the closing of the Athene's merger with AGM, Athene became a “controlled company” for purposes of the NYSE listing standards and, as a result, Athene is no longer required to have a compensation committee comprised solely of independent directors or to have the compensation of Athene’s executive officers determined by such a committee. Compensation decisions with respect to our other NEOs are made by the executive committee of Athene's board of directors.

For 2023, the executive committee, upon recommendations by James R. Belardi, Athene's chief executive officer, and after consulting with AGM, determined the compensation of all of the executive officers of Athene who are NEOs of the Company. The executive committee made compensation decisions after considering performance of the Company and each individual as well as the Company’s historical compensation practices. In addition, consistent with prior practice, in determining the compensation of the NEOs, Mr. Belardi’s recommendations to the executive committee also considered industry-specific survey data provided by Willis Towers Watson. None of the NEOs participated in the determination of their own compensation.

Compensation Elements
Base Salary
Except as may otherwise be specified in an NEO's employment agreement, base salaries for the NEOs are determined annually, based on a number of factors, including the size, scope and impact of their role, the market value associated with their role, leadership skills, length of service, and individual performance and contributions.

Annual Incentive Awards
As further discussed below in “ —2023 Compensation Decisions,” in 2023, Athene granted annual cash incentive awards to the NEOs based on the achievement of financial, operational and personal objectives, established by the executive committee of Athene's board of directors based on its internal business plan for the year. The executive committee (or, with respect to Mr. Goode, Mr.Klein) determined the amount of the awards for the NEOs based on performance against the pre-established objectives. The annual incentive award payout for each NEO was also subject to adjustment by the executive committee or Mr. Belardi based on a review of the NEO's individual performance in 2023.
In addition, the portion of the annual incentive award payout could have been overridden to 0% for the NEOs at the discretion of the executive committee in the event of a material breach of a risk threshold, but only to the extent such breach was not approved in advance or waived by the executive committee.
Long-Term Incentive Awards

As further discussed below in –2023 Compensation Decisions, in early 2023, AGM granted to each of the NEOs an annual AGM RSU award in respect of their 2023 service, one-third of which vested on December 31, 2023 and the remaining two-thirds of which is scheduled to vest in equal installments on each of December 31, 2024 and 2025, subject to the NEO’s continued employment through each applicable vesting date. In addition, Mr. Kvalheim was granted a special one-time AGM RSU award in connection with the redesign of his compensation, as described below.

Performance Fee Programs

Performance fee entitlements with respect to investment funds managed by AGM and its subsidiaries confer rights to participate in distributions made to investors following the realization of an investment or receipt of operating profit from an investment by the fund, provided the fund has attained a specified performance return. Since 2020, Messrs. Kvalheim, Downing, Klein, Neimann, and Golden have been entitled to participate in certain performance fee income received from a series of funds managed by affiliates of AGM. Beginning in 2022, these NEOs also participated in an AGM program that gives them rights to participate in performance fee income. Under the program, performance fees that accrue may be notionally invested by participants in a fund AGM manages until paid. Rights to payments under this program vest after three years, subject to continued employment, with the first payment scheduled to be made in 2025. As with other amounts distributed in respect of performance fees, Athene's financial statements characterize performance fee income allocated to participating professionals in respect of their performance fee rights as compensation. None of these NEOs received payments under the performance fee programs in 2023.

Partner Benefits Stipend

AGM provides each NEO, with the exception of Mr. Goode, with an annual partner stipend of $250,000 that may be used by the NEOs for benefits or other purposes.

Grant Kvalheim Compensation Redesign

As previously disclosed, the structure of Mr. Kvalheim’s compensation was updated in 2023 as part of certain changes to the design of AGM’s compensation programs, whereby AGM executed new long-term compensation arrangements for certain of its senior business leaders to further align their interests with objectives tied to the businesses that they directly oversee, enterprise objectives for AGM overall and the long-term interests of AGM stockholders.

As part of the compensation redesign for Mr. Kvalheim, he was granted a one-time special AGM RSU award (as described below) and, effective as of January 1, 2024, his base salary was reduced from $1 million to $100,000 and he will no longer receive annual incentive awards or participate in long-term incentive awards payable in AGM RSUs. Mr. Kvalheim will continue to receive performance fee income under the performance fee programs described above. This mix of compensation elements is intended to encourage an enterprise mindset for the combined organization and long-term alignment with AGM stockholders, while maintaining alignment with other constituents.

Other Compensation Practices

Employment Agreements with Athene

Klein Agreement

Pursuant to his employment agreement with Athene, Mr. Klein is entitled to receive a minimum base salary of $550,000 and is eligible to receive an annual incentive award each fiscal year he is employed. His employment is at will and may be terminated by him or by Athene at any time by giving three months’ notice.

In addition, the Athene has the right, in its discretion, to terminate the agreement with a payment in lieu of notice. Athene may also terminate the agreement without notice or payment in lieu of notice if Mr. Klein is guilty of any gross default or misconduct, or any repeated misconduct after due warning, in connection with Athene or in the event of any serious or repeated breach or non-observance with any of the provisions in the agreement. The employment agreement contains customary restrictive covenants, including confidentiality and nondisclosure covenants and covenants not to solicit customers or employees of the Athene or any affiliate of Athene for 12 months following termination.

Review of Compensation Policies and Practices Related to Risk Management

Effective risk management is central to Athene's success, and compensation is carefully designed to be consistent with Athene's risk management framework and controls. If Athene's performance is obtained in a manner inconsistent with this framework or these controls, the executive committee of Athene's board of directors had the discretion, with input from Athene's risk committee, if necessary, to decrease or not award any bonuses to the NEOs who are executive officers of Athene. In addition, the performance objectives for the Chief Risk Officer of Athene and the other employees in Athene's risk management function are based in part on the effectiveness of Athene's risk management policies and procedures. Athene has determined that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on Athene. This compensation risk assessment was conducted with the assistance of Willis Towers Watson, the Chief Risk Officer of Athene and other employees in Athene's risk management function.
2023 Compensation Decisions
Base Salary

The NEOs’ base salaries in 2023 remain unchanged from 2022, except Mr. Downing’s base salary which increased from $600,000 to $625,000 and Mr. Goode's base salary which increased from $187,500 to $196,000 . In connection with the redesign of his compensation described above, Mr. Kvalheim’s base salary was reduced from $1 million to $100,000 for 2024.

Annual Incentive Awards

The NEO annual incentive awards in 2023 were based on a combination of five overall corporate financial and operational goals. The annual incentive awards for the NEOs were also subject to adjustment by the executive committee or Mr. Belardi based on a review of the NEO's individual performance in 2023.

For 2023, the executive committee (or, with respect to Mr. Goode, Mr. Klein), in consultation with Mr. Belardi and AGM, established target incentive award opportunities of approximately 250%, 175%, 188%, 150%, 150%, and 40% of base salary for Mr. Kvalheim, Mr. Downing, Mr. Klein, Mr. Niemann, Mr. Golden, and Mr. Goode, respectively. The target incentive award opportunities for Messrs. Kvalheim, and Golden were increased from their 2022 target opportunities of 200% and 132%, respectively, based on market data and in recognition of the scope of their new roles and responsibilities. Each NEO was eligible for a total annual incentive award payout ranging from 0% to 200% of such NEO’s target award opportunity.
Athene’s five corporate performance measurements, their respective weightings and 2023 performance and achievement with respect to these measurements as of the December 2023 performance determination date, are set forth below. The targets for the corporate financial and operational measures were determined in relation to Athene's internal business plan for the year.

Objectives	Weight	Measurement	Target(6)	2023 Performance
Overall profitability	25%	Spread related earnings(1)	$2.827B	$3.182B
Expense management	10%	Operating expenses(2)	—	Exceeded
Organic growth	15%	Organic deposits(3)	$63.5B	$60.3B
New business profitability	25%	Underwritten returns(4)	—	Exceeded
Capital	25%	Excess equity capital generation(5)	—	Below Target

(1) Spread related earnings (“SRE”) is a pre-tax non-GAAP measure used to evaluate Athene’s financial performance excluding market volatility (other than with respect to alternative investments) as well as integration, restructuring, stock compensation and certain other expenses which are not part of our underlying profitability drivers. Athene’s SRE equals net income (loss) available to Athene's common stockholder, eliminating the impact of investment gains (losses), net of offsets; non-operating change in insurance liabilities and related derivatives; integration, restructuring, and other non-operating expenses; stock compensation expenses; and income tax (expense) benefit. For the purpose of measuring “spread related earnings” under this scorecard, SRE will be adjusted for the impact of certain material transactions undertaken including, but not limited to, any variance to Athene’s 2023 financial plan for the size or timing of capital transfers, preferred stock issuances, debt issuances, allocated Apollo/ISG costs, low-income housing tax credit (“LIHTC”) transactions, floating rate hedging associated with reducing our net floating rate position, and certain other items.

(2) Represents consolidated operating expenses included in operating income, including the impact of ACRA non-controlling interest, taking into account M&A, allocated Apollo/ISG costs, bonus accrual, any organic volumes above Athene's 2023 financial plan with returns in excess of a specified amount, and the impact of any material transactions undertaken. “ACRA” means Athene Co-Invest Reinsurance Affiliate Holding Ltd. (together with its subsidiaries, ACRA 1) and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd. (together with its subsidiaries, ACRA 2).

(3) Organic deposits include retail, funding agreements, pension group annuities and flow reinsurance on a gross basis, and exclude private placement variable annuities volumes. Scorecard payout will be capped at 100% unless overall underwritten return is higher than a specified amount, with a target payout of 100% for volumes of $63.5 billion. No credit will be given, or negative credit may be assigned, if underwritten return is below specified amounts.

(4) Underwritten returns on retail, funding agreements, pension group annuities, and flow reinsurance on a gross basis, using an internal capital model. No credit will be given if underwritten return is below a specified amount or statutory internal rate of return is below a specified amount at the portfolio level.

(5) Change in excess equity capital, with adjustments for, including, but not limited to, variance to Athene’s 2023 financial plan for the impact of any inorganic transactions, capital transfers, debt issuances, preferred stock issuances, floating rate hedging associated with reducing our net floating rate position, and certain other items. The measure will reflect the change in excess equity capital between year-end 2022 and 2023.

(6) The targets were designed to be reasonably achievable with strong management performance and the coordinated cross-functional focus and effort of the NEOs.

Athene's 2023 performance based on the five corporate objectives described above resulted in a total achievement level of 114% of target, which corresponded to a payout level equal to 125% of the applicable target opportunity. Following a review of the individual performance of the NEOs, the executive committee (or, with respect to Mr. Goode and Mr. Golden, Mr. Klein and Mr. Belardi, respectively) approved payouts equal to 150%, 133%, 147%, 133%, 134%, and 150% of target for Messrs. Kvalheim, Downing, Klein, Niemann, Goode, and Golden, respectively.
Equity and Long-Term Incentive Awards

In February 2023, AGM granted to each of the NEOs annual AGM RSU awards with the grant date fair values set forth in the table below, one-third of which vested on December 31, 2023 and the remaining two-thirds of which are scheduled to vest in equal installments on each of December 31, 2024 and 2025, subject to the NEOs’ continued employment through each applicable vesting date. The target grant date fair values of the AGM RSUs granted to Messrs. Kvalheim and Niemann were increased from $2.3 million and $650,000, respectively, in 2022 to $2.5 million and $750,000, respectively, in 2023, based on market data and in recognition of the scope of their new roles and responsibilities. The grant date fair value of the AGM RSUs granted to the other NEOs in 2023 were unchanged from 2022. The value of the 2023 AGM RSUs for the NEOs were based on the Company’s internal compensation practices.

Named Executive Officer	Grant Date Fair Value of AGM RSUs
Grant Kvalheim	$2,377,656
Michael S. Downing	$951,049
Martin P. Klein	$1,854,610
Douglas Neimann	$713,270
Tyler Goode	$66,551
John L. Golden	$951,049

Kvalheim Special AGM RSU Award

As noted above, as part of the compensation redesign for Mr. Kvalheim, in October 2023, he was granted a one-time special AGM RSU award with respect to 473,122 shares. The AGM RSUs were fully vested at the time of grant, but are scheduled to settle in early 2029, subject to Mr. Kvalheim’s continued employment through the settlement date. In the event that Mr. Kvalheim resigns or retires prior to the settlement of his AGM RSUs, the unsettled portion will instead be settled in 2034, subject to his execution and non-revocation of a release of claims in favor of AGM and his continued compliance with any applicable restrictive covenants. In connection with this grant of AGM RSUs, Mr. Kvalheim’s non-competition obligations were extended through the later of five years after the grant date and 18 months following the termination of his employment and his non-solicitation and other obligations were extended through the later of five years after the grant date and 24 months following the termination of his employment. If Mr. Kvalheim breaches these obligations, the AGM RSUs and the underlying shares are subject to forfeiture. In addition, no shares underlying the AGM RSUs will be delivered if Mr. Kvalheim is or could have been terminated for cause. The AGM RSUs also provide for payment of dividend equivalents.

2023 Summary Compensation Table
The following table provides information concerning compensation earned by the NEOs for 2023 and, to the extent required by applicable SEC compensation disclosure rules, 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Grant Kvalheim Chief Executive Officer	2023	$1,000,000	$—	$33,423,922	$—	$3,750,000	$343,053	$38,516,975
	2022	$1,000,000	$71,166	$7,388,423	$—	$3,200,000	$362,063	$12,021,652
	2021	$800,000	$71,166	$1,575,033	$525,002	$2,700,000	$143,709	$5,814,910
Michael S. Downing Chief Operating Officer and President	2023	$625,000	$—	$951,049	$—	$1,450,000	$269,800	$3,295,849
	2022	$600,000	$—	$2,947,582	$—	$1,310,000	$268,300	$5,125,882
Martin P. Klein Chief Financial Officer of Athene	2023	$650,000	$—	$1,854,610	$—	$1,800,000	$324,352	$4,628,962
	2022	$650,000	$83,726	$5,443,470	$—	$1,700,000	$362,811	$8,240,007
	2021	$650,000	$83,726	$1,462,537	$487,504	$2,004,080	$99,569	$4,787,416
Douglas Niemann(4) Executive Vice President and Chief Risk Officer	2023	$500,000	$—	$713,270	$—	$1,000,000	$269,800	$2,483,070
Tyler Goode* Former Vice President, Controller and Treasurer	2023	$196,000	$—	$66,551	$—	$105,000	$18,060	$385,611
	2022	$187,500	$—	$45,854	$—	$99,500	$18,300	$351,154
John L. Golden** Former Executive Vice President, Legal	2023	$600,000	$—	$951,049	$—	$1,350,000	$269,800	$3,170,849
	2022	$600,000	$—	$3,759,377	$—	$1,100,000	$268,300	$5,727,677
	2021	$525,000	$66,972	$750,064	$250,009	$1,353,452	$17,400	$2,962,897
(1)This column includes the grant date fair value of the time-based AGM RSUs granted to our NEOs in 2023, calculated in accordance with FASB ASC Topic 718. The grant date fair value is calculated by multiplying the number of AGM RSUs by the closing share price of a share of AGM common stock on the date of grant for accounting purposes.
(2)The amounts in this column represent annual cash incentive awards paid to the NEOs. Such amounts were determined by the executive committee after the end of applicable year and were based on the achievement of financial and operational objectives described above.
(3) For 2023, these amounts include: (i) the Company’s 401(k) matching amount of $19,800 for each of the NEOs ($18,060 for Mr.Goode); (ii) a partner stipend of $250,000 for each NEO other than Mr. Goode; (iii) taxable travel amounts of $73,253 for Mr. Kvalheim; (iv) $34,768 for Mr. Klein for his residence in Iowa; and(v) $19,784 for Mr. Klein, for travel expenses from his principal residences to our office in Iowa. Each of these amounts represent the cost paid directly to the NEO or service provider, as applicable.
(4)Mr. Niemann was not an NEO prior to 2023 and Messers. Downing and Goode were not NEOs prior to 2022.

2023 Grants of Plan-Based Awards Table
The following table provides information about awards granted to the NEOs in 2023: (1) the grant date; (2) the threshold, target and maximum estimated future payouts under Athene's annual incentive plan awards; (3) the number of AGM RSUs granted to the NEOs under AGM's 2019 Omnibus Equity Incentive Plan or AGM's 2019 Omnibus Equity Incentive Plan for Estate Planning Vehicles (together, the “2019 Omnibus Equity Incentive Plans”); and (4) the grant date fair value of the share awards, computed in accordance with applicable SEC rules.

Name of Executive	Grant Date		Estimated Future Payouts Under Annual Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Units	Grant Date Fair Value of Share and Option Awards(2)
			Threshold	Target	Maximum
Grant Kvalheim	2/10/2023	(3)				35,048	$2,377,656
	10/30/2023	(4)				473,122	$31,046,266

			$—	$2,500,000	$5,000,000
Michael S. Downing	2/10/2023	(3)				14,019	$951,049

			$—	$1,093,750	$2,187,500
Martin P. Klein	2/10/2023	(3)				27,338	$1,854,610

			$—	$1,222,000	$2,444,000
Douglas Niemann	2/10/2023	(3)				10,514	$713,270

			$—	$750,000	$1,500,000
Tyler Goode	2/10/2023					981	$66,551

			$—	$78,400	$156,800
John L. Golden	2/10/2023	(3)				14,019	$951,049

			$—	$900,000	$1,800,000

(1)The 2023 annual cash incentive awards for the NEOs were based on a combination of five overall corporate financial and operational goals, and were subject to adjustment by the executive committee or Mr. Belardi based on a review of the applicable NEO’s individual performance in 2023. The overall payout range of the awards is between 0% and 200% of the target amount.
(2)For valuation methodology, see notes 1 and 2 to the 2023 Summary Compensation Table.
(3)These time-based AGM RSUs vest in three equal installments, one-third of which vested on December 31, 2023, and the remaining two-thirds of which are scheduled to vest on each of December 31, 2024 and 2025, provided the recipient remains employed through the applicable vesting date.
(4)These AGM RSUs were fully vested at the time of grant and are scheduled to settle in early 2029, subject to Mr. Kvalheim’s continued employment through the applicable settlement date. In the event that Mr. Kvalheim resigns or retires prior to the settlement of these AGM RSUs, the unsettled portion will instead be settled in 2034, subject to his execution and non-revocation of a release of claims in favor of AGM and his continued compliance with any applicable restrictive covenants.

2023 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on the holdings of Athene's equity awards by the NEOs as of December 31, 2023. This table includes unexercised AGM Options and unvested AGM RSUs granted under AGM’s 2019 Omnibus Equity Incentive Plans. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown in the notes to this table.

				Option Awards				Stock Awards
Name of Executive	Grant Date	Grant Type		Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares of Stock or Units of Stock that Have Not Vested (#)	Market Value of Shares of Stock or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock or Units of Stock that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares of Stock or Units of Stock that Have Not Vested ($)
Grant Kvalheim	2/21/2020	Options		46,892		$43.27	2/21/2030
	2/22/2021	Options		37,760	18,881	$40.60	2/22/2031
	2/22/2021	RSU	5					8,622	$803,484
	2/22/2021	RSU	6					4,312	$401,835
	2/17/2022	RSU	3					11,192	$1,042,982
	2/10/2023	RSU	4					23,366	$2,177,478
Michael S. Downing	2/27/2018	Options		12,185		$41.82	2/27/2028
	4/3/2019	Options		14,807		$36.94	4/3/2029
	2/21/2020	Options		16,077		$43.27	2/21/2030
	2/22/2021	Options		10,788	5,395	$40.60	2/22/2031
	2/22/2021	RSU	5					1,234	$114,996
	2/22/2021	RSU	7					7,391	$688,767
	2/17/2022	RSU	3					4,866	$453,463
	2/10/2023	RSU	4					9,346	$870,954
Martin P. Klein	6/6/2016	Options		36,954		$29.55	6/6/2026
	3/21/2017	Options		30,462		$44.61	3/21/2027
	2/27/2018	Options		30,462		$41.82	2/27/2028
	4/3/2019	Options		50,343		$36.94	4/3/2029
	2/21/2020	Options		45,553		$43.27	2/21/2030
	2/22/2021	Options		35,062	17,533	$40.60	2/22/2031
	2/22/2021	RSU	5					8,006	$746,079
	2/22/2021	RSU	6					4,004	$373,133
	2/17/2022	RSU	3					9,489	$884,280
	2/10/2023	RSU	4					18,226	$1,698,481
Douglas Neimann	2/21/2020	Options		15,852		$43.27	2/21/2030
	2/22/2021	Options		11,686	5,846	$40.60	2/21/2030
	2/22/2021	RSU	5					1,336	$124,502
	2/22/2021	RSU	7					8,007	$746,172
	2/17/2022	RSU	3					3,163	$294,760
	8/16/2022	RSU	8					11,305	$1,053,513
	2/10/2023	RSU	4					7,010	$653,262
Tyler Goode	2/22/2021	RSU	5					146	$13,606
	2/22/2021	RSU	7					432	$40,258
	2/17/2022	RSU	3					243	$22,645
	2/10/2023	RSU	4					654	$60,946
John L. Golden	3/21/2017	Options		12,185		$44.61	3/21/2027
	2/21/2020	Options		14,116		$43.27	2/21/2030
	2/22/2021	Options			8,992	$40.60	2/21/2030
	2/22/2021	RSU	5					2,053	$191,319
	2/22/2021	RSU	7					12,318	$1,147,914
	2/17/2022	RSU	3					4,866	$453,463
	2/10/2023	RSU	4					9,346	$870,954
(1)This column reports the expiration date for stock options. Time-based stock options vest ratably over a three-year period.
(2)As of December 29, 2023 (the last trading day of 2023), the fair market value of a share of AGM common stock was $93.19.
(3)This row shows the number of time-based AGM RSUs, which vest in three equal installments, two-thirds of which vested on December 31, 2022 and 2023, and the remaining one-third of which is scheduled to vest on December 31, 2024.
(4)This row shows the number of time-based AGM RSUs, which vest in three equal installments, one-third of which vested on December 31, 2023, and two-thirds of which are scheduled to vest on December 31, 2024 and 2025.

(5)This row shows the number of time-based AGM RSUs, which vested ratably over a three-year period on each of January 1, 2022, 2023 and 2024.
(6)This row shows the number of performance-based RSUs, which vest ratably over a three-year period. Under the terms of the merger agreement with AGM, all performance RSUs were converted into AGM RSUs based on the target level of performance with continued vesting on the same schedule as the original awards.
(7)This row shows the number of performance-based RSAs which cliff-vest after a three-year period. Under the terms of the merger agreement with AGM, all performance RSAs were converted into AGM RSAs based on the target level of performance with continued vesting on the same schedule as the original awards.
(8)This row shows the number of time-based AGM RSUs, which vest in three equal installments on each of June 30, 2023, 2024 and 2025.
2023 Option Exercises and Stock Vested Table
The following table provides information for the NEOs on the number of shares of AGM common stock acquired upon exercise of stock options and vesting of stock awards in 2023 and the value realized at such time, calculated based on the closing trading price of a share of AGM common stock on the first trading day prior to the applicable vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Conversion (#)	Value Realized on Conversion ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Grant Kvalheim	145,489	$7,167,968	541,148	(1)	$42,937,334
Michael S. Downing	31,893	$1,731,350	18,861	(2)	$1,529,569
Martin P. Klein	—	$—	61,538	(3)	$4,472,349
Douglas Neimann	—	$—	24,733	(4)	$1,904,623
Tyler Goode	—	$—	3,245	(5)	$205,874
John L. Golden	71,525	$3,218,748	32,075	(6)	$2,395,469
(1)Comprised of (1) AGM RSUs that vested on January 1, 2023 with a market value of $63.79 per share, (2) AGM RSUs that vested on October 30, 2023 with a market value of $80.16 per share, and which are scheduled to settle within sixty (60) days following January 1, 2029, subject to NEO’s continued employment through the applicable settlement date, and (3) AGM RSUs that vested on December 31, 2023 with a market value of $93.19 per share.
(2)Comprised of (1) AGM RSUs that vested on January 1, 2023 with a market value of $63.79 per share, (2) AGM RSUs that vested on February 28, 2023 with a market value of $70.42 per share, and (3) AGM RSUs that vested on December 31, 2023 with a market value of $93.19 per share.
(3)Comprised of (1) AGM RSUs that vested on January 1, 2023 with a market value of $63.79 per share, and (2) AGM RSUs that vested on December 31, 2023 with a market value of $93.19 per share.
(4)Comprised of (1) AGM RSUs that vested on January 1, 2023 with a market value of $63.79 per share, (2) AGM RSUs that vested on February 28, 2023 with a market value of $70.42 per share, and (3) AGM RSUs that vested on December 31, 2023 with a market value of $93.19 per share.
(5)Comprised of (1) AGM RSUs that vested on January 1, 2023 with a market value of $63.79 per share, (2) AGM RSUs that vested on February 28, 2023 with a market value of $70.42 per share, and (3) AGM RSUs that vested on December 31, 2023 with a market value of $93.19 per share.
(6)Comprised of (1) AGM RSUs that vested on January 1, 2023 with a market value of $63.79 per share, (2) AGM RSUs that vested on February 28, 2023 with a market value of $70.42 per share, and (3) AGM RSUs that vested on December 31, 2023 with a market value of $93.19 per share.

2023 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)[2]	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)[3]
Grant Kvalheim	$31,046,266	$—	$16,609,752	$—	$52,932,572
Michael S. Downing	$—	$—	$1,371,445	$—	$3,400,876
Martin P. Klein	$—	$—	$2,468,630	$—	$6,121,651
Douglas Niemann	$—	$—	$1,201,395	$—	$2,979,191
Tyler Goode	$—	$—	$—	$—	$—
John L. Golden	$—	$—	$1,920,037	$—	$4,761,263
(1)The amounts reported in this column are included in the Stock Awards column of the 2023 Summary Compensation Table..
(2)Reflects increase in value of AGM RSUs with a delayed settlement due to the increase in stock price as compared to the grant date of these awards.
(3)Amounts in this column represent the value of fully vested AGM RSUs that are scheduled to settle in equal installments in each of February 2023, 2024 and 2025, subject to the NEO’s continued employment through the applicable settlement date. In the event that an NEO’s employment terminates for any reason prior to the settlement of his AGM RSUs, the unsettled portion will instead be settled in February 2032, subject to the NEO’s execution and non-revocation of a release of claims in favor of AGM and the NEO’s continued compliance with any applicable restrictive covenants. For Mr. Kvalheim, the amount in this column also reflects the value of fully vested AGM RSUs that are scheduled to settle in early 2029, subject to Mr. Kvalheim’s continued employment through the applicable settlement date. In the event that Mr. Kvalheim resigns or retires prior to the settlement of these AGM RSUs, the unsettled portion will instead be settled in 2034, subject to the his execution and non-revocation of a release of claims in favor of AGM and his continued compliance with any applicable restrictive covenants.

2023 Potential Payments Upon Termination or Change-in-Control at Fiscal Year-End

The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2023. These benefits are in addition to benefits available generally to salaried employees, such as distributions under Athene's 401(k) Plan, disability benefits and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event and the executive’s age.

Equity Awards

The equity awards issued to the NEOs, including time-based AGM RSUs and time-based AGM options, will vest in full upon a termination of service by Athene without cause or by the participant for good reason, in each case, within 18 months following a change in control. In the event a participant’s termination of service results from the participant’s death or disability, each such equity award will vest in full. In addition, upon the retirement of a participant, AGM RSUs that were converted from performance-based RSUs in connection with Athene's merger with Apollo will vest on a pro rata basis in accordance with the time elapsed in the original performance period. As a result, no amounts are reported in the table below for the portion of the performance-based RSUs and performance-based RSAs that vested during 2023 as such amounts are reflected in the 2023 Option Exercises and Stock Vested Table.

The following table provides the cumulative intrinsic value (that is, the value based upon the share price of AGM common stock as of December 29, 2023 (the last trading day in 2023) which was $93.19, less the exercise price of any option awards) of all equity awards that would vest if (1) the NEO was terminated as a result of death or disability as of December 31, 2023, (2) the NEO was terminated without cause or terminated employment for good reason as of December 31, 2023, (3) the NEO was terminated without cause or terminated employment for good reason within 18 months following a change in control of Athene as of December 31, 2023, or (4) there was a sale of Athene or change in control as of December 31, 2023.

2023 Potential Equity Benefits upon Change in Control and Termination Table(1)

Name	Death or Disability	Termination by the Company Without Cause or by the NEO for Good Reason	Termination by the Company Without Cause or by the NEO for Good Reason within 18 months following a Change in Control	Change in Control
Grant Kvalheim	$5,418,731	$—	$2,198,271	$—
Michael S. Downing	$2,411,903	$—	$1,087,487	$—
Martin P. Klein	$4,181,466	$—	$2,041,272	$—
Douglas Neimann	$2,504,863	$—	$1,178,115	$—
Tyler Goode	$112,516	$—	$53,864	$—
John L. Golden	$2,909,589	$—	$1,812,123	$—
(1)For purposes of this table only, all amounts reported in this table were calculated in accordance with the terms of the applicable individual award agreements.
Termination Payment and Benefits
The NEOs would be eligible for benefits under the Athene USA Corporation Severance Pay Plan, which covers Athene's U.S. full-time employees, if they are involuntarily terminated without cause, and provided they release Athene from any and all claims and, in some instances, agree to non-compete/non-solicit covenants. In general, eligible employees receive two weeks of their annual base salary for each completed year of service. The minimum benefits payable under this plan are four weeks of annual base salary; and the maximum benefits payable under this plan are 26 weeks of annual base salary. In the event that an NEO is notified by Athene that he is required to comply with a post-separation non-compete covenant for a period longer than the number of weeks of annual base salary to which the NEO is entitled based on his years of service, then the amount of the NEO’s severance benefit will be increased to an amount equal to annual base salary for the same number of weeks as the duration of the non-compete covenant. However, in no event will an NEO receive more than two times his annual base salary received during the year immediately preceding the year of termination. In its sole discretion, Athene may determine to pay a pro-rated bonus to the involuntarily terminated executive, as approved by the executive committee.

Name of Executive	Termination Scenario(1)	Athene Severance Pay
Grant Kvalheim	Voluntary Separation	$—
	Involuntary Separation	$1,000,000	(2)
	Termination For Cause	$—
Michael S. Downing	Voluntary Separation	$—
	Involuntary Separation	$625,000	(2)
	Termination For Cause	$—
Martin P. Klein	Voluntary Separation	$—
	Involuntary Separation	$650,000	(2)
	Termination For Cause	$—
Douglas Neimann	Voluntary Separation	$—
	Involuntary Separation	$600,000	(2)
	Termination For Cause	$—
Tyler Goode	Voluntary Separation	$—
	Involuntary Separation	$98,000	(2)
	Termination For Cause	$—
John L. Golden	Voluntary Separation	$—
	Involuntary Separation	$600,000	(2)
	Termination For Cause	$—

(1)Voluntary separation does not automatically trigger severance payments. For NEOs, voluntary separation triggers a severance payment only if Athene decides to enforce any non-compete provision, in which case the NEO would be entitled to an amount of severance benefits up to the amount set forth in the table above for the involuntary separation scenario. Involuntary separation provides for severance to coincide with a 12-month non-compete clause. Severance is not payable where an employee is terminated for cause.
(2)Severance does not include any pro-rata bonus payable at the discretion of Athene.

CEO Pay Ratio

The Company believes its CEO to median employee pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K and applicable SEC guidance. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

The Company identified the median employee in 2023 by examining the total cash compensation for all US-based employees of Athene, excluding the Company's CEO, for the period from January 1, 2023 to December 31, 2023, who were employed by Athene as of December 31, 2023. The Company included all US-based employees of Athene, whether employed on a full-time, part-time, or seasonal basis. In the U.S., the Company distinguished employees versus independent contractors based on the methodology used for payroll purposes, which is based on IRS guidance. Employees on leave of absence were included in the employee headcount. In identifying the median employee, the Company used total cash compensation, consisting of base salary plus target level bonus or variable sales-related compensation, as the consistently applied compensation measure. The Company believes the use of total cash compensation as the consistently applied compensation measure is reasonable because cash compensation represents the principal form of compensation that the Company uses, as Athene does not widely distribute annual equity awards to employees.

The Company did not make any assumptions, adjustments, or estimates with respect to total cash compensation, except that for any US-based employee as of December 31, 2023 who was employed by Athene for only a portion of the period from January 1, 2023 to December 31, 2023, the Company adjusted their compensation as if the employee was employed for the entire period.

In accordance with Item 402(u) of Regulation S-K, after identifying the median employee, the Company calculated annual total compensation for such employee using the same methodology the Company uses for its NEOs as set forth in the 2023 Summary Compensation Table. However, the Company used a different measurement of compensation to identify the median employee than it did for calculating the total compensation set forth in the 2023 Summary Compensation Table. Among other things, the 2023 Summary Compensation Table includes in compensation the value of equity awards.
For 2023,

•The annual total compensation of the median employee (other than Mr. Kvalheim) (the “Median Employee”) was $96,140.
•Mr. Kvalheim’s annual total compensation, as reported in the Total column of the 2023 Summary Compensation Table, was $38,516,975.
•Based on this information, the ratio of the annual total compensation of Mr. Kvalheim to the annual total compensation of the Median Employee is estimated to be 401 to 1.

Director Compensation

    No director who is also an employee of the Athene Group receives any additional compensation for serving as a director of the Company. For 2023, each of the Company’s other directors were eligible to receive annual compensation, all of which was paid in cash for their board service. The table below indicates the elements and total value of cash compensation granted to each eligible director for services performed in 2023. Mr. Ruisi, Ms. Hormozi and Ms. Taitz also serve on the boards of directors of certain of the Company's parent entities and received additional compensation for such services in 2023. As these services were not performed for the Company, the compensation for such services has been excluded from the table below.

2023 Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Share Awards(1)	All Other Compensation(2)	Total
Lawrence J. Ruisi	$21,000	$—	$75,000	$96,000
Francis P. Sabatini	21,000	—	90,000	111,000
Hope Schefler Taitz	21,000	—	75,000	96,000
Mitra Hormozi	21,000	—	75,000	96,000

(1) These columns reflect the retainer and fees earned in 2023, solely for service on the board of directors of the Company and do not include any such payments or grants made in respect of service on the Athene board of directors or on the boards of directors of any of Athene's other subsidiaries.
(2) This column reflects the retainer fees earned in 2023 for service on the boards of directors of the Company's direct and indirect subsidiaries.

Securities Ownership of Certain Beneficial Owners and Management

Principal Stockholders

    The Company is a wholly-owned indirect subsidiary of Athene, which beneficially owns 10,000,000 shares of the Company's common stock, representing 100% of shares the Company's issued and outstanding common stock. AGM is the beneficial owner of the 100% of AHL's outstanding common stock. As a result, other than AGM, there are no beneficial owners of more than five percent of any class of the Company’s voting securities and Company management does not hold any of the Company’s shares of common stock. The address of Apollo Global Management, Inc. is 9 West 57th Street, 42nd Floor, New York, New York 10019.

The following table sets forth information regarding the beneficial ownership of AGM’s common stock as of February 1, 2024 by (i) each of the Company’s directors, (ii) each person who is a named executive officer for 2023, and (iii) all directors and executive officers as a group. The percentages of beneficial ownership are based on 567,822,755 shares of AGM common stock issued and outstanding as of February 1, 2024. The address of each of the Company's directors and executive officers listed in the table below is c/o Athene Holding Ltd., 7700 Mills Civic Pkwy, West Des Moines, IA 50266.

Beneficial ownership is determined in accordance with the rules of the SEC. To the Company’s knowledge, each person named in the table below has sole voting and investment power with respect to all of the shares of AGM common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws.

	Amount and Nature of Beneficial Ownership
	Shares of AGM Common Stock Beneficially Owned
	Number of Shares (1)		Percent
Executive Officers and Directors
Grant Kvalheim	1,948,059		*
Michael Downing	270,306	(2)	*
Martin P. Klein	431,490		*
Douglas Neimann	64,366		*
Tyler Goode	1,369		*
John L. Golden	88,979		*
Christopher Welp	49,624		*
Mitra Hormozi	28,708	(3)	*
Lawrence J. Ruisi	45,000		*
Francis Sabatini	40		*
Hope Taitz	81,700		*
All directors and executive officers as a group (11 persons)(4)	3,009,641		0.5%

*	Represents less than 1%
(1)    The number of shares included in the table above includes the following underlying RSUs that will be delivered within 60 days of February 1, 2024: 54,502 shares for Mr. Kvalheim; 29,095 shares for Mr. Downing; 40,497 shares for Mr. Klein; 30,982 shares for Mr. Niemann; 1,002 shares for Mr. Goode; 38,888 shares for Mr. Golden; 8,213 shares for Mr. Welp.
(2)    Includes shares that belong to the named individual’s spouse.
(3)    Includes shares held by a third-party independently managed account that belongs to an entity controlled by the named individual’s spouse and over which the named individual’s spouse has a pecuniary interest.
(4)    The number of directors and executive officers as a group includes directors and current executive officers.

Transactions with Related Persons, Promoters and Certain Control Persons
    The following is a description of certain relationships and transactions since January 1, 2023, for which the amount involved exceeds $120,000 and the Company's directors, executive officers, or stockholders who are known to the Company to beneficially own more than five percent of the shares of its common stock, including Apollo, have a direct or indirect material interest.

Relationships and Related Party Transactions Involving Apollo or its Affiliates

AGM owns all of Athene’s outstanding common stock. Through Athene’s longstanding relationship with Apollo, which was a co-founder of Athene, Apollo assists the Company in identifying and capitalizing on acquisition opportunities that have been critical to the Company’s ability to significantly grow its business. James R. Belardi, Athene's Chief Executive Officer, also serves as a member of the board of directors and an executive officer of AGM and as Chief Executive Officer of ISG, which is also a subsidiary of AGM. Mr. Belardi owns a profit interest in ISG and in connection with such interest receives quarterly distributions equal to 3.35% of base management fees and 4.5% of subadvisory fees, as such fees are defined in Athene’s fee agreement with Apollo. Mr. Belardi is also a director of the general partner of ISG. Mitra Hormozi, one of the Company's directors, also serves as a director of Athene and AGM.

    The total amounts incurred by the Company, directly and indirectly, in connection with transactions with Apollo and its affiliates were $565 million for the year ended December 31, 2023. Such amounts include (1) fees associated with investment management agreements, which exclude sub-advisory fees paid to ISG for the benefit of third-party sub-advisors), which include fees charged by Apollo to third-party cedants with respect to assets supporting obligations reinsured to us but exclude fees charged by Apollo to third-party reinsurers supporting ceded obligations, (2) fees associated with fund investments (including those fund investments held by AAA (as defined below)) which include total management fees, carried interest (including unrealized but accrued carried interest fees) and other fees on Apollo-managed funds and the Company's other alternative investments, and (3) other fees resulting from shared services, advisory and other agreements with Apollo or its affiliates.

Investment Management Relationships
    Substantially all of the Company’s invested assets are managed by Apollo pursuant to the Company’s IMA. As of December 31, 2023, Apollo's investment professionals managed substantially all of the Company’s invested assets in a number of asset classes, including investment grade and high yield corporate credit, structured securities and mortgage loans.

    For services related to the Company’s invested assets, the Company paid to ISG an investment management fee of 0.30% per annum on all assets in accounts owned by the Company.

Termination of IMAs with ISG
    The IMA has no stated term and may be terminated by either the applicable Apollo subsidiary or the Company, upon notice at any time. However, Athene’s Fee Agreement provides that, with respect to IMAs covering assets backing reserves and surplus in ACRA, whether from internal reinsurance, third party reinsurance, or inorganic transactions (“ACRA System IMA”), among Athene or any of its subsidiaries, on the one hand, and the applicable Apollo subsidiary, on the other hand, Athene may not, and will cause its subsidiaries, including the Company, not to, terminate any ACRA System IMA among Athene or any of its subsidiaries, on the one hand, and ISG, on the other hand, other than on June 4, 2023 or any two-year anniversary of such date (each such date, an “IMA Termination Election Date”) and any termination on an IMA Termination Election Date requires (i) the approval of two-thirds of Athene’s independent directors and (ii) prior written notice to ISG or the applicable Apollo subsidiary of such termination at least 30 days, but not more than 90 days, prior to an IMA Termination Election Date. If Athene’s independent directors make such election to terminate and notice of such termination is delivered, the termination will be effective no earlier than the second anniversary of the applicable IMA Termination Election Date (“IMA Termination Election Date”). Notwithstanding the foregoing, Athene's board of directors may only terminate an ACRA System IMA on an IMA Termination Election Date for “AHL Cause” as defined in the Fee Agreement and pursuant to the provisions set forth therein.

In addition, the Company’s board of directors may terminate the IMA with regard to the Company if the Company’s board of directors determines that such termination is required in the exercise of the board of directors’ fiduciary duties. If the Company elects to terminate any such agreement, other than as provided above, Athene may be in breach of the Fee Agreement, which could subject the Company to regulatory scrutiny, expose Athene to stockholder lawsuits and could have a negative effect on its financial condition and results of operation.

Apollo Fund Investments
    Apollo invests the Company’s assets in investment funds or other collective investment vehicles whose general partner, managing member, investment manager or collateral manager is owned, directly or indirectly, by Apollo or by one or more of Apollo’s subsidiaries (“Apollo fund investments”). Such investments comprised 78.8%, 79.8% and 61.6% of the Company’s investment fund portfolio as of December 31, 2023, 2022 and 2021, respectively. As of December 31, 2023, 2022 and 2021, 4.4%, 4.9% and 2.8%, respectively, of the Company’s general and separate accounts invested assets were invested in Apollo fund investments. Fees related to such invested assets varied from 0% to 2% per annum with respect to management fees and 0% to 20% of profits for carried interest, subject in many cases to preferred return hurdles.

As of December 31, 2023, 2022 and 2021, 12.8%, 13.0% and 11.6%, respectively, of the Company’s general and separate accounts invested assets, are comprised of securities and mortgage loans, including investment funds, in which Apollo, or an Apollo affiliate, has significant influence or control over the issuer of a security, mortgage loans or the sponsor of the investment fund. The following table summarizes the Company’s cash flow activity related to these investments for the periods presented below:

	Years Ended December 31,
	2023	2022	2021
	($ In thousands)
Sales, maturities, and repayments	$3,054,245	$9,521,414	$2,532,483
Purchases	6,528,442	10,381,205	7,764,326

    Certain members of the Company’s board of directors and certain of the Company's executive officers may directly receive carried interest or may receive a portion of the carried interest that Apollo receives from fund investments in which the Company is invested. Certain current and former directors and officers of the Company may invest or have interests in fund investments in which the Company has invested, including Mr. Kvalheim. Additionally, certain officers from time to time may invest in Apollo funds or co-investments in certain cases without being charged management fees or carried interest.

    Affiliates of Apollo earn additional fees paid by funds or other collective investment vehicles in which the Company is invested for management and other services provided by such affiliates of Apollo to such funds and investment vehicles.

Apollo Aligned Alternatives, L.P. (“AAA”)

The majority of Athene’s alternative investments are held in AAA and Athene consolidates AAA as a VIE. Apollo established AAA for the purpose of providing a single vehicle through which Athene and third-party investors can participate in a portfolio of alternative investments, which include those managed by Apollo. Additionally, the Company believes AAA enhances Apollo’s ability to increase alternative assets under management (“AUM”) by raising capital from third parties, which will allow Athene to achieve greater scale and diversification for alternatives. Third-party investors began to invest in AAA on July 1, 2022.

Catalina

The Company has an investment in Apollo Rose II (B) (“Apollo Rose”), which it consolidates as a VIE. Apollo Rose has equity interests in Catalina Holdings (“Bermuda”) Ltd. (“Catalina”) and is reflected as a related party investment fund in assets of consolidated VIEs on the consolidated balance sheets. During the fourth quarter of 2022, the Company entered into a strategic modco reinsurance agreement with Catalina General Insurance Ltd., a subsidiary of Catalina, to cede $4.9 billion of funding agreements. In January 2024, the Company entered into a reinsurance agreement with Catalina Re Archdale Life Insurance Company Ltd., a subsidiary of Catalina, to cede a quota share of certain of Athene’s retail annuity business issued on or after January 1, 2024.

MidCap Financial
    The Company holds a significant investment in MidCap Financial through its investment in AAA. In addition, one of the Company’s directors, Hope Taitz, currently serves on the board of MidCap Financial.

The following summarizes the Company’s and AADE's investments in Midcap Financial:

	Year Ended December 31, 2023
	The Company	AADE
	($ In thousands)
Investment funds	$584,067	$—
Fixed income securities	601,544	155,958
Total investment in Midcap Financial	$1,185,611	$155,958

The Company previously directly held Midcap profit participating notes until they were contributed to AAA during the year ended December 31, 2022.

Midcap Financial may also originate or source loans that the Company purchases directly, consisting of ABS and CLO securities issued by MidCap Financial affiliates, which are included in the table above as fixed income securities. As is customary practice for loan originators, MidCap Financial may retain a percentage of the origination fees on the loans the Company purchases that are paid by the borrowers and may also act as agent for the lenders under the related loan agreements.

PK AirFinance

We have investments in PK AirFrance, an aviation lending business with a portfolio of loans (“Aviation Loans”. The Aviation Loans are generally fully secured by aircraft leases and aircraft and are securitized by a special purpose vehicle (“SPV”) for which Apollo acts as ABS manager (the “ABS-SPV”). The ABS-SPV issues tranches of senior notes (the “Senior Notes”) and subordinated notes (the “Subordinated Notes”), which are secured by the Aviation Loans. In connection with the acquisition of the existing Aviation Loans by the ABS-SPV, (i) a tranche of senior notes was acquired by third-party investors and (ii) the Company and AADE purchased mezzanine tranches of the Senior Notes and the Subordinated Notes.
In addition to the investment in the Senior Notes and Subordinated Notes, the Company and AADE each also has a right to acquire, whether directly, through the ABS-SPV or through a similar vehicle, all Aviation Loans originated by PK (the “Forward Flow Loans”). All servicing and administrative costs and expenses of Apollo (determined at cost, without mark-up) that are incurred in connection with the sourcing, origination, servicing and maintaining the Forward Flow Loans, net of any service fees and servicing and administrative cost and expense reimbursement amounts received directly from the ABS-SPV or other entities investing in the Forward Flow Loans will be allocated to, and reimbursed by the ABS-SPV or Athene, subject to an agreed-upon annual cap.

Venerable
    VA Capital Company LLC (“VA Capital”), is owned by a consortium of investors, led by affiliates of Apollo, Crestview Partners III, LLC and Reverence Capital Partners L.P., and is the parent of Venerable Holdings, Inc. (together with its subsidiaries, “Venerable”). Athene, through ALRe, has a minority equity investment in VA Capital, which was $181 million and $240 million as of December 31, 2023 and 2022, respectively. The Company and AADE also have term loans receivable from Venerable due in 2033 which are held at amortized cost with fair values of $343 million and $303 million as of December 31 ,2023 and 2022, respectively. While management views the overall transactions with VIAC and Venerable as favorable to Athene and its subsidiaries, the stated interest rate of 6.257% on the term loans to Venerable represents a below-market interest rate, and management considered such rate as part of its evaluation and pricing of the Voya reinsurance transactions.

    Additionally, certain of Athene’s directors and executive officers are co-investors with Athene in its minority equity investment in VA Capital and the term loans to Venerable.

Wheels

The Company has an indirect limited partnership investment in Athene Freedom Partner, LP (“Athene Freedom”), for which an Apollo affiliate is the general partner. The Company holds its investment in Athene Freedom through its investment in AAA. Athene Freedom invests in Wheels, Inc. (“Wheels”). We expect Wheels will continue to issue ABS securities going forward which may be appropriate for our investment portfolio.The following summarizes the net invested assets in Wheels:

	Year Ended December 31, 2023
	The Company	AADE
	($ In thousands)
Fixed income securities	$609,880	$224,245
Investment fund	—	—
Total investment in Wheels	$609,880	$224,245

Additionally, during the second quarter 2022, Athene received redemptions on Wheels securities of $1,479 million. Athene also has commitments to make additional investments in Wheels of $83 million as of December 31, 2023.

Commercial Mortgage Loan Servicing Agreements
    The Company has entered into commercial mortgage loan servicing agreements with Apollo. Pursuant to these agreements, the Company has engaged Apollo to (1) assist with the origination of and provide servicing of commercial loans owned by the Company or in which it participates, which are secured by mortgages, deeds of trust or documents of similar effect encumbering certain real property and commercial improvements thereon and (2) provide for management and sale of real estate owned properties. During the year ended December 31, 2023, the Company incurred $0.4 million under the commercial mortgage loan servicing agreements.

Investment Portfolio Trades with Affiliates
    From time to time, Apollo executes cross trades which involve the purchase or sale of assets in a transaction between the Company, on the one hand, and another subsidiary of Athene, a third party or an Apollo affiliated entity, in either case, to which Apollo or its affiliate acts in an investment advisor, general partner, managing member, collateral manager or other advisory or management capacity, on the other hand. In addition, from time to time, the Company may purchase or sell securities from or to related parties, other than through a cross trade transaction. The Company believes that these transactions are undertaken at market rates, and are executed based on third-party valuations, where possible. For the years ended December 31, 2023, 2022 and 2021 the aggregate value of such transactions where the Company acquired investments from related parties, through cross trades or otherwise, amounted to $5,012.0 million, $5,826.8 million and $2,342.6 million, respectively. For the years ended December 31, 2023, 2022 and 2021, the aggregate value of such transactions where the Company sold investments to related parties, through cross trades or otherwise, amounted to $1,986.3 million, $1,567.5 million and $2,621.1 million, respectively.

Shared Services Agreement
    The Company has entered into the shared services agreement with other Athene subsidiaries, pursuant to which it may receive services and personnel employed by such other Athene subsidiaries. Expenses for such services are based on the amount of time spent on the affairs of the other party in addition to actual expenses incurred and cost reimbursements. Amounts that the Company incurred, directly or indirectly, to Athene’s other subsidiaries were $368 million, $326 million and $295 million for the years ended December 31, 2023, 2022 and 2021, respectively.

    The shared services agreement can be terminated for any reason upon thirty days’ notice. The shared services agreement can also be terminated immediately with respect to a specific party in the event of the insolvency by another party to the agreements, among other things.

Strategic Partnership
    Athene has an agreement pursuant to which the Athene Group may invest up to $2.875 billion in funds managed by Apollo entities (“Strategic Partnership”). This arrangement is intended to permit the Athene Group to invest across the Apollo alternatives platform into credit-oriented, strategic and other alternative investments in a manner and size that is consistent with the Athene Group’s existing investment strategy. Fees for such investments payable by the Athene Group to Apollo are designed to be more favorable to the Athene Group than market rates, and consistent with the Athene Group’s existing alternative investments, investments made under the Strategic Partnership remain subject to Athene’s existing governance processes, including approval by Athene’s conflicts committee, where applicable. During the second quarter of 2022, Athene contributed the majority of the Strategic Partnership investments to AAA. As of December 31, 2023 and 2022, the Company had $1,414 million and $763 million, respectively, of investments under the Strategic Partnership.

Rackspace Global Services Agreement

Athene has a global services agreement with Rackspace US, Inc. (“Rackspace”), a portfolio company of a fund managed by Apollo, pursuant to which Rackspace may provide the Company with certain information technology services. The term of the agreement is three years and during the year ended December 31, 2023, Athene paid or accrued $0.5 million for services rendered.

Third Party Sub-Advisory Agreements
In the limited instances in which Apollo desires to invest in asset classes for which it does not possess the investment expertise or sourcing abilities required to manage the assets, or in instances in which Apollo makes the determination that it is more effective or efficient to do so, Apollo mandates third-party sub-advisors to invest in such asset classes, and Athene or AUSA, on behalf of the Company, reimburses Apollo for fees paid to such sub-advisors. For the years ended December 31, 2023, 2022 and 2021, Athene reimbursed $6.1 million, $3.6 million and $3.4 million, respectively, of sub-advisory fees to Apollo for the benefit of third-party sub-advisors.

Other Related Party Transactions and Relationships
Reinsurance Agreements
    The Company has entered into numerous reinsurance agreements with other subsidiaries of Athene, pursuant to which it cedes certain risks to such subsidiaries. See “Products-Life and Other” and “Reinsurance” for a

discussion regarding the related party reinsurance relationships to which the Company is a party. Settlement amounts paid (received) by the Company pursuant to the various reinsurance agreements amounted to $287 million, $(422) million and $651 million for the years ended December 31, 2023, 2022 and 2021, respectively.

Tax Allocation Agreements
    The Company has entered into a tax allocation agreement among it and various other subsidiaries of Athene. The parties to the agreement are considered an “affiliated group” under the Internal Revenue Code of 1986, as amended, and are included in the consolidated federal income tax return of the affiliated group. The Company is a member of the AUSA consolidated federal income tax return for all tax periods beginning after December 31, 2018. The tax allocation agreement establishes a method for providing reimbursement to the filing parent for payment of each entity’s share of the consolidated tax liability of the affiliated group and a method of providing reimbursement to each entity for losses incurred by such entity that reduced the consolidated tax liability of the affiliated group. During the years ended December 31, 2023, 2022 and 2021, the Company made payments under the tax allocation agreements in the amount of $323.0 million, $175.7 million and $246.4 million, respectively.

Intercompany Promissory Note
    The Company has entered into an unsecured revolving promissory note, dated as of May 1, 2021, among it and certain other AUSA subsidiaries, as “Makers,” and AUSA, as “Holder” (the “Intercompany Note”). Pursuant to the Intercompany Note, on or before May 1, 2026, the Company may request and AUSA, at its sole discretion, may make, advances to or on behalf of the Company in an amount not to exceed $200 million, when aggregated with all advances made to all Makers pursuant to the Intercompany Note. All borrowings made under the Intercompany Note, together with interest on the unpaid principal balance, are due on the earlier of May 1, 2026 and the date of demand for such repayment made by AUSA. Interest accrues on any outstanding principal balance at a per annum rate of 2.085%. AADE and the Company had no borrowings under the Intercompany Note as of December 31, 2023.

Net Worth Maintenance Agreement
    The Company has entered into a net worth maintenance agreement, effective as of October 1, 2013, between it and Athene (the “Net Worth Maintenance Agreement”). Pursuant to the Net Worth Maintenance Agreement, Athene agrees to maintain the Company’s “total adjusted capital” (“TAC”) at a minimum of 200% of “company action level risk based capital” (as the terms in quotes are defined in the insurance laws in the State of Iowa as of October 1, 2013), unless the Net Worth Maintenance Agreement is terminated by the Company and Athene with the approval of the Iowa Insurance Division (the “IID”). Pursuant to the agreement, the Company agrees not to pay any dividends if such dividend payment would cause its TAC to fall below 200% of its company action level risk based capital, unless such dividend had been approved by the IID prior to its distribution. To date, the Company has received no support from Athene under the Net Worth Maintenance Agreement. The Net Worth Maintenance Agreement was entered into for the benefit of the IID on behalf of the holders of policies issued by the Company and may be enforced only by the IID and its successors. If the IID provides consent or approval to the termination of the Net Worth Maintenance Agreement, Athene and the Company may terminate it without notice to, or the consent of, any other individual or entity, including any Contract Owner.

Capital Maintenance Agreement and Guaranty
    Effective July 31, 2019, the Company entered into a Capital Maintenance Agreement to provide capital support to its wholly-owned subsidiary, AANY, such that the Company has agreed to maintain AANY’s total adjusted capital in an amount at least equal to 300% of AANY’s company action level risk based capital. Also, effective July 31, 2019, the Company entered into an agreement to guarantee payment of all amounts due from AANY to the contract and certificate holders under the terms of a group annuity contract issued by AANY during August 2019. Given the current capital level of AANY, the Company believes the likelihood of payment by the Company under the terms of these agreements is remote.

Joint Investments
    From time to time, in the ordinary course of business, the Company invests in securities in which other Athene subsidiaries have an interest. Such investments may be in the form of co-investments in which the parties acquire an interest in the investment contemporaneously or otherwise in connection with an integrated transaction, or may be in the form of an unrelated investment in which one or more other Athene subsidiaries have a pre-existing interest.

Employee Annuity Program

    AHL has established an employee annuity program, pursuant to which any eligible employees, including each of our NEOs, and directors (or estate planning vehicles respectively established or controlled by them or their immediate family members), may purchase certain of the annuities that the Company sells through its retail channel. In certain instances, annuities purchased through the program are free of commissions, and amounts that the Company would have otherwise paid as commissions are added to the value of the contract at the time of issuance. In other instances, certain fees that are required to be paid in connection with the underlying Apollo fund investments are rebated to the policyholder. In November 2023, one of the Company’s named executive officers purchased an annuity under the program for $2 million. Pursuant to the terms of the program, $60,000 was added to the value of his contract in lieu of commissions.

Related Party Transactions Policy
    Athene has established a related party transactions policy which provides procedures for the review of transactions in excess of $120,000 in any year involving Athene and/or one or more of its subsidiaries, including the Company, in which any covered person having a direct or indirect material interest, with certain exceptions. Covered persons include any director, executive officer, director nominee, stockholders known to Athene to beneficially own 5% or more of its common stock or any immediate family members of the foregoing. Any such related party transaction requires advance approval by a majority of Athene’s independent directors or by Athene’s conflicts committee to the extent that such transactions constitute Apollo Conflicts (as described below), related party transactions incidental or ancillary thereto, or any other related party transactions relating to or involving, directly or indirectly, Apollo or any member of the Apollo Group (as described below). To the extent that the related party transaction is other than either an Apollo Conflict, or a related party transaction that is incidental or ancillary thereto, or any other related party transaction relating to or involving, directly or indirectly, Apollo or any member of the Apollo Group, Athene’s audit committee charter provides that the audit committee has the authority to review and approve all such transactions.

    Athene’s bylaws require it to maintain a conflicts committee designated by its board of directors, consisting of directors who are not officers, general partners, directors (other than independent directors of AGM), managers or employees of any member of the Apollo Group. One of the Company’s directors, Hope Taitz, currently is a member of the conflicts committee. The conflicts committee reviews and approves material transactions by and between Athene and its subsidiaries, on the one hand, and the Apollo Group, on the other hand, including any modification or waiver of the IMAs with the applicable Apollo subsidiary, subject to certain exceptions.

The “Apollo Group” is defined as (1) AGM and its subsidiaries, including AAM, (2) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by clause (1), (3) BRH Holdings GP, Ltd. and each of its shareholders, (4) any executive officer or employee of AGM or AGM’s subsidiaries, and (5) any affiliate of a person described in clauses (1), (2), (3) or (4) above; provided none of AHL or its subsidiaries (other than ACRA) will be deemed to be a member of the Apollo Group.

    An “Apollo Conflict” is:
•the entering into or material amendment of any material agreement by and between Athene and/or its subsidiaries, on the one hand, and any member of the Apollo Group, on the other hand; or
•the imposition of any new fee on or increase in the rate of fees charged to Athene or any of its subsidiaries by a member of the Apollo Group, or the provision for any additional expense reimbursement to or offset by a member of the Apollo Group to be borne by Athene or any of its subsidiaries, directly or indirectly, pursuant to any material agreement by and between Athene or any of its subsidiaries and any member of the Apollo Group (except to the extent that any such material agreement sets forth the actual amount or formula for calculating the amount of any new fee or increase in the rate at which such fee is charged and such material agreement has been approved or is exempt from approval under the conflicts committee charter).
•any acquisition or reinsurance transaction not contemplated by the definition of Qualifying Transaction (as defined in each applicable ACRA Framework Agreement), to be offered to any ACRA entity except for transactions that expressly do not require approval by the conflicts committee of or applicable to the applicable ACRA entities pursuant to the terms of the applicable ACRA Framework Agreement; or
•the exercise of ALRe’s commutation right under the terms of the applicable ACRA Reinsurance Program Agreements, in each case, as recommended by management of Athene.

    All Apollo Conflicts must be approved by the conflicts committee of Athene's board of directors unless such conflict is:
•specifically exempted from approval in accordance with such conflict committee's charter and guidelines as they may be amended from time to time;
•fair and reasonable, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable to Athene or any of its subsidiaries); or
•entered into on an arms-length basis.

    In connection with any matter submitted to the conflicts committee, materials are prepared by Athene’s management summarizing the applicable conflict and recommending the proposed transaction. The conflicts committee reviews market comparison data (to the extent available) relating to the reasonableness of any proposed fees to be paid.

    For operational and administrative ease, certain transactions that fall within the definition of an Apollo Conflict but do not pose a material risk to Athene or its subsidiaries need not be approved by the conflicts committee. As described below, these exceptions include specific thresholds under which Athene may engage Apollo or its affiliates in an investment management or advisory (or sub-management or sub-advisory) capacity without prior conflicts committee review or approval. The following transactions, among others, are expressly excluded from the definition of Apollo Conflict and do not require the consent or review of the conflicts committee:
1.(i) transactions, rights or agreements specifically contemplated by existing agreements between Athene and Athora; (ii) entering into new IMAs or MSAAs with members of the Apollo Group as long as the payment of additional total fees under such new IMA or MSAA satisfies the requirements of (15) below or (iii) amendments to the agreements described in (i) or (ii) above, or any other shared services agreement or cost sharing agreement with any member of the Apollo Group which is currently in effect for the purpose of adding a subsidiary of Athene thereto;
2.any (i) transfer of equity securities of AHL to or by any member of the Apollo Group, (ii) acquisition by any member of the Apollo Group of any newly issued equity securities, (iii) issuance of securities to any employee or director of the AHL or ISG (including allocating blocks of incentive securities to ISG for allocation by ISG to its employees and directors) pursuant to any stock incentive plan or similar equity based compensation plan approved by the board or the board of directors of AGM (the AGM Board) or the compensation committee of the AGM Board;
3.the provision of any insurance related products by or to Athene or any of its subsidiaries to or by the Apollo Group; provided that the provision of such products is an ordinary course transaction entered into on an arms-length basis on terms no less favorable to Athene or its subsidiaries than could be contemporaneously obtained from or provided to an unaffiliated party;
4.any transactions, rights or agreements between Athene or any of its subsidiaries and any portfolio company of the Apollo Group that pertain to the ordinary course business of such portfolio company; provided, that any such transactions, rights or agreements (taken as a whole) are no less favorable to Athene or the applicable subsidiary than could be obtained from or provided to an unaffiliated party;
5.an investment by Athene or any subsidiary thereof in (i) an Apollo-sponsored vehicle or (ii) a person or entity that does not constitute an Apollo-sponsored vehicle, but in connection with which a member of the Apollo Group is entitled to receive a benefit such as via equity ownership, a fee or other compensation; provided, that such investment provides Athene or its subsidiary, as applicable, with the same or better terms or a most favored nations clause (in all cases, taken as a whole with respect to such Apollo-sponsored vehicle or other investee, as applicable, and without consideration of any Designated Terms (as defined below)) as those applicable to other investors (excluding Designated Investors (as defined below)) in the same Apollo-sponsored vehicle or other investee, as applicable, who invested an amount in such vehicle equal to or less than that invested by Athene and its subsidiaries; and provided, further, that such investment represents no more than 80% of the outstanding or expected equity interests of such Apollo-sponsored vehicle or other investee (based on prior record related to the strategy), as applicable. Designed Investor and Designated Terms shall have the meanings set forth for such terms or other similar terms in any customary side letter entered into by the applicable Apollo Group advisor or manager, Apollo-sponsored vehicle or other Apollo Group entity, on the one hand, and investors, other than Athene or a subsidiary thereof, who have invested in the same Apollo-sponsored vehicle or other investee, or entered into an investment management, sub-advisory or similar agreement with the Apollo Group for the same asset class, on the other hand;
6.the performance in accordance with their terms of any agreement validly entered into within the Apollo Group (i) in existence as of the date of the procedures of the conflicts committee were adopted or (ii) after the date of the adoption of the Athene's bylaws with the consent of the conflicts committee;
7.a transaction that has been approved by a majority of Athene’s disinterested directors, provided that the disinterested directors are notified that such transaction would otherwise constitute an Apollo Conflict prior to such approval;
8.material amendments to contracts or transactions previously approved by the conflicts committee or a majority of Athene’s disinterested directors, or which are not required to be approved by either, so long as, in each case, such amendments either (i) are not materially adverse to Athene or any of its subsidiaries, or (ii) would not cause the relevant contract or transaction to require approval by the conflicts committee or a majority of Athene’s disinterested directors under Athene’s bylaws after giving effect to the relevant amendment;
9.any modification, supplement, amendment or restatement of the bylaws that has been approved in accordance with Athene’s bylaws;
10.the entry into any IMA with the Apollo Group or amending an MSAA currently in effect (or entering into a new MSAA), so long as (i) such agreement is on terms in the aggregate (including expense reimbursement and indemnities) no less favorable to Athene than customary market terms (excluding the fees charged under the IMA); and (ii) either (a) the rates on assets under management (“AUM”) under such agreement (including any carried interest or similar profit allocation, but, for the avoidance of doubt, excluding the fees charged under the IMA) do not exceed 50 basis points per annum for non-alternative assets; (b) the rates on AUM under such agreement (including any carried interest or similar profit allocation, but, for the avoidance of doubt, excluding the fees charged under the IMA) do not exceed 100 basis points per annum for alternative assets; or (c) such agreement provides Athene or its subsidiary, as applicable, with the same or better terms or a most favored nations clause (in all cases, taken as a whole with respect to such agreement and without consideration of any Designated Terms) with respect to other investors (excluding Designated Investors) who have entered into an investment management agreement or sub-advisory or similar agreement with the Apollo Group for the same asset class and whose AUM with respect to such agreement and asset class are all equal or less than those subject to the agreement between Athene and the Apollo Group with respect to such asset class. In addition, investments (i) in an Apollo-sponsored vehicle or (ii) in a person or entity that does not constitute an Apollo-sponsored vehicle, but in connection with which a member of the Apollo Group is entitled to receive a benefit such as via equity ownership, a fee or other compensation, in each case, shall be deemed not to be Apollo Conflicts as long as such Apollo-sponsored vehicle or such person or entity charges fees in line with those discussed in (a) and (b) above (excluding fees payable to a broker-dealer that is a member of the Apollo Group, which fees are subject to item (13) below);
11.allocations of costs or expenses between Athene or any of its subsidiaries and the Apollo Group not in excess of 10 basis points per annum, calculated on the gross invested assets of Athene and its subsidiaries (including the ACRA entities and accounts supporting reinsurance agreements for which Athene or a subsidiary thereof acts as reinsurer as of the effective date of such allocation) (provided that any such allocation of costs or expenses may not be used to pay investment management fees), including any cost-sharing, shared services or similar agreement with any member of the Apollo group (and amendments or modifications to any such agreements currently in effect) so long as the allocations of costs and expenses between Athene and the Apollo group on an annual basis do not exceed such amount;
12.one or more investments by Athene or any subsidiary thereof in (a) an Apollo-sponsored vehicle or (b) any person or entity that does not constitute an Apollo-sponsored vehicle, but in connection with which a member of the Apollo Group is entitled to receive a benefit such as via equity ownership, a fee or other compensation, in each case, including any upsize, renewal or extension of an existing investment, up to and including an amount equal to 1% of the gross invested assets of the Company and its subsidiaries (including the ACRA entities and accounts supporting reinsurance agreements for which Athene or a subsidiary thereof acts as reinsurer as of the effective date of such investment) per investment (or series of related investments), provided that (i) any such investment is on terms, including with respect to fees, which are in the aggregate no less favorable to Athene or a subsidiary thereof than terms a similarly situated but unaffiliated person would receive in an arm’s length transaction, (ii) the (a) management fees earned by the Apollo Group shall not exceed 2% of assets or commitment, as applicable, and (b) carried interest or performance fees earned by the Apollo Group for any such investment shall not exceed 20% of the profits, and (iii) any special fees or other fees earned by any member of the Apollo Group in connection with any such investment shall offset management fees (to the extent of management fees) or if such fees do not offset management fees, they shall be arm’s length or approved by the Apollo-sponsored vehicle’s or such other investee's limited partner advisory board;
13.the inclusion of (a) (i) new production from in-force flow reinsurance transactions and (ii) new funding agreements as Qualifying Transactions to be offered to ACRA 1 pursuant to the terms of the ACRA 1 Framework Agreement; and (b) the inclusion of transactions as Qualifying Transactions to be offered to an ACRA entity pursuant to the terms of any other applicable ACRA Framework Agreement that expressly do not require approval by the applicable ACRA conflicts committee pursuant to the terms of the applicable ACRA Framework Agreement;
14.any other class of transactions, rights, fees or agreements (i) approved by (a) the ACRA conflicts committee in accordance with such committee’s charter and procedures in effect on such date, (b) any committee of independent or disinterested directors or managers of Athene or its subsidiaries, as applicable, or any side car, joint venture or investment entity in which Athene or its subsidiary, as applicable, maintains investments or (c) any other committee of independent or disinterested members of Athene’s board of directors, or (ii) determined by approval of the conflicts committee to not (x) constitute an Apollo Conflict, a related party transaction incidental or ancillary thereto, or any other related party transaction relating to or involving, directly or indirectly, Apollo or any member of the Apollo Group, or (y) require approval of Athene's conflicts committee; provided that any approval set forth in clause (i) will be disregarded to the extent that the applicable approving body has a material adverse interest to Athene in the applicable transaction being approved;
15.any placement agent, underwriter or other agreement with a broker-dealer that is a member of the Apollo Group, so long as (i) such agreement is on terms in the aggregate (including expense reimbursement and indemnities) no less favorable to Athene than customary market terms (excluding the fee rates and/or fees charged thereunder), including the terms of similar agreements with any unaffiliated broker-dealers providing similar services in connection with the same or a similar transaction, and (ii) the fee rate and/or fees payable to such broker-dealer are in the aggregate no less favorable to Athene than the fee rate and/or fees a similarly situated but unaffiliated broker-dealer would charge in a similar transaction negotiated on an arm’s-length transaction, including the fee rate or fees payable to any unaffiliated broker-dealers providing similar services in connection with the same or a similar transaction;
16.any increase in the fee rates on AUM charged to Athene, any of its subsidiaries or any funds withheld accounts or modified coinsurance accounts established by reinsurance counterparties of Athene or its subsidiaries for the purpose of maintaining assets supporting business ceded or retroceded to any such entity, in each case by a member of the Apollo Group with respect to investment management, investment advisory or related services (whether under the IMA or any other investment management agreement, any MSAA or otherwise) as long as such increase would not cause the aggregate blended fee rate on AUM charged to Athene and its subsidiaries and such funds withheld accounts and modified coinsurance accounts to increase over any one-year period by more than the greater of (x) 5% and (y) the then-current Consumer Price Index for All Urban Consumers;
17.any investment by Athene or any of its subsidiaries in any new side car, joint venture or other investment entity alongside a member of the Apollo Group, including a new ACRA entity; provided, that such investment provides Athene or its subsidiary, as applicable, with terms that are in the aggregate no less favorable to such entity than those that apply to Athene’s existing investment in ACRA HoldCo, or any similar investment that has been approved by the conflicts committee, as well as any agreement entered into with any member of the Apollo Group in connection with such investment so long as the terms thereof are in the aggregate no less favorable to Athene than the terms of similar agreements entered into in connection with Athene’s existing investment in ACRA HoldCo or any similar investment that has been approved by the conflicts committee; and
18.any (i) payment by Athene of dividends or other distributions to its stockholders or (ii) receipt of capital contributions by Athene from its stockholders, in each case, as long as such payments or capital contributions (as applicable) are made in compliance with all applicable regulatory requirements.
19.any transactions, rights, fees or other agreements with respect to investments to the extent held in any funds withheld accounts, modified coinsurance accounts, reinsurance trust accounts or similar accounts established by Athene or any of its subsidiaries to the extent supporting business ceded or retroceded to third-party reinsurance counterparties of Athene or any of its subsidiaries.

    Each strategy that is managed, advised or sub-advised for Athene or any of its subsidiaries by any member of the Apollo Group through a managed account and was previously subject to conflicts committee approval (other than the existing IMA or new IMAs previously approved) may be re-examined by the conflicts committee if such strategy underwent a material change in the amount of AUM in the immediately preceding 12 months.

    Athene’s conflicts committee or applicable disinterested directors have previously approved the existing transactions described above that are required to be approved by the terms of Athene’s conflicts committee charter.

    While the Company does not maintain written policies and procedures separate from those of Athene described above, transactions of the type that would be required to be reported herein, but that are not covered by the Athene policy described above, namely those transactions between the Company, on the one hand, and Athene or other subsidiaries of Athene, on the other hand, are generally approved by the Company’s board of directors. The existing transactions described above under “ —Other Related Party Transactions and Relationships” were approved by the Company’s board of directors.

Company Related Risk Factors

Risks Relating to Business Operations

The Company’s financial condition, results of operations, liquidity and cash flows depend on the accuracy of our management’s assumptions and estimates, and we could experience significant gains or losses if these assumptions and estimates differ significantly from actual results.

    The Company makes and relies on certain assumptions and estimates regarding many matters related to its business, including valuations, interest rates, investment returns, expenses and operating costs, tax assets and liabilities, tax rates, business mix, surrender activity, mortality and contingent liabilities. The Company also uses these assumptions and estimates to make decisions crucial to its business operations, including establishing pricing, target returns and expense structures for its products and pension group annuity transactions; determining the amount of reserves it is required to hold for its policy liabilities; determining the price it will pay to acquire or reinsure business; determining the hedging strategies we employ to manage risks to its business and operations; and determining the amount of regulatory and rating agency capital it must hold to support its business. The factors influencing these assumptions and estimates cannot be calculated or predicted with certainty, and if these assumptions and estimates differ significantly from actual outcomes and results, the Company’s financial condition, result of operations, liquidity and cash flows may be materially and adversely affected. Certain of the assumptions relevant to the Company's business are discussed in greater detail below.

•Insurance Products and Liabilities. Pricing of the Company’s annuity and other insurance products, whether issued by the Company or acquired through reinsurance or acquisitions, is based upon assumptions about persistency, mortality and the rates at which optional benefits under insurance products are elected. A factor which may affect persistency for some of the Company's products is the value of guaranteed minimum benefits. An increase in the value of guaranteed minimum benefits could result in the Company's policies remaining in force longer than we have estimated, which could adversely affect the Company's results of operations. This could be caused by extended periods of poor equity market performance and/or low interest rates, developments affecting customer perception and other factors outside the Company's control. Alternatively, the Company's persistency estimates could be negatively affected during periods of rising equity markets or interest rates or by other factors outside the Company's control, which could result in fewer policies remaining in force than estimated. Therefore, the Company's results will vary based on deviations from expected policyholder behavior.
If emerging or actual experience deviates from the Company’s assumptions, such deviations could have a significant effect on the Company's business, financial condition, results of operations, liquidity and cash flows. For example, a significant portion of the Company’s in-force and newly issued products contain riders that offer guaranteed lifetime income or death benefits. These riders expose the Company to mortality, longevity and policyholder behavior risks. If actual utilization of certain rider benefits is adverse when compared to the Company’s estimates used in setting its reserves for future policy benefits, these reserves may prove to be inadequate and the Company may be required to increase such reserves. More generally, deviations from the Company's pricing expectations could result in the Company earning less of a spread between the investment income earned on the Company's assets and the interest credited to such products and other costs incurred in servicing the products, or may require the Company to make more payments under certain products than it had projected.

•Determination of Fair Value. The Company holds securities, derivative instruments and other assets and liabilities that must be, or at the Company's election are, measured at fair value. Fair value represents the anticipated amount that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction. The determination of fair value involves the use of various assumptions and estimates, and considerable judgment may be required to estimate fair value. Accordingly, estimates of fair value are not necessarily indicative of the amounts that could be realized in a current or future market exchange. As such, changes in, or deviations from, the assumptions used in such valuations can significantly affect the Company’s financial condition and results of operations. During periods of market disruption, including periods of rapidly changing credit spreads or illiquidity, if trading becomes less frequent or market data becomes less observable, it has been and will likely continue to be difficult to value certain of the Company’s investments. Further, rapidly changing credit and equity market conditions could materially impact the valuation of investments as reported within the Company's financial statements, and the period-to-period changes in value could vary significantly. Even if the Company’s assumptions and valuations are accurate at the time that they are made, the market value of the Company’s investments could subsequently decline, which could materially and adversely impact the financial condition, results of operations or cash flows.
•Hedging Strategies. The Company uses, and may in the future use, derivatives and reinsurance contracts to hedge risks related to current or future changes in the fair value of its assets and liabilities; current or future changes in cash flows; changes in interest rates, equity markets and credit spreads; the occurrence of credit defaults; currency fluctuations; and changes in mortality and longevity. The Company uses equity derivatives to hedge the liabilities associated with its FIAs. The Company’s hedging strategies rely on assumptions and projections regarding the Company’s assets and liabilities, as well as general market factors and the creditworthiness of the Company’s counterparties, any or all of which may prove to be incorrect or inadequate. Accordingly, the Company’s hedging activities may not have the desired impact. The Company may also incur significant losses on hedging transactions.
•Financial Statements. The preparation of the consolidated financial statements of the Company requires management to make various estimates and assumptions that affect the amounts reported therein. These estimates include, but are not limited to, the fair value of investments, impairment of investments and valuation allowances, the valuation of derivatives, including embedded derivatives; future policy benefit and market risk benefit reserves; valuation allowances on deferred tax assets; and stock-based compensation. The assumptions and estimates required for these calculations involve judgment and by their nature are imprecise and subject to changes and revisions over time. Accordingly, the Company’s financial condition and results of operations may be adversely affected if actual results differ from assumptions or if assumptions are materially revised.

A financial strength rating downgrade, potential downgrade or any other negative action by a rating agency could make the Company’s product offerings less attractive, inhibit its ability to acquire future business through acquisitions or reinsurance and increase its cost of capital, which could have a material adverse effect on the Company’s business.

Various Nationally Recognized Statistical Rating Organizations (“NRSROs”) review the financial performance and condition of insurers and reinsurers, including the Company’s subsidiaries, and publish their financial strength ratings as indicators of an insurer’s ability to meet policyholder obligations. These ratings are important to maintain public confidence in the Company’s insurance subsidiaries’ products, its insurance subsidiaries’ ability to market their products and its competitive position. Factors that could negatively influence this analysis include:

•changes to the Company’s business practices or organizational business plan in a manner that no longer supports its ratings;
•unfavorable financial or market trends;
•changes in NRSROs’ capital adequacy assessment methodologies in a manner that would adversely affect the financial strength ratings of the Company’s insurance subsidiaries;
•a need to increase reserves to support the Company’s outstanding insurance obligations;
•The Company’s inability to retain our senior management and other key personnel;
•rapid or excessive growth, especially through large reinsurance transactions or acquisitions, beyond the bounds of capital sufficiency or management capabilities as judged by the NRSROs; and
•significant losses to the Company’s investment portfolio.

Some other factors may also relate to circumstances outside of the Company’s control, such as views of the NRSRO and general economic conditions. Any downgrade or other negative action by a NRSRO with respect to the financial strength ratings of the Company’s insurance subsidiaries, or an entity we acquire, or our credit ratings, could materially adversely affect the Company and its ability to compete in many ways, including the following:

•reducing new sales of insurance products; harming relationships with or perceptions of distributors, IMOs, sales agents, banks and broker-dealers;
•increasing the number or amount of policy lapses or surrenders and withdrawals of funds, which may result in a mismatch of the Company’s overall asset and liability position;
•requiring the Company to offer higher crediting rates or greater policyholder guarantees on its insurance products in order to remain competitive;
•increase the Company’s borrowing costs;
•reducing the Company’s level of profitability and capital position generally or hindering its ability to raise new capital; or
•requiring the Company to collateralize obligations under or result in early or unplanned termination of hedging agreements and harming its ability to enter into new hedging agreements.

In order to improve or maintain their financial strength ratings, the Company’s subsidiaries may attempt to implement business strategies to improve their capital ratios. We cannot guarantee any such measures will be successful. We cannot predict what actions NRSROs may take in the future, and failure to maintain current financial strength ratings could materially and adversely affect the Company’s business, financial condition, results of operations and cash flows.

The Company relies significantly on third parties for various services, and the Company may be held responsible for obligations that arise from the acts or omissions of third parties under the third parties’ respective agreements with the Company if the third parties are deemed to have acted on the Company’s behalf.
The Company relies significantly on third parties to provide various services that are important to the Company’s business, including investment, distribution and administrative services. As such, the Company’s business may be affected by the performance of those parties. Additionally, the Company’s operations are dependent on various technologies, some of which are provided or maintained by certain key outsourcing partners and other parties.

Many of the Company’s products and services are sold through third-party intermediaries. In particular, the Company is reliant on such intermediaries to describe and explain these products and services to potential customers, and although the Company takes precautions to avoid this result, such intermediaries may be deemed to have acted on its behalf. If that occurs, the intentional or unintentional misrepresentation of the Company’s products and services in advertising materials or other external communications, or inappropriate activities by an intermediary or personnel employed by an intermediary could result in liability for the Company and have an adverse effect on its reputation and business prospects, as well as lead to potential regulatory actions or litigation involving or against the

Company. In addition, the Company relies on third-party administrators (“TPAs”) to administer a portion of its annuity contracts. Some of the Company’s reinsurers also use TPAs to administer business which the Company reinsures to them. To the extent any of these TPAs do not administer such business appropriately, the Company has and may in the future experience customer complaints, regulatory intervention and other adverse impacts, which could affect its future growth and profitability. If any of these TPAs or their employees are found to have made material misrepresentations to the Company’s policyholders, violated applicable insurance, privacy or other laws and regulations or otherwise engaged in misconduct, the Company could be held liable for their actions and be subject to regulatory scrutiny, which could adversely affect the Company’s reputation, business prospects, financial condition, results of operations, liquidity and cash flows.

Additionally, past or future misconduct by the Company’s agents that distribute the Company's products or by employees of the Company's vendors could result in violations of law by the Company, regulatory sanctions and/or serious reputational or financial harm and the precautions the Company takes to prevent and detect this activity may not be effective in all cases. Although the Company employs controls and procedures designed to monitor associates’ business decisions and to prevent the Company from taking excessive or inappropriate risks, associates may take such risks in circumvention of such controls and procedures.

Interruption or other operational failures in telecommunications, information technology and other operational systems, including as a result of threat actors attacking those systems, or a failure to maintain the security, integrity, confidentiality or privacy of sensitive data residing on those systems, including as a result of human error, could have a material adverse effect on the Company’s business.
    The Company is highly dependent on automated and information technology systems to record and process its internal transactions and transactions involving its customers, as well as to calculate reserves, perform actuarial analyses, value its investment portfolio and complete certain other components of its financial statements. The Company could experience a failure of one of these systems, the Company’s employees or agents could fail to monitor and implement enhancements or other modifications to a system in a timely and effective manner or its employees or agents could fail to complete all necessary data reconciliation or other conversion controls when implementing a new software system or modifications to an existing system. Additionally, threat actors who are able to circumvent the Company’s security measures and penetrate the Company’s information technology systems could access, view, misappropriate, alter or delete information in the systems, including personally identifiable customer information and proprietary business information. Information security risks also exist with respect to the use of portable electronic devices, such as laptops, which are particularly vulnerable to loss and theft.

    The Company retains personally identifiable information and other confidential information, including in some instances sensitive personal information such as health-related information, in our information technology systems and those of the Company's business partners. Despite the Company's security and back-up measures, including periodic testing and its business continuity plan, its information technology systems and those of its business partners may be vulnerable to physical or electronic intrusions, computer viruses or other malicious codes, unauthorized or fraudulent access, cyber-attacks such as ransomware, social-engineering attacks, or denial-of-service attacks, programming or other human errors, and other breaches of cybersecurity and information security systems and similar disruptions, and the Company may not be able to anticipate, detect, repel or implement effective preventative measures against all such threats, particularly because the techniques used are increasingly sophisticated and constantly evolving. The Company may also be subject to disruptions of any of these systems arising from events that are wholly or partially beyond its control (for example, natural disasters, acts of terrorism, war, epidemics, pandemics, computer viruses and electrical or telecommunications outages).

All of these risks are also applicable where the Company relies on third-party suppliers to provide products and services to the Company and/or the Company's customers. The Company relies on products and services provided by third-party suppliers to operate certain critical business systems, including without limitation, cloud-based infrastructure, encryption and authentication technology, employee email, and other functions, which exposes the Company to supply-chain attacks or other business disruptions. While the Company requires its critical third-party suppliers to implement and maintain what the Company believes to be effective cybersecurity and data protection measures, the Company cannot guarantee that third parties and infrastructure in its supply chain or its partners’ supply chains have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to its information technology systems or the third-party information technology systems that support the Company's insurance products. The Company's ability to monitor these third parties’ information security practices is limited, and these third-party suppliers may not have adequate information security measures in place. In addition, if one of the Company's third-party suppliers suffers a security breach, which has happened in the past, the Company's response may be limited or more difficult because it may not have direct access to its systems, logs and other information related to the security breach.

The failure of any one of these systems for any reason, or errors made by the Company’s employees or agents, could in each case cause significant interruptions to its operations, which could harm its reputation, adversely affect its internal control over financial reporting or have a material adverse effect on the Company’s business, financial condition and results of operations.

    Any compromise of the security of the Company’s information technology systems that results in inappropriate disclosure or use of confidential information, including personally identifiable customer information could damage the reputation of the Company’s brand in the marketplace, deter purchases of the Company’s products, subject the Company to heightened regulatory scrutiny or significant civil and criminal liability and require it to incur significant technical, legal and other expenses in connection with our response, recovery, remediation, and compliance efforts. We are also subject to data privacy and security laws applicable to our business in relevant jurisdictions. See Consumer Protection Laws and Privacy and Data Security Regulation for more.

We are subject to risks associated with pandemics, epidemics, disease outbreaks and other public health crises, such as the COVID-19 pandemic, which could impact the Company's business, financial condition and results of operations in the future.

The Company is subject to risks associated with pandemics, epidemics, disease outbreaks and other public health crises, such as the COVID-19 pandemic. The COVID-19 pandemic and the responses to the pandemic have adversely impacted global commercial activity and contributed to significant volatility in financial markets.

Such public health crises could adversely affect the Company’s business in a number of ways, including by adversely impacting the valuations of the Company’s investments made by us, which are generally correlated to the performance of the relevant equity and debt markets; increasing volatility in the financial markets; preventing the Company from capitalizing on certain market opportunities; interrupting global or regional supply chains; hurting consumer confidence and economic activity; straining the Company’s liquidity; which may impact the Company's credit ratings and limit the availability of future financing; increasing the rate at which policyholders of its insurance products withdraw their policies; and reducing its ability to understand and foresee trends and changes in the markets in which we operate.

Risks Relating to Market and Credit Risk

The Company is dependent on certain reinsurance arrangements with AADE and AARe.

    The Company has entered into a coinsurance agreement with AADE and has also entered into certain Modco Agreements with AARe. Pursuant to the coinsurance agreement, the Company cedes to AADE a 50% quota share of its retail annuity business issued on or after January 1, 2018. Effective January 1, 2022, the Company and AADE agreed to terminate that coinsurance agreement for new business, with the intention that new policies issued on and after that date will be reinsured to AARe pursuant various Modco Agreements. Pursuant to the Modco Agreements, the Company cedes to AARe 80% to 100% of its remaining business. The Company expects to cede to AARe, on a modified coinsurance basis, 80% of all liabilities arising out of the Contract. Under each Modco Agreement, the Company is required to fund a Modco Account at the inception of the reinsurance relationship with assets equal to the gross statutory reserves corresponding to the ceded business (the “Reserves”). Payments on the liabilities ceded by the Company are made from the applicable Modco Account when due. To the extent that the assets maintained in a Modco Account are less than the corresponding Reserves, AARe is required to transfer assets to the Company to be deposited into the applicable Modco Account upon settlement. Should AARe fail to make any such transfer, the Company’s ability to make payments on a ceded liability could be adversely affected. Due to the Modco Agreements, the amount of capital and surplus that the Company is required to maintain is less than what would be required if the insurance liabilities were not ceded to AARe. Therefore, the Company may have fewer assets available to make payments under its insurance liabilities in the event of a default by AARe. In addition, the Company remains primarily liable for the policies ceded to AADE and may experience similar challenges in the event of a default by AADE. AARe and/or AADE, on the one hand, and the Company, on the other hand, may agree to modify or terminate any of the Modco Agreements or the coinsurance agreement without the consent of policyholders, and such modification or termination may be detrimental to the interests of such policyholders and the Company’s ability to satisfy its financial obligations may be adversely affected.

Interest rate fluctuations could adversely affect the Company's business, financial condition, results of operations, liquidity and cash flows.

    Interest rate risk is a significant market risk for the Company. The Company defines interest rate risk as the risk of an economic loss due to changes in interest rates. This risk arises from the Company’s holdings in interest rate-sensitive assets (e.g., fixed income assets) and liabilities (e.g., fixed deferred and immediate annuities). Substantial and sustained increases or decreases in market interest rates could materially and adversely affect the Company’s business, financial condition, results of operations, liquidity and cash flows, including in the following respects:
•Significant changes in interest rates expose the Company to the risk of not realizing anticipated spreads between overall net investment earned rates and its cost of funds.
•Changes in interest rates may negatively affect the value of the Company’s assets and the Company’s ability to realize gains or avoid losses from the sale of those assets. Significant volatility in interest rates may have a larger adverse impact on certain assets in the Company’s investment portfolio that are highly structured or have limited liquidity.
•Changes in interest rates may cause changes in prepayment rates on certain fixed-income assets within the Company’s investment portfolio. For instance, falling interest rates may accelerate the rate of prepayment on mortgage loans, while rising interest rates may decrease such prepayments below the level of the Company’s expectations. At the same time, falling interest rates may result in the lengthening of duration for policies and liabilities due to the guaranteed minimum benefits contained in the Company’s products, while rising interest rates could lead to increased policyholder withdrawals and a shortening of duration for liabilities. In either case, the Company could experience a mismatch in its assets and liabilities and potentially incur significant economic losses.
•During periods of declining interest rates or a prolonged period of low interest rates, annuity products may be relatively more attractive to existing policyholders than other investment opportunities available to them. This may cause the Company’s assumptions regarding persistency to prove inaccurate as the Company’s policyholders opt to not surrender or take withdrawals from their products, which may result in the Company experiencing greater claim costs than it had anticipated and/or cash flow mismatches between assets and liabilities.
•Certain securitized financial assets are accounted for based on expectations of future cash flows. To the extent future interest rates are lower than the Company has projected, the Company will experience slower accretion of discounts on these assets and will have a lower yield on its portfolio.
•An extended period of declining interest rates or a prolonged period of low interest rates may cause the Company to decrease the crediting rates of its products, thereby reducing their attractiveness.
•During periods of declining interest rates, the Company may have to reinvest the cash it receives as interest or return of principal on its investments into lower-yielding high-grade instruments or seek potentially higher-yielding, but higher-risk instruments in an effort to achieve returns comparable with those attained during more stable interest rate environments.
•In periods of rapidly increasing interest rates, withdrawals from and/or surrenders of annuity contracts may increase as policyholders choose to seek higher investment returns elsewhere. Obtaining cash to satisfy these obligations may require the Company to liquidate fixed-income investments at a time when market prices for those assets are depressed. This may result in realized investment losses.

•An increase in market interest rates could reduce the value of certain of the Company's investments held as collateral under reinsurance agreements and require us to provide additional collateral, thereby reducing its available capital and potentially creating a need for additional capital which may not be available to us on favorable terms, or at all.

The Company is subject to the credit risk of its counterparties, including ceding companies, reinsurers, plan sponsors and derivative counterparties.

    The Company may cede certain risks by entering into reinsurance agreements. Under such agreements, the Company will be liable for losses relating to insurance risks if the applicable reinsurer fails to perform under its reinsurance agreement with the Company. Although the applicable reinsurer may be obligated to maintain collateral for the Company’s benefit to support obligations under the applicable reinsurance agreement with the Company, such collateral may not be sufficient to satisfy all of the reinsurer’s obligations to the Company. As with any reinsurance agreement, the Company remains liable to its policyholders if the applicable reinsurer fails to perform. In addition to possible losses that could be incurred if the Company is forced to recapture any ceded blocks, the Company may also face a substantial shortfall in capital to support the recaptured business, possibly resulting in material declines to its RBC ratio and/or creditworthiness.

    The Company also assumes liabilities from other insurance companies. Changes in the ratings, creditworthiness or market perception of such ceding companies or in the administration of policies reinsured to the Company could cause policyholders of contracts reinsured to the Company to surrender or lapse their policies in unexpected amounts. In addition, to the extent such ceding companies do not perform under their reinsurance agreements with the Company, the Company may not achieve the results it intended and could suffer unexpected losses. In either case, the Company has exposure to its reinsurance counterparties which could adversely affect the Company’s financial condition.

The Company assumes pension obligations from plan sponsors, including obligations in respect of current employees of the plan sponsor. The transfer of these obligations expose it to the credit risk of the plan sponsor. If the plan sponsor were to experience financial distress that resulted in bankruptcy or significant terminations or otherwise experienced substantial turnover of employees active under the plan, such employees might be entitled to rights under the pension plan, such as lump sum payments. To the extent that a plan sponsor experienced a significant turnover event, the Company may not achieve the targeted return expected at the time the PRT transaction was priced and its financial position, results of operations, liquidity and cash flow may be adversely affected.

In addition, the Company is exposed to credit loss in the event of nonperformance by its counterparties on derivative agreements. The Company seeks to reduce the risk associated with such agreements by entering into such agreements with large, well-established financial institutions. There can be no assurance that the Company will not suffer losses in the event a counterparty on a derivative agreement fails to perform or fulfill its obligations.

Many of the Company’s invested assets are relatively illiquid and the Company may fail to realize profits from these assets for a considerable period of time, or lose some or all of the principal amount the Company invests in these assets if it is required to sell its invested assets at a loss at inopportune times.

Many of the Company’s investments are in securities that are not publicly traded or that otherwise lack liquidity, such as its privately placed fixed maturity securities, below investment grade securities, investments in mortgage loans and alternative investments. These relatively illiquid types of investments are recorded at fair value. If a material liquidity demand is triggered and we are unable to satisfy the demand with the sources of liquidity available to the Company, it could be forced to sell certain of its assets and there can be no assurance that the

Company would be able to sell them for the values at which such assets are recorded and it might be forced to sell them at significantly lower prices. In many cases, the Company may also be prohibited by contract or applicable securities laws from selling such securities for a period of time. Thus, it may be impossible or costly for the Company to liquidate positions rapidly in order to meet unexpected policyholder withdrawal or recapture obligations. This potential mismatch between the liquidity of the Company’s assets and liabilities could have a material and adverse effect on the Company’s business, financial condition, results of operations and cash flows.

Further, governmental and regulatory authorities periodically review legislative and regulatory initiatives, and may promulgate new or revised, or adopt changes in the interpretation and enforcement of existing, rules and regulations at any time that may impact the Company’s investments. For example, Rule 15c2-11 under the Exchange Act governs the submission of quotes into quotation systems by broker-dealers and has historically been applied to the over-the-counter equity markets. Effective October 30, 2023, the SEC adopted an order exempting securities issued pursuant to Rule 144 from the quotation restrictions of Rule 15c2-11. However, for many other privately placed fixed income securities, Rule 15c2-11 restricted the ability of market participants to publish quotations after January 4, 2024. Such change in regulatory requirements could disrupt market liquidity and cause securities in the Company’s investment portfolio that are not publicly traded, such as its privately placed fixed maturity securities and below investment grade securities, to lose value, which could have a material and adverse effect on its business, financial condition or results of operations.

Risks Relating to Liquidity and Regulatory Capital

The amount of statutory capital that the Company has, or that it is required to hold, can vary significantly from time to time and is sensitive to a number of factors outside of the Company’s control.
    The Company is subject to state regulations that provide for minimum capitalization requirements based on risk-based capital (“RBC”) formulas for life insurance companies, relating to insurance, business, asset, interest rate and certain other risks. In any particular year, the Company’s capital ratios and/or statutory surplus amounts may increase or decrease depending on a variety of factors, most of which are outside of the Company’s control, including, but not limited to, the following:
•the amount of statutory income or losses generated by the Company;
•the amount of additional capital the Company must hold to support its business growth;
•changes in reserve requirements applicable to the Company;
•changes in market value of certain securities in the Company’s investment portfolio;
•recognition of write-downs or other losses on investments held in the Company’s investment portfolio;
•changes in the credit ratings of investments held in the Company’s investment portfolio;
•changes in the value of certain derivative instruments;
•changes in interest rates;
•credit market volatility;
•changes in corporate tax rates;
•changes in policyholder behavior; and
•changes to the RBC formulas and interpretations of the National Association of Insurance Commissioners’ (“NAIC”) instructions with respect to RBC calculation methodologies.

Further to NAIC activities with respect to RBC calculation methodologies, the NAIC has recently adopted and is currently considering a variety of reforms to its RBC framework, which could increase the capital requirements for our US insurance subsidiaries. For example, the NAIC recently adopted changes to certain statements of statutory accounting principles in connection with its principles-based bond project, which are currently scheduled to become effective on January 1, 2025, setting forth the factors to determine whether an investment in asset-backed securities qualifies for reporting on an insurer’s statutory financial statement as a bond on Schedule D-1 as opposed to Schedule BA (other long-term invested assets), the latter of which could result, among other things, in the capital charge treatment of an investment being less favorable. The NAIC also adopted an interim change to the life RBC formula for year-end 2023 and 2024 reporting to increase the RBC base factor for residual tranches of structured securities and will further consider whether to increase or decrease the base factor in 2024. In addition, the NAIC is reviewing changes related to filing exempt status for certain securities, including a proposal that sets forth procedures for the NAIC’s review of investments that are exempt from filing with the NAIC’s Securities Valuation Office, which could result in, among other things, the capital charge treatment of the investment being less favorable.

Nationally recognized statistical ratings organizations (“NRSROs”) may also implement changes to their internal models, which differ from the RBC capital models, that have the effect of increasing or decreasing the amount of statutory capital the Company must hold in order to maintain its current ratings. To the extent that the Company's solvency or capital ratio is deemed to be insufficient by one or more NRSROs to maintain its current ratings, the Company may take actions either to increase its capitalization or to reduce the capitalization requirements. If the Company is unable to accomplish such actions, NRSROs may view this as a reason for a ratings downgrade. Regulatory developments, including the NAIC's adoption of amendments to its Insurance Holding Company System Regulatory Act and Model Regulation requiring, subject to certain exceptions, the filing of a confidential annual group capital calculation and an annual liquidity stress test with the IID, may increase the amount of capital that the Company is required to hold and could result in it being subject to increased regulatory requirements.

On October 1, 2013, Athene and the Company entered into a net worth maintenance agreement (the “Net Worth Maintenance Agreement”), pursuant to which AHL agreed to cause, at all times on and after October 1, 2013, the Company to have and maintain its “total adjusted capital” (“TAC”) at a minimum of 200% Company Action Level (“CAL”) RBC, as those terms are defined by the insurance laws in the State of Iowa. The Net Worth Maintenance Agreement also prohibits the Company from paying a dividend if such payment would cause its TAC to fall below 200% of its CAL RBC unless approved by the IID. The Net Worth Maintenance Agreement remains in effect unless terminated by the Company and Athene with the approval of the IID. If the IID provides consent or approval to the termination of the Net Worth Maintenance Agreement, Athene and the Company may terminate it.

If the Company’s RBC ratios reach certain minimum levels, the Company could be subject to further examination or corrective action imposed by its insurance regulator. Corrective actions may include limiting the Company’s ability to write additional business, increased regulatory supervision, or seizure or liquidation of the Company’s business, each of which could materially and adversely affect the Company’s business, financial condition, results of operations, liquidity, cash flows and prospects.

As a financial services company, the Company is exposed to liquidity risk, which is the risk that the Company is unable to meet near-term obligations as they come due.

Liquidity risk is a manifestation of events that are driven by other risk types (e.g. market, policyholder behavior, operational). A liquidity shortfall may arise in the event of insufficient funding sources or an immediate and significant need for cash or collateral. In addition, it is possible that expected liquidity sources, such as the Company's credit facilities, may be unavailable or inadequate to satisfy the liquidity demands described below. In particular, the war between Russia and Ukraine, the conflict in the Middle East, and inflation (and the responses by the US Federal Reserve) continue to contribute to volatility in the financial markets and may restrict the liquidity sources available to the Company and further may result in an increase of the Company's liquidity demands. The Company has liquidity exposure through its collateral market exposure, asset liability mismatch, dependence on the financial markets for funding and funding commitments. If a material liquidity demand is triggered and the Company is unable to satisfy the demand with the sources of liquidity readily available to us, it may have a material adverse impact on the Company's business, financial condition, results of operations, liquidity and cash flows.

Risks Relating to Taxation

Changes in US tax law might adversely affect demand for our products.

Many of the products that we sell and reinsure benefit from one or more forms of tax-favored status under current US federal and state income tax regimes. For example, we sell and reinsure annuity contracts that allow the policyholders to defer the recognition of taxable income earned within the contract. Future changes in US federal or state tax law could reduce or eliminate the attractiveness of such products, which could affect the sale of our products or increase the expected lapse rate with respect to products that have already been sold. Decreases in product sales or increases in lapse rates, in either case, brought about by changes in US tax law, may result in a decrease in net invested assets and therefore investment income and may have a material and adverse effect on our business, financial position, results of operations and cash flows.

General Risk Factors

The Company’s industry is highly regulated and the Company is subject to significant legal restrictions and obligations, and these restrictions and obligations may have a material adverse effect on the Company’s business, financial condition, results of operations, liquidity, cash flows and prospects.

    The Company is subject to a complex and extensive array of laws and regulations that are administered and enforced by many regulators, including state insurance regulators, state securities administrators, state banking authorities, the SEC, FINRA, the DOL, the IRS and the Office of the Comptroller of the Currency. Failure to comply with these laws and regulations could subject the Company to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, harm to the Company’s reputation, revocation of the Company’s certificate of incorporation or interruption of the Company’s operations, any of which could have a material and adverse effect on its business, financial position, results of operations, liquidity and cash flows.

In addition to these restrictions, guaranty associations may subject the Company to assessments that require it to pay funds, subject to certain limits, to cover contractual obligations under insurance policies issued by insurance companies which become impaired or insolvent. Although the Company historically has not paid material amounts in connection with these assessments, it cannot accurately predict the magnitude of such amounts in the future, or accurately predict which past or future insolvencies of competitors could lead to such assessments. Any such future assessments may have a material adverse effect on the Company’s financial condition, results of operations, liquidity or cash flows and any reserves the Company had previously established for these potential assessments may not be adequate.

In addition to the foregoing risks, the financial services industry is the focus of increased regulatory scrutiny as various state and federal governmental agencies and self-regulatory organizations conduct inquiries and investigations into the products and practices of the companies within this industry. Governmental authorities and standard setters in the United States and worldwide (including the IAIS) have become increasingly interested in potential risks posed by the insurance industry as a whole and to commercial and financial activities and systems in general, as indicated by the development of the global insurance capital standard by the IAIS to be applicable to IAIGs, as well as the U.S. NAIC's adoption of the GCC and LST. The IID has adopted the GCC and LST amendments, and those will be applicable to the Company. On February 6, 2024, the IID identified AGM as meeting the criteria as an IAIG and further identified Athene as the Head of the IAIG. As a result of these identifications, the Company expects Athene to be subject to the relevant capital standard that the US applies to IAIGs. At this time, the Company does not expect a significant impact on Athene’s capital position or capital structure; however, the Company cannot fully predict with certainty the impact (if any) on Athene’s capital position or capital structure and any other burdens being named an IAIG may impose on Athene or the Company. While the Company cannot predict the exact nature, timing or scope of possible governmental initiatives, there may be increased regulatory intervention in the insurance and financial services industry in the future.

Climate change and regulatory and other efforts to reduce climate change, as well as environmental, social and governance requirements could adversely affect the Company’s business.

The Company faces a number of risks associated with climate change including both transition and physical risks. The transition risks that could impact the Company and its investment portfolio include those risks related to the impact of US and foreign climate and environmental, social and governance (“ESG”)-related legislation and regulation, as well as risks arising from climate-related business trends. Moreover, the Company’s investments are subject to risks stemming from the physical impacts of climate change. In particular, climate change may impact asset prices and the value of the Company's investments linked to real estate. For example, rising sea levels may lead to decreases in real estate values in coastal areas. The Company has significant concentrations of real estate investments and collateral underlying investments linked to real estate in areas of the United States prone to catastrophe, including California, sections of the northeastern US, the South Atlantic states and the Gulf Coast.

New climate change-related regulations or interpretations of existing laws may result in enhanced disclosure obligations that could negatively affect the Company’s investments and also materially increase its regulatory burden. The Company also faces business trend-related climate risks. Certain investors are increasingly taking into account ESG factors, including climate risks, in determining whether to invest in Athene’s preferred shares, debt securities and FABN program. The Company’s reputation and investor relationships could be damaged as a result of its involvement in certain industries, investments or transactions associated with activities perceived to be causing or exacerbating climate change, as well as any decisions the Company makes to continue to conduct or change its activities in response to considerations relating to climate change.

Furthermore, the Company’s financial and operational results could be impacted by emerging risk and changes to the regulatory landscape in areas like ESG matters. Changes and uncertainty in US and non-US legislation, policy or regulation regarding ESG practices may result in higher regulatory costs, compliance costs and increased capital expenditures, and changes in regulations may impact asset prices, resulting in realized or unrealized losses on the Company’s investments. Undertaking initiatives to address ESG practices, including those related to human capital management such as talent attraction and development, DEI and employee health and safety, could increase the Company’s cost of doing business and actual or perceived failure to adequately address ESG expectations of the Company’s various stakeholders could lead to a tarnished reputation and loss of customers.

Financial markets have been subject to inflationary pressures, and continued rising inflation may adversely impact the Company's business and results of operations.

Financial markets have been subject to inflationary pressures, and the Company cannot predict the extent to which rising inflation may be transitory. Certain of the Company's products are sensitive to inflation rate fluctuations, and a sustained increase in the inflation rate may adversely affect the Company's business and results of operations. For example, failure to accurately anticipate higher inflation and factor it into the Company's product pricing assumptions may result in mispricing of its products, which could materially and adversely impact its results of operations. Inflation also impacts the Company's investment portfolio and nature of its liability profile, thereby impacting the Company's investment portfolio’s rate of investment return and corresponding investment income. Continued rising inflation could adversely impact returns on the Company's investment portfolio and results of operations.

General Risk Factors

The Company may be the target or subject of, and may be required to defend against or respond to, litigation, regulatory investigations or enforcement actions.

The Company operates in an industry in which various practices are subject to potential litigation, including class actions, and regulatory scrutiny. The Company, like other financial services companies, are involved in litigation and arbitration in the ordinary course of business and may be the subject of regulatory proceedings

(including investigations and enforcement actions). Plaintiffs may seek large or indeterminate amounts of damages in litigation and regulators may seek large fines in enforcement actions. Given the large or indeterminate amounts sometimes sought, and the inherent unpredictability of litigation and enforcement actions, it is possible that an unfavorable resolution of one or more matters could have a material and adverse effect on the Company’s business, financial condition, results of operations and cash flows. Even if we ultimately prevail in any litigation or receive positive results from investigations, the Company could incur material legal costs or its reputation could be materially adversely affected.

Corporate Governance
Director Independence
    Each of Ms. Taitz, Ms.Hormozi, Mr. Ruisi and Mr. Sabatini are considered independent. None of Mr. Kvalheim, Mr. Welp, or Mr. Klein is considered independent.

Compensation Committee Interlocks and Insider Participation
    The board of directors of the Company does not have a compensation committee or a committee that performs a similar function. All compensation decisions affecting the Company’s executive officers and directors are made pursuant to the compensation policies and procedures of Athene or the appropriate subsidiary thereof, other than the Company. No executive officer of the Company served as a member of a compensation committee, a committee that performs a similar function or the board of directors of another entity that has, or had at any time during the year ended December 31, 2023, an executive officer who served as a member of the board of directors of the Company.

Selected Financial Data

The following tables set forth certain financial data for the periods indicated.

	Year ended December 31,
	2023	2022	2021	2020	2019
	($ In thousands)
Statement of Operations Data:
Total premiums and other revenues	$36,940,976	$20,451,469	$5,928,506	$3,912,553	$3,347,585
Total benefits and expenses	36,732,225	21,051,869	6,087,411	3,839,904	3,184,514
Net (loss) gain from operations before federal income taxes and net realized capital gains (losses)	208,751	(600,400)	(158,905)	72,650	163,071
Net (loss) income	(209,334)	(238,118)	(173,556)	(15,957)	240,982

	December 31,
	2023	2022	2021	2020	2019
	($ In thousands)
Balance Sheet Data:
Total cash and invested assets	$134,990,666	$95,703,942	$73,227,992	$56,887,352	$53,455,761
Total admitted assets	201,980,451	145,599,630	106,295,323	76,556,071	65,504,862
Policy and contract liabilities	115,744,470	82,214,759	60,419,772	48,353,795	45,721,101
Total liabilities	199,104,572	143,532,369	105,016,471	75,218,581	64,296,215
Total capital and surplus	2,875,879	2,067,261	1,278,852	1,337,490	1,208,647

Note Regarding Forward Looking Statements
    This prospectus contains forward-looking statements that are subject to certain risks and uncertainties. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “seek,” “assume,” “believe,” “may,” “will,” “should,” “could,” “would,” “likely” and other words and terms of similar meaning, including the negative of these or similar words and terms, in connection with any discussion of the timing or nature of future operating or financial performance or other events. However, not all forward-looking statements contain these identifying words. Forward-looking statements appear in a number of places throughout this prospectus and give the Company’s current expectations and projections relating to its financial condition; results of operations; plans; strategies; objectives; future performance; business; products, namely the Contract; and other matters.

    The Company cautions you that forward-looking statements are not guarantees of future performance and that the performance of the Contract and the Company’s actual consolidated results of operations, financial condition and liquidity may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. There can be no assurance that actual developments will be those anticipated by the Company. In addition, even if the performance of the Contract and the Company’s consolidated results of operations, financial condition and liquidity are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results or conditions to differ materially from those contained or implied by the forward-looking statements, including the risks discussed in “Contract Risk Factors” and “Company Related Risk Factors.” Factors that could cause actual results or conditions to differ from those reflected in the forward-looking statements contained in this prospectus include:

•liquidity concerns that lead to premature withdrawals;
•changes to Cap Rates, Participation Rates and/or Annual Interest Rates;
•performance of the indices to which the Contract is linked;
•substitution of an index to which the Contract is linked;
•the accuracy of management’s assumptions and estimates;
•interest rate fluctuations;
•the Company’s potential need for additional capital in the future and the potential unavailability of such capital to the Company on favorable terms or at all;
•the impact of general economic conditions on the fair value of the Company’s investments;
•downgrades, potential downgrades or other negative actions by rating agencies;
•the impact of changes to the creditworthiness of the Company’s reinsurance and derivative counterparties;
•changes in consumer perception regarding the desirability of annuities as retirement savings products;
•potential litigation (including class action litigation), enforcement investigations or regulatory scrutiny against the Company and its subsidiaries, which the Company may be required to defend against or respond to;
•interruption or other operational failures in telecommunication and information technology and other operating systems, as well as the Company’s ability to maintain the security of those systems;
•increased regulation or scrutiny of alternative investment advisers and certain trading methods;
•potential changes to regulations affecting, among other things, transactions with the Company’s affiliates, the ability of the Company’s subsidiaries to make dividend payments or distributions to the Company, minimum capitalization and statutory reserve requirements for insurance companies and fiduciary obligations of parties who distribute the Company’s products;
•suspension or revocation of the Company’s insurance and reinsurance licenses;
•increases in the Company’s tax liability;
•adverse changes in U.S. tax law;
•major public health issues, and specifically the pandemic caused by the effects of the spread of COVID-19; and
•other risks and factors listed under “4. Contract Risk Factors” and “Company Related Risk Factors.”

    The Company cautions you that the important factors referenced above may not be exhaustive. In addition, the Company cannot assure you that it will realize the results or developments it expects or anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way it expects or anticipates. In light of these risks, you should not place undue reliance upon any forward-looking statements contained in this report. The forward-looking statements included in this report are made only as of the date hereof. The Company undertakes no obligation, except as may be required by law, to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Management’s Discussion and Analysis

Basis of Presentation
    The financial information included herein is prepared and presented in accordance with SAP prescribed or permitted by the Iowa Insurance Division. Certain differences exist between SAP and accounting principles generally accepted in the United States of America (“U.S. GAAP”), which are presumed to be material. For a summary of such differences, see “Financial Statements—Notes to Financial Statements – Statutory-Basis—Nature of Operations and Significant Accounting Policies—Basis of Presentation.”
Overview

    For the year ended December 31, 2023, statutory net loss was $209.3 million. As of December 31, 2023, the Company had $202.0 billion in statutory assets and $199.1 billion in statutory liabilities, which includes $115.7 billion of policy and contract liabilities and $50.7 billion of separate account liabilities, both of which are mostly comprised of annuity and funding agreement reserves. The Company’s total adjusted capital (“TAC”), as defined by the NAIC, increased to $5.5 billion as of December 31, 2023 compared to $3.8 billion as of December 31, 2022, which was primarily related to capital contributions to provide capital in support of organic growth.
The following table sets forth the calculation of the Company’s TAC:

	December 31,
	2023	2022
	($ In thousands)
Capital and surplus	$2,875,879	$2,067,261
Asset valuation reserve	2,637,816	1,746,597
Subsidiary asset valuation reserve	11,995	21,513
Dividend liability	11,249	11,625
Total adjusted capital	$5,536,939	$3,846,996

Industry Trends and Competition
Economic and Market Conditions
As a leading financial services company specializing in retirement services, the Company is affected by the condition of global financial markets and the economy. Price fluctuations within equity, credit, commodity and foreign exchange markets, as well as interest rates and global inflation, which may be volatile and mixed across geographies, can significantly impact the performance of the Company's business, including, but not limited to, the valuation of investments, and related income it may recognize.

Adverse economic conditions may result from domestic and global economic and political developments, including plateauing or decreasing economic growth and business activity, civil unrest, geopolitical tensions or military action, such as the armed conflicts in the Middle East and between Ukraine and Russia, and corresponding sanctions imposed on Russia by the US and other countries, and new or evolving legal and regulatory requirements on business investment, hiring, migration, labor supply and global supply chains.

The Company carefully monitors economic and market conditions that could potentially give rise to global market volatility and affect its business operations, investment portfolios and derivatives, which includes global inflation. The global financial system experienced increased volatility in 2023 due to the failure of certain financial institutions, primarily US regional banks. The current macroeconomic environment, recent bank failures and consolidations, changes in business and consumer behavior and other events affecting financial institutions, have also contributed to volatility in the commercial real estate market, and concerns regarding commercial real estate liquidity, financing availability and asset values, particularly in the office subsector. The potential impacts of rising interest rates and continued deposit outflows on global markets, financial institutions and macroeconomic conditions, generally, remain uncertain. Episodes of increased economic and market volatility may continue to occur and could worsen if there are additional instances of actual or threatened bank failures.

US inflation eased but remained modestly elevated in 2023 as the US Federal Reserve continued its interest rate hiking cycle, given the Consumer Price Index persisted above the 2% target. The US Bureau of Labor Statistics reported that the annual US inflation rate decreased to 3.4% as of December 31, 2023, compared to 6.5% as of December 31, 2022, following action from the US Federal Reserve to temper inflation. The heightened US inflation rate persists due to a combination of supply and demand factors. The US Federal Reserve finished the year with a benchmark interest rate target range of 5.25% to 5.50%, unchanged from its July 2023 meeting.

Equity market performance rallied in 2023. Volatility in the bond market remained, however credit-sensitive debt and high yield bonds performed well in 2023. In the US, the S&P 500 Index increased by 24.2% in 2023, following a decrease of 19.4% in 2022. In terms of economic conditions in the US, the Bureau of Economic Analysis reported real GDP increased at an annual rate of 2.5% in 2023, following an increase of 1.9% in 2022. As of January 2024, the International Monetary Fund estimated that the US economy will expand by 2.1% in 2024 and 1.7% in 2025. The US Bureau of Labor Statistics reported that the US unemployment rate increased to 3.7% as of December 31, 2023, compared to 3.5% as of December 31, 2022. Oil finished 2023 down 10.7% from 2022, after spiking in October in the wake of geopolitical risks.

Foreign exchange rates can materially impact the valuations of the Company's investments and liabilities that are denominated in currencies other than the US dollar. The US dollar weakened in 2023 compared to the euro. Relative to the US dollar, the euro appreciated 3.1% in 2023, after depreciating 5.9% in 2022. The Company generally undertakes hedging activities to eliminate or mitigate foreign exchange currency risk.

Interest Rate Environment

Rates ended the year flat during a volatile 2023, with the US 10-year Treasury yield ending where it started the year at 3.88%. This was following a significant selloff and subsequent rally in the fourth quarter of 2023 as geopolitical fears gave way to macroeconomic optimism. The US 2-year and 10-year Treasury yield curves remain inverted. Despite the magnitude of the inversion having decreased recently, recessionary concerns remain.

The Company's investment portfolio consists predominantly of fixed maturity investments. If prevailing interest rates were to rise, the Company believes the yield on its new investment purchases may also rise and its investment income from floating rate investments would increase, while the value of its existing investments may decline. If prevailing interest rates were to decline significantly, the yield on its new investment purchases may decline and its investment income from floating rate investments would decrease, while the value of its existing investments may increase.

The Company addresses interest rate risk through managing the duration of the liabilities it sources with assets it acquires through ALM modeling. As part of the Company’s investment strategy, it purchases floating rate investments, which it expects would perform well in a rising interest rate environment and which it expects would underperform in a declining rate environment. As of December 31, 2023, the Company's investment portfolio included $27.6 billion of floating rate investments, or 20% of the Company's total invested assets.

    If prevailing interest rates were to rise, the Company believes its products would be more attractive to consumers and its sales would likely increase. If prevailing interest rates were to decline, it is likely that the Company’s products would be less attractive to consumers and its sales would likely decrease. In periods of prolonged low interest rates, the net investment spread may be negatively impacted by reduced investment income to the extent that the Company is unable to adequately reduce policyholder crediting rates due to policyholder guarantees in the form of minimum crediting rates or otherwise due to market conditions. As of December 31, 2023, deferred annuities are the largest percentage of the Company’s net reserve liabilities with 14% of the Company's FIAs at the minimum guarantees and 12% of the Company's fixed rate annuities at the minimum crediting rates. As of December 31, 2023, minimum guarantees on all of the Company's deferred annuities, including those with crediting rates already at their minimum guarantees, were, on average, greater than 215 basis points below the crediting rates on such deferred annuities, allowing the Company room to reduce rates before reaching the minimum guarantees. The Company's remaining liabilities are associated with immediate annuities, pension group annuity obligations, funding agreements and life contracts for which the Company has little to no discretionary ability to change the rates of interest payable to the respective policyholder or institution. A significant majority of the Company’s deferred annuity products have crediting rates that the Company may reset annually upon renewal following the expiration of the current guaranteed period. While the Company has the contractual ability to lower these crediting rates to the guaranteed minimum levels, its willingness to do so may be limited by competitive pressures.
See Qualitative Disclosures About Market Risks, which includes a discussion regarding interest rate and other significant risks and the Company's strategies for management these risks.

Analysis of Results of Operations - For the Years Ended December 31, 2023 and 2022

The following table sets forth the components of the Company’s statutory net loss for the periods presented:

	Years Ended December 31,		Change
	2023	2022	Amount	Percentage
	($ In thousands)
Premiums and other revenues
Premiums and annuity considerations for life contracts	$9,263,264	$5,705,890	$3,557,374	62%
Considerations for supplementary contracts with
life contingencies	4,616	9,329	(4,713)	(51)%
Net investment income	4,324,161	2,769,977	1,554,184	56%
Amortization of interest maintenance reserve	18,880	22,540	(3,660)	(16)%
Commissions and expense allowances on reinsurance ceded	1,765,226	1,228,334	536,892	44%
Corporate owned life insurance income (expense)	1,301	(33,395)	34,696	104%
Net gain (loss) from operations from separate accounts	237,746	(48,170)	285,916	594%
Modified coinsurance adjustment ceded	21,303,195	10,775,090	10,528,105	98%
Other income	22,587	21,874	713	3%
Total premiums and other revenues	36,940,976	20,451,469	16,489,507	81%

Benefits and expenses
Benefits paid or provided for:
Surrender benefits	1,214,633	814,525	400,108	49%
Annuity and other benefits	916,313	718,450	197,863	28%
Increase in policy reserves	29,893,981	15,933,995	13,959,986	88%
Interest and reserve changes on policy or contract funds	732,876	347,597	385,279	111%
Total benefits	32,757,803	17,814,567	14,943,236	84%
Funds withheld adjustment ceded	65,971	63,483	2,488	4%
Interest maintenance reserve ceded	(13,684)	(93,275)	79,591	85%
Commissions	1,478,737	1,028,980	449,757	44%
General insurance expenses	556,742	465,964	90,778	19%
Insurance taxes, licenses, and fees	41,517	22,492	19,025	85%
Transfer to separate account, net	1,803,356	1,736,440	66,916	4%
Other expense	41,783	13,218	28,565	216%
Total benefits and expenses	36,732,225	21,051,869	15,680,356	74%

Net gain (loss) from operations before federal income taxes and net realized capital gains (losses)	208,751	(600,400)	809,151	135%

Federal income tax expense (benefit)	369,757	123,846	245,911	199%

Net gain (loss) from operations before net realized capital gains (losses)	(161,006)	(724,246)	563,240	78%

Net realized capital gains (losses), net of tax and transfers to interest maintenance reserve	(48,328)	486,128	(534,456)	(110)%

Net loss	$(209,334)	$(238,118)	$28,784	12%

The operating results of the Company for the periods presented reflect the reinsurance of 80% to 100% of its core business to its affiliates, AARe and AADE, and the reinsurance of the majority of its legacy life block.
Net loss decreased $28.8 million to $209.3 million for the year ended December 31, 2023 from $238.1 million for the year ended December 31, 2022. The decrease in net loss is primarily due to higher net investment income, partially offset by an increase in federal income tax expense and changes in net realized capital (losses) gains.
Revenue
Premiums and Annuity Considerations for Life Contracts
    Premiums and annuity considerations for life contracts increased $3,557.4 million to $9,263.3 million for the year ended December 31, 2023 from $5,705.9 million for the year ended December 31, 2022. The increase is primarily due to higher retail annuity sales of $3,694.6 million, partially offset by lower PGAs of $139.8 million both net of reinsurance.

Net Investment Income
    The components of net investment income are set forth below:

	Years Ended December 31,		Change
	2023	2022	Amount	Percentage
	($ In thousands)
Net investment income
Bonds	$3,573,185	$2,099,014	$1,474,171	70%
Preferred stocks	56,666	17,514	39,152	224%
Common stocks	21,690	3,533	18,157	514%
Mortgage loans	1,684,532	847,015	837,517	99%
Real estate	32,137	—	32,137	NM
Derivatives	(916,833)	(76,793)	(840,040)	(1,094)%
Policy loans	7,675	8,698	(1,023)	(12)%
Cash, cash equivalents and short-term investments	496,195	83,526	412,669	494%
Other invested assets	40,180	97,965	(57,785)	(59)%
Other, net	41	16,461	(16,420)	(100)%
Total gross investment income	4,995,468	3,096,933	1,898,535	61%
Less: Investment expenses	671,307	326,956	344,351	105%
Net investment income	$4,324,161	$2,769,977	$1,554,184	56%
NM = Not Meaningful

Net investment income increased $1,554.2 million to $4,324.2 million for the year ended December 31, 2023 from $2,770.0 million for the year ended December 31, 2022. The increase is primarily due to higher floating rate income, higher rates on new deployment related to the higher interest rate environment and growth in the Company's investment portfolio attributed to strong retail annuity sales during the previous twelve months. These increases were partially offset by a decrease in income from derivatives and other invested assets and higher investment expenses. The decrease in income from derivatives is primarily due to a decrease in income on call options used to hedge the Company’s FIAs, which are tied to the performance of equity indices such as the S&P 500®. The decrease in option income is primarily attributable to an increase in option amortization from growth in the block and lower gains on expiration. The decrease in other invested assets is due to less favorable alternative investment performance and the transfer, beginning in the second quarter of 2022, of a significant portion of alternative investment funds to other alternative investment funds. The increase in investment expenses is due to higher investment management fees driven by the strong growth in the investment portfolio and an increase in interest expense on repurchase agreements.

Commission and Expense Allowances on Reinsurance Ceded
    Commission and expense allowances on reinsurance ceded increased $536.9 million to $1,765.2 million for the year ended December 31, 2023 from $1,228.3 million for the year ended December 31, 2022. The increase is primarily due to higher commissions discussed below under “Benefits and Expenses—Commissions.”
Corporate Owned Life Insurance (Loss) Income
    Corporate owned life insurance income (expense) changed $34.7 million to income of $1.3 million for the year ended December 31, 2023 from a loss of $33.4 million for the year ended December 31, 2022. The change is primarily due to the surrender of COLI policies during the year ended December 31, 2022.
Net Gain (Loss) From Operations From Separate Accounts
Net gain (loss) from operations from separate accounts changed $285.9 million to a gain of $237.7 million for the year ended December 31, 2023 from a loss of $48.2 million for the year ended December 31, 2022. The change is primarily due to unrealized gains on derivatives and block growth as a result of increased PGAs.
Modified Coinsurance Adjustment Ceded
Modified coinsurance adjustment ceded increased $10,528.1 million to $21,303.2 million for the year ended December 31, 2023 from $10,775.1 million for the year ended December 31, 2022. The increase is due to higher policy reserves ceded of $10,601.9 million, lower realized gains ceded of $731.4 million and higher interest on policy and contract funds ceded of $387.3 million, partially offset by higher net investment income ceded of $1,192.5 million. The policy reserves ceded is a direct result of the increase in policy reserves discussed below under “Benefits and Expenses—Increase in Policy Reserves.” The lower realized gains ceded is a direct result of the realized gains discussed below under “Benefits and Expenses—Net Realized Capital Gains (Losses), Net of Tax and Transfers to IMR.” The net investment income ceded is a direct result of net investment income discussed above under “Revenue—Net Investment Income.” The interest on policy and contract funds ceded is a direct result of the interest and reserve changes on policy or contract funds discussed below under “Benefits and Expenses—Interest and Reserve Changes on Policy or Contract Funds.”
Benefits and Expenses
Surrender Benefits
Surrender benefits increased $400.1 million to $1,214.6 million for the year ended December 31, 2023 from $814.5 million for the year ended December 31, 2022. The increase is primarily due to discretionary policyholder activity and a higher volume of policies out of their surrender charge period.
Annuity and Other Benefits
Annuity and other benefits increased $197.9 million to $916.3 million for the year ended December 31, 2023 from $718.4 million for the year ended December 31, 2022. The increase is primarily due to an increase in pension benefits as a result of new PGA issuances.
Increase in Policy Reserves
The increase in policy reserves changed $13,960.0 million to $29,894.0 million for the year ended December 31, 2023 from $15,934.0 million for the year ended December 31, 2022. The change is primarily due to higher retail annuity sales.

Interest and Reserve Changes on Policy or Contract Funds
Interest and reserve changes on policy or contract funds changed $385.3 million to $732.9 million for the year ended December 31, 2023 from $347.6 million for the year ended December 31, 2022. The change is primarily due to higher interest expense as a result of growth in the funding agreement block.
Interest Maintenance Reserve Ceded
Interest maintenance reserve ceded changed $79.6 million to $13.7 million for the year ended December 31, 2023 from $93.3 million for the year ended December 31, 2022. Ceded interest maintenance reserve is a direct result of the amount transferred to IMR discussed below under “Benefits and Expenses—Net Realized Capital Gains (Losses), Net of Tax and Transfers to IMR” specific to the Modco Agreements trading activity.
Commissions
    Commissions increased $449.8 million to $1,478.7 million for the year ended December 31, 2023 from $1,029.0 million for the year ended December 31, 2022. The increase is primarily due to higher retail annuity sales.
General Insurance Expenses
    General insurance expenses increased $90.8 million to $556.7 million for the year ended December 31, 2023 from $466.0 million for the year ended December 31, 2022. The increase is primarily due to higher labor costs as a result of business growth.
Federal Income Tax Expense
Federal income tax expense increased $245.9 million to $369.8 million for the year ended December 31, 2023 from $123.8 million for the year ended December 31, 2022. The increase is primarily due to higher taxable income driven by reserve basis differences.

Net Realized Capital Gains (Losses), Net of Tax and Transfers to IMR
Net realized capital gains (losses) , net of tax and transfers to IMR, were comprised of the following:

	Years Ended December 31,		Change
	2023	2022	Amount	Percentage
	($ In thousands)
Net realized capital gains (losses):
Bonds	$(117,895)	$(48,720)	$(69,175)	(142)%
Stocks	14,277	11,413	2,864	25%
Mortgage loans	(28,071)	(7,429)	(20,642)	(278)%
Derivatives	92,033	115,603	(23,570)	(20)%
Other invested assets	16,639	579,372	(562,733)	(97)%
Foreign exchange on cash	(23,584)	(16,094)	(7,490)	(47)%
Other	(6,296)	817	(7,113)	(871)%
Total net realized capital gains (losses) on investments	(52,897)	634,962	(687,859)	(108)%

Less amount transferred to IMR (net of taxes)	(2,478)	99,386	(101,864)	(102)%
Less federal income tax expense (benefit)	(2,091)	49,448	(51,539)	(104)%

Net realized capital gains (losses), net of tax and transfers to IMR	$(48,328)	$486,128	$(534,456)	(110)%

Net realized capital gains (losses), net of tax and transfers to IMR, changed $534.5 million to a loss of $48.3 million for the year ended December 31, 2023 from a gain of $486.1 million for the year ended December 31, 2022. The change is primarily due to lower gains on other invested assets of $562.7 million, losses on bonds of $69.2 million, derivatives of $23.6 million and mortgage loans of $20.6 million, partially offset by amounts transferred to IMR (net of taxes) of $101.9 million and lower federal income tax expense of $51.5 million.
The decrease in other invested assets is primarily due to the disposal of investments in multiple alternative investment funds, from which the proceeds were mostly reinvested into other alternative investment funds during the year ended December 31, 2022.
The change in bonds is primarily due to less favorable market conditions during the year ended December 31, 2023, the majority of which are related to bonds ceded pursuant to Modco Agreements and as such, are capital-neutral.
The decrease in derivatives is primarily due to foreign exchange fluctuations on forward contracts. The Company hedges foreign-denominated bonds and transactions with forward contracts.
The change in mortgage loans is primarily due to higher losses on RMLs and CMLs during the year ended December 31, 2023, the majority of which are ceded pursuant to Modco Agreements and as such, are capital-neutral.
The change in amounts transferred to IMR (net of taxes) is primarily due to losses on bonds and derivatives discussed above.
The change in federal income tax expense (benefit) is primarily due to realized losses during the year ended December 31, 2023 compared to realized gains during the year ended December 31, 2022.

Analysis of Results of Operations - For the Years Ended December 31, 2022 and 2021

The following table sets forth the components of the Company’s statutory net loss for the periods presented:

	Years Ended December 31,		Change
	2022	2021	Amount	Percentage
	($ In thousands)
Premiums and other revenues
Premiums and annuity considerations for life contracts	$5,705,890	$3,650,964	$2,054,926	56%
Considerations for supplementary contracts with life
contingencies	9,329	1,111	8,218	740%
Net investment income	2,769,977	4,203,228	(1,433,251)	(34)%
Amortization of interest maintenance reserve	22,540	10,331	12,209	118%
Commissions and expense allowances on reinsurance ceded	1,228,334	940,180	288,154	31%
Corporate owned life insurance (loss) income	(33,395)	27,082	(60,477)	(223)%
Net (loss) gain from operations from separate accounts	(48,170)	17,685	(65,855)	(372)%
Modified coinsurance adjustment ceded	10,775,090	(2,946,560)	13,721,650	466%
Other income	21,874	24,485	(2,611)	(11)%
Total premiums and other revenues	20,451,469	5,928,506	14,522,963	245%

Benefits and expenses
Benefits paid or provided for:
Surrender benefits	814,525	783,560	30,965	4%
Death benefits	3,255	2,227	1,028	46%
Annuity and other benefits	715,195	514,926	200,269	39%
Increase in policy reserves	15,933,995	1,425,806	14,508,189	NM
Interest on policy or contract funds	347,597	(228,605)	576,202	252%
Total benefits	17,814,567	2,497,914	15,316,653	613%
Funds withheld adjustment ceded	63,483	69,940	(6,457)	(9)%
Interest maintenance reserve ceded	(93,275)	(228,319)	135,044	59%
Commissions	1,028,980	629,962	399,018	63%
General insurance expenses	465,964	432,795	33,169	8%
Insurance taxes, licenses, and fees	22,492	18,939	3,553	19%
Transfer to separate account, net	1,736,440	2,611,821	(875,381)	(34)%
Other expense	13,218	54,359	(41,141)	(76)%
Total benefits and expenses	21,051,869	6,087,411	14,964,458	246%

Net loss from operations before federal income taxes
and net realized capital gains	(600,400)	(158,905)	(441,495)	(278)%

Federal income tax expense	123,846	62,449	61,397	98%

Net loss from operations before net realized capital gains	(724,246)	(221,354)	(502,892)	(227)%

Net realized capital gains, net of tax and transfers
to interest maintenance reserve	486,128	47,798	438,330	917%

Net loss	$(238,118)	$(173,556)	$(64,562)	(37)%
NM = not meaningful

The operating results of the Company for the periods presented reflect the reinsurance of 80% to 100% of its core business to its affiliates, AARe and AADE, and the reinsurance of the majority of its legacy life block.
Net loss increased $64.6 million to $238.1 million for the year ended December 31, 2022 from $173.6 million for the year ended December 31, 2021. The increase is primarily due to lower option gains on expiration net of index reserve credits of $95.1 million, higher federal income tax expense of $61.4 million and change in corporate owned life insurance (loss) income (“COLI”) of $60.5 million, partially offset by lower federal capital gains tax expense of $151.7 million.
Revenue
Premiums and Annuity Considerations for Life Contracts
    Premiums and annuity considerations for life contracts increased $2,054.9 million to $5,705.9 million for the year ended December 31, 2022 from $3,651.0 million for the year ended December 31, 2021. The increase is primarily due to higher retail sales and the AADE coinsurance agreement, which ended for retail annuity business issued as of January 1, 2022 resulting in a higher retention of retail annuity sales premiums in 2022. This increase was partially offset by a decrease in PGAs net of reinsurance.

Net Investment Income
The components of net investment income are set forth below:

	Years Ended December 31,		Change
	2022	2021	Amount	Percentage
	($ In thousands)
Net investment income
Bonds	$2,099,014	$1,861,683	$237,331	13%
Preferred stocks	17,514	23,135	(5,621)	(24)%
Common stocks	3,533	6,218	(2,685)	(43)%
Mortgage loans	847,015	499,391	347,624	70%
Derivatives	(76,793)	1,745,019	(1,821,812)	(104)%
Policy loans	8,698	8,430	268	3%
Cash equivalents and short-term investments	83,526	7,845	75,681	965%
Other invested assets	97,965	261,686	(163,721)	(63)%
Other, net	16,461	1,163	15,298	1,315%
Total gross investment income	3,096,933	4,414,570	(1,317,637)	(30)%
Less: Investment expenses	326,956	211,342	115,614	55%
Net investment income	$2,769,977	$4,203,228	$(1,433,251)	(34)%

Net investment income decreased $1,433.3 million to $2,770.0 million for the year ended December 31, 2022 from $4,203.2 million for the year ended December 31, 2021. The decrease is primarily due to lower income from derivatives of $1,821.8 million and from other invested assets of $163.7 million and higher investment expenses of $115.6 million, partially offset by higher income from mortgage loans of $347.6 million, bonds of $237.3 million and cash equivalents and short-term investments of $75.7 million.
The decrease from derivatives is primarily due to a decrease in income on call options used to hedge the Company’s FIAs, which are tied to the performance of equity indices such as the S&P 500®. The decrease in option income is primarily attributable to lower gains on expiration, which is driven by the lower performance of the underlying indices.

The decrease from other invested assets is primarily due to lower distributions of income received from alternative investments.
The increase from mortgage loans, bonds, investment expenses and cash equivalents and short-term investments is primarily due to block growth as a result of retail annuity sales and funding agreement issuances.
Commission and Expense Allowances on Reinsurance Ceded
    Commission and expense allowances on reinsurance ceded increased $288.2 million to $1,228.3 million for the year ended December 31, 2022 from $940.2 million for the year ended December 31, 2021. The increase is primarily due to higher commissions on retail annuity sales ceded.
Corporate Owned Life Insurance (Loss) Income
    Corporate owned life insurance (loss) income changed $60.5 million to a loss of $33.4 million for the year ended December 31, 2022 from income of $27.1 million for the year ended December 31, 2021. The change is primarily due to a decrease in market value of the COLI policies.
Net (Loss) Gain From Operations From Separate Accounts
Net (loss) gain from operations from separate accounts changed $65.9 million to a loss of $48.2 million for the year ended December 31, 2022 from a gain of $17.7 million for the year ended December 31, 2021. The change is primarily due to unrealized losses on derivatives.
Modified Coinsurance Adjustment Ceded
Modified coinsurance adjustment ceded changed by $13,721.7 million to revenue of $10,775.1 million for the year ended December 31, 2022 from an expense of $2,946.6 million for the year ended December 31, 2021. The change is primarily due to higher modified coinsurance reserves ceded of $12,163.1 million, lower option gains on expiration, net of option cost amortization ceded of $1,264.5 million and lower gains on funding agreement issuances ceded of $574.6 million, partially offset by higher realized gains ceded of $184.7 million and higher net investment income ceded of $96.4 million. The modified coinsurance reserves ceded is a direct result of the increased policy reserves discussed below under “Benefits and Expenses—Increase in Policy Reserves.” The option gains on expiration, net of option cost amortization ceded and net investment income ceded is a direct result of net investment income discussed above under “Revenue—Net Investment Income.” The gains on funding agreement issuances ceded is a direct result of the increased interest on policy or contracts funds discussed below under “Benefits and Expenses—Interest on Policy and Reserve Changes on Policy or Contract Funds.” The change in realized gains ceded is a direct result of the increased realized gains discussed below under “Benefits and Expenses—Net Realized Capital Gains, Net of Tax and Transfers to IMR.”
Benefits and Expenses
Annuity and Other Benefits
Annuity and other benefits increased $200.3 million to $715.2 million for the year ended December 31, 2022 from $514.9 million for the year ended December 31, 2021. The increase is primarily due to an increase in pension benefits as a result of increased PGAs.
Increase in Policy Reserves
The increase in policy reserves changed $14,508.2 million to $15,934.0 million for the year ended December 31, 2022 from $1,425.8 million for the year ended December 31, 2021. The change is primarily due to the AADE coinsurance agreement ending for retail annuity business issued as of January 1, 2022 resulting in more reserves getting ceded under the Other Modco Agreements.

Interest and Reserve Changes on Policy or Contract Funds
Interest and reserve changes on policy or contract funds changed $576.2 million to an expense of $347.6 million for the year ended December 31, 2022 from revenue of $228.6 million for the year ended December 31, 2021. The change is primarily due to lower gains on funding agreement issuances which represents the difference between the amount recorded as premium and the amount recorded as reserves upon issuance of the funding agreements prior to the FA Modco Agreements. In addition, there is higher interest expense as a result of growth in the block.
Interest Maintenance Reserve Ceded
Interest maintenance reserve ceded decreased $135.0 million to $93.3 million for the year ended December 31, 2022 from $228.3 million for the year ended December 31, 2021. Ceded interest maintenance reserve is a direct result of the amount transferred to IMR discussed below under “Benefits and Expenses—Net Realized Capital Gains, Net of Tax and Transfers to IMR” specific to the Modco Agreements trading activity.
Commissions
    Commissions increased $399.0 million to $1,029.0 million for the year ended December 31, 2022 from $630.0 million for the year ended December 31, 2021. The increase is primarily due to higher retail annuity sales.
Transfer To Separate Account, Net
Transfer to separate account, net decreased $875.4 million to $1,736.4 million for the year ended December 31, 2022 from $2,611.8 million for the year ended December 31, 2021. The decrease is primarily due to the transfer of premiums to the separate account as a result of lower PGA issuances for the year ended December 31, 2022 compared to the year ended December 31, 2021, partially offset by the transfer of pension benefits as a result of growth in the PGA block.
Federal Income Tax Expense
Federal income tax expense increased $61.4 million to $123.8 million for the year ended December 31, 2022 from $62.4 million for the year ended December 31, 2021. The increase is primarily due to reserve basis differences.

Net Realized Capital Gains, Net of Tax and Transfers to IMR
Net realized capital gains, net of tax and transfers to IMR, were comprised of the following:

	Years Ended December 31,		Change
	2022	2021	Amount	Percentage
	($ In thousands)
Net realized capital gains:
Bonds	$(48,720)	$335,060	$(383,780)	(115)%
Stocks	11,413	6,277	5,136	82%
Mortgage loans	(7,429)	7,708	(15,137)	(196)%
Derivatives	115,603	70,544	45,059	64%
Other invested assets	579,372	171,260	408,112	238%
Foreign exchange on cash	(16,094)	(9,768)	(6,326)	65%
Other	817	19,361	(18,544)	(96)%
Total net realized capital gains on investments	634,962	600,442	34,520	6%

Less amount transferred to IMR (net of taxes)	99,386	351,520	(252,134)	(72)%
Less federal income tax expense	49,448	201,124	(151,676)	(75)%

Net realized capital gains, net of tax and
transfers to IMR	$486,128	$47,798	$438,330	917%

Net realized capital gains, net of tax and transfers to IMR, increased $438.3 million to $486.1 million for the year ended December 31, 2022 from $47.8 million for the year ended December 31, 2021. The increase is primarily due to higher gains on other invested assets of $408.1 million, lower amounts transferred to IMR (net of taxes) of $252.1 million and lower federal income tax expense of $151.7 million, partially offset by change on bonds of $383.8 million.
The increase in other invested assets is primarily due to the disposal of multiple alternative investment funds which were mostly reinvested into other alternative investment funds.
The change in bonds is primarily due to less favorable market conditions and higher impairments for the year ended December 31, 2022.
The decrease in amounts transferred to IMR (net of taxes) is primarily due to lower bond gains discussed above.
The decrease in federal income tax expense is primarily due to lower current tax expense from gains on other invested assets.

Liquidity and Capital Resources
Liquidity
    There are two forms of liquidity relevant to the Company’s business, funding liquidity and balance sheet liquidity. Funding liquidity relates to the ability to fund operations. Balance sheet liquidity relates to the Company’s ability to liquidate or rebalance its balance sheet without incurring significant costs from fees, bid-offer spreads, or market impact. The Company manages its liquidity position by matching projected cash demands with adequate sources of cash and other liquid assets. The Company’s principal sources of liquidity, in the ordinary course of business, are operating cash flows and holdings of cash, cash equivalents other readily marketable assets.

    The Company’s investment portfolio is structured to ensure a strong liquidity position over time to permit timely payment of policy and contract benefits without requiring asset sales at inopportune times or at depressed prices. In general, liquid assets include cash and cash equivalents, highly rated bonds, short-term investments, unaffiliated preferred stock and public common stock, all of which generally have liquid markets with a large number of buyers. The carrying value of these assets, inclusive of assets in the separate accounts, as of December 31, 2023 was approximately $59 billion. Although the Company’s investment portfolio does contain assets that are generally considered illiquid for liquidity monitoring purposes (primarily mortgage loans, policy loans, real estate, investment funds and affiliated common stock), there is some ability to raise cash from these assets if needed. In periods of economic downturn, the Company may maintain higher cash balances than required to management its liquidity risk and to take advantage of market dislocations as they arise. The Company is also the counterparty to repurchase agreements with several different financial institutions, pursuant to which the Company may obtain short-term liquidity, to the extent available. In addition, through the Company’s membership with the FHLB, the Company is eligible to borrow under fixed or floating rate short-term arrangements to provide additional liquidity.

    The Company proactively manages its liquidity position to meet cash needs while minimizing adverse impacts on investment returns. The Company analyzes its cash-flow liquidity over the upcoming 12 months by modeling potential demands on liquidity under a variety of scenarios, taking into account the provisions of its policies and contracts in force, its cash flow position, and the volume of cash and readily marketable securities in its portfolio.

    Liquidity risk is monitored, managed and mitigated through a number of stress tests and analyses to assess its ability to meet its cash flow requirements, as well as the ability of its reinsurance and insurance subsidiaries to meet their collateral obligations, under various stress scenarios. The Company further seeks to mitigate liquidity risk by maintaining access to alternative, external sources of liquidity.

Cash, Cash Equivalents and Short-term Investments
The Company’s primary cash flow sources include annuity premium, investment income, principal repayments on invested assets and financial product deposits.

	Years Ended December 31,
	2023	2022	Change
	($ In thousands)
Net cash from operating activities	$31,038,405	$15,659,246	$15,379,159
Net cash from investing activities	(34,338,425)	(20,511,695)	(13,826,730)
Net cash from financing activities and miscellaneous sources	5,939,061	5,571,507	367,554
Net change in cash, cash equivalents and short-term investments	$2,639,041	$719,058	$1,919,983

The primary inflows from operating activities include net investment income, annuity considerations and insurance premiums. The Company's operating activities generated cash flows totaling $31,038.4 million and

$15,659.2 million for the years ended December 31, 2023 and 2022, respectively. The increase in cash from operating activities is primarily due to increased proceeds from modified coinsurance reserves ceded, higher premiums and policy proceeds, net of reinsurance, lower net transfers to separate accounts and higher net investment income received, net of reinsurance.
    The primary cash inflows from investing activities are the sales, maturities and repayments of investments. The primary cash outflows from investing activities are the purchases and acquisitions of new investments. The Company's investing activities used cash flows totaling $34,338.4 million and $20,511.7 million for the years ended December 31, 2023 and 2022, respectively. The increase in cash used in investing activities is primarily due to an increase in costs from investments acquired, which was largely from mortgage loans and bonds.
    The primary cash inflows from financing activities are inflows on the Company's investment-type policies and contracts, changes of cash collateral posted for derivative transactions and capital contributions. The primary cash outflows from financing activities are withdrawals on our investment-type policies and contracts and changes of cash collateral posted for derivative transactions, The Company's financing activities provided cash flows totaling $5,939.1 million and $5,571.5 million for the years ended December 31, 2023 and 2022, respectively. The increase in net cash provided by financing activities is primarily due to the increase in cash collateral pledged to the Company and an increase in separate account derivative liability, partially offset by a decrease in net deposits on deposit-type contracts and lower repurchase agreement liabilities.

Dividends
Generally, unless prior regulatory approval has been received, dividends paid by the Company during any year may not exceed the greater of (1) ten percent of the Company’s statutory paid in capital and unassigned surplus as of the preceding December 31, or (2) the Company’s statutory gain from operations before net realized capital gains on investments for the preceding year. As of January 1, 2024, the Company may not declare or pay dividends without approval from the IID in 2024. As of January 1, 2024, the maximum amount of dividends receivable from the Company's insurance subsidiaries without seeking regulatory approval was $37.5 million. The Company does not rely on dividends from its subsidiaries to meet its operating cash flow requirements.

Intercompany Note
    As discussed in “Transactions with Related Persons, Promoters and Certain Control Persons—Other Related Party Transactions and Relationships—Intercompany Promissory Note,” the Company is party to the Intercompany Note and pursuant thereto may borrow up to $200 million from AUSA. During November 2022, $200 million was drawn under the Intercompany Note by the Company and repaid during December 2022. AUSA, in turn, is party to a credit agreement among it, Athene, ALRe and AARe, as borrowers, and certain lenders specified therein (the “Credit Facility”), pursuant to which AUSA may borrow up to $1.25 billion, with potential increases to up to $1.75 billion. The Credit Facility has a five-year term concluding on June 30, 2028. As of December 31, 2023 and 2022, no amount was outstanding under either the Intercompany Note or the Credit Facility.
Borrowed Money and Funding Agreements

    The Company has entered into a purchase agreement, pursuant to which Athene Global Funding, a special-purpose non-affiliated statutory-trust, may offer senior secured medium-term notes under a funding agreement backed notes (“FABN”) program. The authorized program amount of $35 billion may be increased from time to time, subject to compliance with the relevant provisions of the amended and restated purchase agreement currently in effect. Athene Global Funding uses the net proceeds from the sale of each series of medium-term notes to purchase one or more funding agreements issued from the Company and AADE.

During 2020, the Company established a secured funding agreement backed repurchase agreement (“FABR”) program, in which a special-purpose, unaffiliated entity entered into repurchase agreements with a bank and the proceeds of the repurchase agreements were used by the special-purpose entity to purchase funding agreements from the Company.

Through its membership in the FHLB, the Company is eligible to borrow under fixed or floating rate short-term arrangements to provide additional liquidity. Total available borrowings are determined by the amount of collateral pledged, but cannot exceed 20% to 40% of the Company’s total assets dependent upon the internal credit rating. These borrowings are accounted for as borrowed money under SSAP No. 15, Debt and Holding Company Obligations. During 2023, the Company borrowed no amounts in the general and separate accounts. During November 2022, the Company borrowed $800 million with an interest rate of 4.0% under the FHLB short-term arrangement. The borrowing was repaid during December 2022. The Company borrowed $470 million and $145 million in the general account in April 2021 and October 2021, respectively. The borrowings were repaid in April 2021 and December 2021, respectively, and carried an interest rate of 0.3%, with interest due at maturity. The Company incurred interest expense of $0.0 million, $2.6 million, and $0.2 million during 2023, 2022 and 2021, respectively.

The Company has issued funding agreements to the FHLB in exchange for cash advances in both the general account and the separate account. FHLB funding agreements held in the separate account have a principal balance of $5.9 billion and $3.4 billion at December 31, 2023 and 2022, respectively. There are no FHLB funding agreements held in the general account as of December 31, 2023 and 2022.

The following table presents the outstanding funding agreement contracts issued by the Company:

	December 31,
	2023			2022
	Fixed	Floating	Total	Fixed	Floating	Total
Funding Agreements
FABN	$13,529,953	$2,838,693	$16,368,646	$13,046,455	$2,834,665	$15,881,120
FHLB	4,901,200	1,030,000	5,931,200	2,326,200	1,080,000	3,406,200
FABR	—	5,500,000	5,500,000	—	2,500,000	2,500,000
Total	$18,431,153	$9,368,693	$27,799,846	$15,372,655	$6,414,665	$21,787,320

    The scheduled maturities of the funding agreements are as follows:

Funding Agreements
($ In thousands)
2024	$6,176,276
2025	2,508,832
2026	2,462,531
2027	4,171,257
2028	8,785,627
Thereafter	3,695,323
Total	$27,799,846

    The sources of funding discussed herein, including the Credit Agreement and FHLB borrowings and funding agreements, may not be available on terms favorable to the Company or at all, depending on the Company’s and/or AUSA’s financial condition or results of operations, available collateral or prevailing market conditions. In addition, certain covenants in the Credit Facility prohibit the Company from incurring any debt not expressly permitted thereby, which may limit the Company’s ability to pursue future issuances of debt. Specifically, the Credit Facility permits the Company, together with Athene’s other Material Subsidiaries (as such term is defined in the

Credit Facility) in the aggregate, to incur debt not in excess of 10% of the Consolidated Adjusted Capitalization (as such term is defined in the Credit Facility) of AHL and its subsidiaries, determined on a pro forma basis. Debt in excess of this amount must qualify for one or more of the limited other exceptions under the Credit Facility.

Securities Repurchase Agreements
The Company engages in repurchase transactions whereby the Company sells fixed income securities to third parties, primarily major brokerage firms or commercial banks, with a concurrent agreement to repurchase such securities at a determined future date. The Company requires that, at all times during the term of the repurchase agreements, it maintains sufficient cash or other liquid assets sufficient to allow it to fund substantially all of the repurchase price. Proceeds received from the sale of securities pursuant to these arrangements are generally invested in short-term investments, with the offsetting obligation to repurchase the security included within payables for collateral on derivatives and securities to repurchase on the condensed consolidated balance sheets. As per the terms of the repurchase agreements, the Company monitors the market value of the securities sold and may be required to deliver additional collateral (which may be in the form of cash or additional securities) to the extent that the value of the securities sold decreases prior to the repurchase date.

As of December 31, 2023 and December 31, 2022, the payables for repurchase agreements were $2.3 billion and $3.2 billion, respectively, while the fair value of securities and collateral held by counterparties backing the repurchase agreements was $2.5 billion and $3.2 billion, respectively. As of December 31, 2023, payables for repurchase agreements were comprised of $0.0 billion of short-term and $2.3 billion of long-term repurchase agreements. As of December 31, 2022, payables for repurchase agreements were comprised of $1.2 billion of short-term and $2.0 billion of long-term repurchase agreements.

The Company has a $1.0 billion committed repurchase facility with BNP Paribas. The facility has an initial commitment period of 12 months and automatically renews for successive 12-month periods until terminated by either party. During the commitment period, the Company may sell and BNP Paribas is required to purchase eligible investment grade corporate bonds pursuant to repurchase transactions at pre-agreed discounts in exchange for a commitment fee. As of December 31, 2023, the Company had no outstanding payables under this facility.

The Company has a $1.0 billion committed repurchase facility with Société Générale. The facility has a commitment term of five years; however, either party may terminate the facility upon 24-months’ notice, in which case the facility will end upon the earlier of (1) such designated termination date, or (2) July 26, 2026. During the commitment period, the Company may sell and Société Générale is required to purchase eligible investment grade corporate bonds pursuant to repurchase transactions at pre-agreed rates in exchange for an ongoing commitment fee for the facility. As of December 31, 2023, the Company had no outstanding payables under this facility.

Capital Resources
    As of December 31, 2023 and 2022, the Company’s TAC, as defined by the NAIC, was $5.5 billion and $3.8 billion, respectively. The NAIC has an RBC model to compare TAC with a standard design in order to reflect an insurance company’s risk profile. As of December 31, 2023 and 2022, the Company’s Company Action Level (“CAL”) RBC ratio was 386% and 388%, respectively. Although the Company believes that there is no single appropriate means of measuring RBC, the Company believes that the NAIC approach to RBC measurement is reasonable. The Company’s TAC was significantly in excess of all RBC standards as of December 31, 2023 and 2022. The Company believes that it enjoys a strong capital position in light of its risks and that it is well positioned to meet policyholder and other obligations.
    In connection with the acquisition of AUSA during 2013, Athene entered into a Net Worth Maintenance Agreement to provide capital support to the Company such that AHL is obligated to maintain the Company’s capital and surplus in an amount sufficient to maintain the Company’s TAC to be at least 200% of the Company's CAL. The agreement also provides that the Company will not pay any dividends if such dividends would cause the Company's CAL RBC ratio to fall below 200%.

    Effective January 30, 2020, AADE entered into a capital maintenance agreement to provide capital support to the Company, in an amount sufficient to satisfy the insurance laws of the State of New Jersey as such laws are in effect as of January 30, 2020, in order to obtain authorization for the Company to issue its RILAs in New Jersey. The agreement will remain in effect for ten years.
Balance Sheet and Other Arrangements

Balance Sheet Arrangements

Material Cash Obligations

    The following table summarizes estimated future cash obligations of the general and separate accounts prior to ceded reinsurance agreements as of December 31, 2023:

	2024	2025-2026	2027-2028	2029 and thereafter	Total
	($ In thousands)
Retail annuities and funding agreements	$11,159,252	$22,520,294	$42,168,499	$62,545,834	$138,393,879
Pension group annuities and life block	2,568,594	5,450,942	5,167,570	35,114,312	48,301,418
Other policy claims and benefits	411,213	—	—	—	411,213
Dividends payable to policyholders	7,692	15,144	14,007	59,013	95,856
Securities to repurchase	—	897,137	1,540,845	—	2,437,982
Total	$14,146,751	$28,883,517	$48,890,921	$97,719,159	$189,640,348

    The Company also has other obligations related to collateral on derivatives, investment fund commitments and funds withheld liabilities which have not been included in the above table as the timing and amount of each of the return on the collateral and the fulfillment of the commitments are uncertain. See “Financial Statements—Notes to Financial Statements – Statutory-Basis—Commitments and Contingencies” reported in the Company's financial statements for further discussion on the investment fund commitments.

Off Balance Sheet Arrangements

    None.

Critical Accounting Estimates

    The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. The most significant estimates include those used in determining the carrying values of investments including the amount of mortgage loan investment valuation reserves, other-than-temporary impairments (“OTTI”), the liabilities for benefits reserves, and the determination of admissible deferred tax assets. Although some variability is inherent in these estimates, management believes the amounts presented are reasonable.

Investments
General
As of December 31, 2023, the Company had $135.0 billion of general account cash and invested assets, an increase of $39.3 billion from December 31, 2022. Apollo manages the portfolio of invested assets to support the general liabilities of the Company in light of liability characteristics and yield, liquidity and diversification considerations.
The following table sets forth the Company’s general account invested assets as of December 31, 2023 and 2022:

	December 31,
	2023		2022
	Carrying Value	% of Total	Carrying Value	% of Total
	($ In thousands)

Bonds	$75,192,880	56%	$56,759,865	60%
Preferred stocks	1,135,318	1%	375,054	—%
Common stocks:
Affiliated entities	424,922	1%	410,965	1%
Unaffiliated	305,255	—%	205,485	—%
Mortgage loans	36,697,631	27%	21,418,511	22%
Real estate held for the production of income	226,847	—%	156,473	—%
Policy loans	145,757	—%	152,681	—%
Cash, cash equivalents and short-term investments	8,348,371	6%	5,709,330	6%
Receivable for securities	116,365	—%	73,768	—%
Derivative assets	2,612,744	2%	2,116,282	2%
Derivative collateral assets	648,531	—%	726,764	1%
Other invested assets	9,136,045	7%	7,598,765	8%
Total cash and invested assets	$134,990,666	100%	$95,703,943	100%

The Company's cash and invested assets constitute what it believes to be a well-diversified portfolio. As of December 31, 2023 and 2022, investments in asset classes other than long-term bonds and the Company’s investment in its wholly owned subsidiaries, constitute 43% and 39%, respectively, of total cash and invested assets. As a result of the reinsurance arrangements in place between the Company and AARe, the risks and rewards of such investments are generally borne by AARe.
Apollo’s investment team and credit portfolio managers employ their deep experience to assist the Company in sourcing and underwriting these complex asset classes. Apollo has selected a diverse array of corporate bonds and more structured, but highly rated, asset classes. The Company also maintains holdings in floating rate and less interest rate-sensitive investments, including collateralized loan obligations (“CLOs”), commercial mortgage loans (“CMLs”), residential mortgage loans (“RMLs”), non-agency residential mortgage-backed securities (“RMBS”) and various types of structured products. These assets classes permit the Company to earn incremental yield by assuming liquidity risk and complexity risk, rather than assuming solely credit risk.
The Company opportunistically allocates approximately 5% of the portfolio to alternative investments primarily focused on fixed income-like, cash flow-based investments. Individual alternative investments are selected based on the investment’s risk-reward profile, incremental effect on diversification and potential for attractive returns due to sector and/or market dislocations. The Company has a strong preference for alternative investments that have some or all of the following characteristics, among others: (1) investments that constitute a direct investment or an investment in a fund with a high degree of co-investment; (2) investments with credit- or debt-like characteristics (for example, a stipulated maturity and par value), or alternatively, investments with reduced volatility when compared to pure equity; or (3) investments that the Company believes have less downside risk. In general, the Company targets returns for alternative investments of 10% or higher on an internal rate of return basis over the expected lives of such investments.
Apollo manages the asset portfolio within the limits and constraints set forth in the Company’s Investment and Credit Risk Policy. Under this policy, the Company sets limits on investments in the portfolio by asset class, such as corporate bonds, emerging markets securities, municipal bonds, non-agency RMBS, commercial mortgage-backed securities (“CMBS”), CLO, commercial mortgage whole loans and mezzanine loans and alternative investments. The Company also sets credit risk limits for exposure to a single issuer that vary based on ratings. Strategic investments are also governed by the Company's Strategic Investment Risk Policy which provides for special governance and risk management procedures for these transaction. In addition, the asset portfolio is constrained by its scenario-based capital ratio limit and its stressed liquidity limit.

Bonds and Short-Term Investments
    Bonds consist primarily of highly rated structured securities and marketable corporate debt securities. The Company invests a significant portion of its portfolio in high quality bonds to maintain and manage liquidity.
    The Securities Valuation Office (“SVO”) of the NAIC is responsible for the credit quality assessment and valuation of securities owned by state regulated insurance companies. Insurance companies report ownership of securities to the SVO when such securities are eligible for filing on the relevant schedule of the NAIC Financial Statement. The SVO conducts credit analysis on these securities for the purpose of assigning an NAIC designation and/or unit price. Generally, the process for assigning an NAIC designation varies based upon whether a security is considered “filing exempt” (the “General Designation Process”). Subject to certain exceptions, a security is typically considered “filing exempt” if it has been rated by a Nationally Recognized Statistical Ratings Organization (“NRSRO”). For securities that are not “filing exempt,” insurance companies assign temporary designations based upon a subjective evaluation of credit quality. The insurance company generally must then submit the securities to the SVO within 120 days of acquisition to receive an NAIC designation. For securities considered “filing exempt,” the SVO utilizes the NRSRO rating and assigns an NAIC designation based upon the following system:

NAIC designation	NRSRO equivalent rating
1 A-G	AAA/AA/A
2 A-C	BBB
3 A-C	BB
4 A-C	B
5 A-C	CCC
6	CC and lower

An important exception to the General Designation Process occurs in the case of certain loan-backed and structured securities (“LBaSS”). The NRSRO ratings methodology is focused on the likelihood of recovery of all contractual payments, including principal at par, regardless of an investor’s carrying value. In effect, the NRSRO rating assumes that the holder is the original purchaser at par. In contrast, the SVO’s LBaSS methodology is focused on determining the risk associated with the recovery of the amortized cost of each security. Because the NAIC’s methodology explicitly considers amortized cost and the likelihood of recovery of such amount, the Company views the NAIC’s methodology as the most appropriate means of evaluating the credit quality of its fixed maturity portfolio since a large portion of such holdings were purchased and are carried at significant discounts to par.

The SVO has developed a designation process and provides instruction on modeled LBaSS. For modeled LBaSS, the process is specific to the non-agency RMBS and CMBS asset classes. To establish ratings at the individual security level, the SVO obtains loan-level analysis of each RMBS and CMBS using a selected vendor’s proprietary financial model. The SVO ensures that the vendor has extensive internal quality-control processes in place and the SVO conducts its own quality-control checks of the selected vendor’s valuation process. The SVO has retained the services of Blackrock, Inc. (“Blackrock”) to model non-agency RMBS and CMBS owned by U.S. insurers for all years presented herein. Blackrock provides five prices (“breakpoints”), based on each U.S insurer's statutory book value price, to utilize in determining the NAIC designation for each modeled LBaSS.
The NAIC designation determines the associated level of RBC that an insurer is required to hold for all securities owned by the insurer. In general, under the modeled LBaSS process, the larger the discount to par value at the time of determination, the higher the NAIC designation the LBaSS will have.

The following sets forth the NAIC designations for the general account bond portfolio, including RMBS and CMBS as of December 31, 2023 and 2022. The Company’s corporate bond portfolio consists of long-term bonds and short-term investments.

	December 31,
	2023		2022
NAIC Designation	Carrying Value	% of Total	Carrying Value	% of Total
	($ In thousands)
1	$44,529,013	58%	$34,048,094	57%
2	29,003,714	38%	23,303,180	39%
3	2,012,321	3%	1,618,410	3%
4	591,672	1%	559,788	1%
5	60,098	—%	102,287	—%
6	131,432	—%	56,637	—%
	$76,328,250	100%	$59,688,396	100%

The following sets forth the general account bond portfolio by contractual maturity as of December 31, 2023 and 2022. Maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

Bonds and short-term investments by maturity based on	December 31,
anticipated cash flows (statement value)	2023	2022
	($ In thousands)
Due within one year or less	$2,539,909	$4,007,981
Over 1 year through 5 years	13,319,868	18,247,466
Over 5 years through 10 years	18,721,728	19,505,467
Over 10 years through 20 years	22,395,135	11,076,189
Over 20 years	19,351,610	6,851,293
Total by maturity	$76,328,250	$59,688,396

    The following sets forth the general account bond portfolio, including short-term investments, by industry category, as of December 31, 2023 and 2022:

	Portfolio by Industry
	December 31, 2023		December 31, 2022
Industry Category	Carrying Value	% of Total	Carrying Value	% of Total
	($ In thousands)
Government	$4,358,280	6%	$2,981,548	5%
Finance	9,093,004	11%	8,244,810	14%
Utilities	4,453,642	6%	4,084,968	7%
Energy (Oil & Gas)	2,767,687	4%	2,389,317	4%
Capital goods	2,250,263	3%	1,905,155	3%
Technology	1,229,628	2%	921,797	2%
Real estate investment trusts	1,228,212	2%	1,169,654	1%
Transportation	2,034,784	3%	1,843,142	3%
Consumer goods	6,388,006	8%	5,479,287	9%
Communications	1,368,204	2%	1,139,376	2%
Other	3,074,485	4%	3,453,994	6%
Asset-backed securities	28,653,189	37%	20,115,013	34%
Mortgage-backed securities	9,428,866	12%	5,960,335	10%
Total	$76,328,250	100%	$59,688,396	100%

    Except for finance, ABS and mortgage-backed securities (“MBS”) holdings, no other asset class exceeded 10% of the total bond portfolio as of December 31, 2023. The Company believes that its holdings in the financial and capital goods sectors and its holdings of ABS and MBS are well-diversified and in the case of ABS and MBS, include a number of issuers that are effectively supported by large pools of assets that are themselves diversified by industry and issuer. Investments in the finance sector consist of diversified issuers from the banking, asset management and insurance industries. The capital goods group holdings are well diversified and consist of issuers that produce a variety of products and services used by consumer goods. The issuers in both the financial and capital goods group include many Fortune 500 companies.

Mortgage Loans
Mortgage loans represented 27% of total invested assets as of December 31, 2023. The Company invests a portion of the investment portfolio in mortgage loans, which are generally comprised of high quality commercial first lien and mezzanine real estate loans. The Company invests in CML on income producing properties including hotels, apartments, retail and office buildings, and other commercial and industrial properties. The RML portfolio primarily consists of first lien RMLs collateralized by properties located in the United States. Loan-to-value ratios at the time of loan approval are generally 75% or less.

The following sets forth the mortgage loan portfolio by collateral type as of December 31, 2023 and 2022:

	December 31,
	2023		2022
Property type	Carrying Value	% of Total	Carrying Value	% of Total
	($ In thousands)
Office	$3,196,180	9%	$3,329,590	16%
Apartments	8,630,357	24%	5,726,296	27%
Industrial and other	4,939,474	13%	3,136,431	15%
Retail	1,610,177	4%	1,133,617	5%
Hotels	1,559,459	4%	962,687	4%
Residential	16,761,984	46%	7,129,890	33%
Total, net of allowances	$36,697,631	100%	$21,418,511	100%

The following sets forth the CML portfolio by U.S. geographic region and a reconciliation to total mortgage loans as of December 31, 2023 and 2022:

	December 31,
	2023		2022
	Carrying Value	% of Total	Carrying Value	% of Total
	($ In thousands)
North Central	$1,391,878	4%	$1,368,213	6%
South Central	1,225,492	3%	927,781	4%
South Atlantic	3,624,390	10%	2,237,512	10%
Pacific	4,203,869	11%	3,147,422	15%
Mountain	1,109,204	3%	779,655	4%
Atlantic	5,081,177	14%	3,345,525	16%
New England	907,904	2%	548,892	3%
International	2,391,733	7%	1,933,621	9%
Total commercial mortgage loans	19,935,647	54%	14,288,621	67%
Total residential mortgage loans	16,761,984	46%	7,129,890	33%
Total mortgage loans	$36,697,631	100%	$21,418,511	100%

    At December 31, 2023 and 2022, the CML portfolio’s loan to value ratios are substantially all less than 80%. At December 31, 2023, the RML portfolio with loan to value ratios less than 80% were $14,608.8 million, between 80% and 90% were $1,252.1 million and greater than 90% were $901.1 million. At December 31, 2022, the RML portfolio with loan to value ratios less than 80% were $5,987.0 million, between 80% and 90% were $807.3 million and greater than 90% were $335.6 million.

Other Invested Assets
The following sets forth the other invested assets by annual statement category as of December 31, 2023 and 2022:

	December 31,
	2023	2022
	($ In thousands)

Fixed or variable rate	$77,907	$75,774
Partnership interests
Common stock - unaffiliated	387,091	310,239
Common stock - affiliated	4,308,929	3,541,893
Real estate - unaffiliated	528,796	562,219
Real estate - affiliated	438,463	875,625
Mortgage loans - unaffiliated	600,000	245,526
Mortgage loans - affiliated	249,162	105,669
Other - unaffiliated	258,910	431,500
Other - affiliated	1,128,963	885,272
Surplus debentures	691,572	565,048
Residual tranches	466,252	—
Total	$9,136,045	$7,598,765

    The Company has no investments in joint ventures, partnerships or limited liability companies that exceed 10% of its admitted assets. During 2023 and 2022, there were impairments of $0.0 million and $21.3 million, respectively, on partnerships and limited liability companies. The impairments were based on an assessment that future cash flows of affected limited partnerships would be less than the cost basis of the limited partnership. Fair value is determined utilizing statements received from the partnerships and limited liability companies.

Derivatives
    The Company holds derivative instruments for economic hedging purposes to reduce the exposure to cash flow variability of assets and liabilities, equity market risk, interest rate risk, credit risk and foreign exchange risk. The types of derivatives used may include interest rate swaps, foreign currency swaps and forward contracts, total return swaps, credit default swaps, variance swaps, futures and equity options.
The Company regularly monitors counterparty credit ratings and exposures, derivative positions and valuations and the value of collateral posted to ensure counterparties are credit-worthy and the concentration of exposure is minimized. The Company monitors this exposure as part of its management of the Company’s overall credit exposures.

The following sets forth the fair values and notional amounts of the Company's derivative financial instruments as of December 31, 2023 and 2022:

	Contract or Notional Amount		Fair Value
	December 31,		December 31,
	2023	2022	2023	2022
	($ In thousands)
Derivative assets:
Options	$59,414,731	$48,871,181	$3,499,379	$1,222,752
Credit default swaps	10,000	10,000	(629)	(1,037)
Interest rate swaps	4,500,272	4,008,272	(144,263)	(217,645)
Total return swaps	156,294	—	17,139	—
Futures	32,714	16,062	67,200	28,577
Currency swaps	7,021,880	5,096,574	260,877	440,313
Forwards	5,485,147	6,170,278	308,798	457,191
Swaptions	2,204,092	—	19,212	—
Equity warrants	—	—	387	—
Derivative liabilities:
Options	2,303,232	1,525,901	101,750	113,342
Interest rate swaps	1,115,895	1,115,895	39,078	68,138
Total return swaps	—	62,865	—	2,689
Futures	—	—	16	—
Currency swaps	8,205,021	7,290,054	707,404	885,727
Forwards	5,778,750	5,062,471	242,365	178,770

Investment Reserves
    The Company establishes and records appropriate write-downs or investment reserves in accordance with statutory practice. The Company determines the fair value of bonds in accordance with principles established by the SVO using criteria that include the net worth and capital structure of the borrower, the value of the collateral, the presence of additional credit support, and its evaluation of the borrower’s ability to compete in a relevant market. In the case of real estate and commercial mortgage loans, the Company makes borrower and property specific assessments as well.
AVR is a contingency reserve to offset potential losses of stocks, real estate investments, as well as credit-related declines in bonds, mortgage loans and derivatives. As of December 31, 2023, AVR totaled $2,637.8 million, which represents a 51% increase from December 31, 2022. The increase is primarily due to unrealized gains and an increase in general and separate account invested assets, partially offset by realized losses in the portfolio.

The following represents the change in AVR for the years 2023 and 2022:

	Bonds, Preferred Stocks, Derivatives and Short-term Investments	Mortgage Loans	Common Stock	Real Estate and Other Invested Assets	Total
	($ In thousands)
Balance at December 31, 2021	$593,150	$186,225	$12,578	$522,001	$1,313,954
Change in reserve contributions	245,603	108,669	(5,205)	29,914	378,981
Net realized capital gains (losses)	(76,298)	(4,454)	5,896	548,636	473,780
Net unrealized capital gains (losses)	(356,440)	(117,864)	20,331	33,855	(420,118)
Transfer among categories	—	—	(20,295)	20,295	—
Net change to AVR	(187,135)	(13,649)	727	632,700	432,643
Balance at December 31, 2022	$406,015	$172,576	$13,305	$1,154,701	$1,746,597

Balance at December 31, 2022	$406,015	$172,576	$13,305	$1,154,701	$1,746,597
Change in reserve contributions	229,076	127,597	914	(60,811)	296,776
Net realized capital gains (losses)	(123,514)	(6,257)	27,365	13,503	(88,903)
Net unrealized capital gains (losses)	234,005	105,592	(38,594)	627,106	928,109
Transfer among categories	—	—	4,651	(4,651)	—
Adjustment down to maximum	—	—	—	(244,763)	(244,763)
Net change to AVR	339,567	226,932	(5,664)	330,384	891,219
Balance at December 31, 2023	$745,582	$399,508	$7,641	$1,485,085	$2,637,816

Qualitative Disclosures about Market Risk
Market Risk and Management of Market Risk Exposures
    Market risk is the risk of incurring losses due to adverse changes in market rates and prices. Included in market risk are potential losses in value due to credit and counterparty risk, interest rate risk, currency risk, commodity price risk, equity risk and inflation risk. The Company is primarily exposed to credit risk, interest rate risk, equity price risk and inflation risk.

Credit Risk and Counterparty Risk

    In order to operate its business model, which is based on spread related earnings, the Company must bear credit risk. However, as the Company assumes credit risk through its investment, reinsurance and hedging activities, the Company endeavors to ensure that risk exposures remain diversified, that it is adequately compensated for the risks it assumes, and that the level of risk is consistent with its risk appetite and objectives.

    Credit risk is a key risk taken in the asset portfolio, as the credit spread on the Company’s investments is what drives its spread related earnings. The Company manages credit risk by avoiding idiosyncratic risk concentrations, understanding and managing its systematic exposure to economic and market conditions through stress testing, monitoring investment activity daily and distinguishing between price and default risk from credit exposures. Concentration and portfolio limits are designed to ensure that exposure to default and impairment risk is sufficiently modest to not represent a solvency risk to the Company, even in severe economic conditions.

    The investment teams within Apollo, which manage substantially all the Company’s fixed income assets, focus on in-depth, bottom-up portfolio construction and disciplined risk management. Their approach to taking credit risk is formulated based on:

•a fundamental view on existing and potential opportunities at the security level;
•an assessment of the current risk/reward proposition for each market segment;
•identification of downside risks and assigning a probability for those risks; and
•establishing a plan for best execution of the investment action.

    A dedicated set of Athene risk managers, who are on-site with Apollo, monitor the asset risks to ensure that such risks are consistent with the Company risk appetite, standards for committing capital, and overall strategic objectives. The risk management team is also a key contributor to the credit impairment evaluation process.

    In addition to credit-risk exposures from its investment portfolio, the Company is also exposed to credit risk from its counterparty exposures from its derivative hedging and reinsurance activities. Derivative counterparty risk is managed by trading on a collateralized basis with counterparties under International Swaps and Derivatives Association documents with a credit support annex having zero-dollar collateral thresholds.

    The Company utilizes reinsurance to mitigate risks that are inconsistent with its strategy or objectives. For example, the Company has reinsured much of the mortality risk allowing the Company to focus on its core annuity business. These reinsurance agreements expose the Company to the credit risk of its counterparties. The Company manages this risk to avoid counterparty risk concentration through various mechanisms: utilization of reinsurance structures such as funds withheld or modified coinsurance to retain ownership of the assets and limit counterparty risk to the cost of replacing the counterparty; diversification across counterparties; and when possible, novating policies to eliminate counterparty risk altogether.

Interest Rate Risk

    Significant interest rate risk may arise from mismatches in the timing of cash flows from the Company’s assets and liabilities. Management of interest rate risk at the Athene level, and at the various operating company levels, is one of the main risk management activities in which senior management engages.

    Depending upon the materiality of the risk and the assessment of how the Company would perform across a spectrum of interest rate environments, the Company may seek to mitigate interest rate risk using on balance sheet strategies (portfolio management) and off balance sheet strategies (derivative hedges such as interest rate swaps and futures). The Company monitors asset liability management (“ALM”) metrics (such as key-rate durations and convexity) and employs quarterly cash flow testing requirements to ensure the asset and liability portfolios are managed to maintain net interest rate exposures at levels that are consistent with the Company's risk appetite. The Company has established a set of exposure and stress limits to communicate its risk tolerance and to ensure adherence to those risk tolerance levels. Risk management personnel and management-level committees that oversee ALM risk are notified if risk tolerance levels are exceeded. Depending on the specific risk threshold that is exceeded, the appropriate management committee then makes a decision as to what actions, if any, should be undertaken.

    Active portfolio management is performed by the Company’s investment managers at Apollo, with direction from Athene management-level committees that oversee ALM risk. The performance of the Company’s investment portfolio managed by Apollo, is reviewed periodically by the committees and the board of directors. The management committees strive to improve returns to its shareholders and protect its policyholders, while dynamically managing the risk within the Company’s expectations.

Equity Risk

    The Company’s FIAs require it to make payments to policyholders that are dependent on the performance of equity market indices. The Company seeks to minimize the equity risk from its liabilities by economically defeasing this equity exposure with granular, policy-level-based hedging. In addition, the Company’s investment portfolio can be invested in strategies involving public and private equity positions. In general, the Company has limited appetite for passive, public equity investments.

    The equity index hedging framework implemented is one of static and dynamic replication. Unique policy-level liability options are matched with static over-the-counter options and residual risk arising from (1) policyholder behavior and other trading constraints (for example minimum trade size) and (2) decision by the organization to enhance the value of the product offerings by dynamically managing a small portion of the exposure of certain indices, are managed dynamically by decomposing the risk of the portfolio (asset and liability positions) into market risk measures which are managed to pre-established risk limits. The portfolio risks are measured overnight and rebalanced daily to ensure that the risk profile remains within risk appetite. Valuation is done at the position level, and risks are aggregated and shown at the level of each underlying index. Risk measures that have term structure sensitivity, such as index volatility risk, and interest rate risk, are monitored and risk managed along the term structure.

    The Company is also exposed to equity risk in its alternative investment portfolio. The form of those investments is typically a limited partnership interest in a fund. The Company currently targets fund investments that have characteristics resembling fixed income investments versus those resembling pure equity investments, but as a holder of partnership positions, its investments are generally held as equity positions. Alternative investments are comprised of several categories, including at the most liquid end of the spectrum “liquid strategies” (which is mostly exposure to publicly traded equities), followed by “yield”, “equity” and “hybrid” strategies. The Company's alternatives portfolio also includes strategic equity investments in origination platform companies, insurance platforms and others.

    The Company investment mandate in its alternative investment portfolio is inherently opportunistic. Each investment is examined and analyzed on its own merits to gain a full understanding of the risks present, and with a view toward determining likely return scenarios, including the ability to withstand stress in a downturn. The Company has a strong preference for alternative investments that have some or all of the following characteristics, among others: (1) investments that constitute a direct investment or an investment in a fund with a high degree of co-investment; (2) investments with credit- or debt-like characteristics (for example, a stipulated maturity and par value), or alternatively, investments with reduced volatility when compared to pure equity; or (3) investments that the Company believes have less downside risk.

    The alternative investment portfolio is monitored to ensure diversification across asset classes and strategy, and the portfolio's performance under stress scenarios is evaluated routinely as part of management and board reviews. Since alternative investments are marked-to-market on the balance sheet, risk analyses focus on potential changes in market value across a variety of market stresses.

Currency Risk

    The Company manages its currency risk to maintain minimal exposure to currency fluctuations. The Company attempts to hedge completely the currency risk arising on its balance sheet. In general, the Company matches currency exposure of assets and liabilities. When the currency denominations of the assets and liabilities do not match, the Company generally undertakes hedging activities to eliminate or mitigate currency mismatch risk.

Inflation Risk

The Company manages its inflation risk to maintain minimal exposure to changes in purchasing power. In general, the Company attempts to match inflation exposure of assets and liabilities. When the inflation exposure profiles of assets and liabilities do not match, the Company generally undertakes hedging activities to eliminate or mitigate inflation mismatch risk. The Company attempts to hedge the majority of inflation risk arising from the PGA business that the Company reinsures.

Sensitivities

    In accordance with SAP, the significant majority of the Company’s assets and liabilities are carried at amortized cost and not at fair value. As a result, the elements of market risk discussed above do not generally have a significant direct impact on the financial position or results of operations of the Company.

Financial Statements

    The Company’s financial statements are included in Appendix C to this prospectus. The table of contents for Appendix C is set forth below.

Appendix A - Segment Interim Value Examples
Example 10
    The following table of inputs is used in Example 10. Additionally, an implied volatility of 24%, index dividend yield of 1.95%, and swap rate of 2.60% are assumed. These values are hypothetical for the purpose of illustrating the calculations and are not intended to reflect available values in the market on any given date. Each example assumes that the Segment Value on the Segment Start Date is $100,000.
Each scenario also compares the Equity Adjustment Factor at the time of the calculation to the Segment Credit percentage that would apply on the Segment End Date if the Index Value remains at its current level. This assumption is made for illustrative purposes only. The Index Value will most likely change between the date on which the Interim Value is calculated and the Segment End Date.

	1-Year Buffer Segment Option	2-Year Floor Segment Option	6-Year Buffer Segment Option
Contract Date
Interest Adjustment index value	1.00%	1.00%	1.00%
Segment Start Date
Segment Term Period (in Months)	12	24	72
Segment Option Index Value	100	100	100
Participation Rate	100%	100%	100%
Cap Rate	18%	18%	100%
Floor/Buffer Rate	10%	10%	20%
Segment Fee	0.95%	0.95%	0.95%
Example 10
Time Elapsed Since Contract Date	6	6	6
Time Remaining in Segment Term Period	6	18	66
Segment Value (a)	$99,525.00	$99,525.00	$99,525.00
Example 10A: Interest Rates decreased 50bps. Index Value decreased 25%.
Equity Adjustment (b)	($16,428.71)	($7,704.45)	($15,712.91)
Interest Adjustment (c)	$2,753.98	$2,753.98	$2,753.98
Segment Interim Value (a) + (b) + (c) = (d)	$85,850.27	$94,574.53	$86,566.08
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$77,888.27	$86,612.53	$78,604.08
Equity Adjustment Factor	-16.51%	-7.74%	-15.79%
Segment Credit percentage on Segment End Date if Index Value remains at current level	-15.00%	-10.00%	-5.00%
Example 10B: Interest Rates decreased 50bps. Index Value decreased 10%.
Equity Adjustment (b)	($4,774.42)	($3,350.86)	($5,838.21)
Interest Adjustment (c)	$2,753.98	$2,753.98	$2,753.98
Segment Interim Value (a) + (b) + (c) = (d)	$97,504.56	$98,928.12	$96,440.77
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$89,542.56	$90,966.12	$88,478.77
Equity Adjustment Factor	-4.80%	-3.37%	-5.87%
Segment Credit percentage on Segment End Date if Index Value remains at current level	0.00%	-10.00%	0.00%

Example 10C: Interest Rates decreased 50bps. Index Value increased 25%.
Equity Adjustment (b)	$12,175.19	$7,647.97	$14,486.69
Interest Adjustment (c)	$2,753.98	$2,753.98	$2,753.98
Segment Interim Value (a) + (b) + (c) = (d)	$114,454.18	$109,926.96	$116,765.67
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$106,492.18	$101,964.96	$108,803.67
Equity Adjustment Factor	12.23%	7.68%	14.56%
Segment Credit percentage on Segment End Date if Index Value remains at current level	18.00%	18.00%	25.00%
Example 10D: Interest Rates decreased 50bps. Index Value increased 10%.
Equity Adjustment (b)	$6,710.93	$3,374.67	$6,255.01
Interest Adjustment (c)	$2,753.98	$2,753.98	$2,753.98
Segment Interim Value (a) + (b) + (c) = (d)	$108,989.91	$105,653.65	$108,533.99
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$101,027.91	$97,691.65	$100,571.99
Equity Adjustment Factor	6.74%	3.39%	6.28%
Segment Credit percentage on Segment End Date if Index Value remains at current level	10.00%	10.00%	10.00%
Example 10E: No change in Interest Rates or Index Value
Equity Adjustment (b)	$1,512.11	$48.58	$364.48
Interest Adjustment (c)	$0.00	$0.00	$0.00
Segment Interim Value (a) + (b) + (c) = (d)	$101,037.11	$99,573.58	$99,889.48
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$93,075.11	$91,611.58	$91,927.48
Equity Adjustment Factor	1.52%	0.05%	0.37%
Segment Credit percentage on Segment End Date if Index Value remains at current level	0.00%	0.00%	0.00%
Example 10F: Interest Rates increased 50bps. Index Value increased 10%.
Equity Adjustment (b)	$6,710.93	$3,374.67	$6,255.01
Interest Adjustment (c)	($2,666.77)	($2,666.77)	($2,666.77)
Segment Interim Value (a) + (b) + (c) = (d)	$103,569.15	$100,232.90	$103,113.23
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$95,607.15	$92,270.90	$95,151.23
Equity Adjustment Factor	6.74%	3.39%	6.28%
Segment Credit percentage on Segment End Date if Index Value remains at current level	10.00%	10.00%	10.00%

Example 10G: Interest Rates increased 50bps. Index Value increased 25%.
Equity Adjustment (b)	$12,175.19	$7,647.97	$14,486.69
Interest Adjustment (c)	($2,666.77)	($2,666.77)	($2,666.77)
Segment Interim Value (a) + (b) + (c) = (d)	$109,033.42	$104,506.20	$111,344.92
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$101,071.42	$96,544.20	$103,382.92
Equity Adjustment Factor	12.23%	7.68%	14.56%
Segment Credit percentage on Segment End Date if Index Value remains at current level	18.00%	18.00%	25.00%
Example 10H: Interest Rates increased 50bps. Index Value decreased 10%.
Equity Adjustment (b)	($4,774.42)	($3,350.86)	($5,838.21)
Interest Adjustment (c)	($2,666.77)	($2,666.77)	($2,666.77)
Segment Interim Value (a) + (b) + (c) = (d)	$92,083.80	$93,507.36	$91,020.02
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$84,121.80	$85,545.36	$83,058.02
Equity Adjustment Factor	-4.80%	-3.37%	-5.87%
Segment Credit percentage on Segment End Date if Index Value remains at current level	0.00%	-10.00%	0.00%
Example 10I: Interest Rates increased 50bps. Index Value decreased 25%.
Equity Adjustment (b)	($16,428.71)	($7,704.45)	($15,712.91)
Interest Adjustment (c)	($2,666.77)	($2,666.77)	($2,666.77)
Segment Interim Value (a) + (b) + (c) = (d)	$80,429.51	$89,153.78	$81,145.32
Withdrawal Charge (e)	($7,962.00)	($7,962.00)	($7,962.00)
Cash Surrender Value (d) + (e)	$72,467.51	$81,191.78	$73,183.32
Equity Adjustment Factor	-16.51%	-7.74%	-15.79%
Segment Credit percentage on Segment End Date if Index Value remains at current level	-15.00%	-10.00%	-5.00%

Example 11
    Example 11 below shows how the Equity Adjustment Factor would be determined for a hypothetical Performance Blend Segment Option six months into the Segment Term Period, after the value of the derivative instruments have been determined for each index.

Example 11	On Segment Start Date	On Day Segment Interim Value is Calculated
Value of Derivative Instruments on S&P 500® Index[1]	11.15%	11.55%
Value of Derivative Instruments on Russell 2000® Index[1]	11.30%	11.65%
Value of Derivative Instruments on MSCI EAFE Index[1]	11.45%	11.50%
Weighted Value of Derivative Instruments on S&P 500® Index	2.23%[2]	3.47%[3]
Weighted Value of Derivative Instruments on Russell 2000® Index	3.39%	5.83%
Weighted Value of Derivative Instruments on MSCI EAFE Index	5.73%	2.30%
Aggregate Value of Derivative Instruments	11.35%[4]	11.59%
Equity Adjustment Factor	0.00%	0.25%[5]
(1)    Value of the derivative instruments as a percent of the Segment Start Date Index Price for each index
(2)     Value of the derivative instruments on the S&P 500® multiplied by 20%, as the S&P 500® had the lowest value of derivative instruments for the three indices on the Segment Start Date
(3)     Value of the derivative instruments on the S&P 500® multiplied by 30%, as the S&P 500® had the second highest value of derivative instruments for the three indices on the day the Segment Interim Value is calculated
(4)     Sum of the weighted values of derivative instruments for all three indices (2.23% + 3.39% + 5.73%)
(5)    The Equity Adjustment Factor is calculated as A - B x (1 - Y), where A equals the aggregate value of derivative instruments on the day the Interim Value is calculated; B equals the aggregate value of derivative instruments on the Segment Start Date; and Y equals the number of whole years elapsed since the Segment Start Date. In this example, A is 11.59%, B is 11.35%, and Y is 0 because a full year has not yet elapsed since the Segment Start Date. The Equity Adjustment Factor is therefore calculated as
11.59% - 11.35% x (1 - 0) = 0.25% to the nearest basis point.

Example 12
    Assume the Segment Value is $100,000 on the Segment Start Date and is allocated to the Fixed Segment Option with a 2% Annual Interest Rate. If, six months into the Segment Term Period, a gross Withdrawal of $20,000 is requested, and the Interest Adjustment index value has decreased such that the Interest Adjustment Factor is -2.68%, the following values would result.

Example 12 - Segment Interim Value after Withdrawal prior to a Segment End Date
Annual Interest Rate	2.00%
Interest Adjustment Factor	-2.68%
Segment Value on the Segment Start Date	$100,000.00
Immediately Before Withdrawal
Accumulated Segment Credits	$995.05
Segment Value	$100,995.05
Total Interest Adjustment	$(2,666.77)	[1]
Segment Interim Value	$98,328.28
Withdrawal
Withdrawal Amount	$20,000.00
Interest Adjustment attributable to Withdrawal	$(535.90)	[2]
Withdrawal Charge	$(800.00)	[3]
Net Withdrawal Amount Paid to Contract Owner	$18,664.10
Immediately After Withdrawal
Resulting Segment Value	$80,995.05
(1)    Total Interest Adjustment = 100,995.05 x -2.68% = (2,666.77)
(2)    Interest Adjustment attributable to Withdrawal = 20,000 x -2.68% = (535.90)
(3)    Assumes 8% Withdrawal Charge applied and no other Withdrawals have occurred since the last Contract Anniversary.
10% of the 100,000 may be taken without a Withdrawal Charge under the Free Withdrawal provision, so only the remaining 20,000 -10,000 =10,000 is charged

Example 13
    Assume the Segment Value is $100,000 on the Segment Start Date is allocated to the 1-Year Buffer Segment Option with a Segment Fee of 0.95%, a Cap Rate of 18% and a Participation Rate of 100%. If, on the Segment End Date, Interest Rates have increased 50 bps and the Index Value has increased 25%, the following values would result.

Example 13 - Segment Interim Value on a Segment End Date
Segment Credit percentage	18.00% (= 100% x MIN(25%,18%))
Equity Adjustment Factor	0.00%
Interest Adjustment Factor	-2.44%
Segment Value on last Segment Start Date	$100,000.00
On Segment End Date
Accumulated Segment Fee Amount	$950.00
Segment Credit Amount Applied on Segment End Date	$17,829.00	[1]
Segment Value	$116,879.00
Total Equity Adjustment	$—	[2]
Total Interest Adjustment	$(2,851.84)	[3]
Segment Interim Value	$114,027.16
(1)    Segment Credit Applied = Segment Credit percentage x Segment Value Prior to Segment Credit = Segment Credit percentage x (Segment Value on Segment Start Date - Accumulated Segment Fee Amount - Withdrawals Since Segment Start Date) = 18% x (100,000 - 950 - 0) = 17,829.00
(2)     Total Equity Adjustment = 116,879 x 0.00% = 0.00 (The Equity Adjustment is always zero on any Segment End Date)
(3)     Total Interest Adjustment = 116,879 x -2.44% = (2,851.84)

Appendix B - State Variation Chart

State	Feature or Benefit	Availability or Variation
Alaska	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
	Confinement Waiver	If the second opinion or examination conflicts with the original recommendation of Confinement, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
	Terminal Illness Waiver	If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
California	Right to Cancel Period	If the Owner is age 60 or above, the Right to
Cancel Period is 30 days.

Upon exercising the Right to Cancel benefit, the Company will refund the Contract Value, including any Contract fees, if applicable.
	Confinement Waiver	The Confinement Waiver is not available in California.
	Terminal Illness Waiver	The Terminal Illness Waiver is not available in California.
Connecticut	Confinement Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. Confinement must continue for at least 60 consecutive days, but there is no requirement that confinement begins at least one year after the Contract Date.

State	Feature or Benefit	Availability or Variation
Connecticut	Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. A diagnosis of Terminal Illness must occur, but there is no requirement that the diagnosis occurs at least one year after the Contract Date.
Florida	Right to Cancel Period	Your Right to Cancel Period is 21 days.
Hawaii	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Illinois	Confinement Waiver	If the second opinion or examination conflicts with the original recommendation of Confinement, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
Terminal Illness Waiver	The definition of Terminal Illness has been modified to mean an illness that is expected to cause death within 24 months, rather than within 12 months.

If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
Louisiana	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Maryland	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
Maryland	Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies have been modified. A diagnosis of Terminal Illness must occur after the Contract Date, rather than at least one year after the Contract Date.
Massachusetts	Confinement Waiver	The Confinement Waiver is not available in Massachusetts.
	Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.
Michigan	Confinement Waiver	If the second opinion or examination conflicts with the original recommendation of Confinement, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
	Terminal Illness Waiver	If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
Minnesota	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Montana	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Nebraska	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
	Confinement Waiver	The reference to Convalescent Care Facility is replaced with a reference to Nursing Care Facility.
Nevada	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
New Hampshire	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Confinement Waiver
Civil union partners are considered spouses under New Hampshire law.

If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.

The definitions of Convalescent Care Facility, has been modified as follows:

“Convalescent Care Facility” means an institution which: (i) is operated pursuant to State as a convalescent nursing facility, a qualified nursing facility, a convalescent hospital, a convalescent unit of a Hospital, an intermediate care facility, or a custodial care facility; and (ii) is primarily engaged in providing, in addition to room and board accommodations, continuous nursing service by or under the supervision of a Physician or a licensed registered nurse (R.N.); and (iii) maintains a daily record of each patient which is available for Our review; and (iv) administers a planned program of observation and treatment by a Physician (which for purposes of this provision also cannot be the proprietor or an employee of such facility) which is in accordance with existing standards of medical practice for the confinement; and (v) be approved for payment of Medicare benefits or be qualified to receive approval for payment of Medicare benefits, if so requested.
Convalescent Care Facility does not mean a facility or any part of a facility used primarily for rest care, training or education, or the treatment of alcoholism or chemical dependency.

State	Feature or Benefit	Availability or Variation
New Hampshire	Terminal Illness Waiver	Civil union partners are considered spouses under New Hampshire law.

If the second opinion or examination conflicts with the original diagnosis of Terminal Illness, a third opinion or examination shall be required. The Physician selected for purposes of providing the third opinion or examination shall be a disinterested third party selected by the Owner and acceptable to the Company. If a third opinion is obtained, the results of the third opinion shall be the basis for approving or disapproving the additional Free Withdrawal request. The cost of any second or third opinion or examination will be borne by the Company.
New Jersey	Definition of Spouse for spousal continuation upon death, Confinement Waiver, Terminal Illness Waiver
A definition of the term “Spouse” is added to the Contract, and is defined as follows:

A Spouse of an individual is a person
(1) recognized as the spouse of that
individual in the state where they were
legally married or (2) in a civil union
with that individual under New Jersey
law. This does not have the effect of
altering or amending federal tax law
applicable to your Contract.

Terminal Illness Waiver	The conditions under which the waiver applies
have been modified. The waiver requires that
any Owner (or if the Owner is a non-natural
person, any Annuitant) has a Terminal Illness.
The requirement that the diagnosis occurs at
least one year after the Contract Date is
removed.
North Carolina	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Ohio	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Pennsylvania	Right to Cancel Period	If the Contract is a replacement for an existing contract which was issued to you by Athene Annuity and Life Company, the Right to Cancel Period is extended to 45 days.

State	Feature or Benefit	Availability or Variation
Pennsylvania	Confinement Waiver
An additional requirement is added to receive benefits under this waiver:

Confinement in a Qualified Care Facility must not be for the treatment of a condition resulting directly or indirectly from: (a) the voluntary taking or injection of drugs, unless prescribed or administered by a licensed Physician; (b) the voluntary taking of any drugs prescribed by a licensed Physician and intentionally not taken as prescribed; (c) sensitivity to drugs voluntarily taken, unless prescribed by a Physician; or (d) drug addiction, unless addiction results from the voluntary taking of drugs prescribed by a licensed Physician or the involuntary taking of drugs.

The definition of Physician has been modified to state:

“Physician” for purposes of this provision means a practitioner of the healing arts, who is licensed by the State in which he/she performs such function. The Physician cannot be You, and Annuitant, a Beneficiary, or a member of Your, an Annuitant's or a Beneficiary's immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, or any member of Your household.

State	Feature or Benefit	Availability or Variation
Pennsylvania	Terminal Illness Waiver
This waiver is referred to as a Terminal Condition Waiver. All references to “Terminal Illness” are replaced with “Terminal Condition”.

The definition of Terminal Illness is modified to state:

“Terminal Condition” means a condition that is expected to cause death within 12 months and that is the result of an injury or illness.

The definition of Physician has been modified to state:

“Physician” for purposes of this provision means a practitioner of the healing arts, who is licensed by the State in which he/she performs such function. The Physician cannot be You, and Annuitant, a Beneficiary, or a member of Your, an Annuitant's or a Beneficiary's immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, or any member of Your household.

South Dakota	Confinement Waiver
The definition of Physician has been modified to state: “Physician” for purposes of this provision means a doctor of medicine or osteopathy licensed by the State to practice medicine and surgery in which he/she performs such function.

Terminal Illness Waiver
The definition of Physician has been modified to state: “Physician” for purposes of this provision means a doctor of medicine or osteopathy licensed by the State to practice medicine and surgery in which he/she performs such function.

Texas	Right to Cancel	Upon exercising the Right to Cancel benefit, the Company will refund the Cash Surrender Value, including any Contract fees or charges, if applicable.

State	Feature or Benefit	Availability or Variation
Texas	Separate Account	The description of the Separate Account is
modified for contracts issued in Texas.

For contracts issued in Texas, reserves for the
Index-Linked Segment Options are held in the
AAIA Texas Index-Linked Deferred Annuity
Contract Separate Account. This segregated
account is established by the Company under
Iowa Law.

The portion of the assets of the Separate
Account equal to the reserves and other Contract liabilities for Index-Linked Segment Options with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we may conduct. You do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.
Confinement Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies
have been modified. Confinement must continue for at least 60 consecutive days, and confinement must begin on or after the Contract Date.

The withdrawal request must be accompanied
by Written Proof of Confinement, which is
defined as follows:

Written proof of Confinement means a
signed statement from the Hospital or Qualified Care Facility verifying the dates the Owner was confined in a
Hospital or Qualified Care Facility.

The cost of any second opinion or exam will be borne by the Company.
Terminal Illness Waiver	The waiver is available during the Accumulation Phase before the Death Benefit becomes payable.

The conditions under which the waiver applies
have been modified. A diagnosis of Terminal
Illness must occur on or after the Contract Date.

The cost of any second opinion or exam will be borne by the Company
Utah	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.
Vermont	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

State	Feature or Benefit	Availability or Variation
Washington	Terminal Illness Waiver	The definition of Terminal Illness has been modified to mean an illness that is expected to cause death within 24 months, rather than within 12 months.
Wyoming	Right to Cancel Period	If your Contract is the result of a replacement of an existing contract, your Right to Cancel Period is 30 days.

Athene Annuity and Life
Company

Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021

Appendix C - Financial Statements

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
Athene Annuity and Life Company
7700 Mills Civic Parkway
West Des Moines, IA 50266

Opinion

We have audited the statutory-basis financial statements of Athene Annuity and Life Company (the “Company”), which comprise the balance sheets - statutory-basis as of December 31, 2023 and 2022, and the related statements of operations - statutory-basis, statements of changes in capital and surplus – statutory-basis, and statements of cash flows – statutory-basis for the years then ended, and the related notes to the statutory-basis financial statements (collectively referred to as the “statutory-basis financial statements”).

Unmodified Opinion on Statutory-Basis of Accounting

In our opinion, the statutory-basis financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division described in Note 1 to the statutory-basis financial statements.

Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

In our opinion, because of the significance of the matter described in the Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America section of our report, the 2023 statutory-basis financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2023 and 2022, or the results of its operations or its cash flows for the years then ended.

Predecessor Auditor’s opinion on 2021 Statutory-Basis Financial Statements

The statutory-basis financial statements of the Company for the year ended December 31, 2021, were audited by other auditors whose report, dated April 1, 2022, expressed an opinion that those statutory-basis financial statements were not fairly presented in accordance with accounting principles generally accepted in the United States of America; however, such report also expressed an unmodified opinion on those statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division described in Note 1 to the statutory basis financial statements.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statutory-Basis Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on Accounting Principles Generally Accepted in the United States of America

As described in Note 1 to the statutory-basis financial statements, the statutory-basis financial statements are prepared by the Company using the accounting practices prescribed or permitted by the Iowa Insurance Division, which is a basis of accounting other than accounting principles generally accepted in the United States of America, to meet the requirements of the Iowa Insurance Division. The effects on the statutory-basis financial statements of the variances between the statutory-basis of accounting described in Note 1 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material and pervasive.

Responsibilities of Management for the Statutory-Basis Financial Statements

Management is responsible for the preparation and fair presentation of the statutory-basis financial statements in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statutory-basis financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the statutory-basis financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the statutory-basis financial statements are issued.

Auditor’s Responsibilities for the Audit of the Statutory-Basis Financial Statements

Our objectives are to obtain reasonable assurance about whether the statutory-basis financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the statutory-basis financial statements.

In performing an audit in accordance with GAAS, we:
• Exercise professional judgment and maintain professional skepticism throughout the audit.
• Identify and assess the risks of material misstatement of the statutory-basis financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the statutory-basis financial statements.
• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates     made by management, as well as evaluate the overall presentation of the statutory-basis financial statements.
• Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Deloitte & Touche LLP
Des Moines, IA
March 29, 2024

Report of Independent Auditors

To the Board of Directors of Athene Annuity and Life Company

Opinions

We have audited the accompanying statements of operations - statutory-basis, of changes in capital and surplus - statutory-basis, and of cash flows - statutory-basis of Athene Annuity and Life Company (the “Company”) for the year ended December 31,
2021, including the related notes (collectively referred to as the "financial statements").

Unmodified Opinion on Statutory Basis of Accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the results of the Company’s operations and cash flows of the Company for the year ended December 31, 2021 in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division described in Notes 1 and 2.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted
Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the results of operations or cash flows of the Company for the year ended December 31, 2021.

Basis for Opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS).
Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial
Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Notes 1 and 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Iowa Insurance Division, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Notes 1 and 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Iowa Insurance Division. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors' Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with
US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa
April 1, 2022

Athene Annuity and Life Company
Balance Sheets – Statutory-Basis
December 31, 2023 and 2022
(Dollars in thousands, except per share amounts)

	2023	2022
Admitted assets
Cash and invested assets:
Bonds	$75,192,880	$56,759,865
Preferred stocks	1,135,318	375,054
Common stocks:
Affiliated entities	424,922	410,965
Unaffiliated	305,255	205,485
Mortgage loans	36,697,631	21,418,511
Real estate held for the production of income	226,847	156,473
Policy loans	145,757	152,681
Cash, cash equivalents and short-term investments	8,348,371	5,709,330
Receivable for securities	116,365	73,768
Derivative assets	2,612,744	2,116,282
Derivative collateral assets	648,531	726,764
Other invested assets	9,136,045	7,598,765
Total cash and invested assets	134,990,666	95,703,943
Accrued investment income	995,217	599,252
Premiums due and deferred, net of loading	5,888	6,176
Reinsurance receivable	13,628,451	7,625,284
Reinsurance recoverable	287,855	234,651
Amounts due from parent, subsidiaries, and affiliates	9,036	127,521
Net deferred income tax asset	375,115	110,681
Other admitted assets	15,056	345,396
Separate account assets	51,673,167	40,846,726
Total admitted assets	$201,980,451	$145,599,630

The accompanying notes are an integral part of the financial statements.

Athene Annuity and Life Company
Balance Sheets – Statutory-Basis
December 31, 2023 and 2022
(Dollars in thousands, except per share amounts)

	2023	2022
Liabilities and capital and surplus
Liabilities:
Policy and contract liabilities:
Life and annuity	$93,270,505	$63,376,057
Accident and health	1,845	2,312
Deposit-type contracts	22,129,932	18,498,699
Policy and contract claims	342,188	337,691
Total policy and contract liabilities	115,744,470	82,214,759
Accrued insurance expenses	60,353	40,007
Interest maintenance reserve	168,053	184,929
Asset valuation reserve	2,637,816	1,746,597
Amounts due to parent, subsidiaries, and affiliates	44,760	47,235
Federal income tax payable	50,669	21,607
Payable for securities	109,808	31,587
Derivative liabilities	788,675	769,982
Derivative and other collateral liability	3,297,800	1,528,330
Remittances and items not allocated	594,091	326,711
Liability for unclaimed property	89,531	56,885
Funds held under reinsurance with unauthorized reinsurers	1,218,094	1,247,875
Reinsurance payable	14,447,090	8,315,491
Other reinsurance liability	246,649	176,857
Repurchase agreement liability	2,347,935	3,216,199
Due to separate account	5,831,626	3,391,683
Other liabilities	768,112	248,235
Separate account liabilities	50,659,040	39,967,400
Total liabilities	199,104,572	143,532,369
Capital and surplus:
Common stock, $1 per share par value - 10,000,000
shares authorized, issued and outstanding	10,000	10,000
Paid-in surplus	4,654,377	3,090,453
Unassigned surplus (deficit)	(1,788,498)	(1,033,192)
Total capital and surplus	2,875,879	2,067,261
Total liabilities and capital and surplus	$201,980,451	$145,599,630

The accompanying notes are an integral part of the financial statements.

Athene Annuity and Life Company
Statements of Operations – Statutory-Basis
Years Ended December 31, 2023, 2022 and 2021
(Dollars in thousands)

	2023	2022	2021
Premiums and other revenues
Premiums and annuity considerations for life and accident
and health policies and contracts	$9,263,264	$5,705,890	$3,650,964
Considerations for supplementary contracts with
life contingencies	4,616	9,329	1,111
Net investment income	4,324,161	2,769,977	4,203,228
Amortization of interest maintenance reserve	18,880	22,540	10,331
Commissions and expense allowances on reinsurance ceded	1,765,226	1,228,334	940,180
Corporate owned life insurance income (expense)	1,301	(33,395)	27,082
Net gain (loss) from operations from separate accounts	237,746	(48,170)	17,685
Modified coinsurance adjustment ceded	21,303,195	10,775,090	(2,946,560)
Other income	22,587	21,874	24,485
Total premiums and other revenues	36,940,976	20,451,469	5,928,506
Benefits and expenses
Benefits paid or provided for:
Surrender benefits	1,214,633	814,525	783,560
Annuity and other benefits	916,313	718,450	517,153
Increase in policy reserves	29,893,981	15,933,995	1,425,806
Interest on policy or contract funds	732,876	347,597	(228,605)
Total benefits	32,757,803	17,814,567	2,497,914
Funds withheld adjustment ceded	65,971	63,483	69,940
Interest maintenance reserve ceded	(13,684)	(93,275)	(228,319)
Commissions	1,478,737	1,028,980	629,962
General insurance expenses	556,742	465,964	432,795
Insurance taxes, licenses, and fees	41,517	22,492	18,939
Transfer to separate account, net	1,803,356	1,736,440	2,611,821
Other expense	41,783	13,218	54,359
Total benefits and expenses	36,732,225	21,051,869	6,087,411
Net gain (loss) from operations before federal income
taxes and net realized capital gains (losses)	208,751	(600,400)	(158,905)
Federal income tax expense (benefit)	369,757	123,846	62,449
Net gain (loss) from operations before net realized
capital gains (losses)	(161,006)	(724,246)	(221,354)
Net realized capital gains (losses), net of tax and transfers to
interest maintenance reserve	(48,328)	486,128	47,798
Net income (loss)	$(209,334)	$(238,118)	$(173,556)

The accompanying notes are an integral part of the financial statements.

Athene Annuity and Life Company
Statements of Changes in Capital and Surplus – Statutory-Basis
Years Ended December 31, 2023, 2022 and 2021
(Dollars in thousands)

			Unassigned	Total
	Common	Paid-in	Surplus	Capital
	Stock	Surplus	(Deficit)	and Surplus
Balances at December 31, 2020	$10,000	$1,173,382	$154,108	$1,337,490
Correction of prior period error	—	—	(4,431)	(4,431)
Net loss	—	—	(173,556)	(173,556)
Capital contribution	—	517,923	—	517,923
Change in net deferred income tax	—	—	162,913	162,913
Change in net unrealized capital gains
and losses, net of deferred tax	—	—	202,359	202,359
Change in nonadmitted assets	—	—	(116,566)	(116,566)
Change in asset valuation reserve	—	—	(398,692)	(398,692)
Surplus contributed to separate accounts during period	—	—	(131,024)	(131,024)
Other changes in surplus in separate accounts statement	—	—	44,625	44,625
Captive tax sharing agreement	—	—	(176)	(176)
Reinsurance adjustment	—	—	(162,013)	(162,013)
Balances at December 31, 2021	10,000	1,691,305	(422,453)	1,278,852
Net loss	—	—	(238,118)	(238,118)
Capital contribution	—	1,399,148	—	1,399,148
Change in net deferred income tax	—	—	88,470	88,470
Change in net unrealized capital gains
and losses, net of deferred tax	—	—	(157,858)	(157,858)
Change in nonadmitted assets	—	—	(133,964)	(133,964)
Change in asset valuation reserve	—	—	(432,643)	(432,643)
Surplus withdrawn from separate accounts during period	—	—	21,594	21,594
Other changes in surplus in separate accounts statement	—	—	70,866	70,866
Captive tax sharing agreement	—	—	175	175
Reinsurance adjustment	—	—	170,739	170,739
Balances at December 31, 2022	10,000	3,090,453	(1,033,192)	2,067,261
Correction of prior period error	—	—	(50,392)	(50,392)
Net loss	—	—	(209,334)	(209,334)
Capital contribution	—	1,563,924	—	1,563,924
Change in net deferred income tax	—	—	622,102	622,102
Change in net unrealized capital gains
and losses, net of deferred tax	—	—	735,911	735,911
Change in nonadmitted assets	—	—	(188,421)	(188,421)
Change in asset valuation reserve	—	—	(891,219)	(891,219)
Surplus contributed to separate accounts during period	—	—	(115,398)	(115,398)
Other changes in surplus in separate accounts statement	—	—	(102,945)	(102,945)
Captive tax sharing agreement	—	—	(42)	(42)
Reinsurance adjustment	—	—	(555,568)	(555,568)
Balances at December 31, 2023	$10,000	$4,654,377	$(1,788,498)	$2,875,879

The accompanying notes are an integral part of the financial statements.

Athene Annuity and Life Company
Statements of Cash Flows – Statutory-Basis
Years Ended December 31, 2023, 2022 and 2021
(Dollars in thousands)

	2023	2022	2021
Cash from operations
Premiums and policy proceeds, net of reinsurance	$9,268,227	$5,715,645	$3,652,459
Net investment income received	3,789,744	2,569,701	4,096,080
Commissions and expense allowances on reinsurance ceded	1,791,487	1,221,069	932,044
Funds withheld adjustment ceded	(65,971)	(63,483)	(69,940)
Net benefits received (paid)	18,037,471	8,718,327	(2,785,953)
Commissions and insurance expenses paid	(2,049,878)	(1,508,233)	(1,057,841)
Federal income tax received (paid)	(391,848)	(255,313)	(136,733)
Net transfers to separate accounts	636,586	(760,341)	(2,222,661)
Other revenues received less other expenses paid	22,587	21,874	(137,793)
Net cash from operations	31,038,405	15,659,246	2,269,662
Cash from investments
Proceeds from investments sold, matured or repaid:
Bonds	10,369,473	9,568,700	15,369,231
Stocks	97,077	133,645	210,312
Mortgage loans	2,829,979	2,183,868	1,691,136
Other invested assets	1,146,228	1,438,666	1,832,663
Miscellaneous proceeds	124,992	76,689	124,624
Total investment proceeds	14,567,749	13,401,568	19,227,966
Cost of investments acquired:
Bonds	(27,632,966)	(19,822,420)	(23,265,211)
Stocks	(958,434)	(194,383)	(256,089)
Mortgage loans	(17,898,682)	(9,446,854)	(6,886,906)
Other invested assets	(2,059,254)	(3,303,781)	(3,449,433)
Miscellaneous applications	(363,694)	(1,122,448)	(138,372)
Total costs of investments acquired	(48,913,030)	(33,889,886)	(33,996,011)
Net change in policy loans	6,856	(23,377)	19,408
Net cash from investments	(34,338,425)	(20,511,695)	(14,748,637)
Cash from financing and miscellaneous sources
Net deposits (withdrawals) on deposit-type contracts	3,631,233	5,753,984	10,637,541
Capital contribution	310,471	668,433	300,000
Borrowed funds and repurchase agreements	(868,264)	607,520	2,010,321
Net change in derivative and other collateral liability	1,769,470	(1,698,074)	658,244
Funds held under reinsurance with unauthorized reinsurers	(29,781)	(46,169)	(29,344)
Other cash provided (applied)	1,125,932	285,813	85,437
Net cash from financing and miscellaneous sources	5,939,061	5,571,507	13,662,199
Net change in cash, cash equivalents and short-term investments	2,639,041	719,058	1,183,224
Cash, cash equivalents and short-term investments
Beginning of year	5,709,330	4,990,272	3,807,048
End of year	$8,348,371	$5,709,330	$4,990,272

The accompanying notes are an integral part of the financial statements.

Athene Annuity and Life Company
Statements of Cash Flows – Statutory-Basis
Years Ended December 31, 2023, 2022 and 2021
(Dollars in thousands)

	2023	2022	2021
Supplemental disclosures of cash flow information for non-cash transactions
Capital contribution - non-cash (financing)	$1,294,714	$781,743	$27,216
Capital contribution - non-cash (investing)	(1,282,881)	(781,743)	—
Capital contribution - non-cash (operating)	(11,833)	—	(27,216)
Capital contribution of stock compensation expense (financing)	47,603	23,854	15,707
Capital contribution of stock compensation expense (investing)	(408)	(610)	(790)
Capital contribution of stock compensation expense (operating)	(47,195)	(23,244)	(14,917)
Security exchanges and asset in kind trades - bond proceeds (investing)	2,749,465	4,173,128	1,482,714
Security exchanges and asset in kind trades - bonds acquired (investing)	(2,749,465)	(3,150,931)	(1,470,714)
Reinsurance activity settled in bonds (operating)	237,914	86,129	577,685
Reinsurance activity settled in bonds (investing)	(237,914)	(86,129)	(577,685)
Interest capitalization (operating)	54,122	9,316	16,401
Interest capitalization (investing)	(54,122)	(9,316)	(16,401)
Asset transfer mortgage loans to other invested assets - proceeds (investing)	2,365	959	—
Asset transfer mortgage loans to other invested assets - acquired (investing)	(2,365)	(959)	—
Asset transfer bonds to other invested assets - proceeds (investing)	2,619	—	—
Asset transfer bonds to other invested assets - acquired (investing)	(2,619)	—	—
Asset transfer bonds to mortgages - net investment income (operating)	(1,280)	—	—
Asset transfer bonds to mortgages - proceeds (investing)	(139,494)	—	—
Asset transfer bonds to mortgages - acquired (investing)	132,015	—	—
Asset transfer bonds to mortgages - suspense (financing)	8,760	—	—
Security exchanges and asset in kind trades - other invested asset
proceeds (investing)	7,923	5,016,243	43,000
Security exchanges and asset in kind trades - other invested assets
acquired (investing)	(7,923)	(5,673,883)	(43,000)
Security exchanges and asset in kind trades - stock proceeds (investing)	24,002	103,979	13,752
Security exchanges and asset in kind trades - stocks acquired (investing)	(24,002)	(6,806)	(25,752)
Asset transfer mortgage loans to real estate - proceeds (investing)	74,200	147,085	—
Asset transfer mortgage loans to real estate - acquired (investing)	(74,200)	(147,085)	—
Security exchanges and asset in kind trades - mortgage loans acquired
(investing)	—	(461,730)	—
Asset transfer bonds to stocks - proceeds (investing)	—	249,092	—
Asset transfer bonds to stocks - acquired (investing)	—	(249,092)	—
Asset transfer stocks to bonds - proceeds (investing)	—	67,200	—
Asset transfer stocks to bonds - acquired (investing)	—	(67,200)	—

The accompanying notes are an integral part of the financial statements.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

1.    Nature of Operations and Significant Accounting Policies

Organization and Nature of Business
Athene Annuity and Life Company (the Company) is a stock life insurance company domiciled in the State of Iowa and was founded in 1896. The Company is licensed in the District of Columbia, Puerto Rico and all states except New York. The Company is a leading retirement services company offering savings products through independent agents and financial institutions that are focused on simple, tax efficient solutions such as fixed indexed and fixed rate annuities. The Company also issues group annuity contracts within a separate account structure to employers related to pension group annuity (PGA) transactions and funding agreements to financial institutions.
All outstanding shares of the Company are owned by Athene Annuity & Life Assurance Company (AADE), a stock life insurance company domiciled in the State of Delaware. AADE is an indirect wholly owned subsidiary of Athene Holding Ltd. (AHL).
On January 1, 2022 (the Merger Effective Date), the merger transaction pursuant to the Agreement and Plan of Merger, dated as of March 8, 2021, by and among AHL, Apollo Global Management Inc. (AGM, formerly known as Tango Holdings, Inc.), Apollo Asset Management, Inc. (AAM, formerly known as Apollo Global Management, Inc.), Blue Merger Sub, Ltd. (AHL Merger Sub), and Green Merger Sub, Inc. (AAM Merger Sub) was completed. Effective as of 1:00 a.m. Eastern Time on the Merger Effective Date, AAM Merger Sub merged with and into AAM (the AAM Merger), with AAM continuing as a direct subsidiary of AGM. Effective as of 1:01 a.m. Eastern Time on the Merger Effective Date, AHL Merger Sub merged with and into AHL (the AHL Merger and, together with the AAM Merger, the Mergers), with AHL continuing as a direct subsidiary of AGM. As a result of the Mergers, AAM and AHL became direct subsidiaries of AGM.

The Company owns all the outstanding capital stock of Athene Annuity & Life Assurance Company of New York (AANY), which in turn owns all the outstanding capital stock of Athene Life Insurance Company of New York (ALICNY). The Company also owns all the outstanding capital stock of Structured Annuity Reinsurance Company (STAR), Athene Re USA IV, Inc. (Athene Re IV), Centralife Annuities Services, Inc. and AAIA RML, LLC.

On December 20, 2023, AADE and the Company executed an Agreement and Plan of Merger pursuant to which, subject to the receipt of all regulatory approvals required in respect thereof, AADE will merge with and into the Company, with the Company as the surviving entity (the Merger). The consummation of the Merger will require the approval of the California Department of Insurance, the Delaware Department of Insurance, and the Iowa Insurance Division.

Regulatory Closed Blocks
The Company established two regulatory closed blocks, on March 31, 2000 for Indianapolis Life Insurance Company and June 30, 1996 for AmerUs Life Insurance Company, in connection with the reorganization of two mutual insurance predecessor entities of the Company to a stock form. Insurance policies which had a dividend scale in effect at the time of the reorganizations were included in the closed blocks. The closed blocks were designed to give reasonable assurance to owners of affected policies that assets will be available to support such policies, including maintaining dividend scales in effect at the time of the reorganization, if the experience underlying such scales continues. The assets allocated to the closed blocks, including revenue therefrom, will accrue solely to benefit the owners of policies included in the block until the block is no longer in effect. Payment of dividends on closed block policies will be supported by closed block assets; however, in the unlikely event the closed block assets are insufficient to meet minimum policy obligations, dividend payments will be made from the general funds.

Basis of Presentation
The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

The accompanying financial statements have been prepared on the basis of accounting practices prescribed or permitted by the Insurance Division, Department of Commerce, of the State of Iowa (Iowa Department). The State of Iowa has adopted the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual. These practices differ from accounting principles generally accepted in the United States of America (GAAP) and are presumed to be material.
The more significant of the differences from those prescribed or permitted by the Iowa Department and GAAP are as follows:
Fixed Maturity Securities: Investments in bonds, redeemable preferred stocks, and surplus notes are reported at amortized cost or fair value based on their rating by the NAIC; for GAAP, such investments would be designated at purchase as held-to-maturity, trading or available-for-sale. For GAAP, held-to-maturity fixed maturity investments would be reported at amortized cost, and the remaining fixed maturity investments would be reported at fair value with unrealized holding gains and losses reported in operations for those designated as trading and as a separate component of other comprehensive income for those designated as available-for-sale.
A decline in a security’s estimated fair value that is other-than-temporary is treated as a realized loss in the statements of operations and the cost basis of the security is reduced to its estimated fair value. Under GAAP, available-for-sale securities with a fair value that has declined below amortized cost are evaluated to determine how the decline in fair value should be recognized. If it is determined, based on the facts and circumstances related to the specific security, that the holder intends to sell a security or it is more likely than not that the holder would be required to sell a security before the recovery of its amortized cost, any existing allowance for credit losses is reversed and the amortized cost of the security is written down to fair value. If neither of these conditions exist, the holder evaluates whether the decline in fair value has resulted from a credit loss or other factors. If the decline in fair value resulted from a credit loss, the cost basis is not reduced but rather a valuation allowance is established and is remeasured each period for the passage of time, any change in expected cash flows, and changes in the fair value of the security.

Mortgage Loans: Valuation allowances, if necessary, are established for mortgage loans based on the difference between the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell, and the recorded investment in the mortgage loan. Under GAAP, such allowances are established for the expected credit losses at the time of purchase and represents the portion of the asset’s amortized cost basis the Company does not expect to collect due to credit losses over the asset’s contractual life. Expected credit losses consider past events, current conditions, and reasonable and supportable forecasts of future economic conditions or macroeconomic forecasts.
Real Estate: Investments in real estate are reported net of related obligations. Under GAAP, real estate is reported on a gross basis.

Short-term Investments: Short-term investments include investments with maturities less than one year from the date of acquisition and are included in cash, cash equivalents and short-term investments in the balance sheets and statements of cash flows. Under GAAP, investments with maturities less than three months from the date of acquisition are included in cash and cash equivalents while investments with maturities less than one year but greater than three months are included in short-term investments and are not part of cash and cash equivalents in the statements of cash flows.
Derivatives: Derivative instruments used in hedging transactions that meet the criteria of an effective hedge, and are designated in a hedge accounting relationship, are valued and reported in a manner that is consistent with the hedged asset or liability (e.g., amortized cost or fair value with the net unrealized capital gains (losses) reported in surplus

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
along with any adjustment for federal income taxes). Embedded derivatives are not accounted for separately from the host contract. Under GAAP, all derivatives are reported on the balance sheets at fair value, and an embedded derivative within a contract that is not clearly and closely related to the economic characteristics and risks of the host contract is accounted for separately from the host contract and valued and reported at fair value. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge, or that meet the required criteria but the Company has chosen not to apply hedge accounting, are accounted for at fair value and the changes in the fair value are recorded as unrealized gains or unrealized losses directly to surplus rather than to income as required under GAAP. Refer to Note 2 for discussion surrounding the Company's prescribed practices applied to derivatives.
Other Invested Assets: Changes in value of certain other long-term investments accounted for under the equity method of accounting are recorded as unrealized gains and losses as a component of surplus. Under GAAP, such changes are recorded through earnings.
Interest Maintenance Reserve (IMR):  Under a formula prescribed by the NAIC, the Company defers the portion of realized capital gains and losses on sales of fixed income investments attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity of the individual security sold. The Company also defers the gains and losses related to the market value adjustment (MVA) on annuity policies.  The net deferral is reported as IMR in the accompanying balance sheets.  Realized capital gains and losses are reported in income net of federal income tax and transfers to the IMR.  Under GAAP, realized capital gains and losses and the MVA would be reported in the statements of operations on a pretax basis in the period that the assets giving rise to the gains or losses are sold or the MVA was realized.

Asset Valuation Reserve (AVR): The AVR provides a valuation allowance for invested assets and is determined by an NAIC prescribed formula with changes reflected directly in surplus; AVR is not recognized for GAAP.
Policy Acquisition Costs: The costs of acquiring and renewing business are expensed as incurred. Under GAAP, acquisition costs directly related to successful acquisition of new or renewal contracts are capitalized and amortized over the life of the contracts.
Nonadmitted Assets: Certain assets are designated as nonadmitted; principally, as applicable, certain receivables from agents and bills receivable, electronic data processing equipment, capitalized software, furniture and equipment, prepaid expenses, certain deferred income tax assets, non-insurance subsidiaries for which audited GAAP financial statements are not obtained, and other certain assets not specifically identified as an admitted asset within the NAIC Accounting Practices and Procedures Manual, are excluded from the accompanying balance sheets and are charged directly to surplus. Under GAAP, there is no concept of nonadmitted assets.
Universal Life and Annuity Policies: Revenues for universal life and annuity policies with mortality or morbidity risk (including annuities with purchase rate guarantees) consist of the entire premium received and benefits incurred represent the total of surrender and death benefits paid and the change in policy reserves. Interest on these policies is reflected in other benefits. Premiums received and benefits incurred for annuity policies without mortality or morbidity risk are recorded using deposit accounting, and recorded directly to an appropriate policy reserve account, without recognizing premium income or benefits paid. Under GAAP, premiums received on universal life are recorded directly to the reserve liability and benefits incurred represent interest credited to the policy account value and the excess of benefits paid over the policy account value. For deferred annuity policies and single premium immediate annuity (SPIA) policies without life contingencies, premiums received and benefits paid are recorded directly to the policy reserve liability.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Deposit-Type Contracts: The Company records the liability for fixed coupon rate funding agreements in the amount equal to the present value of the future interest payments and maturity payments discounted at the appropriate statutory valuation rate. For floating coupon rate funding agreements, the Company records the liability in the amount equal to the notional value plus the accrued interest on the next coupon payment. Under GAAP, these liabilities are recorded using the effective interest method based on the initial deposit and projected future coupon payments and maturity value. For funding agreements denominated in foreign currencies, the liabilities are calculated in the foreign currency and then converted to US dollars using the spot foreign exchange rate as of the balance sheet date.
For SPIA without life contingencies, the Company records the liability as the present value of cash flows discounted using prescribed valuation interest rates. Under GAAP, these liabilities are recorded using the effective interest method whereby an effective interest rate is solved for such that the present value of benefits and maintenance expenses equals the gross premium received less deferrable acquisition costs.
Benefit Reserves: Certain policy reserves, including the group annuity contracts related to PGAs, are calculated as the present value of cash flows discounted using prescribed valuation interest rates and prescribed mortality rather than on estimated expected experience or actual account balances as would be required under GAAP. For group annuity contracts related to PGA business, the Company received approval from the Iowa Department to use an alternative methodology where mortality is based on prudent best estimate assumptions rather than prescribed mortality. For PGA group annuity contracts with deferred lives (participants not currently receiving pension benefits but eligible to commence at a future date), the present value of expected benefits is determined using prudent best estimate assumptions (mortality, election type, election age, etc.) based on any plan experience, industry data and actuarial judgment.
Reinsurance: Policy and contract liabilities ceded to reinsurers under coinsurance agreements have been reported as reductions of the related reserves rather than as assets as would be required by GAAP. Any reinsurance balances deemed to be uncollectible are written off through a charge to earnings. A liability for reinsurance balances is provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to those amounts are credited or charged directly to surplus. Under GAAP, an allowance for expected credit losses is established through a charge to earnings with subsequent changes to expected credit losses recognized as an adjustment to that allowance through a charge to earnings. Upfront commissions allowed by reinsurers on business ceded are reported as income when received rather than being deferred and amortized with deferred policy acquisition costs as required under GAAP.
Deferred Income Taxes: Deferred tax assets are limited to: 1) the amount of capital gains taxes paid in prior years that can be recovered through capital loss carrybacks for existing temporary differences that reverse during a time frame corresponding with Internal Revenue Service (IRS) tax loss carryback provisions, not to exceed three years, plus 2) the lesser of the amount of the remaining gross deferred tax assets expected to be realized within three years of the balance sheet date or 15% of adjusted capital and surplus excluding any net deferred income tax assets, electronic data processing equipment and operating software and any net positive goodwill, plus 3) the amount of remaining gross deferred tax assets that can be offset against existing gross deferred tax liabilities after considering the character (i.e. ordinary versus capital) of the deferred tax assets and liabilities. The remaining deferred tax assets are nonadmitted. Deferred taxes do not include amounts for state taxes. Under GAAP, state taxes are included in the computation of deferred taxes, a deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable.
Policyowner Dividends: Policyowner dividends are recognized when declared rather than over the term of the related policies as required by GAAP, and are reserved one year in advance through charges to operations.
Subsidiaries, Controlled and Affiliated Entities: The accounts and operations of the Company’s subsidiaries are not consolidated with the accounts and operations of the Company. Under GAAP, such consolidation would be required.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Comprehensive Income: Comprehensive income and its components are not presented in the financial statements, which is required under GAAP.
Separate Accounts: Separate account premiums and benefits are recognized in the accompanying statements of operations and transferred to or from the separate account. Under GAAP, separate account premiums and benefits are not recognized. The accounts and operations of the Company’s Funding Agreements, Group Annuity, and Index-Linked Annuity Separate Accounts are not consolidated with the accounts and operations of the Company as would be required under GAAP.

Other significant accounting policies follow:

Investments
The Company's bonds, loan-backed and structured securities, preferred stocks, affiliated and unaffiliated common stocks, mortgage loans, real estate, policy loans, short-term investments, cash equivalents and other invested assets are stated using methods prescribed by the NAIC, as follows:

•Bonds not backed by other loans are principally stated at amortized cost using the modified scientific method unless they are designated by the Securities Valuation Office (SVO) of the NAIC as Class 6, in which case they are reported at the lower of amortized cost or fair value. Bonds containing issuer call provisions (except "make-whole" call provisions) are amortized to the call or maturity value and date which produces the lowest asset value (yield-to-worst).

•Loan-backed and structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are obtained from dealer surveys or internal estimates and are based on the current interest rate and economic environment. The retrospective adjustment method is used to value all such securities, except for principal-only, interest-only, purchased credit impaired securities, and securities not highly rated at the time of purchase, which are valued using the prospective method.

•Perpetual preferred stock is carried at fair value, not to exceed any currently effective call price. The related net unrealized capital gains or losses are reported in surplus along with any adjustment for federal income taxes. Redeemable preferred stock designated by the SVO as Class 3 or better is carried at amortized cost. Redeemable preferred stock designated by the SVO as Class 4 to 6 is carried at the lower of cost or fair value.

•Affiliated common stock of the Company’s insurance subsidiaries is reported in accordance with SSAP No. 97, Investments in Subsidiary, Controlled and Affiliated Entities, at the subsidiary's underlying capital and surplus plus unamortized goodwill. The Company’s investment in non-insurance subsidiaries is reported at the subsidiary's GAAP book value. The net change in the underlying book value of the subsidiaries is reflected within surplus as a change in unrealized capital gains and losses.

•Unaffiliated common stocks are reported at fair value based on quoted market prices or commercially available vendor prices and the related net unrealized capital gains or losses are reported in surplus along with any adjustment for federal income taxes. The Company is a member of the Federal Home Loan Bank (FHLB) of Des Moines which requires members to purchase FHLB capital stock in relation to the amount of FHLB advances drawn by such member. There is no active market for FHLB stock, and the stock is carried at cost, which is equivalent to fair value.

•There are no restrictions on assets, except for those disclosed in Note 4.

•Mortgage loans are reported at unpaid principal balances, net of unamortized premiums and discounts, less valuation allowance for specific reserves. A mortgage loan is considered for a specific allowance when, based on current information and events, it is probable that the Company will be unable to collect all principal and interest amounts due according to the contractual terms of the mortgage agreement. When management determines that it

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
will not be able to collect all scheduled principal and interest, a valuation allowance is established and the mortgage loan is written down to the net value of the collateral, determined as the fair value of the collateral less estimated costs to obtain and sell and the recorded investment in the mortgage loan. The creation of a valuation allowance for specific reserves or change to an existing valuation allowance for specific reserves is reflected within surplus as a change in unrealized gains and losses. Mortgage loans for which foreclosure is probable are considered permanently impaired and a direct write down is recognized as a realized loss in the statements of operations and a new cost basis is established.

•Real estate classified as held for sale is reported at lower of cost net of related obligations or fair value. Real estate classified as held for the production of income is reported at depreciated cost net of related obligations.

•Policy loans are valued at unpaid principal balances.

•Short-term investments include investments with remaining maturities of one year or less at the time of acquisition (excluding those investments classified as cash equivalents as defined below) and are principally stated at amortized cost. Short-term investments include bonds and money market instruments.

•Cash equivalents are short-term highly liquid investments with an original or remaining maturity of three months or less at the date of purchase and are principally stated at amortized cost.

•Other invested assets are primarily comprised of partnership interests. Partnership interests are accounted for under the equity method of accounting under which the carrying value of the related partnership interest is based on the Company’s proportional share of the GAAP equity of the partnership. Any difference between the cost basis and carrying value of the partnership interest is reflected in surplus. Other than partnerships, other invested assets may include surplus notes. Surplus notes with an NAIC 1 or NAIC 2 designation are reported at amortized cost. Surplus notes with an NAIC 3 through NAIC 6 designation are reported at the lesser of amortized cost or fair value, with fluctuations in fair value reflected within surplus as a change in unrealized gains and losses.

•Repurchase agreements and reverse repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to purchase the same or substantially the same securities from the buyer at an agreed upon price and, usually, at a stated date as defined in SSAP No. 103, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The Company's repurchase agreements are accounted for as secured borrowings. The Company pledges investments, receives cash as collateral and establishes a liability to return the collateral. For reverse repurchase agreements, the Company lends cash and establishes a short-term investment for the principal amount loaned under the agreement.

Changes in unrealized gains or losses on bonds, preferred stocks, and common stocks carried at fair value are credited or charged directly to surplus, except those securities with OTTI. A decline in a security’s estimated fair value that is other-than-temporary is treated as a realized loss in the statements of operations and the cost basis of the security is reduced to its estimated fair value. The Company identifies fixed income and equity securities that could potentially have impairments that are other-than-temporary by monitoring changes in fair value of its securities relative to the amortized cost of those securities. The Company reviews its bonds and stocks on a case-by-case basis to determine whether an OTTI exists and whether losses should be recognized through earnings. The Company considers relevant facts and circumstances in evaluating whether a credit or interest rate-related impairment of a security is other-than-temporary. Relevant facts and circumstances considered include: (1) the extent and length of time the fair value has been below cost; (2) the reasons for the decline in fair value; (3) the issuer’s financial position and access to capital; and (4) for fixed income securities, the Company’s intent to sell a security or whether it is more likely than not it will be required to sell the security before the recovery of its amortized cost (which, in some cases, may extend to maturity) and for equity securities, the Company’s ability and intent to hold the security for a period of time that allows for the recovery in value. To the extent the Company determines that a security is deemed to be other-than-temporarily impaired, an impairment loss is recognized.

The recognition of an OTTI for loan-backed and structured securities is dependent upon the Company’s ability and intent to hold the security until the ultimate recovery of amortized cost. SSAP No. 43R, Loan-backed and

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Structured Securities, requires that an OTTI loss be recognized in earnings for a loan-backed or structured security in an unrealized loss position when it is anticipated that the cost basis will not be recovered. When an OTTI is recognized, the non-interest related portion of the OTTI loss is recorded through AVR and the interest related portion is recorded through IMR. In situations where the Company intends to sell the security, or it does not have the intent and ability to hold the security until recovery of the amortized cost basis, the entire difference between the security’s amortized cost and estimated fair value is recognized as an OTTI loss in the statements of operations. In situations where the Company does not intend to sell the security, and has both the intent and ability to hold the security until recovery of the amortized cost basis but does not expect to recover the entire amortized cost, the difference between the amortized cost basis of the security and the net present value of the future cash flows expected to be collected is recognized as an OTTI loss in the statements of operations.
Realized capital gains and losses are determined on a first-in, first-out basis and are recorded net of related federal income taxes. The AVR is established by the Company to provide for potential losses in the event of default by issuers of certain invested assets. These amounts are determined using a formula prescribed by the NAIC and are reported as a liability. The formula for the AVR provides for a corresponding adjustment for realized gains and losses. Under a formula prescribed by the NAIC, the Company defers, in the IMR, the portion of realized gains and losses on sales of fixed income investments (principally bonds and mortgage loans) attributable to changes in the general level of interest rates and amortizes those deferrals over the remaining period to maturity of the security.
Changes in nonadmitted asset carrying amounts are recorded directly to surplus.
Interest income is recognized on an accrual basis. The Company does not accrue income on bonds in default, mortgage loans on real estate in default or foreclosure or which are delinquent more than 90 days. Income is also not accrued when collection is uncertain. In addition, accrued interest is excluded from interest income when payment exceeds 90 days past due.
Derivatives
Derivatives are carried on the Company’s balance sheets as both derivative assets and derivative liabilities. The Company currently executes both bilateral trades and cleared trades. For bilateral trades, the Company has elected to present any derivatives subject to master netting provisions as a gross asset or liability, gross of collateral presented. Cleared trades are cleared and settled through the broker, the central clearing counterparty and Futures Commission Merchant (FCM). On the date a derivative contract is executed, the Company designates derivatives as either a cash flow hedge, fair value hedge, or a free-standing derivative held for other risk management purposes, which primarily involve managing asset or liability risks associated with the Company’s reinsurance treaties which do not qualify for hedge accounting. Free-standing derivatives also include derivatives that economically hedge interest rate risk and other cash flows risks but do not qualify for, or the Company has chosen not to apply, hedge accounting. The Company’s policy is to align the derivative income or expense to the statements of operations line item for which it relates.

For bilateral derivative positions, in order to reduce the amount of exposure on derivative instruments, the Company may be required to pledge or receive collateral for any derivative contracts that are entered into. The amount of collateral that is required is based on the fair value of the contract and credit threshold of the counterparty. For cleared derivative positions, the Company is required to satisfy daily collateral requirements associated with our FCM agreement and these amounts include initial margin requirements.
Derivative instruments that qualify for hedge accounting are valued and reported in a manner consistent with the hedged asset or liability. To qualify for hedge accounting, the Company must maintain specific documentation regarding the risk management objectives of the hedge and demonstrate on an ongoing basis that the hedging relationship remains highly effective. For foreign currency forward contracts classified as highly effective, an excluded component representing forward points on the currency contract is amortized into income over the life of the contract. Derivatives that do not qualify for, or for which the Company has elected not to apply hedge accounting, excluding replication transactions and those accounted for in accordance with Iowa Administrative Code Section 191-97, Accounting for Certain Derivative Instruments Used to Hedge the Growth in Interest Credited for

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Indexed Insurance Products and Accounting for the Indexed Insurance Products Reserve (IAC Section 191-97) (refer to discussion in Note 2), are measured at fair value each reporting period with changes in fair value recorded as unrealized gains or losses in surplus. Cash payments made or received on these derivative instruments are recorded through net investment income.

Futures are recorded at fair value of margin on deposit with the clearing broker and changes in this margin on deposit are recognized in the summary of operations through investment income.

Effective January 1, 2023, the Company adopted revisions to SSAP No. 86, Derivatives, to adopt the generally accepted accounting principles in the United States of America (U.S. GAAP) guidance for determining hedge effectiveness from Accounting Standards Update (ASU) 2017-12. The revisions update the measurement method required for different types of excluded components in hedging instruments such as foreign currency forward points and cross-currency spread basis and expands the investment schedule reporting and disclosures for derivatives in the annual statement blanks. The impact of this adoption on the Company’s financial statements was immaterial.

Separate Accounts
Separate account assets and liabilities reported in the balance sheets represent funds that are separately administered. The Company maintains five separate account arrangements. The first arrangement includes one separate account containing funding agreements, known as Separate Account - Funding Agreements. The assets within this separate account represent a reinsurance receivable, as these funding agreements are ceded as discussed in Note 7.
The second arrangement includes one separate account, known as ALAC Separate Account I, consisting of previously sold variable annuity products. The Company ceased marketing these products in 2002. The assets and liabilities of the variable lines of business are reported at fair value since the underlying investment risks are assumed by the policy owners. Investment income and gains or losses arising from the variable lines of business accrue directly to the policy owners and are, therefore, not included in investment earnings in the accompanying statements of operations.
The third arrangement, known as Group Annuity Separate Accounts, includes separate accounts supporting annuity contracts issued to various employers, or trusts established by such employers, in respect of those employers' pension plans. The group fixed annuity contracts obligate the Company's general account to make annuity payments if the separate account is not able to do so.
The fourth arrangement, known as Index-Linked Deferred Annuity Contract Separate Account, supports registered index-linked deferred annuity contracts issued by the Company.  The Company’s general account has guaranteed the amounts under the index-linked deferred annuity contracts, to the extent not covered by the assets in the separate account.

The fifth arrangement, known as Private Placement Variable Annuity Separate Account, supports private placement variable deferred annuity contracts issued by the Company to purchasers meeting both the requirements as a qualified purchaser and an accredited investor under applicable federal securities laws. Contract owners bear the entire investment risk, including the risk of loss of principal for all amounts invested in the contract.

Premiums and Annuity Considerations
Revenues for policies with mortality or morbidity risk (including annuities with purchase rate guarantees) consist of the entire premium received. These revenues are recognized when due. Benefits incurred represent the total of surrender and death benefits paid and the change in policy reserves. Premiums received and benefits paid for annuity policies without mortality or morbidity risk are recorded using deposit accounting, and recorded directly to an appropriate policy reserve account, without recognizing premium income or benefits paid. Accident and health premiums are earned pro-rata over the terms of the policies.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Deferred and uncollected life insurance premiums represent annual or fractional premiums, either due and uncollected or not yet due, where policy reserves have been provided on the assumption that the full premium for the current year has been collected.
Policy Reserves and Funds on Deposit
Policy reserves for life and annuity contracts, including the group annuity contracts related to PGA issued prior to 2018, are developed using prescribed actuarial methods. Life reserves are calculated using the Net Level Premium method, Commissioner’s Reserve Valuation Method, or a modified method. Annuity reserves are calculated using the Commissioner’s Annuity Reserve Valuation Method. The use of these reserve methods for life policies is to partially offset the effect of immediately expensing acquisition costs by providing a policy reserve increase in the first policy year, which is less than the reserve increase in renewal years. For group annuity contracts related to PGA business issued in 2018 and after, the Company received approval from the Iowa Department to use an alternative methodology where prudent best estimate assumptions are used. Reserves meet the minimum requirements of the insurance laws and regulations of the state of domicile.
Accident and health policy reserves are calculated using statistical analyses to develop and estimate the ultimate net cost of reported and unreported losses. The reserves also include an amount for unearned premiums determined by prorating the premiums received over the terms of the policies and active-life mid-terminal reserves for individual non-cancelable and guaranteed renewable policies using the net level premium method.
The reserves related to fixed-rate investment contracts and policyowner funds left on deposit with the Company are generally equal to fund balances less applicable surrender charges.
The Company offers riders on its fixed annuities which provide for future withdrawal and death benefits. In accordance with the NAIC’s Accounting Practices and Procedures Manual, the rider should be reserved for under Actuarial Guideline 33 (AG 33). The Company requested and received approval from the Iowa Department to use an alternative methodology under the Practical Considerations section of AG 33 for policies issued prior to January 1, 2014. The reserve held for policies issued prior to January 1, 2014 is based on Actuarial Guideline 43 (AG 43), the approved alternative method for these contracts. The reserve held for policies issued January 1, 2014 and after is based on AG 33.

The Company uses an AG 43 reserving approach for the closed individual variable annuity block and index-linked annuity business not classified as a registered indexed linked annuity (RILA). All reinsurance applicable to this business, including treaties covering guaranteed minimum accumulation benefits and guaranteed minimum death benefit features, are covered by AG 43. AG 43 prescribes an approach to calculating reserves that uses a combination of a principles-based method and a rules-based method. Reserves are recorded in aggregate as the greater of (a) a principle-based approach using a range of stochastically generated economic scenarios applied to the in force policies in aggregate and (b) a rule-based, seriatim calculation using defined assumptions and a single economic scenario. Specific attributes of the business and its management, including guarantee features, fund allocation, hedging activity and revenue sources are reflected as well.

The Company uses Valuation Manual 21 (VM-21) for RILA and private placement variable deferred annuity contracts. VM-21 became effective January 1, 2020 for new and existing variable and RILA contracts, however Athene received approval from the Iowa Department to continue to use AG 43 for the closed variable annuity block which the Company stopped marketing in 2002. VM-21 is a principles-based reserve approach that utilizes company specific assumptions and stochastic scenarios, floored by a standard projection which uses prescribed assumptions and acts as a guardrail against potential outliers resulting from company specific assumptions.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the premium beyond the date of death. Reserves are recognized for surrender values in excess of reserves as legally computed.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Additional premiums are charged for policies issued on substandard lives according to underwriting classification. Mean reserves are determined by computing the regular mean reserve for the policy and holding an additional one half of the extra premium charged for the year.

Tabular interest, tabular less actual reserves released and tabular cost have been determined by formula. Tabular interest on funds not involving life contingencies has also been determined by formula.
The following summarizes the mortality tables used to compute life and annuity policy reserves on a net basis:

	December 31, 2023		December 31, 2022
	Amount	Percent	Amount	Percent
Life insurance - (41 CSO, 58 CET, 58 CSO, 80 CET,
80 CSO, 01 CSO, AE (2.0 - 7.5%))	$51,365	0.1%	$55,547	0.1%
Annuities - (71 IAM, 83 IAM, A2000, 12 IAR, VM21 (1.5 - 11.0%))	92,969,598	99.7	63,055,727	99.5
Other - (1.0 - 9.25%)	249,542	0.3	264,783	0.4
Total	$93,270,505	100.1%	$63,376,057	100.0%

Contract Claim Reserves
Claim reserves represent the estimated accrued liability for claims reported to the Company and claims incurred but not yet reported through the date of the balance sheets. These reserves are estimated using either individual case-basis valuations or statistical analysis techniques. These estimates are subject to the effects of trends in claim severity and frequency. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes available.

Participating Business
Participating policies entitle the policyowners to receive dividends based on actual interest, mortality, morbidity, and expense experience for the related policies. These dividends are distributed to the policyowners through an annual dividend using current dividend scales, which are approved by the Company's Board of Directors. As of December 31, 2023 and 2022, 68.5.% and 67.4%, respectively, of the Company's life policies were paying dividends.

The method of accounting for policyowner dividends is based upon dividends credited annually to policyowners on their policy anniversary date plus the change from the prior period on one year’s projected dividend liability on policies in force at the statement date. There was no additional income allocated to participating policyowners for the years ended December 31, 2023 and 2022.

Corporate Owned Life Insurance
The Company was the owner and beneficiary of life insurance policies included in admitted assets at their cash surrender values pursuant to SSAP No. 21, Other Admitted Assets. The Company surrendered the policies in December 2022.

Reinsurance
Reinsurance premiums and benefits, paid or provided, are accounted for on a basis consistent with those used in accounting for the policy as originally issued and with the terms of the reinsurance contracts. Gains associated with reinsurance of in force blocks of business are included in surplus and are amortized into income as earnings emerge on the business reinsured. Premiums ceded and recoverable losses have been reported as a reduction of premium income and benefits, respectively. Policy liabilities and accruals are reported in the accompanying financial statements net of amounts ceded. For the Company’s modified coinsurance agreements, the profit and loss with respect to policyholder reserves and the assets supporting the reserves are reflected through the modified coinsurance adjustment ceded line in the accompanying statements of operations. The policyholder reserves are reported within the policy and contract liabilities lines and the assets supporting the reserve are reported within investment asset and liabilities lines of the accompanying balance sheets. Reinsurance recoverable are amounts due

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
from reinsurers on benefits paid by the Company. Reinsurance receivables consist of commissions and expense allowances due and other refunds due from the reinsurer. Reinsurance payables consist of premiums and other refunds due to the reinsurer.

Federal Income Taxes
Deferred federal income taxes are calculated as defined by SSAP No. 101, Income Taxes. SSAP No. 101 establishes deferred tax assets and liabilities based on differences between statutory and tax reporting. The deferred tax assets are then subject to an admissibility test which can limit the amount of deferred tax assets that are recorded.

Reclassifications
Within the accompanying financial statements, there have been reclassifications of amounts previously presented to conform to the current year presentation. These reclassifications within the accompanying financial statements had no impact on capital and surplus or income amounts previously presented.

2.    Prescribed and Permitted Statutory Accounting Practices

The Iowa Department recognizes only statutory accounting practices prescribed and permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company and for determining its solvency under the Iowa Insurance Law. The NAIC’s Accounting Practices and Procedures Manual has been adopted as a component of prescribed or permitted practices by the State of Iowa. The Commissioner of the Iowa Department (the Commissioner) has the right to permit other specific practices that deviate from prescribed practices.
Among the products issued by the Company are indexed universal life insurance and indexed annuities. These products allow a portion of the premium to earn interest based on certain indices, primarily the Standard & Poor’s 500® Composite Stock Price Index (S&P). Call options, futures, variance swaps and total return swaps are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices. In 2006, the Commissioner issued Bulletin 06-01, Accounting for Derivative Instruments Used to Hedge the Growth in Interest Credited for Index Products, which prescribes that an insurer may elect to recognize changes in the fair value of derivative instruments purchased to hedge indexed products in the statements of operations. The Company has elected to apply Bulletin 06-01 to its futures, variance swaps and total return swaps. Application of Bulletin 06-01 does not impact the Company's surplus.
In 2009, the Commissioner of the Division promulgated Iowa Administrative Code (IAC) Section 191-97, Accounting for Certain Derivative Instruments Used to Hedge the Growth in Interest Credited for Indexed Insurance Products and Accounting for the Indexed Insurance Products Reserve, which prescribes that an insurer may elect (i) to use an amortized cost method to account for certain derivative instruments, such as call options, purchased to hedge the growth in interest credited to the customer on indexed insurance products and (ii) to utilize an indexed annuity reserve calculation methodology under which call options associated with the current index interest crediting term are valued at zero. IAC Section 191-97 does not apply to products that do not guarantee a minimum interest accumulation, such as our variable and index-linked deferred annuities. The Company has elected to apply IAC Section 191-97 to its eligible over the counter (OTC) call options and reserve liabilities.

The NAIC requires annuities issued by life insurance companies on or after January 1, 2015, to use the 2012 Individual Annuity Reserving (IAR) Mortality Table. During 2015, the Commissioner promulgated IAC Section 43.3(5), which sets an elective alternative effective date of January 1, 2016 for adoption of the 2012 IAR Mortality Table. The Company has chosen to use the Annuity 2000 Mortality Table for annuities issued between January 1, 2015 and December 31, 2015.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
A reconciliation of the Company’s net income and surplus between practices prescribed or permitted by the Iowa Department and NAIC Statutory Accounting Practices (NAIC SAP) is shown below:

	Years Ended December 31,
	2023	2022	2021

Net income (loss), Iowa basis	$(209,334)	$(238,118)	$(173,556)
Iowa prescribed practice:
Derivative instruments Bulletin 06-01	(9,233)	6,013	(3,329)
Derivative instruments IAC 191-97	(187,201)	302,662	98,310
2012 IAR Mortality Table for Annuities Issued
in 2015 IAC 43.3(5)	(25)	(502)	(877)
Net income (loss), NAIC statutory accounting practices	$(405,793)	$70,055	$(79,452)

Surplus, Iowa basis	$2,875,879	$2,067,261	$1,278,852
Iowa prescribed practice:
Derivative instruments IAC 191-97	27,765	(62,258)	91,108
2012 IAR Mortality Table for Annuities Issued
in 2015 IAC 43.3(5)	(6,703)	(6,679)	(6,176)
Surplus, NAIC statutory accounting practices	$2,896,941	$1,998,324	$1,363,784

The Company owns all of the outstanding capital stock of Athene Re IV, a special purpose financial captive life insurance company domiciled in the State of Vermont. Athene Re IV, with the explicit permission of the Commissioner of the Vermont Department of Financial Regulation of the State of Vermont, has included as an admitted asset a letter of credit serving as collateral for reinsurance credit taken by the Company in connection with reinsurance agreements entered into between Athene Re IV and the Company. Under NAIC SAP, the letter of credit would not otherwise be treated as an admitted asset.

There is no difference in Athene Re IV's net income between NAIC statutory accounting practices and practices prescribed or permitted by the Vermont Department for the year ended December 31, 2023, 2022 or 2021.
A reconciliation of Athene Re IV’s surplus between practices prescribed and permitted by the State of Vermont and NAIC SAP is shown below:

	Years Ended December 31,
	2023	2022	2021

Surplus, Vermont basis	$42,815	$43,499	$44,726
Vermont permitted practice:
Letter of credit	(96,314)	(111,941)	(117,144)
Surplus, NAIC statutory accounting practices	$(53,499)	$(68,442)	$(72,418)
If Athene Re IV had not been permitted to include the letter of credit in surplus, its risk-based capital would have been below Mandatory Control Level.

The Company carries its investment in Athene Re IV at Athene Re IV’s capital and surplus of $42,815. If Athene Re IV had not been permitted to include the letter of credit in surplus, Athene Re IV’s capital and surplus would be negative and the Company would have carried its investment in Athene Re IV at $0.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

3.    Correction of Prior Period Errors

During 2023, the Company discovered an error in the tax reserves which resulted in a $50,392 understatement of federal income tax payable and a $7,845 understatement of admitted net deferred income tax asset in the prior period financial statements. In accordance with SSAP No. 3, Accounting Changes and Correction of Errors, the current tax expense correction was recorded directly to surplus. The net impact of the corrections decreased surplus by $42,546, representing 1.5% of ending capital and surplus as of December 31, 2023 and 2.1% as of December 31, 2022.

During 2021, the Company was notified by Accordia Life and Annuity Company of certain life insurance policies novated by them in error. This resulted in an overstatement of the Company’s A-791 amortization in prior annual statements. The impact of the correction of amortization represented a reclassification of $4,431 between income and surplus in 2021. In accordance with SSAP No. 3, Accounting Changes and Corrections of Errors, the income correction was recorded directly to surplus. This reclassification had no net impact on surplus as of December 31, 2021 and is not considered material to the 2021 financial statements.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
4.    Investments

The carrying value and estimated fair value of investments principally held at amortized cost are summarized as follows:

		Gross	Gross
	Carrying	Unrealized	Unrealized	Fair
	Value	Gains	Losses	Value
December 31, 2023
Bonds:
U.S. governments	$3,433,662	$66,945	$487,752	$3,012,855
All other governments	311,892	334	69,466	242,760
U.S. states, territories and possessions, etc. guaranteed	24,458	—	2,330	22,128
U.S. political subdivisions of states, territories, and possessions, guaranteed	36,526	1,254	166	37,614
U.S. special revenue and special assessment obligations, etc. non-guaranteed	1,143,028	58,418	22,123	1,179,323
Industrial and miscellaneous	59,036,919	825,622	3,190,332	56,672,222
Hybrid securities	115,538	1,815	6,868	110,485
Parent, subsidiaries and affiliates	10,709,848	47,525	285,965	10,471,408
Unaffiliated bank loans	381,009	1,220	24,935	357,294
Total bonds	$75,192,880	$1,003,133	$4,089,937	$72,106,089
Short-term investments	$1,135,370	$45	$148	$1,135,267
Cash equivalents	$6,094,862	$86	$—	$6,094,949

		Gross	Gross
	Carrying	Unrealized	Unrealized	Fair
	Value	Gains	Losses	Value
December 31, 2022
Bonds:
U.S. governments	$2,065,127	$393	$485,340	$1,580,180
All other governments	316,137	1,182	76,638	240,681
U.S. states, territories and possessions, etc. guaranteed	25,831	—	2,883	22,948
U.S. political subdivisions of states, territories, and possessions, guaranteed	38,298	913	222	38,989
U.S. special revenue and special assessment obligations, etc. non-guaranteed	364,756	18,467	23,554	359,669
Industrial and miscellaneous	46,313,646	202,989	4,383,014	42,133,621
Hybrid Securities	141,014	2,960	16,349	127,625
Parent, subsidiaries and affiliates	7,284,757	3,783	405,500	6,883,040
Unaffiliated bank loans	210,299	318	13,708	196,909
Total bonds	$56,759,865	$231,005	$5,407,208	$51,583,662
Short-term investments	$2,894,152	$298	$392	$2,894,058
Cash equivalents	$34,379	$3	$6	$34,376

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
A summary of the carrying value and fair value of the Company’s investments in bonds at December 31, 2023, by contractual maturity, is as follows:

	Carrying
	Value	Fair Value
Due in one year or less	$1,388,924	$1,371,222
Due after one year through five years	8,785,519	8,567,030
Due after five years through ten years	8,615,945	8,124,712
Due after ten years	17,444,276	15,832,938
Loan-backed and structured securities	38,958,216	38,210,187
Total	$75,192,880	$72,106,089

The actual maturities may differ from the contractual maturities in the foregoing table because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

The following tables show gross unrealized losses and fair value for investments which other-than-temporary declines in value have not been recognized in the current period, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position:

	Less than		Twelve Months
	Twelve Months		or More		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
December 31, 2023
Bonds:
U.S. governments	$568,388	$19,470	$1,509,170	$468,282	$2,077,558	$487,752
All other governments	35,876	899	187,964	68,567	223,840	69,466
U.S. states, territories and possessions, etc. guaranteed	16,644	1,071	5,484	1,259	22,128	2,330
U.S. political subdivisions of states, territories, and possessions, guaranteed	91	3	1,571	163	1,662	166
U.S. special revenue and special assessment obligations, etc. non-guaranteed	154,358	966	103,172	21,157	257,530	22,123
Industrial and miscellaneous	6,492,848	277,328	26,171,084	2,913,004	32,663,932	3,190,332
Hybrid securities	10,652	618	63,169	6,250	73,821	6,868
Parent, subsidiaries, and affiliates	2,820,425	78,802	3,488,150	207,163	6,308,575	285,965
Unaffiliated Bank Loans	117,224	15,974	114,552	8,961	231,776	24,935
Total Bonds	$10,216,506	$395,131	$31,644,316	$3,694,806	$41,860,822	$4,089,937
Preferred stocks	$707,245	$3,110	$—	$—	$707,245	$3,110
Short-Term Investments	$68,404	$63	$5,991	$85	$74,395	$148
Total	$10,992,155	$398,304	$31,650,307	$3,694,891	$42,643,939	$4,093,195

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

	Less than		Twelve Months
	Twelve Months		or More		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
December 31, 2022
Bonds:
U.S. governments	$1,533,172	$471,305	$36,921	$14,035	$1,570,093	$485,340
All other governments	138,805	42,665	68,036	33,973	206,841	76,638
U.S. states, territories and possessions, etc. guaranteed	20,737	2,230	2,211	653	22,948	2,883
U.S. political subdivisions of states, territories, and possessions, guaranteed	1,634	222	—	—	1,634	222
U.S. special revenue and special assessment obligations, etc. non-guaranteed	127,705	18,969	18,421	4,585	146,126	23,554
Industrial and miscellaneous	28,007,137	2,994,584	6,661,300	1,388,430	34,668,437	4,383,015
Hybrid securities	60,113	7,232	32,035	9,117	92,148	16,349
Parent, subsidiaries, and affiliates	4,243,403	192,474	2,205,355	213,026	6,448,758	405,500
Unaffiliated Bank Loans	156,236	13,172	29,738	536	185,974	13,708
Total Bonds	$34,288,942	$3,742,853	$9,054,017	$1,664,355	$43,342,959	$5,407,208
Preferred stocks	$1,068	$7	$—	$—	$1,068	$7
Short-Term Investments	$611,522	$392	$—	$—	$611,522	$392
Cash equivalents	$27,040	$6	$—	$—	$27,040	$6

Included in the above tables are 4,492 securities from 2,423 issuers at December 31, 2023 and 5,692 securities from 2,673 issuers at December 31, 2022. The unrealized losses on corporate securities come primarily from the Industrial, Financial, Utility, Transportation and Communication sectors. The unrealized losses are primarily attributable to changes in market interest rates since acquisition. Unrealized losses were not recognized in income as the Company intends to hold these securities and it is not more likely than not that the Company will be required to sell a security before the recovery of its amortized cost.

Loan-backed and Structured Securities
The evaluation of OTTI for the Company’s investments considered the factors discussed in Note 1.

No OTTI was recognized in 2023 and 2022 on loan-backed and structured securities due to the intent to sell or inability or lack of intent to retain the investment for a period of time sufficient to recover the amortized cost basis.

OTTI was recognized on the following loan-backed and structured securities in 2023 due to the present value of the cash flows expected to be collected being less than the amortized cost basis:

			OTTI
		Amortized	Recognized	Fair Value	Amortized
	Date of	Cost Prior	in 2023	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
00192JAD8	3/31/2023	$749	$66	$667	$683
00212JBN1	3/31/2023	23,384	6	21,371	23,378
02151HAC9	3/31/2023	1,848	3	1,837	1,845
05543DBQ6	3/31/2023	4,914	4	4,739	4,910
05952FAG8	3/31/2023	2,049	25	1,906	2,024
05956DAD6	3/31/2023	1,334	25	1,309	1,309
073881AD6	3/31/2023	3,974	30	3,348	3,944
07388DAC2	3/31/2023	3,784	17	3,728	3,767

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

			OTTI
		Amortized	Recognized	Fair Value	Amortized
	Date of	Cost Prior	in 2023	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
1248MBAF2	3/31/2023	8,567	54	7,412	8,513
12642LBS0	3/31/2023	1,186	2	1,114	1,184
12645VAC1	3/31/2023	3,183	69	2,890	3,114
12646AAY8	3/31/2023	6,224	29	6,183	6,195
12646NAL8	3/31/2023	662	14	610	648
12667GMA8	3/31/2023	1,513	21	1,359	1,492
12668BCL5	3/31/2023	2,478	8	2,462	2,470
16165TAZ6	3/31/2023	1,049	14	944	1,035
17309KAK3	3/31/2023	3,385	52	3,333	3,333
45660LTS8	3/31/2023	508	3	419	505
45661EGC2	3/31/2023	772	26	680	746
456681AE5	3/31/2023	4,319	22	4,134	4,297
466278BR8	3/31/2023	1,872	59	1,802	1,813
46628BCC2	3/31/2023	921	33	824	888
46632BAE4	3/31/2023	824	18	696	806
61748HQW4	3/31/2023	4,088	55	3,862	4,033
61748HUF6	3/31/2023	8,784	167	8,192	8,617
61755GBF9	3/31/2023	1,299	3	1,037	1,296
61756VBE8	3/31/2023	2,538	24	2,094	2,514
69121PCH4	3/31/2023	3,514	11	3,443	3,503
74927XAE2	3/31/2023	482	26	456	456
749691C41	3/31/2023	2,429	115	2,298	2,314
749691F71	3/31/2023	2,547	43	2,504	2,504
00192JAD8	6/30/2023	667	10	636	657
00442BAD3	6/30/2023	719	39	645	680
00442BAE1	6/30/2023	2,461	132	2,229	2,329
00443KAD2	6/30/2023	2,430	120	2,291	2,310
00443LAA6	6/30/2023	1,112	29	999	1,083
05539BEH3	6/30/2023	4,767	2	4,241	4,765
05952FAG8	6/30/2023	1,991	15	1,855	1,976
073881AD6	6/30/2023	3,712	5	3,259	3,707
07388DAC2	6/30/2023	3,647	6	3,542	3,641
12489WGD0	6/30/2023	1,462	45	1,416	1,417
12645VAC1	6/30/2023	3,102	37	2,730	3,065
12646AAY8	6/30/2023	6,003	19	5,909	5,984
12646NAL8	6/30/2023	646	8	576	638
12667GRV7	6/30/2023	4,735	12	4,516	4,723
12668BBN2	6/30/2023	10,233	90	10,143	10,143
170257AH2	6/30/2023	850	12	786	838
17307G3F3	6/30/2023	142	4	136	138
225470RU9	6/30/2023	2,361	95	2,161	2,266
2254W0MF9	6/30/2023	1,581	—	1,401	1,581
3623418H5	6/30/2023	102	33	69	69
362528AA9	6/30/2023	4,085	22	3,941	4,063
41161PK44	6/30/2023	2,248	—	2,057	2,248
41161PVK6	6/30/2023	4,879	45	4,480	4,834
41161PWC3	6/30/2023	1,196	12	1,070	1,184

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

			OTTI
		Amortized	Recognized	Fair Value	Amortized
	Date of	Cost Prior	in 2023	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
41161UAC6	6/30/2023	636	4	533	632
45254TQW7	6/30/2023	2,822	49	2,507	2,773
46631JAA6	6/30/2023	1,688	20	1,392	1,668
46634DCP1	6/30/2023	1,373	1	1,276	1,372
46635AAH6	6/30/2023	2,921	48	2,664	2,873
46637JCJ9	6/30/2023	2,679	45	2,506	2,634
55027BAA6	6/30/2023	12,857	164	12,090	12,693
55275BAA5	6/30/2023	1,528	53	1,475	1,475
59024FAD6	6/30/2023	864	86	722	778
59024FAE4	6/30/2023	1,350	134	1,127	1,216
61748HQW4	6/30/2023	3,828	3	3,666	3,825
61748HUF6	6/30/2023	8,563	17	8,241	8,546
61758LAD1	6/30/2023	1,764	8	1,751	1,756
65539KAF5	6/30/2023	4,206	46	3,764	4,160
65539LAF3	6/30/2023	2,925	30	2,577	2,895
74927XAE2	6/30/2023	434	14	413	420
863579XC7	6/30/2023	4,536	25	4,512	4,511
86363GAF1	6/30/2023	84	1	78	83
87222PAB9	6/30/2023	851	16	835	835
94984NAA0	6/30/2023	860	31	830	829
07386HUL3	9/30/2023	786	117	669	669
07386HYW5	9/30/2023	1,425	33	1,391	1,392
12642LBS0	9/30/2023	1,062	35	951	1,027
16165TAH6	9/30/2023	1,013	211	802	802
3622EAAC4	9/30/2023	5,336	94	5,128	5,242
38375BKW1	9/30/2023	127	5	82	122
38375UFN5	9/30/2023	969	14	728	955
38375UFR6	9/30/2023	306	7	178	299
38375UQG8	9/30/2023	1,432	22	846	1,410
38375UVC1	9/30/2023	693	11	542	682
38375UVZ0	9/30/2023	119	—	72	119
38375UWN6	9/30/2023	1,299	45	717	1,254
38375UZG8	9/30/2023	545	—	339	545
38376R2Y1	9/30/2023	1,334	14	789	1,320
38376R5B8	9/30/2023	741	20	420	721
38376RDN3	9/30/2023	1,841	212	1,062	1,629
38376RFS0	9/30/2023	1,361	55	762	1,306
38376RFT8	9/30/2023	912	63	549	849
38376RJQ0	9/30/2023	1,399	13	961	1,386
38376RNN2	9/30/2023	843	25	454	818
38376RNQ5	9/30/2023	210	5	137	205
38376RRP3	9/30/2023	1,525	14	932	1,511
38376RSA5	9/30/2023	1,489	101	824	1,388
38376RSY3	9/30/2023	1,111	16	616	1,095
38376RT55	9/30/2023	222	6	131	216
38376RTF3	9/30/2023	685	1	401	684
38376RUM6	9/30/2023	2,271	43	1,358	2,228

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

			OTTI
		Amortized	Recognized	Fair Value	Amortized
	Date of	Cost Prior	in 2023	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
38376RWU6	9/30/2023	2,148	147	989	2,001
38376RWW2	9/30/2023	1,778	55	1,074	1,723
38378U8F7	9/30/2023	932	16	549	916
38380LC92	9/30/2023	407	12	216	395
38380LVM2	9/30/2023	481	13	323	468
45668LAA9	9/30/2023	5,228	53	4,153	5,175
55275BAA5	9/30/2023	1,434	42	1,298	1,392
61748HQW4	9/30/2023	3,796	61	3,512	3,735
61748HUF6	9/30/2023	8,440	99	7,975	8,341
61759FAJ0	9/30/2023	965	207	759	758
61762UCH4	9/30/2023	6,989	4	6,633	6,985
76110H7A1	9/30/2023	2,418	18	2,255	2,400
872227AE3	9/30/2023	824	30	751	794
00192JAD8	12/31/2023	630	9	612	621
05532VBB2	12/31/2023	591	17	517	574
12489WGD0	12/31/2023	1,338	52	1,285	1,286
12645QAC2	12/31/2023	2,290	38	2,252	2,252
12667GMA8	12/31/2023	1,323	21	1,180	1,302
12667GT86	12/31/2023	1,083	16	982	1,067
170257AH2	12/31/2023	745	58	620	687
17309KAK3	12/31/2023	3,213	10	3,195	3,203
36185MBJ0	12/31/2023	5,106	43	4,864	5,063
38375BKB7	12/31/2023	281	11	227	270
38375BQQ8	12/31/2023	330	33	232	297
38375BZT2	12/31/2023	541	53	349	488
38375UBG4	12/31/2023	447	31	310	416
38375UEE6	12/31/2023	556	54	309	502
38375UQG8	12/31/2023	1,227	125	735	1,102
38375UTN0	12/31/2023	1,053	258	554	795
38375UWN6	12/31/2023	1,099	216	604	883
38375UZG8	12/31/2023	477	70	291	407
38376R2Y1	12/31/2023	1,193	106	687	1,087
38376R5B8	12/31/2023	645	75	355	570
38376RDN3	12/31/2023	1,615	167	1,031	1,448
38376RDS2	12/31/2023	1,728	102	1,113	1,626
38376RFS0	12/31/2023	1,275	187	732	1,088
38376RFT8	12/31/2023	838	58	539	780
38376RJQ0	12/31/2023	1,258	58	851	1,200
38376RM52	12/31/2023	461	99	255	362
38376RN51	12/31/2023	521	111	262	410
38376RNN2	12/31/2023	723	149	390	574
38376RNY8	12/31/2023	1,253	194	720	1,059
38376RQH2	12/31/2023	683	79	416	604
38376RRC2	12/31/2023	1,302	240	719	1,062
38376RRP3	12/31/2023	1,331	131	796	1,200
38376RSA5	12/31/2023	1,300	44	791	1,256
38376RSY3	12/31/2023	946	180	526	766

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

			OTTI
		Amortized	Recognized	Fair Value	Amortized
	Date of	Cost Prior	in 2023	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
38376RT55	12/31/2023	191	22	112	169
38376RTF3	12/31/2023	609	81	351	528
38376RUM6	12/31/2023	1,982	280	1,173	1,702
38376RVB9	12/31/2023	802	106	462	696
38376RWU6	12/31/2023	1,930	454	983	1,476
38376RWW2	12/31/2023	1,493	123	918	1,370
38378U8F7	12/31/2023	818	148	471	670
38379RHB2	12/31/2023	286	44	230	242
38380LC92	12/31/2023	361	52	187	309
55275BAA5	12/31/2023	1,377	12	1,366	1,365
61748HQW4	12/31/2023	1,397	6	1,364	1,391
74923JAH0	12/31/2023	551	242	309	309
761118KU1	12/31/2023	703	10	5,901	693
761118NN4	12/31/2023	13,680	195	13,486	13,485
86361XAA7	12/31/2023	7,900	156	7,567	7,744
91863*AB1	12/31/2023	42,124	13,334	19,461	28,790
05490AAJ2	12/31/2023	8,401	8,247	154	154
			$31,177

OTTI was recognized on the following loan-backed and structured securities in 2022 due to the present value of the cash flows expected to be collected being less than the amortized cost basis:

			OTTI
		Amortized	Recognized	Fair Value	Amortized
	Date of	Cost Prior	in 2022	at Time	Cost (After
Security	Impairment	to OTTI	Earnings	OTTI	OTTI)
00213GBL0	3/31/2022	$3,211	$42	$2,902	$3,169
05533HAL1	3/31/2022	1,754	135	1,567	1,619
16165LAF7	3/31/2022	21,111	139	19,430	20,972
17314UAJ7	3/31/2022	2,650	50	2,396	2,600
41161PVJ9	3/31/2022	4,512	—	3,579	4,512
41161PWB5	3/31/2022	1,225	27	1,198	1,198
41161PWC3	3/31/2022	1,521	70	1,428	1,451
45660L4E6	3/31/2022	1,779	13	1,679	1,766
61761PAG0	3/31/2022	4,530	113	4,316	4,417
61763DAN0	3/31/2022	1,549	29	1,411	1,520
362611AB1	3/31/2022	207	84	71	123
466247K28	3/31/2022	575	75	450	500
00213GBL0	6/30/2022	3,034	30	2,601	3,004
05531WAC0	6/30/2022	1,068	7	943	1,061
05532KAB7	6/30/2022	783	41	719	742
05532VAV9	6/30/2022	970	8	851	962
05533HAL1	6/30/2022	1,604	54	1,493	1,550
05951GAQ5	6/30/2022	1,076	30	964	1,046
05955YAB5	6/30/2022	1,783	256	1,391	1,527
1248MBAF2	6/30/2022	9,407	94	8,642	9,313
125430AA6	6/30/2022	2,406	1	2,087	2,405

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

12543PAP8	6/30/2022	570	10	530	560
12544XAQ8	6/30/2022	1,433	9	1,345	1,424
12566RAD3	6/30/2022	1,512	14	1,427	1,498
126694NV6	6/30/2022	77	4	72	73
16165LAF7	6/30/2022	20,638	326	18,520	20,312
16165TAZ6	6/30/2022	823	51	773	772
17307G3F3	6/30/2022	174	3	166	171
32056JAG9	6/30/2022	617	131	485	486
41161PQU0	6/30/2022	6,952	363	6,437	6,589
45660L4E6	6/30/2022	1,704	6	1,525	1,698
45660L6K0	6/30/2022	1,405	10	1,313	1,395
45660LT25	6/30/2022	1,178	3	1,081	1,175
45660LTS8	6/30/2022	539	12	474	527
466247K28	6/30/2022	482	29	420	453
46627MDY0	6/30/2022	1,280	1	1,156	1,279
46634DCC0	6/30/2022	1,101	21	1,067	1,080
61690PAK7	6/30/2022	7,294	368	6,768	6,926
61748HWT4	6/30/2022	2,706	2	2,495	2,704
61756VBE8	6/30/2022	2,739	13	2,443	2,726
749241AA3	6/30/2022	645	28	604	617
74958XAB0	6/30/2022	548	10	494	538
749691BB6	6/30/2022	56,386	1,262	55,124	55,124
05954CAA6	9/30/2022	1,009	27	952	982
12667G5S8	9/30/2022	3,519	38	3,357	3,481
45661EGC2	9/30/2022	832	12	795	820
46628KAH3	9/30/2022	3,694	17	3,317	3,677
126694NV6	9/30/2022	1,139	16	1,043	1,123
251510LF8	9/30/2022	412	7	374	405
881561Z64	9/30/2022	4,609	3	4,565	4,606
1248MBAF2	12/31/2022	8,853	92	4,083	8,761
2254W0MF9	12/31/2022	1,614	4	1,420	1,610
00212JBN1	12/31/2022	23,785	174	10,814	23,611
00443LAA6	12/31/2022	1,150	9	1,051	1,141
00443LAB4	12/31/2022	1,508	42	1,383	1,466
00443LAC2	12/31/2022	1,303	39	1,196	1,264
00443LAD0	12/31/2022	1,408	42	1,294	1,366
02147BAH8	12/31/2022	1,037	9	957	1,028
02151ABK5	12/31/2022	1,338	5	1,196	1,333
02151HAC9	12/31/2022	1,884	7	1,813	1,877
02152AAY5	12/31/2022	1,026	7	980	1,019
05532VAV9	12/31/2022	877	24	726	853
05533WBF0	12/31/2022	4,130	42	3,662	4,088
05539BEH3	12/31/2022	5,075	23	4,529	5,052
05542JAF9	12/31/2022	6,452	34	5,280	6,418
07386HQW4	12/31/2022	4,667	64	4,231	4,603
07386HZG9	12/31/2022	13,922	53	13,765	13,869
07388DAC2	12/31/2022	3,956	108	3,772	3,848
07402FAC9	12/31/2022	802	10	658	792
12489WGD0	12/31/2022	1,535	37	1,497	1,498
12545AAD6	12/31/2022	888	9	814	879
12642LBS0	12/31/2022	1,245	5	1,177	1,240

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

12645LBG3	12/31/2022	3,259	5	2,969	3,254
12645QAC2	12/31/2022	2,840	68	2,631	2,772
12645VAC1	12/31/2022	3,349	151	2,930	3,198
12646AAY8	12/31/2022	6,386	61	6,325	6,325
12646JAW3	12/31/2022	1,570	10	1,291	1,560
12646NAL8	12/31/2022	697	32	618	665
12668BKH5	12/31/2022	2,408	1	2,251	2,407
16165TAZ6	12/31/2022	1,152	56	658	1,096
17316YAH1	12/31/2022	428	1	385	427
23244FAV6	12/31/2022	1,259	34	1,216	1,225
36190FAE0	12/31/2022	1,842	29	1,814	1,813
36245RAA7	12/31/2022	1,743	51	1,666	1,692
36245RAB5	12/31/2022	1,022	38	959	984
36251EAH2	12/31/2022	10,091	73	4,565	10,018
45660L4E6	12/31/2022	1,629	3	1,384	1,626
45660LCN7	12/31/2022	1,357	12	1,322	1,345
45660LT25	12/31/2022	1,102	5	926	1,097
46627MFV4	12/31/2022	1,564	25	1,369	1,539
46628KAE0	12/31/2022	305	2	284	303
46628KAJ9	12/31/2022	2,471	10	2,324	2,461
46629CAR8	12/31/2022	3,342	1	2,944	3,341
46629DAH8	12/31/2022	1,650	2	1,375	1,648
46629DAR6	12/31/2022	3,697	21	2,006	3,676
46629EAG8	12/31/2022	1,253	22	1,207	1,231
46631JAA6	12/31/2022	1,847	8	1,543	1,839
46632BAE4	12/31/2022	866	37	700	829
46637JBD3	12/31/2022	5,349	25	4,672	5,324
59020U5W1	12/31/2022	1,103	7	729	1,096
61749LAF8	12/31/2022	960	48	896	912
61756VBE8	12/31/2022	2,637	40	2,164	2,597
69121PCH4	12/31/2022	3,609	73	3,442	3,536
74927XAE2	12/31/2022	189	23	148	166
74958XAB0	12/31/2022	469	9	380	460
81377CAC2	12/31/2022	2,900	35	2,866	2,865
81744LAN4	12/31/2022	1,624	15	1,400	1,609
007037AB0	12/31/2022	1,532	48	1,228	1,484
073870AG2	12/31/2022	1,830	43	1,787	1,787
136040AA0	12/31/2022	9,208	5,423	3,164	3,785
251510LF8	12/31/2022	382	10	347	372
362334CM4	12/31/2022	1,467	10	1,311	1,457
362528AA9	12/31/2022	4,190	33	4,046	4,157
456681AE5	12/31/2022	4,402	96	4,120	4,306
749228AA0	12/31/2022	1,279	1	1,187	1,278
749228AD4	12/31/2022	1,148	—	1,055	1,148
			$11,630

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
The following table shows gross unrealized losses and fair value on loan-backed and structured securities and length of time that individual securities have been in a continuous unrealized loss position:

	Less than		Twelve Months
	Twelve Months		or More		Total
		Gross		Gross		Gross
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
December 31, 2023
Loan-backed and structured securities	$6,483,445	$254,592	$13,389,772	$978,986	$19,873,217	$1,233,578

December 31, 2022
Loan-backed and structured securities	$15,452,102	$1,140,388	$5,017,958	$605,466	$20,470,060	$1,745,854

5GI Securities
The following table displays the carrying value and associated fair values for 5GI securities, by investment type. 5GI securities are unrated by the NAIC, but are current on principal and interest payments.

	December 31, 2023			December 31, 2022
		Book			Book
	Number	Adjusted		Number	Adjusted
	of 5GI	Carrying	Fair	of 5GI	Carrying	Fair
	Securities	Value	Value	Securities	Value	Value

Bonds	1	299	305	6	7,761	4,126
Total	1	$299	$305	6	$7,761	$4,126

Sub-Prime and Alt-A Mortgage Related Risk Exposure
The Company has exposure to the sub-prime and Alternative A-paper (Alt-A) mortgage credit market through certain mortgage-backed securities (MBS). These securities consist of diversified investments with both fixed-rate and variable-rate collateral, are focused on senior positions within the structure, have borrowers which have demonstrated attachment and ability to pay despite financial stress, and the vast majority are rated 1 or 2 by the NAIC. At December 31, 2023 and 2022, the Company held MBS with sub-prime or Alt-A exposure with a carrying value of $925,445 and $1,271,260, respectively, a cost of $926,635 and $1,285,614, respectively, and a fair value of $901,041 and $1,243,311, respectively. There were $2,932 and $3,174 of other-than-temporary impairments recognized on these securities during 2023 and 2022, respectively.
The Company generally defines sub-prime residential whole mortgage loans as borrowers with impaired credit history and lower FICO scores.  The price paid for the sub-prime residential whole mortgage loans factored in the consideration of the borrower’s ability to repay along with the overall credit profile of the loan.  The Company continues to monitor the performance of the sub-prime residential whole mortgage loans along with performance expectations. As of December 31, 2023 and 2022, the Company held $461,934 and $359,119 in sub-prime residential whole mortgage loans, respectively.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Mortgage Loans, Including Mezzanine Real Estate Loans
The Company’s investments in mortgage loans on real estate consist primarily of commercial mortgage loans (CMLs) made on a full recourse basis. Mezzanine CMLs comprise 6% and 9% of the total commercial mortgage loans for the years ending December 31, 2023 and 2022, respectively. During 2023, the Company acquired CMLs with interest rates ranging from 3% to 10%. The Company invests in both fixed-rate and variable-rate loans and manages its credit risk associated with these loans by diversifying its mortgage portfolio by property type and geographic location. Of the CMLs acquired in 2023, the maximum loan to value of any one loan, exclusive of insured or guaranteed or purchase money mortgages, was 100%.
During 2023, the Company acquired residential mortgage loans (RMLs) with interest rates ranging from 1% to 16%. Of the RMLs acquired during 2023, the maximum percentage of any one loan to the value at the time of the loan was 228%.
The portfolio credit risk for mortgage loans was concentrated in the following geographic regions:

	December 31, 2023		December 31, 2022
	Mortgage		Mortgage
	Loan	Percent	Loan	Percent
	Carrying	of	Carrying	of
	Value	Total	Value	Total

North Central	$1,391,878	3.8%	$1,368,213	6.4%
South Central	1,225,492	3.3	927,781	4.3
South Atlantic	3,624,390	9.9	2,237,512	10.4
Pacific	4,203,869	11.5	3,147,422	14.7
Mountain	1,109,204	3.0	779,655	3.6
Atlantic	5,081,177	13.9	3,345,525	15.7
New England	907,904	2.5	548,892	2.6
International	2,391,733	6.5	1,933,621	9.0
Total commercial mortgage loans	19,935,647	54.4	14,288,621	66.7
Total residential mortgage loans	16,761,984	45.6	7,129,890	33.3
Total mortgage loans	$36,697,631	100.0%	$21,418,511	100.0%
The Company's RML portfolio includes first lien RMLs, collateralized by properties located in the United States and the Netherlands. At December 31, 2023, California, Florida, Texas, and New York represented 30.0%, 12.6%, 6.6%, and 5.4%, respectively, of the portfolio. The remaining 45.4% represented all other states, with each individual state comprising less than 5% of the RML portfolio. At December 31, 2022, California, Florida, the Netherlands, and Arizona represented 32.5%, 10.9%, 6.5% and 5.7%, respectively, of the portfolio, and the remaining 44.4% represented all other states, with each individual state comprising less than 5% of the RML portfolio.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
The age analysis of mortgage loans by type and identification is as follows:

	December 31, 2023
	Residential		Commercial
	Insured	All Other	Insured	All Other	Mezzanine	Total
Recorded investment (all)
Current	$228,059	$15,171,895	$—	$18,605,141	$1,115,430	$35,120,525
30-59 days past due	68,904	798,208	—	152,080	—	1,019,192
60-89 days past due	26,519	158,738	—	45,228	—	230,485
90-179 days past due	36,483	107,753	—	5,262	—	149,498
180+ days past due	35,155	130,270	—	12,506	—	177,931
Total mortgage loans	$395,120	$16,366,864	$—	$18,820,217	$1,115,430	$36,697,631

Accruing interest 90 - 179 days past due
Recorded investment	$36,483	$20,932	$—	$5,262	$—	$62,677
Interest accrued	242	289	—	87	—	618

Accruing interest 180+ days past due
Recorded investment	$35,155	$44,244	$—	$12,506	$—	$91,905
Interest accrued	1,211	1,075	—	124	—	2,410

Interest reduced
Recorded investment	$—	$—	$—	$—	$—	$—
Number of loans	—	—	—	—	—	—
Percent reduced	—%	—%	—%	—%	—%	—%

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

	December 31, 2022
	Residential		Commercial
	Insured	All Other	Insured	All Other	Mezzanine	Total
Recorded investment (all)
Current	$250,669	$6,238,901	$—	$12,954,521	$1,274,605	$20,718,696
30-59 days past due	67,253	222,166	—	49,226	—	338,645
60-89 days past due	34,756	67,227	—	8,900	—	110,883
90-179 days past due	47,120	40,750	—	837	—	88,707
180+ days past due	85,546	75,502	—	532	—	161,580
Total Mortgage Loans	$485,344	$6,644,546	$—	$13,014,016	$1,274,605	$21,418,511

Accruing interest 90 - 179 days past due
Recorded investment	$47,120	$15,407	$—	$605	$—	$63,132
Interest accrued	385	160	—	3	—	548

Accruing interest 180+ days past due
Recorded investment	$85,546	$32,292	$—	$532	$—	$118,370
Interest accrued	2,681	301	—	10	—	2,992

Interest reduced
Recorded investment	$—	$—	$—	$—	$—	$—
Number of loans	—	—	—	—	—	—
Percent reduced	—%	—%	—%	—%	—%	—%

As of December 31, 2023 and 2022, the Company's recorded investment in impaired CMLs was $30,247 and $0, respectively. The average recorded investment in impaired CMLs was $15,123 and $0 for the years ended December 31, 2023 and 2022, respectively. There was no interest income recognized during the period these loans were impaired in 2023, 2022 and 2021.
As of December 31, 2023 and 2022, the Company's recorded investment in impaired RMLs was $15,235 and $0, respectively. The average recorded investment in impaired RMLs was $692 and $0 for the years ended December 31, 2023 and 2022, respectively. There was no interest income recognized during the period these loans were impaired in 2023, 2022 and 2021.

Allowance for credit losses for mortgage loans are as follows:

	Years Ended December 31,
	2023	2022	2021

Balance at beginning of period	$2,000	$173	$889
Additions charged to operations	10,934	1,841	—
Direct write-downs charged against the allowances	—	—	—
Recoveries of amounts previously charged off	—	(14)	(716)
Balance at end of period	$12,934	$2,000	$173

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Mortgage loans derecognized as a result of foreclosure are as follows:

	Years Ended December 31,
	2023	2022	2021

Aggregate amount of mortgage loans derecognized	$76,551	$148,044	$—
Real estate collateral recognized	76,551	148,044	—

At December 31, 2023 and 2022, there were no taxes, assessments or amounts which had been advanced but not repaid and not included in the mortgage loan. The primary credit quality indicator monitored is loan performance. Nonperforming mortgage loans are 90 days or more past due and are in non-accrual status. The Company accrues interest income on impaired loans to the extent deemed collectible (delinquent less than 90 days) and the loan continues to perform under its original or restructured contractual terms. The Company recognizes interest income on its impaired loans upon receipt.

Real Estate
The Company acquired $74,200 and $147,085 of real estate held for the production of income in 2023 and 2022, respectively. No real estate was acquired in 2021. The Company did not recognize impairments on real estate in 2023, 2022 and 2021.

There were no sales of real estate in 2023, 2022, and 2021. There were no gains or losses recognized as a result of sales during 2023, 2022 and 2021.

Other Invested Assets
The Company has no investments in joint venture, partnerships or limited liability companies that exceed 10% of its admitted assets. During 2023, 2022 and 2021, there were impairments of $0, $21,268 and $9,500, respectively, on partnerships and limited liability companies. The impairments were based on an assessment that future cash flows of affected limited partnerships would be less than the cost basis of the limited partnership. Fair value is determined utilizing statements received from the partnerships and limited liability companies.

The Company had $40,521 and $10,527 of investments in low income housing tax credits (LIHTC) as of December 31, 2023 and 2022, respectively. The LIHTC projects were subject to a 12 and 11 year holding period as of December 31, 2023 and 2022, respectively. The Company recognized tax benefits of $64,457 and $234 during 2023 and 2022, respectively. The Company did not recognize impairments on the LIHTC investments or write-downs or reclassifications due to forfeiture or ineligibility of tax credits during 2023 or 2022.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

Investment Income
Major categories of investment income (loss) are summarized as follows:

	Years Ended December 31,
	2023	2022	2021
Bonds	$3,573,185	$2,099,014	$1,861,683
Preferred stocks	56,666	17,514	23,135
Common stocks	21,690	3,533	6,218
Mortgage loans	1,684,532	847,015	499,391
Real estate	32,137	—	—
Derivatives	(916,833)	(76,793)	1,745,019
Policy loans	7,675	8,698	8,430
Cash, cash equivalents and short-term investments	496,195	83,526	7,845
Other invested assets	40,180	97,965	261,686
Other, net	40	16,461	1,163
Total gross investment income	4,995,467	3,096,933	4,414,570
Less: Investment expenses	671,306	326,956	211,342
Net investment income	$4,324,161	$2,769,977	$4,203,228

Investment income due and accrued with amounts over 90 days past due, with the exception of mortgage loans in default, is nonadmitted. The components of accrued investment income are as follows:

	December 31,
	2023	2022
Gross accrued investment income	$996,584	$600,171
Nonadmitted accrued investment income	(1,367)	(919)
Accrued investment income	$995,217	$599,252
As of December 31, 2023, deferred interest of $145,786 and cumulative paid-in-kind interest of $48,068 have been included in the principal balance of invested assets.
The Company disposed of securities with callable features which generated prepayment fee income as follows:

	Years Ended December 31,
	2023	2022	2021
General Account - number of securities	49	59	47
General Account - amount of income	$5,212	$10,706	$30,784
Separate Account - number of securities	25	56	33
Separate Account - amount of income	$837	$5,982	$8,235

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

Proceeds from bonds and related gross realized gains and losses were as follows:

	Years Ended December 31,
	2023	2022	2021
Proceeds	$4,486,136	$5,948,450	$10,384,964
Gross realized gains	$96,788	$104,332	$406,015
Gross realized losses	(214,683)	(153,052)	(70,955)
Net realized gains (losses) on bonds	$(117,895)	$(48,720)	$335,060

Gross realized losses on bonds for the years ended December 31, 2023, 2022 and 2021 include $90,760, $82,760 and $13,811, respectively, of losses recognized on other-than-temporary impairments in values of investments.
Realized capital gains and losses are reported net of amounts transferred to the IMR and federal income taxes as follows:

	Years Ended December 31,
	2023	2022	2021
Bonds	$(117,895)	$(48,720)	$335,060
Stocks	14,277	11,413	6,277
Mortgage loans	(28,071)	(7,429)	7,708
Real estate	—	—	—
Derivatives	92,033	115,603	70,544
Other invested assets	16,639	579,372	171,260
Foreign exchange on cash	(23,584)	(16,094)	(9,768)
Other	(6,296)	817	19,361
Total net realized gains (losses) on investments	(52,897)	634,962	600,442
Less amount transferred to IMR (net of related taxes of
$(661) in 2023, $26,418 in 2022 and $93,443 in 2021)	(2,478)	99,386	351,520
Federal income tax expense (benefit)	(2,091)	49,448	201,124
Net realized capital gains (losses), net of tax and transfers to interest maintenance reserve	$(48,328)	$486,128	$47,798

The proceeds received and amortized cost were used as the basis for determining the realized gain or loss on sale.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
The change in net unrealized capital gains and losses on investments recorded in surplus is as follows:

	Year Ended December 31,
	2023	2022	2021
Bonds	$(15,791)	$(9,816)	$1,576
Stocks	(9,597)	(62,417)	12,749
Derivatives	323,336	(134,631)	119,115
Mortgage Loans	(10,934)	(2,000)	890
Other invested assets	648,350	6,534	114,785
Foreign exchange	(20,802)	(39,119)	(44,606)
Other	(2)	—	—
Total change in net unrealized capital gains and losses	914,560	(241,449)	204,509
Deferred capital gains tax	178,649	(83,591)	2,150
Change in net unrealized gains and losses, net of deferred tax	$735,911	$(157,858)	$202,359
Pledged and Restricted Assets
Assets pledged to others as collateral or otherwise restricted by the Company are as follows:

	December 31, 2023
		Supporting	Percentage	Percentage
	Total General	Separate Account	of Total	of Admitted
	Account	Activity	Assets	Assets

Repurchase Agreements	$2,589,185	$109,085	1.3%	1.3%
Reverse Repurchase Agreements	920,658	—	0.5	0.5
On deposit with states	7,455	—	0.0	0.0
FHLB capital stock	276,904	—	0.1	0.1
Pledged collateral to FHLB (including assets backing funding agreements)	—	15,670,550	7.7	7.8
Pledged as collateral for derivatives	2,893,355	—	1.4	1.4
Reinsurance trust	1,602,949	—	0.8	0.8
Commercial mortgages	485	—	0.0	0.0
Pledged asset - funding agreement	7,406,521	—	3.7	3.7
Derivative and other collateral	3,297,800	—	1.6	1.6
Total	$18,995,312	$15,779,635	17.1%	17.2%

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

	December 31, 2022
		Supporting	Percentage	Percentage
	Total General	Separate Account	of Total	of Admitted
	Account	Activity	Assets	Assets

Repurchase Agreements	$3,731,134	$—	2.6%	2.6%
Reverse Repurchase Agreements	1,614,319	—	1.1	1.1
On deposit with states	7,115	—	0.0	0.0
FHLB capital stock	146,248	—	0.1	0.1
Pledged collateral to FHLB (including assets backing funding agreements)	—	8,457,467	5.8	5.8
Pledged as collateral for derivatives	726,764	—	0.5	0.5
Reinsurance trust	220,167	—	0.2	0.2
Commercial mortgages	704	—	0.0	0.0
Pledged asset - funding agreement	503,863	—	0.3	0.3
Derivative and other collateral	1,528,330	—	1.0	1.0
Total	$8,478,644	$8,457,467	11.6%	11.6%

Repurchase Agreement Transactions Accounted for as Secured Borrowing
The Company participates in repurchase agreements with unaffiliated financial institutions. Under these agreements, the Company lends bonds and receives cash as collateral. The Company monitors the estimated fair value of the collateral and the securities loaned throughout the duration of the contract and contributes additional collateral as necessary. Securities loaned under these agreements may be sold or re-pledged by the transferee.

The Company had repurchase agreements that were bilateral trades with the following scheduled maturities:

	December 31,
	2023	2022
Open, no maturity	$—	$—
Overnight	—	—
2 days to 1 week	—	—
Over 1 week to 1 month	—	—
Over 1 month to 3 months	—	—
Over 3 months to 1 year	—	1,168,264
Over 1 year	2,347,935	2,047,935
Total [1]	$2,347,935	$3,216,199

1 Included in repurchase agreement liability on the balance sheets.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
The ending book adjusted carrying value and fair value of the securities sold under the repurchase agreements by NAIC designation are as follows:

	December 31,
	2023		2022
	Book Adjusted Carrying Value	Fair Value	Book Adjusted Carrying Value	Fair Value
Bonds
NAIC 1	$1,569,269	$1,516,188	$2,739,332	$2,255,458
NAIC 2	1,019,916	950,503	991,802	894,596
NAIC 3	—	—	—	—
NAIC 4	—	—	—	—
NAIC 5	—	—	—	—
NAIC 6	—	—	—	—
Total	$2,589,185	$2,466,691	$3,731,134	$3,150,054

Reverse Repurchase Agreement Transactions Accounted for as Secured Borrowing
The Company participates in reverse repurchase agreements that use bilateral trades. Under these agreements, the Company purchases securities and provides cash as collateral. The Company monitors the estimated fair value of the collateral and the securities loaned throughout the duration of the contract and receives additional collateral from the counterparty as necessary. As of December 31, 2023 and 2022, amounts loaned under reverse repurchase agreements were $920,658 and $1,614,319, respectively. The fair value of the collateral, comprised primarily of commercial and residential mortgage loans, was $1,185,956 and $2,102,772, as of December 31, 2023 and 2022, respectively.
The reverse repurchase agreements have the following scheduled maturities:

	December 31,
	2023	2022
Open, no maturity	$—	$—
Overnight	—	—
2 days to 1 week	—	—
Over 1 week to 1 month	—	—
Over 1 month to 3 months	920,658	—
Over 3 months to 1 year	—	1,614,319
Over 1 year	—	—
Total	$920,658	$1,614,319

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
5.    Derivatives
The Company utilizes derivative instruments which may include the following:

Options: The Company has issued fixed indexed products. These contracts credit interest based on certain indices, primarily the S&P and other bespoke indices. OTC option contracts, call options and call spreads are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices. Upon exercise, the Company will receive the fair value of the call option.

Variance Swaps: The Company offers fixed indexed products. These contracts credit interest based on certain indices, primarily the S&P and other bespoke indices. The Company uses variance swaps to hedge the market risks from changes in volatility for these products. Under variance swaps, the Company and the counterparty agree to exchange amounts calculated based on a fixed rate (implied volatility at inception of transaction) and realized volatility over the life of the transaction (similar to an interest rate swap). Generally, no cash is exchanged at the outset of the contract and neither party makes principal payments.

Interest Rate Swaps: The Company uses interest rate swaps to reduce market risks from changes in interest rates and to alter interest rate exposure arising from mismatches between assets and liabilities. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. Generally, no cash is exchanged at the outset of the contract and neither party makes principal payments.

Futures: Under exchange-traded futures contracts, the Company agrees to purchase a specified number of contracts with other parties and to post variation margin on a daily basis in an amount equal to the difference in the daily fair values of those contracts. Futures contracts are purchased to hedge the growth in interest credited to the customer as a direct result of increases in the related indices.

Currency Swaps: Foreign currency swaps are used by the Company to reduce the risk from fluctuations in foreign currency exchange rates associated with its assets denominated in foreign currencies. With a foreign currency swap transaction, the Company agrees with another party to exchange, at specified intervals, the difference between one currency and another at a forward exchange rate calculated by reference to an agreed upon notional amount. The notional amount of each currency is exchanged at the termination of the currency swap by each party.

The currency swaps for which the Company has not applied hedge accounting are recorded at fair value each reporting period with changes in fair value recorded as unrealized gains or losses and included in surplus in accordance with SSAP No. 86, Derivatives. Cash which is exchanged as the difference between fixed and floating interest rates is recognized in the statements of operations through investment income. If the contract is terminated prior to maturity, a realized gain or loss is reported in the statements of operations for the amount of cash exchanged in order to close the contract.

The Company has currency swaps in qualifying hedge relationships at December 31, 2023 and 2022. Currency swaps are accounted for as cash flow hedges. Interest rate swaps are accounted for as fair value hedges.

Forwards: The Company uses foreign exchange forward contracts to hedge certain invested assets against movement in foreign currency. The price is agreed upon at the time of the contract and payment for such a contract is made at a specified future date.

Credit Default Swaps: Credit default swaps are used to synthetically create the characteristics of a bond, or hedge credit risk, referred to as a replication synthetic asset transaction (RSAT). An RSAT is created by coupling a bond with a credit default swap to create a synthetic instrument that is cheaper than its cost in the cash market or one which has better default characteristics. These transactions provide the Company with a periodic premium to

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
compensate it for accepting credit risk and are used to enhance investment income and improve the default characteristics of the portfolio. The exposure amount of such agreement, which is usually the notional amount, is equal to the maximum proceeds that must be paid by a counterparty for a defaulted security. Should a credit event occur on a reference entity, a counterparty would be required to pay the notional amount in exchange for receipt of an obligation of the reference entity. Generally, there is no cash requirement at the initiation of the credit default swap contract.

Credit default swaps used in replication transactions are carried at amortized cost. The premiums received are accrued and recognized in the summary of operations through investment income over the life of the agreements. A capital loss would be recorded on the date of default, through the summary of operations, to reflect the difference between the notional amount paid and the fair value of the bonds received.

Total Return Swaps: The Company purchases total rate of return swaps to gain exposure and benefit from a reference asset without actually having to own it. Total rate of return swaps are contracts in which one party makes payments based on a set rate, either fixed or variable, while the other party makes payments based on the return of the underlying asset, which includes both the income it generates and any capital gains.

The parties with whom the Company enters into OTC option contracts, OTC swap contracts, and OTC forward contracts are highly rated financial institutions whereby contracts are supported by collateral, which minimizes the credit risk associated with such contracts. The parties with whom the Company enters into cleared futures and cleared interest rate swap contracts are regulated commission merchants who are members of a trading exchange. The parties with whom the Company enters into OTC interest rate swap contracts are highly rated financial institutions whereby contracts are supported by collateral, which minimizes the credit risk associated with such contracts.

During 2023, 2022 and 2021, the Company did not recognize gains or losses resulting from any derivative instruments which previously qualified for hedge accounting that no longer qualify for hedge accounting (or which were ineffective for a portion of the year).

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
At December 31, 2023 and 2022, the Company’s outstanding derivative instruments, shown in notional or contract amounts and fair value, are summarized as follows:

	Contract or
	Notional Amount		Fair Value
	2023	2022	2023	2022
Derivative assets:
Options	$59,414,731	$48,871,181	$3,499,379	$1,222,752
Credit default swaps	10,000	10,000	(629)	(1,037)
Interest rate swaps	4,500,272	4,008,272	(144,263)	(217,645)
Total return swaps	156,294	—	17,139	—
Futures	32,714	16,062	67,200	28,577
Currency swaps	7,021,880	5,096,574	260,877	440,313
Forwards	5,485,147	6,170,278	308,798	457,191
Swaptions	2,204,092	—	19,212	—
Equity warrants	—	—	387	—
Derivative liabilities:
Options	2,303,232	1,525,901	101,750	113,342
Interest rate swaps	1,115,895	1,115,895	39,078	68,138
Total return swaps	—	62,865	—	2,689
Futures	—	—	16	—
Currency swaps	8,205,021	7,290,054	707,404	885,727
Forwards	5,778,750	5,062,471	242,365	178,770

6.    Fair Value

Included in the financial statements are certain financial instruments carried at fair value.  Other financial instruments are periodically measured at fair value, such as certain bonds and preferred stock carried at the lower of cost or fair value.
The fair value of an asset and a liability is the amount at which that asset could be bought or sold and the liability could be transferred in a current transaction between willing parties, that is, other than in a forced or liquidation sale.
Determination of Fair Value
The following methods and assumptions were used by the Company in estimating fair value for financial instruments in the accompanying financial statements and notes thereto:
Bonds, preferred stocks, cash equivalents, short-term investments (bonds), and unaffiliated common stocks: Fair values of these investments are based on quoted market prices or commercially available pricing vendors, when available. If neither a quoted market price nor vendor price is available, the Company obtains broker quotes or utilizes an internally-developed model to estimate fair value.

In the case of privately placed corporate bonds, fair values are estimated by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments.

The fair values for unaffiliated common stock are derived based on the process described above, except for FHLB common stock, which is valued at cost which is equivalent to fair value.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Mortgage loans: The estimated net cash flows to maturity were discounted to derive an estimated fair value using a discount rate based on the loan’s remaining weighted average life and credit quality. Loans which have been restructured are valued primarily at the discounted estimated net cash flows to maturity. Loans that are in foreclosure or are significantly delinquent were valued at the underlying collateral value.

Policy loans, cash, and short-term investments (money market): The carrying amounts reported in the accompanying balance sheets for these instruments approximates fair value.

Derivative instruments: Fair values for derivative instruments included in both derivative assets and derivative liabilities are principally valued using an income approach with valuations principally provided by third party brokers. Counterparty credit risk is considered and incorporated in the Company's valuation process through counterparty credit rating requirements and monitoring of overall exposure.

Derivative collateral asset and liability: The carrying amounts reported in the accompanying balance sheets approximate fair value, as the collateral is held in cash.

Other invested assets: Partnership interests are valued based on the most recent net asset value (NAV) obtained from fund managers, adjusted for contribution and distribution activity to roll forward the NAV to the balance sheet date. For fixed-rate and variable-rate investments, the carrying amounts reported in the accompanying balance sheets approximate fair value. Surplus notes are valued consistent with bonds, as discussed above. Certain assets included within other invested assets are valued based on cost.

Separate account assets - variable products: Assets held in separate accounts are reported at the quoted fair values of the underlying investments in the separate accounts. The underlying investments generally include mutual funds, short-term investments and cash, the valuations of which are based upon a quoted market price or commercially available pricing vendors.
Separate account assets and liabilities - group annuity and index-linked annuity: Fair values of the underlying separate accounts assets and liabilities supporting PGA and index-linked annuity follow the same fair value assumptions and methods utilized in the general account.

Separate account liabilities – funding agreements: Fair values of the separate account funding agreement liabilities follow the same fair value assumptions and methods utilized in the general account.

Deposit-type contracts: Fair values of the Company’s liabilities under contracts not involving mortality or morbidity risks (principally, immediate annuities and supplementary contracts) are calculated by discounting best estimate cash flows based on market interest rate assumptions. Fair value of funding agreements are calculated by discounting future cash flows using market rates on the valuation date.

Repurchase agreements: Repurchase agreements are short-term in nature, therefore the carrying value approximates fair value.

Valuation Hierarchy
The Company's financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100R, Fair Value. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with significant unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Level 1 - Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2 - Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument.  Such inputs include market interest rates and volatilities, spreads and yield curves.

Level 3 - Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement.  Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.

Fair Value Measurements
The following tables provide information about the Company’s financial assets and liabilities which are measured and reported at fair value in the balance sheets:

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets at fair value
Bonds	$—	$59,141	$5,629	$64,770
Preferred stocks	93,446	326,397	—	419,843
Common stocks - unaffiliated	20,965	276,904	7,386	305,255
Derivative assets:
Options	—	820,929	—	820,929
Interest rate swaps	926	—	—	926
Total return swaps	—	17,139	—	17,139
Futures	67,200	—	—	67,200
Currency swaps	—	109,861	—	109,861
Forwards	—	308,492	—	308,492
Swaptions	—	19,212	—	19,212
Equity Warrants	—	387	—	387
Separate account assets - group annuity	12,148	243,217	1,934	257,299
Separate account assets - index-linked products	1,804	35,313	—	37,117
Separate account assets - variable products	—	26,089	—	26,089
Total assets at fair value	$196,489	$2,243,081	$14,949	$2,454,519
Liabilities at fair value
Derivative liabilities:
Options	$—	$86,005	$—	$86,005
Interest rate swaps	498	56	—	554
Futures	16	—	—	16
Currency swaps	—	99,177	—	99,177
Forwards	—	239,382	—	239,382
Separate account liabilities - group annuity	—	43,598	—	43,598
Separate account liabilities - index-linked products	—	4,924	—	4,924
Separate account liabilities - variable products	—	26,080	—	26,080
Total liabilities at fair value	$514	$499,222	$—	$499,736

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Assets at fair value
Bonds	$—	$29,568	$4,958	$34,526
Preferred stocks	13,077	360,902	—	373,979
Common stocks - unaffiliated	—	146,249	59,236	205,485
Derivative assets:
Options	—	323,926	—	323,926
Interest rate swaps	1,264	—	—	1,264
Futures	28,577	—	—	28,577
Currency swaps	—	138,019	—	138,019
Forwards	—	457,191	—	457,191
Separate account assets - group annuity	—	318,075	5,501	323,576
Separate account assets - index-linked products	—	38,107	—	38,107
Separate account assets - variable products	—	22,584	—	22,584
Total assets at fair value	$42,918	$1,834,621	$69,695	$1,947,234
Liabilities at fair value
Derivative liabilities:
Options	$—	$105,690	$—	$105,690
Interest rate swaps	887	33	—	920
Total return swaps	—	2,690	—	2,690
Currency swaps	—	17,036	—	17,036
Forwards	—	178,770	—	178,770
Separate account liabilities - group annuity	—	18,863	—	18,863
Separate account liabilities - index-linked products	—	1,157	—	1,157
Separate account liabilities - variable products	—	22,583	—	22,583
Total liabilities at fair value	$887	$346,822	$—	$347,709

The methodologies and inputs utilized in estimating the fair values of assets and liabilities measured and reported at fair value are reliant on the assumptions used. Fair value estimates are based on quoted market prices and commercially available vendor prices, when available. When those prices are not available, fair value is generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates the fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve some level of management estimation and judgment which may become significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect risk inherent in a particular methodology, model or input employed. For further discussion regarding which financial instruments are included at each applicable level, please refer to the “Fair Value of All Financial Instruments” section below.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

Level 3 Reconciliation
The following tables summarize the changes in assets and liabilities classified as Level 3:

	Year Ended December 31, 2023
	Beginning				Total Gains	Total Gains				Total Ending
	Balance at		Transfers	Transfers	(Losses)	(Losses)				Balance at
	January 1,		into	out of	Included in	Included in				December 31,
	2023		Level 3	Level 3	Net Income	Surplus	Purchases	Sales	Settlements	2023
Assets
Bonds	$4,958		$2,897	$(1,832)	$186	$(1,231)	$651	$—	$—	$5,629
Common stocks	59,236		—	—	34,640	(41,425)	—	(45,065)	—	7,386
Separate account assets - group annuity	5,501		—	(2,562)	80	(1,085)	—	—	—	1,934
Total assets	$69,695	69695	$2,897	$(4,394)	$34,906	$(43,741)	$651	$(45,065)	$—	$14,949

	Year Ended December 31, 2022
	Beginning			Total Gains	Total Gains				Total Ending
	Balance at	Transfers	Transfers	(Losses)	(Losses)				Balance at
	January 1,	into	out of	Included in	Included in				December 31,
	2022	Level 3	Level 3	Net Income	Surplus	Purchases	Sales	Settlements	2022
Assets
Bonds	$13,050	$35,065	$(24,743)	$(4,339)	$(13,541)	$—	$—	$(534)	$4,958
Common stocks	26,944	6,806	—	—	25,488	1	(3)	—	59,236
Separate account assets - index-linked products	—	14,402	—	2,870	(523)	12,276	(22,741)	(783)	5,501
Total assets	$96,061	$56,273	$(24,743)	$3,918	$7,812	$16,410	$(82,134)	$(3,902)	$69,695

Transfers
Transfers between fair value hierarchy levels are recognized at the end of the period in which the transfer occurs. Transfers into and out of Level 3 represent securities which are carried at lower of cost or fair value resulting in periodic transfers into and out of Level 3 financial instruments which are characterized as carried at fair value.
Fair Value of All Financial Instruments
The aggregate fair value of the Company’s financial instruments and the level within the fair value hierarchy are presented in the following tables and with the related admitted values. Pursuant to SSAP No.100R, insurance contracts (other than deposit-type contracts) and affiliated common stocks have been excluded.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

	December 31, 2023
	Aggregate	Admitted					Not Practicable
Type of Financial Instrument	Fair Value	Value	NAV[1]	Level 1	Level 2	Level 3	(Carrying Value)
Assets
Bonds	$72,106,089	$75,192,880	$—	$2,851,148	$56,245,632	$13,009,309	$—
Preferred stock	1,136,368	1,135,318	—	93,446	331,571	711,351	—
Common stocks - unaffiliated	305,255	305,255	—	20,965	276,904	7,386	—
Mortgage loans	34,894,898	36,697,631	—	—	—	34,894,898	—
Policy loans	145,757	145,757	—	—	145,757	—	—
Cash, cash equivalents and short-term investments	8,348,354	8,348,371	—	7,194,980	1,048,382	104,992	—
Derivative assets:
Options	3,499,379	1,935,759	—	—	3,499,379	—	—
Credit default swap	(629)	—	—	—	—	(629)	—
Interest rate swaps	(144,263)	926	—	(144,263)	—	—	—
Total return swaps	17,139	17,139	—	—	17,139	—	—
Futures	67,200	67,200	—	67,200	—	—	—
Currency swaps	260,877	263,308	—	—	260,877	—	—
Forwards	308,798	308,813	—	—	308,798	—	—
Swaptions	19,212	19,599	—	—	19,212	—	—
Equity warrants	387	—	—	—	387	—	—
Derivative collateral asset	648,531	648,531	—	648,531	—	—	—
Other invested assets	9,069,189	9,136,045	7,857,877	—	447,886	763,426
Separate account assets - variable products	26,089	26,089	—	—	26,089	—	—
Separate account assets - group annuity	43,247,159	46,691,591	1,682,394	1,970,628	29,863,029	9,731,108	—
Separate account assets - index-linked annuity	2,020,020	2,103,143	39,995	89,732	1,316,677	573,616	—
Total assets	$175,975,809	$183,043,355	$9,580,266	$12,792,367	$93,807,719	$59,795,457	$—
Liabilities
Deposit-type contracts	$21,251,466	$22,129,932	$—	$—	$20,873,774	$377,692	$—
Derivative liabilities:
Options	101,750	91,756	—	—	101,750	—	—
Interest rate swaps	39,078	11,319	—	39,022	56	—	—
Futures	16	16	—	16	—	—	—
Currency swaps	707,404	443,877	—	—	707,404	—	—
Forwards	242,365	241,707	—	—	242,365	—	—
Derivative and other collateral	3,297,800	3,297,800	—	3,297,800	—	—	—
Repurchase agreements	2,347,935	2,347,935	—	—	2,347,935	—	—
Separate account liabilities - funding agreements	5,701,053	5,833,936	—	—	5,701,053	—	—
Separate account liabilities - group annuity deposit-type contracts	9,514	9,769	—	—	—	9,514	—
Separate account liabilities - index-linked products derivatives	9,480	8,573	—	—	9,480	—	—
Separate account liabilities - group annuity derivatives	190,541	188,488	—	—	190,541	—	—
Total liabilities	$33,898,402	$34,605,108	$—	$3,336,838	$30,174,358	$387,206	$—
[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

	December 31, 2022
	Aggregate	Admitted					Not Practicable
Type of Financial Instrument	Fair Value	Values	NAV[1]	Level 1	Level 2	Level 3	(Carrying Value)
Assets
Bonds	$51,583,662	$56,759,865	$—	$1,402,192	$42,131,664	$8,049,806	$—
Preferred stock	375,047	375,054	—	13,077	361,970	—	—
Common stocks - unaffiliated	205,485	205,485	—	—	146,249	59,236	—
Mortgage loans	19,570,303	21,418,511	—	—	—	19,570,303	—
Policy loans	152,681	152,681	—	—	152,681	—	—
Cash, cash equivalents and short-term investments	5,709,234	5,709,330	—	3,812,443	1,860,703	36,088	—
Derivative assets:
Options	1,222,752	1,284,048	—	—	1,222,752	—	—
Credit default swaps	(1,037)	—	—	—	—	(1,037)	—
Interest rate swaps	(217,645)	1,264	—	(217,612)	(33)	—	—
Futures	28,577	28,577	—	28,577	—	—	—
Currency swaps	440,313	345,202	—	—	440,313	—	—
Forwards	457,191	457,191	—	—	457,191	—	—
Derivative collateral asset	726,764	726,764	—	726,764	—	—	—
Other invested assets	7,524,283	7,598,765	6,602,572	—	282,946	638,765	—
Separate account assets - variable products	22,584	22,584	—	—	22,584	—	—
Separate account assets - group annuity	33,067,925	37,674,331	1,190,084	544,531	23,818,430	7,514,880	—
Separate account assets - index-linked annuity	1,370,116	1,524,564	35,709	85,023	943,492	305,892	—
Total assets	$122,238,235	$134,284,216	$7,828,365	$6,394,995	$71,840,942	$36,173,933	$—
Liabilities
Deposit-type contracts	$17,034,810	$18,498,699	$—	$—	$16,654,169	$380,641	$—
Derivative liabilities:
Options	113,342	115,044	—	—	113,342	—	—
Interest rate swaps	68,138	18,982	—	68,105	33	—	—
Total return swaps	2,689	2,689	—	—	2,689	—	—
Currency swaps	885,727	454,463	—	—	885,727	—	—
Forwards	178,770	178,770	—	—	178,770	—	—
Derivative and other collateral	1,516,669	1,528,330	—	1,516,669	—	—	—
Repurchase agreements	3,216,199	3,216,199	—	—	3,216,199		—
Separate account liabilities - funding agreements	3,247,660	3,328,301	—	—	3,247,660	—	—
Separate account liabilities - group annuity deposit-type contracts	10,169	10,297	—	—	—	10,169	—
Separate account liabilities - index-linked products derivatives	220	1,440	—	—	220	—	—
Separate account liabilities - group annuity derivatives	121,074	127,564	—	—	121,074	—	—
Total liabilities	$26,395,467	$27,480,778	$—	$1,584,774	$24,419,883	$390,810	$—
[1] Investments measured at NAV as a practical expedient in determining fair value have not been classified in the fair value hierarchy.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Bonds, preferred stocks, unaffiliated common stocks, cash equivalents, short-term investments, and other invested assets (surplus notes): Bonds and unaffiliated common stock classified as Level 1 use quoted prices on an active exchange. Bonds, preferred stocks, cash equivalents, short-term investments, and surplus notes (included in other invested assets) classified as Level 2 are valued by commercially available vendors using observable inputs or inputs which can be corroborated by market data. Unaffiliated common stocks classified as Level 2 includes FHLB stock, which is carried at fair value and presumed to be at par value because it can only be redeemed by the bank. Bonds, short-term investments and unaffiliated common stock classified as Level 3 are valued using broker quotes or internal models containing significant unobservable inputs.

Mortgage loans: Mortgage loans classified as Level 3 are primarily valued based on estimated net cash flows to maturity, discounted at a rate based on the loan’s remaining weighted average life and credit quality, which contains significant unobservable inputs.

Policy loans: The fair value of policy loans classified as Level 2 is equal to the carrying value of the loans, which are collateralized by the cash surrender value of the associated insurance contract.

Cash, cash equivalents, short-term investments, and derivative collateral asset and liability: The fair value of cash, short-term investments (excluding those short-term investments classified as Level 2 described above), and derivative collateral (which is held entirely in cash) classified as Level 1 are valued using quoted market prices and carrying value approximates fair value.

Derivative assets and derivative liabilities: Derivatives classified as Level 1 are valued using quoted market prices on active exchanges. Derivatives classified as Level 2 are valued based on broker quotes corroborated through internal modeling using market observable data. Derivatives classified as Level 3 are valued utilizing non-corroborated broker quotes or internal modeling containing significant unobservable inputs.

Other invested assets (excluding surplus notes): For fixed-rate and variable-rate investments included in other invested assets classified as Level 3, fair value approximates the carrying value in the accompanying balance sheets. Certain assets included within other invested assets classified as Level 3 are valued based on cost. Joint venture and partnership interests included within other invested assets are not classified in the fair value hierarchy and are measured at NAV, which is the practical expedient in determining fair value. NAV is adjusted for contribution and distribution activity to roll forward the NAV to the balance sheet date. At December 31, 2023, the Company's general and separate accounts have $6,096,426 unfunded commitments to invest in these joint venture and partnership interests.

Separate account assets - variable products: Separate account assets classified as Level 2 are valued based on the fair value of the underlying funds.

Separate account assets - group annuity and index-linked annuity: Separate account assets classified as Level 1, 2 and 3 or included in the NAV column are valued using the same fair value assumptions and methods utilized in the general account.
Deposit-type contracts (including separate account group annuity and funding agreements): Deposit-type contracts classified as Level 3 include SPIA and supplemental contracts. Fair value of SPIA and supplemental contracts, including separate account group annuity contracts, are calculated by discounting best estimate cash flows based on market interest rate assumptions. Fair value of the funding agreements are calculated by discounting future cash flows using market rates on the valuation date, and are classified as Level 2.

Repurchase agreements - The carrying value of the repurchase agreements liability approximates fair value and is reported as Level 2.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
7.    Reinsurance
Reinsurance allows life insurance companies to share risk on a case-by-case or aggregated basis with other insurance and reinsurance companies.  The Company generally reinsures the majority of in force and all future annuity business, after the impacts of all other reinsurance are applied, on a quota share modified coinsurance basis to Athene Annuity Re Ltd. (AARe), an affiliated reinsurer domiciled in Bermuda. Under modified coinsurance, all assets and liabilities are retained by the ceding company, and the reinsurer is required to indemnify the ceding company on the reinsurer’s share of the assets and liabilities.  In addition, any life insurance blocks previously written by the Company are generally sold or completely reinsured to another life insurance company.
The Company’s ceded reinsurance arrangements reduced certain items in the accompanying financial statements for the years ended December 31, 2023, 2022 and 2021, by the following amounts:

	2023	2022	2021
Premiums	$37,613,682	$25,797,657	$18,903,748
Policy and contract liabilities	17,480,620	17,950,401	18,466,904
Life insurance in force ceded under risk sharing arrangements at December 31, 2023 and 2022, totaled $9,707,216 and $11,130,958, respectively. The Company enters into trust agreements with reinsurers as security in support of the reserves ceded to these reinsurers.

The Company recorded reinsurance recoveries in the amount of $4,023,955, $3,233,357, and $2,441,441 during 2023, 2022, and 2021, respectively.

The following table illustrates the amounts the Company assumed under reinsurance treaties for the years ended December 31, 2023, 2022, and 2021:

	2023	2022	2021
Premiums	$1,356,272	$203,644	$10,533
Policy and contract liabilities	1,722,785	360,907	187,900

Gains on cession of in force blocks of business are to be accounted for in accordance with Appendix A-791 of the NAIC Accounting Practices and Procedures Manual which requires that any increase in surplus (net of federal income tax) resulting from reinsurance agreements entered into or amended which involve the reinsurance of business issued prior to the effective date of the agreements shall be deferred and identified separately as a surplus item by the ceding company.  Subsequent recognition of the surplus increase as income shall be reflected on a net of tax basis as earnings emerge from the business reinsured. Based on the emergence of earnings of previous reinsurance of in force blocks of business in 2023, 2022 and 2021, $8,223, $7,265, and $12,567, respectively, was amortized into income.

The Company is liable for the portion of the policies reinsured under each of its existing reinsurance agreements in the event the assuming companies are unable to pay their portion of any reinsured claim. Management believes that any liability from this contingency is unlikely. The Company evaluates the financial condition of its reinsurers and monitors concentration of credit risk. The Company is not aware of any issues surrounding the financial condition of its reinsurers that would have a material impact on the Company.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Annuity Reinsurance
The Company entered into a modified coinsurance agreement effective January 1, 2023 with AARe pursuant to which it cedes an 80% quota share of certain of the Company’s retail annuity business issued on or after January 1, 2023. Modified coinsurance reserves ceded to AARe under this agreement were $27,362,798 as of December 31, 2023.
The Company entered into a modified coinsurance agreement effective January 1, 2023 with AARe, pursuant to which it cedes a quota share of certain funding agreements issued after the effective date of the treaty. There was no business ceded through this reinsurance agreement as of December 31, 2023.
The Company entered into a modified coinsurance agreement effective January 1, 2023 with AARe, pursuant to which it cedes a quota share of certain pension group annuity business issued after the effective date of the treaty. Modified coinsurance reserves ceded to AARe were $1,123,953 as of December 31, 2023.

Effective June 12, 2023, the Company entered into a coinsurance agreement with USAA Life Insurance Company (USAA) to assume a quota share of multi-year guaranteed annuities issued by USAA on or after the effective date of the treaty. Effective August 21, 2023, an amendment was made to the existing treaty to assume a quota share of fixed indexed annuities issued by USAA on or after the effective date of the amended treaty. The Company retrocedes 80% of this block of business to AARe under an existing modified coinsurance treaty. Assumed reserves were $1,067,563 at December 31, 2023 of which $854,050 represented modified coinsurance reserves ceded to AARe at December 31, 2023.

The Company entered into a coinsurance agreement on October 1, 2016 with Hannover Life Reassurance Company of America.  The agreement cedes 80% of the guaranteed lifetime withdrawal benefit rider on 2016 through 2024 sales of certain fixed indexed annuity products, with an option to extend reinsurance to 2025 sales. Effective July 1, 2023, the Company amended the coinsurance agreement to include a 6% quota share of all benefits not already covered by the original agreement. On the effective date, the Company recognized a reserve credit of $284,216 equal to the difference between the existing reserves on in force policies ceded to Hannover and the reserve calculated under the amended agreement. As this amended agreement covers business issued prior to the effective date, the initial $34,484 after-tax gain net of affiliated reinsurance impacts was recognized directly into surplus and will be amortized into income in accordance with Appendix A-791 of the NAIC Accounting Practices and Procedures Manual. The Company has recognized a reserve credit of $2,000,736 and $969,570 for this agreement as of December 31, 2023 and 2022, respectively. In addition, the Company maintains a liability equal to $307,204 and $219,179 as of December 31, 2023 and 2022, respectively, which is reported within other reinsurance liability on the balance sheets.

Effective July 1, 2022, the Company entered into a quota share coinsurance agreement with Protective Life Insurance Company (Protective) to assume a quota share of fixed indexed annuities and multi-year guaranteed annuities issued by Protective on or after the effective date of the treaty. The Company also entered into a retrocession modified coinsurance agreement with AARe effective July 1, 2022 to cede 80% of this block of business to AARe. Assumed reserves were $496,597 and $194,319 at December 31, 2023 and 2022, respectively, of which $397,277 and $155,455 represented modified coinsurance reserves ceded to AARe at December 31, 2023 and 2022, respectively.

Effective January 1, 2022, the Company entered into a modified coinsurance agreement with AARe, pursuant to which it cedes a quota share, specified by the Company, of certain of the Company’s retail annuity business issued on or after the effective date through December 31, 2022. This treaty is applied after the impacts of third party reinsurance. Modified coinsurance reserves were $2,809,858 and $2,858,748 as of December 31, 2023 and 2022, respectively.

Effective January 1, 2022, the Company recaptured a modified coinsurance agreement from Transamerica Life Insurance Company that ceded a block of annuity policies. The modified coinsurance reserves recaptured were $72,098 as of January 1, 2022.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

Effective June 1, 2020, the Company entered into a modified coinsurance agreement with AARe to cede a quota share of all in force and certain future funding agreements in both the general and separate accounts. Modified coinsurance reserves for this agreement were $20,827,061 and $15,015,784 as of December 31, 2023 and 2022, respectively.

Effective June 1, 2020, the Company entered into another modified coinsurance agreement with AARe to cede a quota share of certain future funding agreements. Modified coinsurance reserves for this agreement were $6,745,712 and $6,410,450 as of December 31, 2023 and 2022, respectively.

Effective July 1, 2019, the Company entered into a modified coinsurance agreement with AARe to cede 80% of certain index-linked deferred annuity business issued on or after the effective date of the treaty. The agreement is on a modified coinsurance basis, under which the Company retains the reserves and supporting assets relating to this business. These reserves and assets are held in a separate account and the reinsurance is recorded in the corresponding separate account. Modified coinsurance reserves for this agreement were $2,158,926 and $1,211,381 as of December 31, 2023 and 2022, respectively.

Effective April 1, 2019, the Company entered into a modified coinsurance agreement with AARe to cede 80% of certain PGA business issued on or after the effective date of the treaty.  The agreement is on a modified coinsurance basis, under which the Company retains the reserves and supporting assets relating to this business.  These reserves and assets are held in one or more separate accounts and the reinsurance is recorded in the corresponding separate account.  Modified coinsurance reserves for this agreement were $6,955,829 and $6,358,958 as of December 31, 2023 and 2022, respectively.

Effective January 1, 2018, the Company entered into a modified coinsurance agreement with AARe to cede 80% quota share of certain PGA business issued on or after April 1, 2017. The agreement is on a modified coinsurance basis, under which the Company retains the reserves and supporting assets relating to this business. These reserves and assets are held in one or more separate accounts and the reinsurance is recorded in the corresponding separate account. Modified coinsurance reserves at December 31, 2023 and 2022 were $28,199,262 and $23,254,337, respectively.

Effective January 1, 2018, the Company entered into a modified coinsurance agreement with AARe to cede 80% of all fixed spread annuity and fixed spread life insurance business in force as of October 1, 2013.  Modified coinsurance reserves at December 31, 2023 and 2022 were $536,554 and $602,700, respectively.

The Company entered into a modified coinsurance agreement on January 1, 2018 with AARe. The agreement ceded 80% of all in force and future annuity business after the effective date of the treaty through December 31, 2022. This treaty was applied after the impacts of all other reinsurance agreements were applied. Modified coinsurance reserves at December 31, 2023 and 2022 were $43,526,658 and $47,972,191, respectively.

The Company entered into a coinsurance agreement on January 1, 2018 with AADE. The agreement ceded 50% of all retail annuity business issued on or after the effective date of the treaty through December 31, 2021. This treaty is applied after the impacts of third party reinsurance. Effective January 1, 2022, the Company recaptured the payout annuities ceded to AADE under this reinsurance agreement. Coinsurance reserves for the payout annuities recaptured by the Company were $135,359 as of January 1, 2022. The Company recognized a reserve credit of $11,481,397 and $12,885,544 for this agreement as of December 31, 2023 and 2022, respectively.

The Company entered into a reinsurance agreement on August 30, 2013 with STAR, an affiliated reinsurer. The agreement ceded, through coinsurance, all annuity contracts issued by the Company (and its predecessor by merger, Aviva Life Insurance Company) to Aviva London Assignment Corporation, a former affiliated entity. The Company has taken a reserve credit of $1,015,748 and $1,041,743 for this agreement as of December 31, 2023 and 2022, respectively.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Life Reinsurance
The Company entered into a reinsurance agreement on December 15, 2011 with Athene Re IV, an affiliated reinsurer. The agreement ceded, through funds withheld coinsurance, all policy liabilities of the regulatory closed block of the former AmerUs Life Insurance Company, a predecessor of the Company (the Closed Block). The Closed Block consists of participating whole life insurance, term life insurance, and dividend-paying universal life insurance. The Closed Block was formed on June 30, 1996 for the protection of dividend interests on dividend-paying policies. The formation of the Closed Block coincided with AmerUs Life’s reorganization into a mutual holding company whereby AmerUs Life became a stock life insurance company, initially owned by American Mutual Holding Company. The Company has taken a reserve credit of $1,284,026 and $1,326,999 for this agreement as of December 31, 2023 and 2022, respectively. Funds held under reinsurance with unauthorized reinsurers for this agreement was $1,218,094 and $1,247,875 as of December 31, 2023 and 2022, respectively.

The Company entered into an assumption reinsurance agreement on October 1, 2013 with Accordia Life and Annuity Company (Accordia). The agreement ceded, through coinsurance, all open block life insurance contracts issued by the Company, with the exception of Enhanced Guarantee universal life insurance products. The Company has taken a reserve credit of $1,070,152 and $1,068,413 for this agreement as of December 31, 2023 and 2022, respectively. The AmerUs Life Insurance Company regulatory closed block has been ceded to Accordia (net of existing reinsurance) under this reinsurance agreement. As of December 31, 2023 and 2022, the aforementioned reinsurance between the Company and Athene Re IV remains in place, resulting in no amounts ceded to Accordia.
The Company entered into a reinsurance agreement on October 1, 2013 with Accordia. The agreement ceded, through coinsurance, all policy liabilities of the former Indianapolis Life Insurance Company regulatory closed block. The Company has taken a reserve credit of $548,119 and $570,132 for this agreement as of December 31, 2023 and 2022, respectively.
During 2023 and 2022, the Company novated approximately 148 and 1,266 life policies, respectively, with statutory policy reserves of $1,148 and $63,750, respectively, to Accordia. These policies were previously 100% ceded to Accordia through the open block assumption reinsurance agreement discussed above, and therefore the novation and subsequent denovation had no impact on the Company’s balance sheet, income or capital and surplus position.

The Company cedes policies to Accordia and Athene Re IV, included in treaties noted above, that fall under the NAIC Term Life and Universal Life with Secondary Guarantees (XXX/AXXX) Credit for Reinsurance Model Regulation.  The primary securities backing the reinsurance contracts related to these policies are greater than or equal to required levels as set forth by Appendix A-785 of the NAIC Accounting Practices and Procedures Manual.

The Company's reinsurance agreements do not require disclosure under paragraphs 78 through 84 of SSAP No. 61R, Life, Deposit-Type and Accident and Health Reinsurance.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
8.    Life, Annuity and Deposit-Type Actuarial Reserves
Withdrawal characteristics of annuity and deposit-type actuarial reserves are as follows:
Individual Annuities

	December 31, 2023
		Separate	Separate
	General	Accounts with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$74,965,365	$—	$2,698,657	$77,664,022	71.1%
At book value, less surrender charge of 5% or more	9,761,817	—	—	9,761,817	8.9
At fair value	—	—	26,080	26,080	—
Total with market value adjustment or at fair value	84,727,182	—	2,724,737	87,451,919	80.0
At book value without adjustment (minimal or no charge or adjustment)	19,549,054	—	—	19,549,054	17.9
Not subject to discretionary withdrawal	2,297,308	—	—	2,297,308	2.1
Total (gross: direct + assumed)	106,573,544	—	2,724,737	109,298,281	100.0%
Less: Reinsurance ceded	(14,347,053)	—	—	(14,347,053)
Total (net)	$92,226,491	$—	$2,724,737	$94,951,228

The amount included above in the at book value, less surrender charge of 5% or more line that will move to the at book value without adjustment line in the year subsequent to the balance sheet date is $747,790.

	December 31, 2022
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$50,774,882	$—	$—	$50,774,882	64.7%
At book value, less surrender charge of 5% or more	3,243,974	—	1,514,226	4,758,200	6.1
At fair value	—	—	22,583	22,583	—
Total with market value adjustment or at fair value	54,018,856	—	1,536,809	55,555,665	70.8
At book value without adjustment (minimal or no charge or adjustment)	20,534,557	—	—	20,534,557	26.2
Not subject to discretionary withdrawal	2,367,279	—	—	2,367,279	3.0
Total (gross: direct + assumed)	76,920,692	—	1,536,809	78,457,501	100.0%
Less: Reinsurance ceded	(14,737,113)	—	—	(14,737,113)
Total (net)	$62,183,579	$—	$1,536,809	$63,720,388

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Group Annuities

	December 31, 2023
		Separate	Separate
	General	Accounts with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$103,354	$2,885,937	$—	$2,989,291	6.5%
At book value, less surrender charge of 5% or more	30,349		—	30,349	0.1
Total with market value adjustment or at fair value	133,703	2,885,937	—	3,019,640	6.6
At book value without adjustment (minimal or no charge or adjustment)	857,223	110,935	—	968,158	2.0
Not subject to discretionary withdrawal	—	42,342,165	—	42,342,165	91.4
Total (gross: direct + assumed)	990,926	45,339,037	—	46,329,963	100.0%
Less: Reinsurance ceded	—	—	—	—
Total (net)	$990,926	$45,339,037	$—	$46,329,963

	December 31, 2022
		Separate	Separate
	General	Accounts with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Subject to discretionary withdrawal:
With market value adjustment	$116,646	$2,155,789	$—	$2,272,435	6.0%
At book value, less surrender charge of 5% or more	33,514		—	33,514	0.1
Total with market value adjustment or at fair value	150,160	2,155,789	—	2,305,949	6.1
At book value without adjustment (minimal or no charge or adjustment)	985,068	93,819	—	1,078,887	2.8
Not subject to discretionary withdrawal	—	34,756,715	—	34,756,715	91.1
Total (gross: direct + assumed)	1,135,228	37,006,323	—	38,141,551	100.0%
Less: Reinsurance ceded	—	—	—	—
Total (net)	$1,135,228	$37,006,323	$—	$38,141,551

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Deposit-Type Contracts (no life contingencies)

	December 31, 2023
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Not subject to discretionary withdrawal	$22,352,139	$5,843,704	$—	$28,195,843	100.0%
Total (gross: direct + assumed)	22,352,139	5,843,704	—	28,195,843	100.0%
Less: Reinsurance ceded	(222,207)	—	—	(222,207)
Total (net)	$22,129,932	$5,843,704	$—	$27,973,636

	December 31, 2022
		Separate	Separate
	General	Account with	Account Non-		Percentage
	Account	Guarantees	Guaranteed	Total	of Total
Not subject to discretionary withdrawal	$18,659,910	$3,338,598	$—	$21,998,508	100.0%
Total (gross: direct + assumed)	18,659,910	3,338,598	—	21,998,508	100.0%
Less: Reinsurance ceded	(161,211)	—	—	(161,211)
Total (net)	$18,498,699	$3,338,598	$—	$21,837,297

A reconciliation of total annuity and deposit-type actuarial reserves is as follows:

	December 31,
	2023	2022
General Account:
Annuity reserves	$92,969,598	$63,055,727
Supplementary contracts with life contingencies	247,819	263,080
Deposit-type contracts	22,129,932	18,498,699
Separate Accounts:
Annuity reserves	48,063,773	38,543,132
Deposit-type contracts	5,843,705	3,338,598
Total annuity and deposit-type actuarial reserves	$169,254,827	$123,699,236

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
Account value, cash value and reserves for life insurance by withdrawal characteristics is as follows:

	December 31, 2023
	General Account
	Account	Cash
	Value	Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$—	$1,558,381	$1,709,362
Universal life	300,378	297,074	294,249
Universal life with secondary guarantees	6,100	5,750	38,779
Indexed universal life	196,559	194,170	168,390
Indexed universal life with secondary guarantees	248,826	242,131	616,550
Other permanent cash value life insurance	19,642	19,642	19,807
Not subject to discretionary withdrawal or no cash values:
Term Policies without cash value	—	—	22,384
Accidental death benefits	—	—	133
Disability - active lives	—	—	4,513
Disability - disabled lives	—	—	9,147
Miscellaneous reserves	—	—	75,298
Total (gross: direct + assumed)	771,505	2,317,148	2,958,612
Less: Reinsurance ceded	(719,197)	(2,267,412)	(2,905,524)
Total (net)	$52,308	$49,736	$53,088

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

	December 31, 2022
	General Account
	Account	Cash
	Value	Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$—	$1,624,937	$1,694,602
Universal life	317,544	314,943	310,900
Universal life with secondary guarantees	6,885	6,329	37,359
Indexed universal life	205,366	201,962	172,030
Indexed universal life with secondary guarantees	253,779	244,336	593,677
Other permanent cash value life insurance	20,095	20,095	20,281
Not subject to discretionary withdrawal or no cash values:
Term Policies without cash value	—	—	30,429
Accidental death benefits	—	—	145
Disability - active lives	—	—	5,211
Disability - disabled lives	—	—	9,693
Miscellaneous reserves	—	—	147,781
Total (gross: direct + assumed)	803,669	2,412,602	3,022,108
Less: Reinsurance ceded	(747,278)	(2,358,074)	(2,964,858)
Total (net)	$56,391	$54,528	$57,250

A reconciliation of total life actuarial reserves, net of reinsurance, is as follows:

	December 31,
	2023	2022

Life insurance	$51,365	$40,142
Accidental death benefits	1	1
Disability - active lives	(2)	—
Disability - disabled lives	39	16
Miscellaneous reserves	1,685	17,091
Total life actuarial reserves	$53,088	$57,250

As of December 31, 2023 and 2022, the Company had insurance in force of $1,345,999 and $1,465,707, respectively, for which the gross premiums were less than the net premiums according to the standard of valuation set by the State of Iowa. Reserves to cover this shortfall in premium were $29,140 and $102,868 at December 31, 2023 and 2022, respectively.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
9.    Borrowed Money and Funding Agreements

Effective May 1, 2021, the Company entered into an unsecured revolving promissory note (the Promissory Note), with AUSA and certain of AUSA’s other subsidiaries, pursuant to which the Company and other borrower parties thereto may borrow up to $200,000 from AUSA. The Promissory Note has a 5-year term and was approved by the Iowa Department. Interest shall accrue on the principal balance from time to time outstanding at a rate per annum equal to 2.085%. The Company shall pay such interest in arrears quarterly on the last day of each March, June, September and December, on any day any portion of the principal balance is repaid or prepaid. During November 2022, $200,000 was drawn under the Promissory Note by the Company and repaid during December 2022. No amounts were drawn during the year ended December 31, 2023. Interest expense of $0, $255, and $0 was incurred by the Company during the years ended December 31, 2023, 2022 and 2021.

The Company has entered into a purchase agreement, pursuant to which Athene Global Funding, a special-purpose non-affiliated statutory-trust, may offer senior secured medium-term notes under a funding agreement backed notes (FABN) program. The authorized program amount of $35,000,000 may be increased from time to time, subject to compliance with the relevant provisions of the amended and restated purchase agreement currently in effect. Athene Global Funding uses the net proceeds from the sale of each series of medium-term notes to purchase one or more funding agreements issued from the Company and AADE.

During 2020, the Company established a secured funding agreement backed repurchase agreement (FABR) program, in which a special-purpose, unaffiliated entity entered into repurchase agreements with a bank and the proceeds of the repurchase agreements were used by the special purpose entity to purchase funding agreements from the Company.

Through its membership in the FHLB, the Company is eligible to borrow under fixed or floating rate short-term arrangements to provide additional liquidity. Total available borrowings are determined by the amount of collateral pledged, but cannot exceed 20% to 40% of the Company’s total assets dependent upon the internal credit rating. These borrowings are accounted for as borrowed money under SSAP No. 15, Debt and Holding Company Obligations. During 2023, the Company borrowed no amounts in the general and separate accounts. During November 2022, the Company borrowed $800,000 with an interest rate of 4.0% under the FHLB short-term arrangement. The borrowing was repaid during December 2022. The Company borrowed $470,000 and $145,000 in the general account in April 2021 and October 2021, respectively. The borrowings were repaid in April 2021 and December 2021, respectively, and carried an interest rate of 0.3%, with interest due at maturity. The Company incurred interest expense of $0, $2,563, and $151 during 2023, 2022 and 2021, respectively.

The Company has issued funding agreements to the FHLB in exchange for cash advances in both the general account and the separate account. FHLB funding agreements held in the separate account have a principal balance of $5,931,200 and $3,406,200 at December 31, 2023 and 2022, respectively. There are no FHLB funding agreements held in the general account as of December 31, 2023 and 2022.

As part of these agreements, the Company holds $10,000 in FHLB Class B Membership Stock and $266,904 in FHLB Activity Stock in the general account. The Class B Membership Stock is not eligible for redemption. The FHLB funding agreements in the separate account are collateralized by general account assets with a book adjusted carrying value of $15,670,550 and $8,457,467 and fair value of $14,437,459 and $7,400,549 at December 31, 2023 and 2022, respectively.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
The following table presents the outstanding funding agreement contracts issued by the Company:

	December 31,
	2023			2022
	Fixed	Floating	Total	Fixed	Floating	Total
Funding Agreements
FABN	$13,529,953	$2,838,693	$16,368,646	$13,046,455	$2,834,665	$15,881,120
FHLB	4,901,200	1,030,000	5,931,200	2,326,200	1,080,000	3,406,200
FABR	—	5,500,000	5,500,000	—	2,500,000	2,500,000
Total	$18,431,153	$9,368,693	$27,799,846	$15,372,655	$6,414,665	$21,787,320

The weighted average interest rate on all funding agreements was 3.70% and 2.67% at December 31, 2023 and 2022, respectively.

The reserve established by the Company for FHLB funding agreements held in the separate account was $5,833,936 and $3,328,301 at December 31, 2023 and 2022, respectively. These are included in separate account liabilities on the balance sheets. The reserve established by the Company for general account funding agreements was $21,738,837 and $18,097,933 at December 31, 2023 and 2022, respectively, which was reported as deposit-type contracts on the balance sheets. The Company uses the funding agreements funds in an investment spread strategy. As such, the Company applies SSAP No. 52, Deposit Type Contracts, accounting treatment to these funds, consistent with its other deposit-type contracts. It is not part of the Company's strategy to utilize these funds for operations, and any funds obtained for use in general operations would be accounted for consistent with SSAP No. 15 as borrowed money.

The Company incurred interest expense of $577,445, $277,311, and $87,421 on funding agreements in the general account and $186,087, $64,905, and $40,374 on the funding agreements in the separate account during the years ended December 31, 2023, 2022 and 2021, respectively.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
The scheduled maturities of the funding agreements are as follows:

2024	$6,176,276
2025	2,508,832
2026	2,462,531
2027	4,171,257
2028	8,785,627
Thereafter	3,695,323
Total	$27,799,846

As discussed in Note 7, the Company's funding agreements are ceded to AARe under modified coinsurance reinsurance agreements.

10.    Federal Income Taxes
The Company is included in a consolidated federal income tax return with an affiliated company, Athene USA Corporation. The Company has a written agreement approved by the Company’s Board of Directors, which sets forth the manner in which the total combined federal income tax is allocated to each entity which is a party to the consolidation. Allocation of tax benefits is based on separate returns. Losses are paid at the time they can be used in the consolidated return. Intercompany tax balances are settled quarterly.

In August 2022, the US government enacted legislation commonly known as the Inflation Reduction Act of 2022 (Act). The Act imposes a corporate alternative minimum tax (CAMT) on certain large corporations based on adjusted financial statement income. The CAMT goes into effect for tax years beginning after December 31, 2022. The Company is an applicable reporting entity with tax allocation agreement exclusions.

Current income taxes incurred consist of the following major components:

	Years Ended December 31,
	2023	2022	2021

Federal income tax expense (benefit) on operations	$369,757	$123,846	$62,449
Federal income tax expense (benefit) on net realized capital gain (loss)	(2,091)	49,448	201,124
Federal income tax expense (benefit) on operations - prior period	50,392	—	—
Total current federal income tax expense (benefit)	$418,058	$173,294	$263,573
The Company determines admitted DTAs under paragraph 11 of SSAP No. 101, which allows a DTA to be admitted where existing deductible temporary differences are expected to be realized within three years of the balance sheet date. DTAs are limited to:
1.The amount of federal capital gains taxes paid in prior years that can be recovered through capital loss carrybacks, not to exceed three years, including any amounts established in accordance with the provision of SSAP No. 5R, Liabilities, Contingencies and Impairments of Assets.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
2.If risk-based capital thresholds described in paragraph 11.b. of SSAP No. 101 are exceeded, paragraph 11.b.i. allows a reporting entity to admit DTAs that are expected to be realized within three years of the balance sheet date, subject to a 15% limitation of adjusted capital and surplus described in paragraph 11.b.ii. Since the Company’s Risk-Based Capital Authorized Control Level without regard to admitted DTAs is greater than 300%, the applicable period is three years and the applicable percentage is 15% as of December 31, 2023, plus
3.Any remaining DTAs can be offset against existing DTLs after due consideration of character and reversal patterns of temporary differences.
Adjusted gross DTAs exceeding the above limitations are nonadmitted.
Pursuant to SSAP No. 101, paragraph 7.e., gross DTAs are reduced by a statutory valuation allowance adjustment if it is more likely than not that some portion or all of the gross DTAs will not be realized. The Company expects to fully realize all of its DTAs. As of December 31, 2023 and 2022, the Company has not established a valuation allowance against DTAs.
The admitted DTAs are summarized as follows:

	December 31,
	2023		2022
	Limitation	Admitted	Limitation	Admitted

Admitted pursuant to 11.a. - loss carrybacks		$—		$—
Realization per 11.b.i. - applicable period limitation	$673,470		$110,681
Realization per 11.b.ii. - applicable percentage limitation	375,115		293,487
Admitted pursuant to lesser of 11.b.i. or 11.b.ii - realization test		375,115		110,681
Admitted pursuant to 11.c. - DTL offset		367,940		326,220
Total admitted adjusted gross DTA		$743,055		$436,901

The Authorized Control Level Risk-Based Capital (excluding DTAs) percentage used for determining the above applicable period limitation and applicable percentage limitation was 719% and 754% for the years ended December 31, 2023 and 2022, respectively.
The Company's tax planning strategy includes the use of reinsurance.
During 2023, the Company asserted a tax planning strategy to restructure certain reinsurance agreements from modified coinsurance to coinsurance funds withheld. This tax planning strategy allows the Company to admit deferred tax assets related to reserves that were previously nonadmitted.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

The following summarizes the impact of tax planning strategies on DTAs:

	2023		2022		Change
	Ordinary	Capital	Ordinary	Capital	Ordinary	Capital
Impact of Tax Planning Strategies
1) Adjusted Gross DTAs	$1,155,040	$9,031	$678,898	$—	$476,142	$9,031
2) Adjusted gross DTAs (% of total adjusted gross DTAs)	—%	—%	—%	—%	—%	—%
3) Net admitted adjusted DTAs	$743,055	$—	$436,901	$—	$306,154	$—
4) Net admitted adjusted gross DTAs (% of total net admitted gross DTAs)	7.9%	—%	—%	—%	7.9%	—%
The tax effects of temporary differences that give rise to DTAs and DTLs are as follows:

	December 31, 2023			December 31, 2022			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
DTAs
Policyholder reserves	$852,809	$—	$852,809	$437,408	$—	$437,408	$415,401	$—	$415,401
Investments	103,142	9,031	112,173	138,181	—	138,181	(35,039)	9,031	(26,008)
Deferred acquisition costs	178,557	—	178,557	84,969	—	84,969	93,588	—	93,588
Policyholder dividends accrual	—	—	—	—	—	—	—	—	—
Fixed assets	3	—	3	—	—	—	3	—	3
Compensation and benefits accrual	53	—	53	46	—	46	7	—	7
Receivable nonadmitted	3,314	—	3,314	1,886	—	1,886	1,428	—	1,428
Other (Including items <5% of total ordinary tax assets)	17,162	—	17,162	16,408	—	16,408	754	—	754
Total gross DTAs	1,155,040	9,031	1,164,071	678,898	—	678,898	476,142	9,031	485,173
Nonadmitted DTAs	(411,985)	(9,031)	(421,016)	(241,997)	—	(241,997)	(169,988)	(9,031)	(179,019)
Admitted DTAs	743,055	—	743,055	436,901	—	436,901	306,154	—	306,154
DTLs
Investments	(165,064)	(131,208)	(296,272)	(127)	(223,242)	(223,369)	(164,937)	92,034	(72,903)
Deferred and uncollected premiums	(1,237)	—	(1,237)	(1,297)	—	(1,297)	60	—	60
Policyholder reserves	(70,431)	—	(70,431)	(101,539)	—	(101,539)	31,108	—	31,108
Fixed assets	—	—	—	(15)	—	(15)	15	—	15
Total DTLs	(236,732)	(131,208)	(367,940)	(102,978)	(223,242)	(326,220)	(133,754)	92,034	(41,720)
Net admitted DTA/(DTL)	$506,323	$(131,208)	$375,115	$333,923	$(223,242)	$110,681	$172,400	$92,034	$264,434

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
The change in net deferred income taxes is comprised of the following (this analysis is exclusive of the tax effect of unrealized capital gains and losses as the deferred taxes on unrealized gains and losses are reported separately from the change in net deferred income taxes in the statements of changes in capital and surplus):

	December 31,	December 31,
	2023	2022	Change

Adjusted gross deferred tax assets	$1,164,071	$678,898	$485,173
Total gross deferred tax liabilities	(367,940)	(326,220)	(41,720)
Adjusted deferred tax assets in excess of deferred tax liabilities	$796,131	$352,678	443,453
Tax effect of unrealized gains and losses			178,649
Change in net deferred income taxes			$622,102
Nonadmitted deferred tax assets increased $179,019 and $138,092 for the years ended December 31, 2023 and 2022, respectively.
No unrecognized DTL exists for temporary differences related to investments in foreign subsidiaries or foreign corporate joint ventures that are essentially permanent in duration.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
The provision for federal income tax incurred is different from that which would be obtained by applying the enacted federal income tax rate to income before taxes. The significant items causing these differences are as follows:

	Year Ended December 31, 2023		Year Ended December 31, 2022		Year Ended December 31, 2021
		Effective		Effective		Effective
	Amount	Tax Rate	Amount	Tax Rate	Amount	Tax Rate

Net gain (loss) from operations	$208,751		$(600,400)		$(158,905)
Realized capital gain (loss) on investments	(49,758)		509,158		155,479
Total statutory gain (loss)	$158,993		$(91,242)		$(3,426)
Statutory tax expense (benefit) at enacted rate	$33,388	21.0%	$(19,161)	21.0%	$(719)	21.0%
Permanent differences
Interest maintenance reserve	(5,104)	(3.2)	738	(0.8)	38,450	(1,122.3)
Nontaxable income	(1,502)	(1.0)	(877)	1.0	(676)	19.7
Nondeductible expenses	579	0.4	280	(0.3)	318	(9.3)
Nonadmitted assets	(1,959)	(1.2)	369	(0.4)	(2,390)	69.8
Affiliate expenses	2,486	1.6	(3,389)	3.7	4,534	(132.3)
Reinsurance adjustment A-791	5,515	3.5	(1,526)	1.7	(1,709)	49.9
Unrealized gain (loss) - options	70,900	44.6	(27,533)	30.2	22,199	(648.0)
Unrealized (gain) loss ceded	(231,022)	(145.3)	106,566	(116.8)	(19,756)	576.6
Specific reserves in surplus	(2,550)	(1.6)	(590)	0.6	193	(5.6)
Prior period adjustments	(13,465)	(8.5)	31,336	(34.3)	8,005	(233.7)
Corporate Owned Life Insurance	—	—	(1,331)	1.5	52,211	(1,524.0)
Tax credits	(61,310)	(38.6)	(58)	0.1	—	—
Total effective income tax expense (benefit)	$(204,044)	(128.3)%	$84,824	(92.8)%	$100,660	(2,938.2)%

Current federal income tax expense (benefit)	$367,666	231.3%	$173,294	(189.9)%	$263,573	(7,693.4)%
Current federal income tax expense (benefit) - prior period adjustments	50,392	31.7	—	0.0	—	0.0
Change in net deferred income tax	(622,102)	(391.3)	(88,470)	97.1	(162,913)	4,755.2
Total effective income tax expense (benefit)	$(204,044)	(128.3)%	$84,824	(92.8)%	$100,660	(2,938.2)%
The Company has no tax attributes to carry forward at December 31, 2023.

The Company has $0, $47,959, and $136,291 of federal capital gains tax from 2023, 2022 and 2021, respectively, available for recovery in the event of future capital losses. The Company has incurred no Repatriation Transition tax. The Company has no Alternative Minimum Tax Credit Carryforwards.
The Company entered into a supplemental tax allocation agreement with Athene Re IV, whereby the Company is obligated to perform all of Athene Re IV's tax obligations and is entitled to accept all of Athene Re IV's tax benefits. Accordingly, any current taxes payable or receivable by Athene Re IV are reflected by the Company. During 2023, 2022 and 2021, under the provisions of this agreement, $42 of tax expense was transferred from the Company, $175 of tax benefit was transferred to the Company and $176 of tax expense was transferred from the Company, respectively.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
In accordance with SSAP No. 101, the Company follows SSAP No. 5R to utilize a “more likely than not (likelihood of more than fifty percent)” approach to compute its liability for tax contingencies. No liability for tax contingencies has been recorded as the Company does not have any material items requiring establishment of a loss contingency reserve or disclosure under SSAP No. 5R. Interest and penalties associated with recognized tax contingencies would be recognized within the income tax expense line in the statements of operations. Accrued interest and penalties would be included in the related tax liability line in the balance sheets.

Federal income tax of $50,669 and $21,607 is due to affiliates at December 31, 2023 and 2022, respectively, pursuant to the Tax Allocation Agreement.

As of December 31, 2023 and 2022, the Company has no unrecognized deferred tax liabilities.

There were no deposits reported as admitted assets under Section 6603 of the Internal Revenue Code as of December 31, 2023 or 2022.

The following entities are included in the consolidated federal income tax return as of December 31, 2023:

Athene USA Corporation
Athene Annuity and Life Company
Athene Annuity & Life Assurance Company
Athene Annuity & Life Assurance Company of New York
Athene Annuity Re Ltd.
Athene Assignment Corporation
Athene Life Insurance Company of New York
Athene London Assignment Corporation
Athene Re USA IV, Inc.
Centralife Annuities Services, Inc
P.L. Assigned Services
Structured Annuity Reinsurance Company
The Company files income tax returns with the U.S. federal government and various U.S. state governments. The Company is a member of the AUSA consolidated group for all tax periods beginning January 1, 2019. The Company is not subject to U.S. federal and state examinations by tax authorities for years prior to 2020. The Company is not currently under audit by the IRS or any state taxing authority.

State Tax Credits
Carrying value of non-transferable state tax credits gross of any related tax liabilities and total unused state tax credits by state and in total are as follows:

	State	Carrying Value	Unused Amount

Guaranty fund assessment credits	Various	496	496
Total		$496	$496

The Company estimated the utilization of the remaining non-transferable state tax credits by projecting future premium taking into account policy growth and rate changes, projecting future tax liability based on projected premium, tax rates and tax credits, and comparing projected future tax liability to the availability of remaining state tax credits. The Company has no impairment losses and expects to fully realize all available state tax credits.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

11.    Premiums Due and Deferred

Deferred and uncollected life insurance premiums are summarized as follows:

	December 31, 2023			December 31, 2022
	Gross	Loading	Net	Gross	Loading	Net

Ordinary renewal	$4,190	$(1,698)	$5,888	$4,537	$(1,639)	$6,176

12.    Employee Benefit Plans
Defined Contribution Plan
The Company is allocated a portion of the costs related to a qualified defined contribution savings and retirement plan sponsored by AUSA. The plan is a qualified 401(k) plan covering officers and employees.  The plan provides non-discretionary company matching contributions.  Expenses allocated to the Company for AUSA's contributions amounted to $10,399, $7,313, and $6,918 for 2023, 2022 and 2021, respectively.

13.    Related-Party Transactions

The Company cedes a quota share of its annuity business to AARe and AADE, a quota share of its funding agreement business to AARe and 100% of the Closed Block liabilities to Athene Re IV. The Company cedes to STAR a 100% quota share of its benefits payable for all structured annuity contracts issued by the Company to Aviva London Assignment Corporation (an affiliated company prior to October 2, 2013). Refer to Note 7 for details on these reinsurance agreements.

The Company is party to an investment management agreement with Apollo Insurance Solutions Group, LP (ISG), under which ISG agrees to provide asset management services in exchange for management fees. ISG is a subsidiary of AGM. Pursuant to the agreement, the Company pays ISG 30 basis points per annum on the Company’s managed assets. The Company incurred expenses on its general account and separate account assets of $430,025, $312,331, and $250,221 in 2023, 2022 and 2021, respectively, under the agreement with ISG.

The Company is party to Shared Services and Cost Sharing Agreements with Athene Employee Services LLC (AES), ISG, AHL, AUSA, AADE and certain other affiliated companies pursuant to which each party thereto agreed to provide certain financial, legal and other services to the other parties. Under these agreements, the Company incurred expense of $368,369, $326,340, and $295,318 during 2023, 2022 and 2021, respectively.

Some employees of AES and the Company participate in one or more Share Award Agreements (the Agreements) sponsored by AHL for which the Company has no legal obligation. Salary expense of AES and the Company is partially allocated to the Company through the Shared Services Agreement. Under SSAP No. 104R, Share-Based Payments, the stock compensation expense associated with the Agreements that would have been allocated to the Company is required to be recorded as a capital contribution to the reporting entity. The Company has allocated the stock compensation expense associated with the Agreements based on the same methodology as the Shared Services Agreement. In accordance with SSAP No. 104R, the Company incurred expense and recorded a capital contribution under the Agreements totaling $47,603, $23,854, and $15,707 in 2023, 2022 and 2021, respectively, which includes amounts contributed by the Company to downstream insurance subsidiaries.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
All intercompany balances shown as payable to or receivable from parent, subsidiaries and affiliates are settled within 90 days of their incurrence under the terms of the intercompany expense sharing agreements. These payables and receivables are presented on a net basis within the accompanying balance sheets when right of offset exists with a particular counterparty.

During the second quarter of 2022, the Company contributed its equity interests in 76 partnership investments to Apollo Aligned Alternatives, L.P. (AAA), in exchange for a 69% partnership interest in AAA with an aggregate value of $5,598,882 as of June 30, 2022. AAA is a strategic alternative investment vehicle designed to include investment by affiliated and unaffiliated insurers and other investors, with each investor having pro rata exposure to the underlying investments. The partnership is managed by an affiliate of the Company. Under the terms of the partnership agreement, the Company has the right to require distribution of its pro rata portion of underlying assets and direct such assets to be liquidated. Subsequent to June 30, 2022, the Company contributed an additional $110,554 of partnerships and sold $349,415 of partnerships to AAA in 2022. In 2023, the Company contributed an additional $48,403 of partnerships and sold $160,000 of partnerships to AAA.

During 2023 and 2022, the Company contributed $50,626 and $189,000, respectively, to non-AAA affiliated partnership investments and received distributions of $78,974 and $66,598, respectively, from non-AAA affiliated partnership investments in the normal course of business.

During 2023 and 2022, the Company transferred $237,914 and $86,129, respectively, of bonds to AARe in association with reinsurance settlements. These investments were included within bonds on the accompanying balance sheets. All transactions were based on the fair value of the assets at the transaction date.

Pursuant to the terms of a tax indemnification agreement entered into for the 2013 tax year, the indirect parent, AUSA, was responsible for indemnifying the Company for additional tax expense incurred during 2021 related to the 2013 tax year. AUSA paid these taxes on behalf of the Company resulting in a $27,216 contribution to capital in 2021.

During February 2022, the Company received a $175,294 capital contribution from its parent, AADE. This capital contribution was accrued at December 31, 2021 as a $175,000 receivable from parent with a corresponding increase in gross paid-in and contributed surplus. In accordance with SSAP No. 72, Surplus and Quasi-Reorganizations, capital contributions receivable that are satisfied with the receipt of cash or marketable securities prior to the filing of the annual statement shall be treated as a Type I subsequent event and considered an admitted asset based on evidence of collection and approval of the domiciliary commissioner.

During February 2023, the Company received a $100,000 capital contribution from its parent, AADE. This capital contribution was accrued at December 31, 2022 as a $100,000 receivable from parent with a corresponding increase in gross paid in and contributed surplus. In accordance with SSAP No. 72, Surplus and Quasi Reorganizations, capital contributions receivable that are satisfied with the receipt of cash or marketable securities prior to the filing of the annual statement shall be treated as a Type I subsequent event and considered an admitted asset based on evidence of collection and approval of the domiciliary commissioner.

In addition to the accrued capital contributions and stock compensation described above, during 2023 and 2022, the Company received $1,516,321 and $1,275,000, respectively, of assets in kind and cash capital contributions from its parent, AADE.

As of December 31, 2023 and 2022, the Company holds $6,602,885 and $5,421,994, respectively, of other invested assets representing holdings of affiliated partnership investments. The Company also had $10,709,848 and $7,284,757 of affiliated bond holdings, and $881,076 and $1,313,855 of affiliated mortgage loans on real estate as of December 31, 2023 and 2022, respectively.

During 2023 and 2022, the Company recaptured, amended, and entered into new reinsurance agreements with affiliates. See Note 7 for the details of those changes.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

14.    Separate Accounts

The Company maintains five separate account arrangements:
Separate Account – Funding Agreements: This separate account contains funding agreements issued to the FHLB. These funding agreements are secured by assets in the Company's general account. The funding agreements may not be accelerated by the holder unless there is a default under the agreement, but the Company may retire the funding agreement policies at any time.

ALAC Separate Account I: This separate account consists of individual variable annuities of a non-guaranteed return nature. Net investment experience is credited directly to the policyholder and can be positive or negative, as determined by the performance or fair value of the investments held. These variable annuities generally provide an incidental death benefit of the greater of account value or premium paid. The assets and liabilities of these accounts are carried at fair value. No new variable annuity policies related to the ALAC Separate Account I are being issued.
Group Annuity Separate Accounts: This contains separate accounts which support annuities payable under group fixed annuity contracts issued to various employers, or trusts established by such employers, in respect of those employers' pension plans. The assets and liabilities of these separate accounts are carried at the same basis as the general account. During 2023 and 2022, the Company's general account contributed $140,000 and $0, respectively, to Group Annuity Separate Accounts. The group fixed annuity contracts obligate the Company’s general account to make annuity payments if the separate account is not able to do so.

Index-Linked Deferred Annuity Separate Accounts: These separate accounts support registered index-linked deferred annuity contracts issued by the Company.  The assets and liabilities are carried at the same basis as the general account. During 2023, the Company's general account withdrew $24,602 from the index-linked deferred annuity separate accounts. During 2022, the Index-Linked Deferred Annuity Separate Account repaid $20,000 of seed money plus $1,594 of interest to the Company's general account. The Company’s general account has guaranteed the amounts under the index-linked deferred annuity contracts, to the extent not covered by the assets in the separate account.
Private Placement Variable Annuity Separate Account: This separate account reports private placement variable deferred annuities issued by the Company to qualified purchasers. The assets of this separate account are carried at fair value. Net investment experience is credited directly to the policyholder and can be positive or negative, as determined by the performance or fair value of the investments held.
The Company’s general account has not paid toward separate account guarantees during the last 5 years.
To compensate the general account for the risk taken, the Company's separate accounts have paid risk charges during the last 5 years as follows:

2023	$22,954
2022	$19,408
2021	$12,823
2020	$7,339
2019	$5,573

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
The separate account assets legally insulated from the general account is as follows:

	December 31, 2023		December 31, 2022
		Not		Not
	Legally	Legally	Legally	Legally
	Insulated	Insulated	Insulated	Insulated
Separate Account - Funding Agreements	$—	$67,124	$—	$31,589
ALAC Separate Account I	23,229	—	22,584	—
Group Annuity Separate Accounts	48,339,698	—	38,742,420	—
Index-Linked Deferred Annuity Separate Accounts	3,240,256	—	2,050,133	—
Private Placement Variable Annuity Separate Account	2,860	—	—	—
Total separate account assets	$51,606,043	$67,124	$40,815,137	$31,589

Information regarding the separate accounts of the Company is as follows:

		Nonindexed	Nonindexed	Non-
		Guaranteed	Guaranteed	Guaranteed
		Less Than/	More	Separate
	Indexed	Equal to 4%	Than 4%	Accounts	Total
Premiums, considerations or deposits
for year ended December 31, 2023	$170,022	$750,000	$4,502,270	$2,767	$5,425,059

Balances at December 31, 2023
For accounts with assets at
Fair value	—	—	—	26,080	26,080
Amortized cost	2,698,657	26,483,994	24,698,747	—	53,881,398
Total reserves	2,698,657	26,483,994	24,698,747	26,080	53,907,478
By withdrawal characteristics
Subject to discretionary withdrawal
With market value adjustment	2,698,657	2,885,937	—	—	5,584,594
At book value without market value adjustment and with current surrender charge of 5% or more	—	—	—	—	—
At fair value	—	—	—	26,080	26,080
At book value without market value adjustment and with current surrender charge less than 5%	—	110,935	—	—	110,935
Not subject to discretionary withdrawal	—	23,487,122	24,698,747	—	48,185,869
Total reserves	$2,698,657	$26,483,994	$24,698,747	$26,080	53,907,478
Interest maintenance reserve					19,688
Other transfers to general account due or accrued					(5,831,626)
Other amounts payable on reinsurance					2,254,832
Other					308,668
Total separate account liabilities					$50,659,040

Net transfers to or (from) separate accounts	$453,888	$—	$1,350,089	$(966)	$1,803,011

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)

		Nonindexed	Nonindexed	Non-
		Guaranteed	Guaranteed	Guaranteed
		Less Than/	More	Separate
	Indexed	Equal to 4%	Than 4%	Accounts	Total
Premiums, considerations or deposits
for year ended December 31, 2022	$180,550	$475,000	$3,119,002	$18	$3,774,570

Balances at December 31, 2022
For accounts with assets at
Fair value	—	—	—	22,583	22,583
Amortized cost	1,514,226	28,270,278	12,074,643	—	41,859,147
Total reserves	1,514,226	28,270,278	12,074,643	22,583	41,881,730
By withdrawal characteristics
Subject to discretionary withdrawal
With market value adjustment	—	2,155,789	—	—	2,155,789
At book value without market value adjustment and with current surrender charge of 5% or more	1,514,226	—	—	—	1,514,226
At fair value	—	—	—	22,583	22,583
At book value without market value adjustment and with current surrender charge less than 5%	—	93,819	—	—	93,819
Not subject to discretionary withdrawal	—	26,020,670	12,074,643	—	38,095,313
Total reserves	$1,514,226	$28,270,278	$12,074,643	$22,583	41,881,730
Interest maintenance reserve					18,008
Other transfers to general account due or accrued					(3,391,683)
Other amounts payable on reinsurance					1,157,352
Other					301,993
Total separate account liabilities					$39,967,400

Net transfers to or (from) separate accounts	$55,142	$—	$1,683,155	$(2,188)	$1,736,109

		Nonindexed	Nonindexed	Non-
		Guaranteed	Guaranteed	Guaranteed
		Less Than/	More	Separate
	Indexed	Equal to 4%	Than 4%	Accounts	Total
Year Ended December 31, 2021
Premiums, considerations or deposits	$114,266	$3,094,667	$—	$49	$3,208,982

Net transfers to or (from) separate accounts	$194,220	$2,423,585	$—	$(5,980)	$2,611,825

A reconciliation of combined net transfers to or (from) separate accounts is as follows:

	Years Ended December 31,
	2023	2022	2021

Transfers to separate accounts	$2,199,375	$2,346,936	$2,820,342
Transfers from separate accounts	(396,364)	(610,827)	(208,517)
Net transfers to or (from) separate accounts	1,803,011	1,736,109	2,611,825
Other adjustments	345	331	(4)
Transfer to separate account, net, as reported in the
Statements of Operations	$1,803,356	$1,736,440	$2,611,821

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
15.    Commitments and Contingencies

The Company has unfunded commitments in certain investments in the general and separate accounts totaling $16,594,989 at December 31, 2023.

Effective July 31, 2019, the Company entered into a Capital Maintenance Agreement to provide capital support to its wholly owned subsidiary, AANY, such that the Company has agreed to maintain AANY’s total adjusted capital in an amount at least equal to 300% of AANY’s company action level risk-based capital. Also, effective July 31, 2019, the Company entered into an agreement to guarantee payment of all amounts due from its subsidiary, AANY, to the contract and certificate holders under the terms of a group annuity contract issued by AANY during August 2019.  Given the current capital level of AANY, the likelihood of payment by the Company under the terms of these agreements is remote.

On October 22, 2020, the Company entered into an Assignment Agreement with AANY pursuant to which the Company assigned all rights and obligations related to certain individuals entitled to annuity payments from existing PGA business. In the remote scenario and only to the extent AANY is unable to perform its obligations to New York residents entitled to payments under the existing assigned PGA transactions, the Company will be required to satisfy any of the remaining obligations.

Fiduciary or Best Interest Standards - The U.S. Securities and Exchange Commission (SEC), Department of Labor (DOL), NAIC, and several states have taken action or are exploring options around a fiduciary standard or best interest standard that may impact the Company and its subsidiaries. If these rules do not align, the distribution of products by the Company and its subsidiaries could be further complicated.

On June 5, 2019, the SEC adopted a rulemaking package designed to enhance the quality and transparency of retail investors’ relationships with investment advisers and broker-dealers. The rulemaking package included: Regulation Best Interest - the Broker-Dealer Standard of Conduct; the new Form CRS Relationship Summary; and two separate interpretations under the Investment Advisers Act of 1940. The heightened requirements for broker-dealers and investment advisers apply to recommendations and sales of variable and other registered insurance and annuity products. The Company believes the Regulation and the interpretations of the Regulation may impact the distribution of its subsidiaries' products through third party broker-dealers that distribute the products to retail customers.

On February 13, 2020, the NAIC adopted the Suitability in Annuity Transactions Model Regulation (SAT), which places responsibilities upon issuing insurance companies with respect to the suitability of annuity sales, including responsibilities for training agents. In addition the SAT incorporates a “best interest” or similar standard with respect to the suitability of annuity sales. A producer is considered to have acted in the best interest of the customer if they have satisfied certain prescribed obligations regarding care, disclosure, conflict of interest and documentation. State adoption of these revisions, and any future changes in such laws and regulations, may impact the way our US insurance subsidiaries market and sell their annuity products. Forty states, including Iowa, have adopted and six more are in the process of adopting a version of the amended SAT that includes a best interest standard. On July 22, 2018, separate and apart from the NAIC, the NYDFS issued amendments to its SAT regulation to incorporate a “best interest” standard with respect to the suitability of life insurance and annuity sales. The amendments made by NYDFS are currently the subject of litigation. Other states could also adopt a “best interest” or other standard separate from the NAIC’s SAT. Future changes in such laws and regulations, including those that impose a “best interest” standard, may impact the way the Company and its subsidiaries market and sell annuity products.

In April 2016, the DOL issued regulations expanding the definition of “investment advice” and broadening the circumstances under which distributors and manufacturers of insurance and annuity products could be considered “fiduciaries” and subject to certain standards in providing advice. These regulations were vacated effective June 2018. Thereafter, the DOL issued regulatory action to address the vacated definition and to reinstate the pre-2016

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
regulatory definition of fiduciary advice on December 15, 2020. In the preamble to Prohibited Transaction Exemption (PTE) 2020-02, however, the DOL announced a new interpretation of parts of the regulation that broadens the circumstances under which producers, including insurance producers, could be considered fiduciaries under ERISA in connection with recommendations to “rollover” assets from a qualified retirement plan to an IRA or from an IRA to another IRA. For this purpose, “IRA” includes individual retirement annuities. This guidance reverses an earlier DOL interpretation suggesting that rollover advice by someone who was not already a fiduciary to a plan did not constitute investment advice giving rise to a fiduciary relationship. In connection with the broadened application of the fiduciary definition, the DOL’s PTE 2020-02 allows fiduciaries to receive compensation in connection with providing investment advice, including advice about rollovers, that would otherwise be prohibited as a result of their fiduciary relationship to the ERISA Plan, a participant in the ERISA Plan, or an IRA owner. On November 3, 2023, the Department of Labor published proposed amendments to the fiduciary rule and certain prohibited transaction exemptions, including PTE 84-24 and PTE 2020-02. The public comment period for the latest proposed rule ended on January 2, 2024. The DOL will need to review all submitted comments and make necessary updates, if any, prior to issuing a final rule. Until there is more certainty as to the final version of the rule, we are unable to determine any potential business impact.

In addition to the cases previously discussed, the Company is routinely involved in litigation and other proceedings, reinsurance claims and regulatory proceedings arising in the ordinary course of its business. At present, no contingencies related to pending litigation and regulatory matters are considered material in relation to the financial position of the Company.

Estimates of possible losses or ranges of losses for particular matters cannot, in the ordinary course, be made with a reasonable degree of certainty. It is possible that the Company’s results of operations or cash flow in a particular quarterly or annual period could be materially adversely affected by an ultimate unfavorable resolution of pending litigation and regulatory matters.

16.    Capital and Surplus

The Company is subject to limitations, imposed by the State of Iowa, on the payment of dividends to its stockholder. Generally, dividends during any year may not be paid, without prior regulatory approval, in excess of the greater of (1) ten percent of the Company’s paid-in and unassigned surplus as of the preceding December 31, or (2) the Company’s net gain from operations before net realized capital gains on investments for the preceding year. Based on December 31, 2023 results, the Company may not declare or pay dividends without approval in 2024. The Company did not declare or pay dividends during the years ended 2023 and 2022.

In connection with the acquisition of AUSA during 2013, AHL entered into a Net Worth Maintenance Agreement to provide capital support to the Company such that AHL is obligated to maintain the Company’s capital and surplus in an amount sufficient to maintain the Company’s Total Adjusted Capital to be at least 200% of Company Action Level Risk-Based Capital (RBC).  The agreement also provides that the Company will not pay any dividends if such dividends would cause the Company Action Level RBC ratio to fall below 200%.

Effective January 30, 2020, AADE entered into a Capital Maintenance Agreement to provide capital support to the Company, in an amount sufficient to satisfy the insurance laws of the State of New Jersey, in order to obtain authority for the Company to issue registered index-linked annuities in New Jersey. The agreement will remain in effect for ten years.

Life insurance companies are subject to certain RBC requirements as specified by the NAIC. Under those requirements, the amount is to be determined based on the various risk factors related to the Company. At December 31, 2023 and 2022, the Company exceeds all control levels of the RBC requirements.

Athene Annuity and Life Company
Notes to Financial Statements – Statutory-Basis
December 31, 2023, 2022 and 2021
(Dollars in thousands)
During 2023 and 2022, the Company received and made capital contributions. See Note 13 for additional details regarding capital contributions.

During 2017, $1,502,316 of the Company's surplus was reset under SSAP No. 72, Surplus and Quasi-Reorganizations, as a reclassification of unassigned surplus to paid-in surplus. In accordance with SSAP No. 72, the Company is required to disclose this surplus reset for ten years following its effective date.
17.    Subsequent Events

The Company has evaluated subsequent events through March 29, 2024, the date that these financial statements were available to be issued.

18.    Reconciliation to the Statutory Annual Statement

During the preparation of the financial statements for the year ended December 31, 2020, the Company adjusted the carrying value of certain invested assets due to a change in valuation, which also resulted in an adjustment to federal income taxes impacting the 2021 financial statements. The following is a reconciliation of amounts previously reported to state regulatory authorities in the 2021 Annual Statement to those reported in these financial statements. There were no reconciling items in 2023 and 2022.

December 31,
2021
Net loss as reported in the Company's Annual Statement	$(181,549)
Overstatement of Federal income tax expense	7,993
Net loss as reported in the accompanying financial statements	$(173,556)

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.        Other Expenses of Issuance and Distribution
    The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees	$—
Printing and engraving	150,000.00
Accounting fees and expenses	375,000.00
Legal fees and expenses	200,000.00
Total Expenses (approximate)	$725,000.00
Item 14.        Indemnification
    Section 490.202 of the Iowa Business Corporation Act (the “IBCA” or the “Act”), provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Company or the shareholders, (3) a violation of Section 490.832 of the IBCA or (4) an intentional violation of criminal law.
    Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.
    In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director in connection with the proceeding who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA. Article XI.1 of the Bylaws of the Company provides for indemnification of Company directors, officers, employees, and agents against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition actually and reasonably incurred in connection with a proceeding.
    Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred in connection with the proceeding by a director who is a party to a proceeding because such person is a director if the director delivers a written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above. Article

XI.4 of the Bylaws of the Company provides for advancement of expenses actually incurred in advance of the final disposition of a proceeding within twenty calendar days after the receipt by the Company of a statement from the indemnified party requesting such advance that reasonably evidences the expenses incurred by the indemnified party, provided that the Company's obligation to pay such expenses is contingent upon the indemnified party providing any undertaking required by the IBCA.
    Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer. Article XI of the Bylaws of the Company apply equally to directors and officers of the Company as well as to employees and agents of the Company.
    As permitted by the Iowa state law:
    Article X of the Amended and Restated Articles of Incorporation of Athene Annuity and Life Company provides that:
    “A director of the Company shall not be personally liable to the Company or its shareholder for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Company or the shareholders; (3) a violation of Section 833 of the Iowa Business Corporation Act; or (4) an intentional violation of criminal law. If the Iowa Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment, automatically and without any further action, to the fullest extent permitted by law. Any repeal or modification of this Article by the shareholders of the Company shall be prospective only and shall not adversely affect any limitation on the personal liability or any other right or protection of a director of the Company with respect to any state of facts existing at or prior to the time of such repeal or modification.”
    The Amended and Restated Bylaws of Athene Annuity and Life Company (effective August 12, 2019) provide:
    In Article XI.1 that “To the fullest extent permitted by applicable law as then in effect, the Corporation (a) shall indemnify any person (the "Indemnitee”) who is or was involved in any manner (including without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer employee, agent, trustee, plan administrator or plan fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including without limitation, any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement or other disposition actually and reasonably incurred by the Indemnitee in connection with such Proceeding, and (b) shall indemnify each Indemnitee against all expenses (including attorneys’ fees actually and reasonably incurred by the Indemnitee in seeking to enforce its rights under this Article XI (by means of legal action or otherwise). Absent a court order to indemnify, the Corporation’s obligation for indemnification stated above is contingent upon satisfaction by the Indemnitee of the applicable indemnification standards required by the Act”; and
    In Article XI.4 “In furtherance and not in limitation of the foregoing provisions, all expenses (including attorneys’ fees) actually incurred by or on behalf of an Indemnitee in advance of the final disposition of a Proceeding shall be advanced to the Indemnitee by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee. The Corporation’s obligation to pay expenses pursuant to this Section shall be contingent upon the Indemnitee providing any undertaking required by the Act.”
    Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 15.        Recent Sales of Unregistered Securities
    Not applicable.
Item 16.        Exhibits and Financial Statement Schedules
    (a) Exhibits

1
Underwriting and Distribution Agreement, dated March 27, 2019, between Athene Annuity and Life Company and Athene Securities, LLC (incorporated by reference to Exhibit 1 to the Form POS AM filed on April 1, 2021 File No. 333-225544)

2	Not applicable
3.1	Amended and Restated Articles of Incorporation of Athene Annuity and Life Company (incorporated by reference to Exhibit 3.1 to the Form S-1 filed on June 8, 2018 File No. 333-225544)
3.2	Amended and Restated By-laws of Athene Annuity and Life Company (effective August 12, 2019) (incorporated by reference to Exhibit 3.2 to the POS AM filed on April 20, 2022 File No. 333-252851)
4.1	Form of Contract of Single Purchase Payment Index-Linked Deferred Annuity Contract (incorporated by reference to Exhibit 4.1 to the Form S-1 filed on April 1, 2019 File No. 333-225544)
4.2
Form of Application for Athene Amplify® Single Purchase Payment Index-Linked Deferred Annuity Contract (incorporated by reference to Exhibit 4.2 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

5	Opinion of Legal Counsel (incorporated by reference to Exhibit 5 to the Form POS AM filed on April 4, 2023 File No. 333-264102)
8	Not applicable
9	Not applicable
10.1.1
Shared Services and Cost Sharing Agreement, dated as of January 1, 2020, among Athene Employee Services, LLC, Athene USA Corporation, Athene Annuity & Life Assurance Company, Athene Annuity and Life Company, Athene London Assignment Corporation, Athene Assignment Corporation, Athene Re USA IV, Inc., Athene Securities, LLC, Athene Risk Aggregator, LLC, Athene Noctua, LLC and Athene Annuity Re Ltd. (incorporated by reference to Exhibit 10.1.2 to the Form POS AM filed on April 3, 2020 File No. 333-225544)

10.1.2
Amendment No. 1 to the Shared Services and Cost Sharing Agreement, dated as of January 1, 2020, among Athene Employee Services, LLC, Athene USA Corporation, Athene Annuity & Life Assurance Company, Athene Annuity and Life Company, Athene London Assignment Corporation, At Athene Assignment Corporation, Athene Re USA IV, Inc., Athene Securities, LLC, Athene Risk Aggregator, LLC, Athene Noctua, LLC and Athene Annuity Re Ltd

10.2.1
Shared Services and Cost Sharing Agreement, dated as of January 1, 2020, among Athene Employee Services, LLC, Athene Annuity and Life Company, P.L. Assigned Services, Inc., Athene Annuity & Life Assurance Company of New York and Athene Life Insurance Company of New York (incorporated by reference to Exhibit 10.1.2 to the Form S-1/A filed on December 3, 2021 File No. 333-252851)

10.2.2
Amendment No. 1 to the Shared Services and Cost Sharing Agreement, dated as of January 1, 2020, among Athene Employee Services, LLC, Athene Annuity and Life Company, P.L. Assigned Services, Inc., Athene Annuity & Life Assurance Company of New York and Athene Life Insurance Company of New York

10.3
Second Amended and Restated Master Sub-Advisory Agreement, effective as of October 1, 2019, among Athene Asset Management L.P., Apollo Capital Management, L.P., Apollo Global Real Estate Management, L.P., ARM Manager LLC, Apollo Longevity, LLC and Apollo Emerging Markets, LLC. (incorporated by reference to Exhibit 10.4.1 to the Form POS AM filed on April 3, 2020 File No. 333-225544)

10.4
Unsecured Revolving Promissory Note, dated as of May 1, 2021, among Athene USA Corporation, Athene Annuity & Life Assurance Company, Athene Annuity and Life Company and Athene Employee Services, LLC. (incorporated by reference to Exhibit 10.5 to the Form S-1 filed on December 3, 2021 File No. 333-252851)

10.5.1
Investment Management Agreement, dated as of October 2, 2013, by and between Aviva Life and Annuity Company (now known as Athene Annuity and Life Company) and Athene Asset Management LLC (incorporated by reference to Exhibit 10.7.1 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.5.2
Amendment One to Investment Management Agreement, effective November 1, 2015, between Athene Annuity and Life Company and Athene Asset Management, L.P. (incorporated by reference to Exhibit 10.7.2 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.6
Net Worth Maintenance Agreement, effective as of October 1, 2013, by Athene Holding, Ltd. for the benefit of Aviva Life and Annuity Company (now known as Athene Annuity and Life Company). (incorporated by reference to Exhibit 10.8 to the Form S-1 filed on April 1, 2019 File No. 333-225544)

10.7
Capital Maintenance Agreement, effective as of January 30, 2020, by Athene Annuity & Life Assurance Company for the benefit of Athene Annuity and Life Company. (incorporated by reference to Exhibit 10.8 to the Form POS AM filed on April 3, 2020 File No. 333-225544)

15	Not applicable
16	Not applicable
21	Subsidiaries of Registrant
22	Not applicable
23.1	Consent of Eversheds Sutherland (US) LLP
23.2	Consent of PricewaterhouseCoopers LLP regarding Athene Annuity and Life Company financial statements
23.3	Consent of Legal Counsel (included in Opinion of Legal Counsel incorporated by reference as Exhibit 5)
23.4	Consent of Deloitte & Touche LLP regarding Athene Annuity and Life Company financial statements
24	Powers of Attorney (incorporated by reference to Exhibit 24 to the Form S-1 filed on April 4, 2022 File No. 333-264102)
25	Not applicable
96	Not applicable
99	Not applicable
101	Not applicable
107	Registration Fee Table (incorporated by reference to Exhibit 107 to the Form S-1 filed on April 4, 2022 File No. 333-264102)
(b) Financial Statement Schedules are included in Part I of this Registration Statement.
Item 17.        Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
(a)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(b)To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(c)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a)Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(d)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on the [3rd] day of April, 2024.

Athene Annuity and Life Company
(Registrant)

By: /s/ Grant Kvalheim
Grant Kvalheim
Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grant Kvalheim	Chief Executive Officer and Director	April 3, 2024
Grant Kvalheim

/s/ Aaron Prieksat	Senior Vice President, US Controller	April 3, 2024
Aaron Prieksat	(Principal Financial Officer)

/s/ *	Director	April 3, 2024
Martin P. Klein*

/s/ Christopher R. Welp	Executive Vice President, Insurance Operations and Director	April 3, 2024
Christopher R. Welp

/s/ *	Director	April 3, 2024
Mitra Hormozi*

/s/ *	Director	April 3, 2024
Francis P. Sabatini*

/s/ *	Director	April 3, 2024
Hope S. Taitz*

/s/ *	Director	April 3, 2024
Lawrence J. Ruisi*

/s/ Blaine Doerrfeld	*Attorney-in-Fact pursuant to Power of Attorney	April 3, 2024
Blaine Doerrfeld